As filed with Securities and Exchange Commission on March 30, 2004
Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERCO

Co-registrants are listed on the following page
(Exact Name of Registrant as Specified in Its Charter)

Nevada	7510	86-0663060
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1325 Airmotive Way

Suite 100
Reno, Nevada 89502-3239
(775) 688-6300
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Gary V. Klinefelter General Counsel 1325 Airmotive Way, Suite 100 Reno, Nevada 89502-3239 (775) 688-6300	Copies to: Michael M. Donahey Snell & Wilmer L.L.P. One Arizona Center 400 East Van Buren Street Phoenix, Arizona 85004 (602) 382-6000

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the exchange offer pursuant to the registration rights agreement described in the enclosed prospectus have been satisfied or waived.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate	Amount of
Securities to be Registered	Registered	Note(1)	Offering Price(1)	Registration Fee

9.0% Second Lien Senior Secured Notes due 2009	$80,000,000	100%	$80,000,000	$10,136

Guarantees of 9.0% Second Lien Senior Secured Notes due 2009	$80,000,000	(2)	(2)	(2)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.
(2)	In accordance with Rule 457(n), no separate fee for the registration of the guarantees is required.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Co-Registrants(1)

Name of Each Co-Registrant	State or Other Jurisdiction of	I.R.S. Employer
as Specified in Its Charter	Incorporation or Organization	Identification No.

A&M Associates, Inc.	Arizona	86-0253155
Amerco Real Estate Company	Nevada	88-0210399
Amerco Real Estate Company of Alabama, Inc.	Alabama	86-0686822
Amerco Real Estate Company of Texas, Inc.	Texas	86-0655547
Amerco Real Estate Services, Inc.	Nevada	86-1021880
Eight PAC Company	Nevada	86-0783258
Eleven PAC Company	Nevada	86-0785559
EMove, Inc.	Nevada	86-1045323
Fifteen PAC Company	Nevada	86-0963486
Five PAC Company	Nevada	86-0782241
Four PAC Company	Nevada	86-0782240
Fourteen PAC Company	Nevada	86-0962242
Nationwide Commercial Co.	Arizona	92-0041014
Nine PAC Company	Nevada	86-0783259
One PAC Company	Nevada	88-0329217
PF&F Holdings Corporation	Delaware	11-3692160
Seven PAC Company	Nevada	86-0783257
Seventeen PAC Company	Nevada	86-1013484
Six PAC Company	Nevada	86-0781957
Sixteen PAC Company	Nevada	86-1003763
Ten PAC Company	Nevada	86-0783260
Three PAC Company	Nevada	88-0329219
Twelve PAC Company	Nevada	86-0787487
Two PAC Company	Nevada	88-0329218
U-Haul Business Consultants, Inc.	Arizona	93-0728694
U-Haul Co. of Alabama, Inc.	Alabama	86-0660623
U-Haul Co. of Alaska	Alaska	86-0219511
U-Haul Co. of Arizona	Arizona	86-0225558
U-Haul Co. of Arkansas	Arkansas	71-0414085
U-Haul Co. of California	California	94-1712079
U-Haul Co. (Canada) Ltd.	Ontario, Canada	119351-1
U-Haul Co. of Colorado	Colorado	84-0598433
U-Haul Co. of Connecticut	Connecticut	06-0861229
U-Haul Co. of District of Columbia, Inc.	District of Columbia	86-0670348
U-Haul Co. of Florida	Florida	59-1286753
U-Haul Co. of Georgia	Georgia	58-1083637
U-Haul of Hawaii, Inc.	Hawaii	99-0229610
U-Haul Co. of Idaho, Inc.	Idaho	86-0251185
U-Haul Co. of Illinois, Inc.	Illinois	36-3739811
U-Haul Co. of Indiana, Inc.	Indiana	35-1167767
U-Haul Co. of Iowa, Inc.	Iowa	86-0668997
U-Haul Co. of Kansas, Inc.	Kansas	48-0774691

i

Name of Each Co-Registrant	State or Other Jurisdiction of	I.R.S. Employer
as Specified in Its Charter	Incorporation or Organization	Identification No.

U-Haul Co. of Kentucky	Kentucky	61-0706271
U-Haul Co. of Louisiana	Louisiana	72-0687697
U-Haul Co. of Maine, Inc.	Maine	86-0669886
U-Haul Co. of Maryland, Inc.	Maryland	52-0900011
U-Haul Co. of Massachusetts and Ohio, Inc.	Massachusetts	86-0660629
U-Haul Co. of Michigan	Michigan	86-0660621
U-Haul Co. of Minnesota	Minnesota	41-0959566
U-Haul Co. of Mississippi	Mississippi	64-0479060
U-Haul Company of Missouri	Missouri	43-0949927
U-Haul Co. of Montana, Inc.	Montana	86-0286953
U-Haul Co. of Nebraska	Nebraska	42-0952173
U-Haul Co. of Nevada, Inc.	Nevada	88-0109786
U-Haul Co. of New Hampshire, Inc.	New Hampshire	01-0286482
U-Haul Co. of New Jersey, Inc.	New Jersey	86-0660628
U-Haul Co. of New Mexico, Inc.	New Mexico	86-0660619
U-Haul Co. of New York, Inc.	New York	14-1511505
U-Haul Co. of North Carolina	North Carolina	56-0945609
U-Haul Co. of North Dakota	North Dakota	41-0959486
U-Haul Co. of Oklahoma, Inc.	Oklahoma	73-0788273
U-Haul Co. of Oregon	Oregon	93-0581331
U-Haul Co. of Pennsylvania	Pennsylvania	06-1307074
U-Haul Co. of Rhode Island	Rhode Island	86-0660627
U-Haul Co. of South Carolina, Inc.	South Carolina	57-0522150
U-Haul Co. of South Dakota, Inc.	South Dakota	86-0669364
U-Haul Co. of Tennessee	Tennessee	62-0814808
U-Haul Co. of Texas	Texas	75-1316610
U-Haul Co. of Utah, Inc.	Utah	87-0285665
U-Haul Co. of Virginia	Virginia	54-0858070
U-Haul Co. of Washington	Washington	91-0853577
U-Haul Co. of West Virginia	West Virginia	55-0519098
U-Haul Co. of Wisconsin, Inc.	Wisconsin	39-1135417
U-Haul Co. of Wyoming, Inc.	Wyoming	86-0668320
U-Haul Inspections Ltd.	British Columbia, Canada
U-Haul International, Inc.	Nevada	86-0663060
U-Haul Leasing & Sales Co.	Nevada	88-0102705
U-Haul Self-Storage Corporation	Nevada	86-0740314
U-Haul Self-Storage Management (WPC), Inc.	Nevada	20-0615812
Web Team Associates, Inc.	Nevada	05-0581112
Yonkers Property Corporation	New York	86-0770762

(1)	The address, including zip code, and telephone number, including area code, of each co-registrant is 2727 N. Central Avenue, Phoenix, Arizona 85004, (775) 688-6300.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 30, 2004

PROSPECTUS

AMERCO

OFFER TO EXCHANGE

$80,000,000

AMERCO

9.0% Second Lien Senior Secured Notes due 2009
which have been registered under the Securities Act of 1933 and guaranteed fully and unconditionally by the subsidiary guarantors listed on pages (i) and (ii) of this prospectus for any and all of the outstanding AMERCO unregistered 9.0% Second Lien Senior Secured Notes due 2009

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK TIME, ON                     , 2004, UNLESS EXTENDED.

      We are offering to exchange up to $80,000,000 of our 9.0% Second Lien Senior Secured Notes due 2009 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended, for the identical principal amount of our outstanding unregistered 9.0% Second Lien Senior Secured Notes due 2009 (the “outstanding notes” or the “Series B Notes”). The aggregate principal amount at maturity of the outstanding notes, and therefore, the principal amount at maturity of exchange notes which would be issued if all the outstanding notes were exchanged, is $80,000,000. The terms of the exchange notes will be substantially identical with the terms of the outstanding notes, except that the issuance of the exchange notes is being registered under the Securities Act of 1933, and therefore the exchange notes will not be subject to the restrictions on transfer which apply to the outstanding notes.

      Prior to the exchange offer, there has been no public market for the exchange notes. We do not currently intend to list the exchange notes on a securities exchange or seek approval for quotation of the exchange notes on an automated quotation system. Therefore, it is unlikely that an active trading market for the exchange notes will develop.

      The exchange agent for the exchange offer is Wells Fargo Bank, N.A.

       See “Risk Factors,” which begin on page 13, for a discussion of certain factors that should be considered in evaluating the exchange offer.

       Neither the Securities and Exchange Commission nor any state securities commission approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

ADDITIONAL INFORMATION

      This prospectus incorporates important business and financial information about us that is not included in or delivered with the prospectus. This information is available without charge to security holders upon written or oral request. You may request a copy of this information, at no cost, by calling us or by writing to us at our principal executive offices in Nevada at the following address: AMERCO, 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239, Attention: Investor Relations. Our telephone number is (775) 688-6300. In order to obtain timely delivery, you must make your request no later than five business days before the expiration of the exchange offer. The exchange offer will expire on                     , 2004, unless extended.

      Our obligations under the Exchange Act to file periodic reports and other information with the SEC may be suspended, under certain circumstances, if our common stock and exchange notes are each held of record by fewer than 300 holders at the beginning of any fiscal year and are not listed on a national securities exchange. We have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the exchange notes remain outstanding we will furnish to the holders of the exchange notes, and if required by the Exchange Act, file with the SEC, all annual, quarterly and current reports that we are or would be required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. In addition, we have agreed that, as long as any of the outstanding notes remain outstanding, we will take such further action as any holder may reasonably request to enable such holder to sell exchange notes without registration under Rule 144(k) or Rule 144A of the Securities Act.

      No person has been authorized to give any information or to make any representations, other than those contained in this prospectus. If given or made, that information or those representations may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to or solicitation of any person in any jurisdiction in which such an offer or solicitation would be unlawful.

SUBSIDIARY GUARANTORS

A&M Associates, Inc.	U-Haul Co. of Iowa, Inc.
Amerco Real Estate Company	U-Haul Co. of Kansas, Inc.
Amerco Real Estate Company of Alabama, Inc.	U-Haul Co. of Kentucky
Amerco Real Estate Company of Texas, Inc.	U-Haul Co. of Louisiana
Amerco Real Estate Services, Inc.	U-Haul Co. of Maine, Inc.
Eight PAC Company	U-Haul Co. of Maryland, Inc.
Eleven PAC Company	U-Haul Co. of Massachusetts and Ohio, Inc.
EMove, Inc.	U-Haul Co. of Michigan
Fifteen PAC Company	U-Haul Co. of Minnesota
Five PAC Company	U-Haul Co. of Mississippi
Four PAC Company	U-Haul Company of Missouri
Fourteen PAC Company	U-Haul Co. of Montana, Inc.
Nationwide Commercial Co.	U-Haul Co. of Nebraska
Nine PAC Company	U-Haul Co. of Nevada, Inc.
One PAC Company	U-Haul Co. of New Hampshire, Inc.
PF&F Holdings Corporation	U-Haul Co. of New Jersey, Inc.
Seven PAC Company	U-Haul Co. of New Mexico, Inc.
Seventeen PAC Company	U-Haul Co. of New York, Inc.
Six PAC Company	U-Haul Co. of North Carolina
Sixteen PAC Company	U-Haul Co. of North Dakota
Ten PAC Company	U-Haul Co. of Oklahoma, Inc.
Three PAC Company	U-Haul Co. of Oregon

i

SUBSIDIARY GUARANTORS — (Continued)

Twelve PAC Company	U-Haul Co. of Pennsylvania
Two PAC Company	U-Haul Co. of Rhode Island
U-Haul Business Consultants, Inc.	U-Haul Co. of South Carolina, Inc.
U-Haul Co. of Alabama, Inc.	U-Haul Co. of South Dakota, Inc.
U-Haul Co. of Alaska	U-Haul Co. of Tennessee
U-Haul Co. of Arizona	U-Haul Co. of Texas
U-Haul Co. of Arkansas	U-Haul Co. of Utah, Inc.
U-Haul Co. of California	U-Haul Co. of Virginia
U-Haul Co. (Canada) Ltd.	U-Haul Co. of Washington
U-Haul Co. of Colorado	U-Haul Co. of West Virginia
U-Haul Co. of Connecticut	U-Haul Co. of Wisconsin, Inc.
U-Haul Co. of District of Columbia, Inc.	U-Haul Co. of Wyoming, Inc.
U-Haul Co. of Florida	U-Haul Inspections Ltd.
U-Haul Co. of Georgia	U-Haul International, Inc.
U-Haul of Hawaii, Inc.	U-Haul Leasing & Sales Co.
U-Haul Co. of Idaho, Inc.	U-Haul Self-Storage Corporation
U-Haul Co. of Illinois, Inc.	U-Haul Self-Storage Management (WPC), Inc.
U-Haul Co. of Indiana, Inc.	Web Team Associates, Inc.
Yonkers Property Corporation

ii

PROSPECTUS SUMMARY

      The following summary highlights selected information contained elsewhere in this prospectus and may not contain all of the information that is important to you. This summary is not complete and does not contain all of the information you should consider before investing in the notes. For a more complete understanding of this exchange offer, we encourage you to read this entire document and the documents to which we have referred you.

The Company

      AMERCO, a Nevada corporation (AMERCO), is the holding company for U-Haul International, Inc. (U-Haul), Amerco Real Estate Company (Real Estate), Republic Western Insurance Company (RepWest) and Oxford Life Insurance Company (Oxford). Throughout this prospectus, unless the context otherwise requires, the term “Company” refers to AMERCO and all of its legal subsidiaries. AMERCO’s executive offices are located at 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239, and the telephone number is (775) 688-6300. As used in this prospectus, all references to a fiscal year refer to AMERCO’s fiscal year ended March 31 of that year. RepWest and Oxford are consolidated on the basis of calendar years ended December 31. Accordingly, all references to the years 2002, 2001 and 2000 for RepWest and Oxford correspond to AMERCO’s fiscal years 2003, 2002 and 2001, respectively. The Company has four industry segments represented by Moving and Storage Operations (U-Haul), Real Estate, Property and Casualty Insurance (RepWest) and Life Insurance (Oxford). See Note 22 of Notes to Consolidated Financial Statements included in this prospectus for financial information regarding the industry segments and geographic areas.

      SAC Holding Corporation and SAC Holding Corporation II, Nevada corporations (collectively, SAC Holdings), are the holding companies for several individual corporations that own self-storage properties managed by AMERCO subsidiaries in the ordinary course of business. The Company has made significant loans to SAC Holdings and is entitled to participate in certain SAC Holdings’ excess cash flows (after senior debt service). Mark V. Shoen, a significant shareholder of AMERCO and executive officer of U-Haul, owns through its parent company substantially all of the equity interest of SAC Holdings. The Company does not have an equity ownership interest in SAC Holdings, except for minority investments made by RepWest and Oxford in a SAC Holdings-controlled limited partnership, which holds Canadian self-storage properties. SAC Holdings is not a legal subsidiary of AMERCO. The Company is not liable for the debts of SAC Holdings. U-Haul currently manages the properties owned by SAC Holdings under management agreements and receives a management fee. SAC Holdings operates in one business segment — moving and storage operations. For financial reporting purposes, SAC Holdings is consolidated in our consolidated financial statements.

      We are the largest do-it-yourself moving and storage company in North America. Since 1945, our moving and self-storage subsidiary, U-Haul, has developed the most recognized brand in the rental of trucks, trailers and support items to the do-it-yourself moving customer. We are the leading “one-stop shop” for customers’ residential moving and self-storage needs. As of March 31, 2003, U-Haul moving equipment was available for rent at 15,624 locations in 50 states and Canada, which we believe is more than twice the number of locations of our national competitors combined. Through the U-Haul network, do-it-yourself movers have access to the largest fleet of moving equipment available for rent. We also offer our customers an extensive line of moving and storage supplies such as boxes, tape and tow dollies. We are the second-largest operator of self-storage facilities in North America with over 1,000 locations and approximately 32.5 million square feet of total rentable self-storage space as of March 31, 2003. We also own real estate and insurance businesses that complement our U-Haul business.

      We believe that our focus on do-it-yourself moving and storage customers, whose moving and self-storage needs are not necessarily correlated with general economic conditions, provides us with an operating profile that is less vulnerable to economic downturns. A substantial majority of U-Haul’s rental revenues are generated from residential do-it-yourself movers. Demand for our products and services is driven primarily by the mobility of the population resulting from, among other things, changes in employment, housing preference and marital status. Our self-storage business also provides us with a predictable revenue stream given that the duration of the industry average storage space rental is over 13 months.

      As of March 31, 2003, we had over 92,000 trucks, 73,000 trailers and 19,000 tow dollies available for rent, a majority of which are owned by us.

      Our real estate and insurance businesses support our core do-it-yourself moving and storage focus. Real Estate acquires properties for the development of, or conversion into, U-Haul Centers and/or self-storage facilities. RepWest provides property and casualty insurance to us and insures U-Haul’s customers, dealers and independent third parties. The majority of our U-Haul customers purchase RepWest products. We believe that these business lines assist us in maintaining our competitive advantages in the do-it-yourself moving and storage businesses. In addition, RepWest’s business activities include direct and assumed reinsurance underwriting. Oxford originates and reinsures annuities, credit life and disability, life insurance and supplemental health products.

Recent Developments

      Emergence From Chapter 11 Restructuring. On June 20, 2003, AMERCO filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Amerco Real Estate Company also filed a voluntary petition for relief under Chapter 11 on August 13, 2003. AMERCO’s other subsidiaries were not included in either of the filings. The Chapter 11 filing was undertaken to facilitate a restructuring of AMERCO’s debt in response to liquidity issues, which developed in the second half of 2002. These liquidity issues began when our prior independent auditors advised the Company in 2002 that its financial statements would have to be restated to consolidate, for reporting purposes, SAC Holdings. This consolidation, and the resulting lack of clarity regarding AMERCO’s operating results and financial condition, contributed substantially and directly to a series of significant developments adversely impacting the Company’s access to capital. The consolidation of SAC Holdings resulted in a material decrease in the Company’s net worth and a corresponding increase in its leverage ratios. Consolidating SAC Holdings also required a costly and time-consuming restatement of prior period results that led to the untimely filing of quarterly and annual reports with the Securities and Exchange Commission.

      As this situation was occurring, AMERCO was attempting to negotiate and replace its then existing revolving credit facility and complete a $275 million bond offering. Although we were able to successfully renegotiate our revolving credit facility, the amount of the facility was substantially reduced. We were not able to successfully complete the $275 million bond offering, exemplifying AMERCO’s significantly reduced access to the capital markets to meet its financial needs due to, among other things, the confusion and adverse perception resulting from the SAC Holdings consolidation. As a result of our failure to complete the $275 million bond offering, we did not have sufficient funds to meet our maturity obligations for our Series 1997-C Bond Backed Asset Trust (BBAT) and related SWAP agreements which were due on October 15, 2002. Our inability to meet these maturity obligations resulted in a default on BBAT obligations, which led to cross-defaults and an acceleration of substantially all of the other outstanding instruments in the Company’s debt structure. Although we worked diligently with our creditors to resolve and cure or restructure these defaults, we were left with no viable alternative but to seek Chapter 11 protection, which we did on June 20, 2003.

      On March 15, 2004, we emerged from Chapter 11 (less than nine months from our petition date) with full payment to our creditors and with no dilution to our stockholders. In connection with our emergence from bankruptcy, we believe our balance sheet is strengthened, having restructured over $1.2 billion in debt and lease obligations. Following is a summary of the highlights of our completed plan of reorganization and new financial structure. For a more detailed description of our new capital structure, see “Description of the Exchange Notes”; “Description of Other Indebtedness and Other Obligations”; and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Exit Financing Facility

      We entered into a new $550 million credit facility with a banking syndicate led and arranged by Wells Fargo Foothill, a part of Wells Fargo & Company (the “Exit Financing Facility”). The Exit Financing Facility consists of two components, a $200 million revolving credit facility (including a $50 million letter of credit sub-facility) and a $350 million amortizing term loan. The proceeds we received from the Exit Financing Facility were used primarily to satisfy the claims of the creditors in our Chapter 11 proceeding and pay related fees and expenses incurred in connection therewith.

      The $350 million amortizing term loan calls for monthly principal payments of $291,667 and monthly interest payments with the balance due on maturity in 2009. Advances under the revolving credit facility are based on a borrowing base formula which is based on a percentage of the value of our eligible real estate and rental vehicles. On March 15, 2004 (the date of our Chapter 11 emergence), outstanding advances under the revolving credit facility totaled $165 million and $35 million was available to borrow. The Exit Financing Facility is secured by a first priority position in substantially all of the assets of AMERCO and its subsidiaries, except for our notes receivable from SAC Holdings, real estate subject to synthetic leases, certain real property held for sale on the date of our emergence from bankruptcy (which property secures the New AMERCO Notes) and the capital stock of our insurance subsidiaries.

9.0% Second Lien Senior Secured Notes

      AMERCO issued $200 million aggregate principal amount of 9.0% Second Lien Senior Secured Notes due 2009. AMERCO issued an aggregate principal amount of $120 million of these notes to our existing creditors in connection with our emergence from Chapter 11 bankruptcy and we issued $80 million aggregate principal amount to new investors in a private placement exempt from the registration requirements of the Securities Act. This prospectus is for the purpose of offering to exchange $80 million aggregate principal amount of registered 9.0% Second Lien Senior Secured Notes due 2009 for an identical amount of the unregistered 9.0% Second Lien Senior Secured Notes due 2009 that were issued to the new investors in connection with our emergence from bankruptcy. These notes represent our senior secured obligations and rank pari passu in right of payment to all other indebtedness of AMERCO, including our obligations under the Exit Financing Facility. These notes are secured by a second priority position in the same collateral which secures our obligations under the Exit Financing Facility. See “Description of the Exchange Notes.”

New AMERCO Notes

      AMERCO issued 12% senior subordinated notes due 2011 in the aggregate principal amount of $148,646,137 (the “New AMERCO Notes”) to our unsecured creditors in the Chapter 11 proceeding. No principal payments are due on the New AMERCO Notes until maturity. These notes, which are subordinated to all of AMERCO’s senior indebtedness (including the Exit Financing Facility and the 9.0% Second Lien Senior Secured Notes due 2009), are secured by certain assets of AMERCO, including the capital stock of our life insurance subsidiary (Oxford Life Insurance Company), real property having an approximate book value of $7.7 million that is under contract for sale on March 15, 2004 (the date of our emergence from Chapter 11), 75% of the net proceeds in excess of $50 million associated with the settlement, judgment or recovery related to our litigation against PricewaterhouseCoopers (after deduction of attorneys’ fees and costs and taxes payable with respect to such proceeds), and payments from notes receivable from SAC Holdings having an aggregate outstanding principal balance at March 15, 2004 of approximately $203.8 million.

New SAC Holdings Senior Notes

      In connection with AMERCO’s Chapter 11 bankruptcy restructuring, our SAC Holdings affiliates agreed to issue to creditors in our Chapter 11 proceeding 8.5% senior notes due 2014 in aggregate principal amount of $200 million (the “New SAC Holdings Notes”). The issuance of these notes by SAC Holdings was part of an agreed upon set of transactions in connection with our bankruptcy reorganization plan which had the effect of eliminating $200 million of notes receivable from SAC Holdings that were previously held by AMERCO.

Restructuring of Synthetic Lease Arrangements

      At the time of our emergence from bankruptcy, Amerco Real Estate restructured approximately $249.5 million of our obligations under synthetic lease arrangements (the “Synthetic Leases”). As part of this restructuring we paid down approximately $31 million of obligations under the Synthetic Leases and entered into new lease agreements with the lessors. Our obligations under the new Synthetic Leases are approximately $218.5 million. The new lease agreements are for a term of three years, and include four one year renewal options.

      The purpose of these leases was to finance the purchase of self-storage properties and construct self-storage facilities on existing properties. AMERCO continues to guarantee each of these restructured Synthetic Leases. Title to the real property subject to these leases is in the name of off balance sheet special purpose entities. These entities are lessors who then lease the properties to one or more subsidiaries of AMERCO.

      Our approved Chapter 11 plan of reorganization contemplates that our obligations under the Synthetic Leases will be satisfied when the real property subject to the leases is sold to a third party. We anticipate that such a transaction will be closed into escrow by March 31, 2004. As a result of such transaction, we expect that over approximately the next 24 months we will be reimbursed for capital improvements we made to the leased properties. In addition, as part of this transaction U-Haul will enter into arrangements to manage these properties that will allow us to continue to operate them as part of the U-Haul moving and self-storage system.

      Upgraded Ratings of AMERCO Life Insurance Subsidiaries. A.M. Best Co. recently upgraded the financial strength ratings to B- (fair) from C+ (weak) of Oxford Life Insurance Company and its subsidiaries Christian Fidelity Life Insurance Company and North American Insurance Company. The rating outlook for all three companies is positive. Although our life insurance subsidiaries continue to face challenges to regain their marketing momentum, we believe these rating upgrades will favorably impact the operations of our life insurance subsidiaries.

      Financial Statement Re-audit and Resulting Restatement of 2002 and 2001 Financial Statements. BDO Seidman, LLP (BDO) has completed the re-audit of the financial statements of AMERCO and its subsidiaries and SAC Holdings and its subsidiaries for the fiscal years ended March 31, 2002 and 2001. In connection with this re-audit, it was determined that there was a need for the Company to record adjustments relating to insurance reserves for prior periods at AMERCO and its subsidiary, RepWest; to adjust for recognizing losses of Private Mini pursuant to the equity method; as well as other significant adjustments. These adjustments have resulted in the restatement of the Company’s financial statements for the fiscal years ended March 31, 2002 and 2001.

	2002		2001

	As Previously		As Previously
	Reported	Restated	Reported	Restated

	(In thousands)
Revenues	2,058,506	2,193,579	1,882,447	2,029,480
Net earnings (loss)	2,721	(47,440)	1,012	(42,110)

      This report contains restated consolidated financial statements for the years ended March 31, 2002 and 2001, and for the quarters ended in the periods ended March 31, 2002 and December 31, 2002.

      The major components for the restatement were related to 1) insurance and 2) the equity loss recognition of Private Mini by AMERCO. For 2002 the insurance related after tax adjustment was $45 million and for 2001 it was $38 million. The Private Mini related adjustment for 2002 was $7 million and for 2001 it was $5.7 million.

      As a result of the restatement, total assets as of March 31, 2002 decreased from $3,773,455 to $3,732,317 and total stockholders’ equity as of March 31, 2002 decreased from $499,106 to $381,524.

      For more information about the reinstatements, see Note 2 to the Consolidated Financial Statements included in this prospectus.

      SEC Investigation. The Securities and Exchange Commission (SEC) has issued a formal order of investigation to determine whether the Company has violated the Federal securities laws. On January 7, 2003, the Company received the first of four subpoenas issued by the SEC. SAC Holdings, the Company’s current and former auditors, and others have also received one or more subpoenas relating to this matter. The Company is cooperating fully with the SEC and is facilitating the expeditious review of its financial statements and any other issues that may arise. The Company has produced a large volume of documents and other materials in response to the subpoenas, and the Company is continuing to assemble and produce additional documents and materials for the SEC. Although the Company has fully cooperated with the SEC in this matter and intends to continue to fully cooperate, the SEC may determine that the Company has violated Federal securities laws. We cannot predict when this investigation will be completed or its outcome. If the SEC makes a determination that we have violated Federal securities laws, we may face sanctions, including, but not limited to, significant monetary penalties and injunctive relief.

      Arizona Department of Insurance Supervision of Republic Western. On May 20, 2003, RepWest consented to an Order for Supervision issued by the Arizona Department of Insurance (DOI). The DOI determined that RepWest’s level of risk based capital (“RBC”) allowed for regulatory control. Pursuant to this order and Arizona law, during the period of supervision, RepWest may not engage in any of the following activities without the prior approval of the DOI:

a. dispose of, convey or encumber any of its assets or its business in force;

b. withdraw any of its bank accounts;

c. lend any of its funds;

d. invest any of its funds;

e. transfer any of its property;

f. incur any debt, obligation or liability including the issuance of all new and renewal business;

g. merge or consolidate with another company;

h. enter into any new reinsurance contract or treaty; or

i. enter into any affiliate transactions

      In order to abate the DOI’s order, RepWest must establish that it possesses surplus in compliance with Arizona law and as the Arizona Director of Insurance may require based on type, volume or nature of its business pursuant to Arizona law and establish that certain credit risks associated with the exposures to AMERCO and its affiliates have been eliminated.

      If RepWest fails to satisfy the requirements to abate DOI’s concerns, the DOI may take further action, including, but not limited to, commencing a conservatorship.

      In April 2003, RepWest announced that in connection with the Company’s overall restructuring efforts, it is redirecting its operating focus. In particular, RepWest is exiting non-U-Haul related lines of business. This exit has resulted in near term losses as these lines were eliminated.

Issuance of the Outstanding Notes

      The outstanding $80 million principal amount 9.0% Second Lien Senior Secured Notes due 2009 were sold by us to investors on March 15, 2004 pursuant to a purchase agreement dated March 1, 2004, between the initial purchasers and us. We and the initial purchasers also entered into a registration rights agreement pursuant to which we agreed to offer to exchange the exchange notes registered under the Securities Act for the outstanding notes and also granted holders of outstanding notes rights under some circumstances to have resales of outstanding notes registered under the Securities Act. The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. See “Description of the Exchange Notes — Registered Exchange Offer; Registration Rights” and “The Exchange Offer — Purposes and Effects.”

      The outstanding notes were issued under an indenture dated as of March 1, 2004, between AMERCO, its subsidiary guarantors and Wells Fargo Bank, N.A., as trustee. The exchange notes also are being issued under the indenture and are entitled to the benefits of the indenture. The form and terms of the exchange notes will be identical in all material respects with the form and terms of the outstanding notes, except that (1) the exchange notes will have been registered under the Securities Act and, therefore, will not bear legends describing restrictions on transferring them, and (2) holders of exchange notes will not be, and upon the completion of the exchange offer, holders of outstanding notes will no longer be, entitled to certain rights under the registration rights agreement intended for the holders of unregistered securities. The exchange offer will be deemed completed upon the delivery by us to the exchange agent under the indenture of exchange notes in the same aggregate principal amount as the aggregate principal amount of outstanding notes that are validly tendered and not withdrawn by holders of them in response to the exchange offer. See “The Exchange Offer — Termination of Certain Rights” and “— Procedures for Tendering” and “Description of the Exchange Notes.”

      We will receive no proceeds from completion of the exchange offer. The proceeds we received from the issuance of the outstanding notes were used to satisfy the claims of existing creditors and provide working capital in connection with our Chapter 11 plan of reorganization.

      Our principal executive office in Nevada is located at 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239, and our telephone number there is (775) 688-6300. Information about our company is provided through our website www.amerco.com. Information on this website is not incorporated by reference in or otherwise part of this prospectus.

Summary Description of the Exchange Offer

The Exchange Offer	We are offering to exchange $80 million of our 9.0% Second Lien Senior Secured Notes due 2009 for identical principal amounts of our outstanding unregistered 9.0% Second Lien Senior Secured Notes due 2009. At the date of this prospectus, $80 million principal amount at maturity of outstanding notes are outstanding. See “The Exchange Offer — Terms of the Exchange Offer.”

Expiration of the Exchange Offer	5:00 p.m., New York time, on , 2004, unless the exchange offer is extended (the day on which the exchange offer expires being the expiration date). See “The Exchange Offer — Expiration Date; Extension; Termination; Amendments.”

Conditions of the Exchange Offer	The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. However, the exchange offer is subject to certain customary conditions, which we may waive. See “The Exchange Offer — Conditions of the Exchange Offer.”

Accrued Interest on the Outstanding Notes	The exchange notes will bear interest at the rate of 9.0% per annum from and including their date of issuance. When the first interest payment is made with regard to the exchange notes, we will also pay interest on the outstanding notes which are exchanged, from the date they were issued or the most recent interest date on which interest had been paid (if applicable) to, but not including, the day the exchange notes are issued. Interest on the outstanding notes which are exchanged will cease to accrue on the day prior to the day on which the exchange notes are issued. The interest rate on the outstanding notes may increase under certain circumstances if we are not in compliance with our obligations under the registration rights agreement or the indenture. See “Description of the Exchange Notes.”

Procedures for Tendering the Outstanding	A holder of outstanding notes who wishes to accept the exchange offer must complete, sign and date a letter of transmittal, or a facsimile of one, in accordance with the instructions contained under the “The Exchange Offer — Procedures for Tendering” and in the letter of transmittal, and deliver the letter of transmittal, or facsimile, together with the outstanding notes and any other required documentation to the exchange agent at the address set forth in “The Exchange Offer – Exchange Agent.” Outstanding notes will be delivered physically. By executing a letter of transmittal, a holder will represent to us that, among other things, the person acquiring the outstanding notes will be doing so in the ordinary course of the person’s business, whether or not the person is the holder, that neither the holder nor any other person is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, the distribution of the exchange notes and that neither the holder nor any such other person is an “affiliate,” as defined under Rule 405 of the Securities Act. Each broker or dealer that receives exchange notes for its own account in exchange for outstanding notes which were acquired by the broker or dealer as a result of market-making activities or other trade activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “The Exchange Offer — Procedures for Tendering.”

Guaranteed Delivery Procedures	Eligible holders of outstanding notes who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver their outstanding notes or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date, may tender their outstanding notes according to the guaranteed delivery procedures described in the letter of transmittal. See “The Exchange Offer — Guaranteed Delivery Procedures.”

Acceptance of the Outstanding Notes and Delivery of the Exchange Notes	Upon satisfaction or waiver of all conditions to the exchange offer, we will accept any and all outstanding notes that are properly tendered in response to the exchange offer prior to 5:00 p.m., New York time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly after expiration of the exchange offer. See “The Exchange Offer — Procedures for Tendering.”

Withdrawal Rights	Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York time, on the expiration date. See “The Exchange Offer — Withdrawal of Tenders.”

The Exchange Agent	Wells Fargo Bank, N.A. is the exchange agent. The address and telephone number of the exchange agent are set forth in “The Exchange Offer — Exchange Agent.”

Fees and Expenses	We will bear all expenses incident to our consummation of the exchange offer and compliance with the registration rights agreement. We will also pay any transfer taxes which are applicable to the exchange offer (but not transfer taxes due to transfers of outstanding notes or exchange notes by the holder). See “The Exchange Offer — Fees and Expenses.”

Resales of the Exchange Notes	Based on interpretations by the staff of the SEC set forth in no-action letters issued to persons unrelated to us, we believe exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by the holder (other than (1) a broker-dealer who purchased the outstanding notes directly from us for resale pursuant to Rule 144A under the Securities Act or another exemption under the Securities Act or (2) a person that is an affiliate of ours, as that term is defined in Rule 405 under the Securities Act), without registration or the need to deliver a prospectus under the Securities Act, provided that the holder is acquiring the exchange notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the exchange notes. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, which outstanding notes were acquired by the broker as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “The Exchange Offer — Purposes and Effects.”

Federal Income Tax Consequences	The exchange offer will not be treated as a taxable event for United States federal income tax purposes. See “United States Federal Income Tax Considerations.”

Summary Description of the Exchange Notes

      The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture under which both the outstanding notes were, and the exchange notes will be, issued. The following summary is not intended to be complete. For a more detailed description of the notes, see “Description of the Exchange Notes.”

Issuer	AMERCO.

Securities Offered	$80 million aggregate principal amount of 9.0% Second Lien Senior Secured Notes due 2009 that have been registered under the Securities Act. The form and term of the exchange notes are substantially identical in all material respects to the form and terms of the outstanding notes for which they may be exchanged pursuant to the exchange offer, except for certain transfer restrictions and registration rights relating to the outstanding notes and except for certain provisions providing for an increase in the interest rate on the outstanding notes under circumstances relating to the exchange offer. On March 15, 2004 in connection with the confirmation of our Chapter 11 restructuring plan, we also issued an additional $120 million aggregate principal amount of our 9.0% Second Lien Senior Secured Notes due 2009 (collectively, the “exempt notes” or the “Series A Notes”). The exempt notes were issued pursuant to an exemption available under section 1145 of the United States Bankruptcy Code. The exempt notes are not part of this exchange offer but are part of the same series of debt securities under the indenture governing the outstanding notes. As of the date of this prospectus, we have outstanding $200 million aggregate principal amount of our 9.0% Second Lien Senior Secured Notes. Unless the context otherwise requires, the outstanding notes, the exempt notes and the exchange notes are sometimes referred to in this prospectus as the “notes.”

Maturity Date	February 27, 2009.

Interest	The exchange notes will accrue interest from the date of their issuance at the rate of 9.0% per year. Interest on the exchange notes will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15 commencing on June 15, 2004. In connection with the issuance of the outstanding notes on March 15, 2004, we and the guarantors agreed to:

• file a registration statement to enable holders of the outstanding notes to exchange the outstanding notes for registered notes within 60 days of the original issue date of the outstanding notes, or by May 14, 2004;

• use our respective reasonable best efforts to cause the registration statement to become effective under the Securi-

ties Act within 150 days following the original issue date of the outstanding notes, or by August 12, 2004; and

• use our respective reasonable best efforts to complete the exchange offer within 180 days after the original issue date of the outstanding notes, or by September 11, 2004.

If we do not comply with these obligations (a “registration default”), we will be required to pay liquidated damages to the holders of the outstanding notes in the form of higher interest rates. Upon the occurrence of a registration default, the interest rate borne by the notes will be increased by 0.25% per annum for the first 90-day period immediately following the registration default and will continue to increase by 0.50% each subsequent 90 day period that the liquidated damages continue to accrue, up to a maximum of 2.0% per annum. After the cure of registration defaults, the accrual of liquidated damages will stop and the interest rate will revert to the original rate.

In addition, under the terms of the indenture we have 150 days after the issue date of the outstanding notes to register our vehicles and obtain new certificates of title naming Wells Fargo Foothill as first priority lienholder and the trustee as second priority lienholder. If at least 90% of the certificates of title are not registered in accordance with the terms of the indenture within 150 days after the issue date of the outstanding notes, the interest rate on the notes will automatically increase by 0.25% retroactive to the issue date and will increase an additional 0.25% each succeeding 91st day thereafter up to a maximum of 1.0% until such time as at least 90% of the certificates of title are so registered.

Optional Redemption	We may redeem the notes, in whole or in part, at any time on one or more occasions on or after March 16, 2005, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued interest to the redemption date, if redeemed during the 12-month period beginning March 16 of the years indicated:

Calendar Year	Percentage

2005	105.50%
2006	104.50%
2007	101.00%
2008 and thereafter	100.00%

Ranking and Guarantees	The notes represent our senior secured obligations and rank pari passu in right of payment to our Exit Financing Facility, except that the notes are secured on a second-priority basis behind the first-priority basis held by the holders of the Exit Financing Facility obligations. Borrowings under our Exit Financing Facility rank senior in right of payment to all other indebtedness of AMERCO and its legal subsidiaries, except for indebtedness of our insurance subsidiaries, Oxford and RepWest and except for SAC Holdings.

The notes are guaranteed by all affiliates and subsidiaries of AMERCO, except for SAC Holdings, our insurance subsidiaries Oxford and RepWest and their respective subsidiaries, and Storage

Realty, L.L.C., a Texas limited liability company, INW Company, a Washington corporation and certain dormant subsidiaries.

Restrictive Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our subsidiaries to:

• incur additional indebtedness or liens;

• enter into sale/leaseback transactions;

• consolidate or merge;

• sell our assets;

• change our name or corporate structure;

• change the nature of our business or relocate our chief executive office;

• transfer our ownership of assets to subsidiaries that are not, or do not become, guarantors under the indenture;

• pay dividends or make other distributions or repurchase or redeem our stock;

• make investments;

• enter into transactions with affiliates; and

• amend existing agreements.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the Exchange Notes-Certain Covenants” in this prospectus.

Financial Covenants	The indenture requires that we not allow our EBITDA minus capital expenditures (as defined), each measured on a fiscal quarter-end basis for the applicable period set forth below, to be less than the applicable amounts set forth below:

Applicable Amount	Applicable Date

$15 million	For the three month period ending June 30, 2004;
$65 million	For the six month period ending September 30, 2004;
$65 million	For the nine month period ending December 31, 2004;
$60 million	For the twelve month period ending March 31, 2005;
$48 million	For the twelve month period ending June 30, 2005;
$25 million	For the twelve month period ending September 30, 2005;
$25 million	For the twelve month period ending December 31, 2005;
$30 million	For the twelve month period ending March 31, 2006;
$80 million	For the twelve month period ending June 30, 2006;
$115 million	For the twelve month period ending September 30, 2006;

Applicable Amount	Applicable Date

$110 million	For the twelve month period ending December 31, 2006; and
$105 million	For the twelve month period ending March 31, 2007

We are also restricted in the amount of capital expenditures we can make in any fiscal year as follows: fiscal 2005, $185 million; fiscal 2006, $245 million; and fiscal 2007, $195 million.

For each fiscal quarter after March 31, 2007, each of the above covenants will be established using the same methodology as utilized for 2004, 2005 and 2006, based on financial projections we submit to the trustee. The trustee will present the new covenants to us for approval, which we shall not unreasonably withhold. In the event we do not approve the trustee’s calculations of the new covenants, the holders of 51% of the commitments for the Term A Notes under the Exit Financing Facility will establish such covenants.

Absence of a Public Market	The exchange notes will be a new issue of securities and there is currently no established market for them. The exchange notes, when issued, will generally be freely transferable (subject to restrictions discussed elsewhere herein) but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the outstanding notes or, when issued, the exchange notes.

Use of Proceeds	We will receive no proceeds from the exchange of the exchange notes for the outstanding notes pursuant to the exchange offer. The net proceeds we received from the outstanding notes were used to satisfy the claims of existing creditors and provide working capital in connection with our Chapter 11 plan of reorganization.

Trustee	Wells Fargo Bank, N.A.

Risk Factors

      You should consider carefully the information set forth in the section of this prospectus entitled “Risk Factors” beginning on page 13 and all the other information provided to you in this prospectus in deciding whether to invest in the notes.

RISK FACTORS

      You should consider carefully the information set forth in this section along with all the other information provided to you or incorporated by reference in this prospectus in deciding whether to invest in the notes.

Risks Relating to AMERCO

We operate in a highly competitive industry.

      The truck rental industry is highly competitive and includes a number of significant national and hundreds of regional and local competitors. Competition is generally based on price, product quality, convenience, availability, brand name recognition and service. In our truck rental business, we face competition from Budget Car and Truck Rental Company and Penske Truck Leasing. Some of our competitors may have greater financial resources than we have. We cannot assure you that we will not be forced to reduce our rental prices or delay price increases.

      We compete with national and regional self-storage operators as well as local operators. Competition in the market areas in which we operate is significant and affects the occupancy levels, rental rates and operating expenses of our facilities. Competition might cause us to experience a decrease in occupancy levels, limit our ability to increase rental rates and compel us to offer discounted rental rates which could have a material adverse effect on our operating results.

      Entry into the self-storage business through acquisition of existing facilities is possible for persons or institutions with the required initial capital. Development of new self-storage facilities is more difficult, however, due to zoning, environmental and other regulatory requirements. The self-storage industry has in the past experienced overbuilding in response to perceived increases in demand. We cannot assure you that we will be able to successfully compete in existing markets or expand into new markets.

Control of AMERCO remains in the hands of a small contingent.

      As of December 31, 2003, Edward J. Shoen, Chairman of the Board of Directors and President of the Company, James P. Shoen, a director of AMERCO, and Mark V. Shoen, an executive officer of the Company, collectively own 8,689,933 shares (approximately 42.4%) of the outstanding common shares of AMERCO. Accordingly, Edward J. Shoen, Mark V. Shoen and James P. Shoen will be in a position to continue to influence the election of the members of the Board of Directors and approval of significant transactions. In addition, 2,372,002 shares (approximately 11.5%) of the outstanding common shares of AMERCO, including shares allocated to employees and unallocated shares, are held by our Employee Savings and Employee Stock Ownership Trust.

Our operations subject us to numerous environmental regulations and the possibility that environmental liability in the future could adversely affect our operations.

      Compliance with environmental requirements of federal, state and local governments significantly affects our business. Among other things, these requirements regulate the discharge of materials into the water, air and land and govern the use and disposal of hazardous substances. Under environmental laws, we can be held strictly liable for hazardous substances that are found on real property we have owned or operated. We are aware of issues regarding hazardous substances on some of our real estate and we have put in place a remedial plan at each site where we believe such a plan is necessary. We regularly make capital and operating expenditures to stay in compliance with environmental laws. In particular, we have managed a testing and removal program since 1988 for our underground storage tanks. Under this program, we spent $43.7 million between April 1988 and December 31, 2003. Despite these compliance efforts, risk of environmental liability is part of the nature of our business.

      Environmental laws and regulations are complex, change frequently and could become more stringent in the future. We cannot assure you that future compliance with these regulations or future environmental liabilities will not have a material adverse effect on our business.

Our business is seasonal.

      Our business is seasonal and our results of operations and cash flows fluctuate significantly from quarter to quarter. Historically, revenues have been stronger in the first and second fiscal quarters due to the overall increase in moving activity during the spring and summer months. The fourth fiscal quarter is generally weakest, when there is a greater potential for adverse weather conditions.

We obtain our rental trucks from a limited number of manufacturers.

      In the last ten years, we purchased all of our rental trucks from Ford and General Motors. Although we believe that we have alternative sources of supply for our rental trucks, termination of one or more of our relationships with any of these suppliers could have a material adverse effect on our business, financial condition or results of operations.

Our property and casualty insurance business has suffered extensive losses.

      Our property and casualty insurance business, RepWest, has reported losses through September 30, 2003 totaling approximately $135 million since January 1, 2000. These losses are primarily attributable to business lines that were unprofitable as underwritten. To restore profitability in RepWest, we are exiting all non-U-Haul related lines and the exit may result in near term losses as these lines are eliminated. Although we believe the changes will have a positive impact on the financial position of RepWest, we cannot assure you that we will be successful in returning RepWest to sustained profitability. Our inability to sustain profitability could have a material adverse effect on our earnings and financial position.

Our insurance businesses have suffered downgrades in their ratings from national insurance company rating agencies.

      A.M. Best has downgraded RepWest and Oxford, although Oxford was subsequently upgraded in March 2004. These downgrades have affected their standing in the insurance industry and caused their premiums to decrease. Ratings have become an increasingly important factor in establishing the competitive position of insurance companies. A.M. Best ratings reflect its opinion of an insurance company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders. As of March 19, 2004, the A.M. Best ratings are C for RepWest and B- for Oxford.

Notes receivable from SAC Holdings are a significant portion of AMERCO’S total assets.

      At March 15, 2004, we held approximately $203.8 million of notes due from SAC Holdings. Although these assets have been eliminated in our consolidated financial statements included in this prospectus, we have significant economic exposure to SAC Holdings. SAC Holdings is highly leveraged with total outstanding indebtedness and other obligations of $990.1 million at December 31, 2003. We hold various senior and junior unsecured notes of SAC Holdings. The senior unsecured notes of SAC Holdings that we hold rank equal in right of payment with the notes of certain senior mortgage holders, but junior to the extent of the collateral securing the applicable mortgages and junior to the extent of the cash flow waterfalls that favor the senior mortgage holders. If SAC Holdings are unable to meet their obligations to their senior lenders, it could trigger a default on their obligations to us. In such an event of default, we could suffer a significant loss to the extent the value of the underlying collateral on our loans to SAC Holdings is inadequate to repay SAC Holdings’ senior lenders and us. We cannot assure you that SAC Holdings will not default on their loans to their senior lenders or that the value of SAC Holdings’ assets upon liquidation would be sufficient to repay us in full.

AMERCO is a holding company and is dependent on its subsidiaries for cash flow.

      As a holding company with no business operations, AMERCO’s material assets consist only of the stock of its subsidiaries. AMERCO will have to rely upon dividends and other payments from its subsidiaries to generate the funds necessary to pay its obligations. The ability of AMERCO’s subsidiaries to make dividend and other payments to AMERCO is subject to, among other things, the availability of funds, the terms of the indebtedness of AMERCO’s subsidiaries and applicable state laws and insurance regulations.

This prospectus includes forward-looking statements and there are a number of risk and uncertainties that could cause our actual results to differ materially form these forward-looking statements.

      This prospectus includes forward-looking statements. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, capital expenditures, financings needs and resources, the success of our Chapter 11 bankruptcy reorganization, plans and intentions regarding the payment of dividend arrearages, perceptions of AMERCO’s legal positions and anticipated outcome of pending litigation against us and liquidity. When used in this prospectus, the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “may”, “will”, “intends”, “plans” and variations of such words and similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved.

      There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this Risk Factors section.

We face risks related to an SEC investigation and securities litigation.

      The SEC has issued a formal order of investigation to determine whether we have violated the Federal securities laws. Although we have fully cooperated with the SEC in this matter and intend to continue to fully cooperate, the SEC may determine that we have violated Federal securities laws. We cannot predict when this investigation will be completed or its outcome. If the SEC makes a determination that we have violated Federal securities laws, we may face sanctions, including, but not limited to, significant monetary penalties and injunctive relief.

      In addition, the Company has been named a defendant in a number of class action and related lawsuits. The findings and outcome of the SEC investigation may affect the class-action lawsuits that are pending. We are generally obliged, to the extent permitted by law, to indemnify our directors and officers who are named defendants in some of these lawsuits. We are unable to estimate what our liability in these matters may be, and we may be required to pay judgments or settlements and incur expenses in aggregate amounts that could have a material adverse effect on our financial condition or results of operations.

Our common stock may be delisted from the NASDAQ Stock Market.

      On June 24, 2003, we received a letter from NASDAQ indicating that, in light of AMERCO’s Chapter 11 filing, a NASDAQ Listing Qualifications Panel (the “Panel”) would consider such filing and associated concerns in rendering a determination regarding AMERCO’s listing status. NASDAQ has requested, and we have provided, information regarding the Chapter 11 filing and the anticipated effect of the filing on the shareholders of AMERCO. Nasdaq has indicated that the Panel has determined to continue the listing of AMERCO’s common stock on Nasdaq provided that AMERCO complies with all requirements for continued listing on Nasdaq and timely files all periodic reports with the SEC for all periods ending on or before June 30, 2004, without the benefit of any extensions provided pursuant to Exchange Act Rule 12b-25. Although we intend to take all actions available to maintain our Nasdaq listing, there can be no assurance that AMERCO will be able to do so.

RepWest has consented to an Order of Supervision issued by the Arizona Department of Insurance.

      On May 20, 2003, RepWest consented to an Order of Supervision issued by the DOI. Pursuant to this Order and Arizona law, during the period of supervision, RepWest may not engage in certain activities without the prior approval of the DOI.

      The requirements to abate the order are for RepWest to eliminate the specific credit risk associated with the exposures to AMERCO and its affiliates and establish that it possesses surplus sufficient with Arizona law and as the Arizona Director of Insurance may require based on type, volume or nature of its business pursuant to Arizona law. If RepWest fails to satisfy the requirements to abate DOI’s concerns, the DOI may take further action, including, but not limited to, commencing a conservatorship.

Risks Associated with the Notes

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations on the notes.

      As of March 15, 2004, we had approximately $997 million of indebtedness, excluding the debt of SAC Holdings. In addition, subject to restrictions in the indenture for the notes we are offering and our Exit Financing Facility and New AMERCO notes, we may incur additional indebtedness. The high level of our indebtedness could have important consequences to you, including the following:

•	our ability to obtain additional financing for working capital and capital expenditures or general corporate purposes may be impaired;

•	we must use a substantial portion of our cash flow from operations to pay interest and principal on the notes and other indebtedness, which will reduce the funds available to us for other purposes such as capital expenditures;

•	our high level of indebtedness may put us at a competitive disadvantage and reduce our flexibility in planning for, or responding to, changing conditions in our industry, including increased competition; and

•	we are more vulnerable to economic downturns and adverse developments in our business.

      We expect to obtain the money to pay our expenses and to pay the principal and interest on the 9.0% Second Lien Senior Secured Notes due 2009, our Exit Financing Facility, the New AMERCO notes and other debt from cash flow from our operations.

      Our annual debt service requirements for the 9.0% Second Lien Senior Secured Notes due 2009 is approximately $18 million. Because the notes carry a fixed rate of interest, we are not subject to interest rate risk for these obligations.

      Our annual debt service requirements for the revolving credit portion of our Exit Financing Facility depends on a number of factors, including the level of borrowings under the facility and interest rates. Our projected annual debt service requirements relating to the 9.0% Second Lien Senior Secured Notes, Exit Financing Facility and the New AMERCO notes is approximately $67.7 million based on outstanding borrowings under these facilities at March 15, 2004. For each one percent increase in interest rates, the debt service requirement on the Exit Financing Facility would increase by approximately $5.15 million per year. The scheduled maturity for the outstanding borrowings under the 9.0% Second Lien Senior Secured Notes and the Exit Financing Facility is in fiscal year 2009 and the maturity date of the New AMERCO Notes is in fiscal year 2011. Our ability to meet our expenses thus depends on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets where we operate and pressure from competitors.

      We cannot be certain that our cash flow will be sufficient to allow us to pay principal and interest on our debt, including the notes, and meet our other obligations. If we do not have sufficient funds, we may be required to refinance all or part of our existing debt, including the notes, sell assets or borrow more money. We cannot guarantee that we will be able to do so on terms acceptable to us, if at all. In addition, the terms of existing or future debt agreements, including our Exit Financing Facility and the indenture, may restrict us from pursuing any of these alternatives.

      The indenture for the notes we are offering, the Exit Financing Facility and the New AMERCO notes impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions. These restrictions limit the ability of us and our subsidiaries, among other things, to:

•	incur additional indebtedness or liens;

•	enter into certain sale/leaseback transactions;

•	consolidate or merge;

•	sell our assets;

•	change our name or corporate structure;

•	change the nature of our business or relocate our chief executive office;

•	transfer our ownership of assets to subsidiaries that are not, or do not become, guarantors under the indenture;

•	pay dividends or make other distributions or repurchase or redeem our stock;

•	make investments;

•	enter into transactions with affiliates; and

•	amend existing agreements.

      We cannot assure you that these covenants will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities. A breach of any of these covenants or our inability to maintain the required financial ratios could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable.

      For a more detailed discussion of our existing indebtedness and other obligations, see the section titled “Description of Other Indebtedness and Other Obligations.” See also “Description of the Exchange Notes.”

We could enter into transactions that would increase the amount of our indebtedness outstanding.

      The indenture for the notes and the agreements that govern our Exit Financing Facility and New AMERCO Notes impose significant restrictions on our ability to incur additional indebtedness or liens, make investments, and sell assets, among others. Nevertheless, we could, in the future, enter into transactions such as acquisitions, refinancings or other recapitalizations or highly leveraged transactions, that could increase the amount of indebtedness outstanding. Such transactions could affect our capital structure or credit ratings or otherwise affect the holders of the notes.

The guarantees may be voided under specific legal circumstances.

      The outstanding notes are, and the exchange notes will be, guaranteed by certain of our existing subsidiaries and certain future subsidiaries. The guarantees may be subject to review under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of our or one of a guarantor’s unpaid creditors. Under these laws, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time any guarantor issued a guarantee of the notes:

•	it issued the guarantee to delay, hinder or defraud present or future creditors; or

•	it received less than reasonably equivalent value or fair consideration for issuing the guarantee at the time it issued the guarantee and:

•	it was insolvent or rendered insolvent by reason of issuing the guarantee; or

•	it was engaged, or about to engage, in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital to carry on its business; or

•	it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature;

then the court could void the obligations under the guarantee, subordinate the guarantee of the notes to that guarantor’s other debt or take other action detrimental to holders of the notes and the guarantees of the notes.

      The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer had occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

      We cannot be sure as to the standard that a court would use to determine whether or not a guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantees would not be voided or the guarantees would not be subordinated to the guarantors’ other debt. If such a case were to occur, the guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

      Based upon financial and other information currently available to us, we believe that the debt evidenced by the guarantees is being incurred for proper purposes and in good faith. We believe that the guarantors:

•	are solvent and will continue to be solvent after issuing the guarantees;

•	will have sufficient capital for carrying on the business we intend to conduct after this offering is completed; and

•	will be able to service their debts as they come due.

There is no established trading market for the exchange notes and you may not be able to sell the notes quickly or at the price that you paid.

      We expect that there will be a limited trading market for the exchange notes, if any. Although the exchange notes will be registered, we do not intend to list the exchange notes on any securities exchange or to arrange for quotation on any automated dealer quotation systems. As a result, we cannot assure you as to the liquidity of any trading market for the exchange notes.

      We also cannot assure you that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell will be favorable. We also cannot assure you as to the level of liquidity of the trading market for the exchange notes or, in the case of any holders of outstanding notes that do not exchange them, the trading market for the notes following the offer to exchange the outstanding notes for exchange notes. Future trading prices of the outstanding notes and exchange notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the notes for the exchange notes;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

      Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the outstanding notes and, if issued, the exchange notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

There may be adverse consequences to holders of outstanding notes that do not tender their outstanding notes pursuant to the exchange offer.

      If you fail to properly exchange your outstanding notes for exchange notes, you will continue to hold outstanding notes subject to transfer restrictions, and the liquidity of the trading market for any untendered outstanding notes may be substantially limited.

      We will only issue exchange notes in exchange for outstanding notes that you timely and properly tendered. You should allow sufficient time to ensure timely delivery of the outstanding notes, and you should carefully follow the instructions on how to tender your outstanding notes set forth under the “The Exchange Offer — Procedures for Tendering” and in the letter of transmittal that accompanies this prospectus. Neither we nor the exchange agent are required to notify you of any defects or irregularities relating to your tender of notes.

      The holders of outstanding notes that do not exchange them pursuant to this exchange offer will continue to be subject to restrictions on the transfer of the outstanding notes because the issuance of the outstanding notes was not registered under the Securities Act or registered or qualified under any state securities laws. We do not currently anticipate that, except in certain limited circumstances, we will register the outstanding notes under the Securities Act. To the extent that we exchange outstanding notes a result of this exchange offer, the ability to trade untendered outstanding notes may be adversely affected.

USE OF PROCEEDS

      We will receive no proceeds from the exchange of the exchange notes for the outstanding notes pursuant to the exchange offer. We used the gross proceeds of $80 million from the sale of the outstanding notes to satisfy the claims of existing creditors and provide working capital in connection with our Chapter 11 plan of reorganization.

RATIO OF EARNINGS TO FIXED CHARGES

      We have calculated the ratio of earnings to fixed charges by dividing earnings by fixed charges. For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of pretax earnings from operations plus total fixed charges and non-cash charges excluding interest capitalized during the period and “fixed charges” consists of interest expense, preferred stock dividends capitalized interest, amortization of debt charges and discounts, and one-third of AMERCO’s annual rental expense (which we believe is a reasonable approximation of the interest factor of such rentals).

Year Ended March 31,
										Nine Months Ended
1999		2000		2001		2002		2003		December 31, 2003

1.21	x	1.20	x	0.55	x(1)	0.53	x(1	) 0.74	x(	1) 1.44	x

(1)	For the years ended March 31, 2001, 2002 and 2003, earnings were inadequate to cover fixed charges by approximately $87.0 million, $87.7 million and $59.8 million, respectively.

CAPITALIZATION

      The following table sets forth capitalization as of December 31, 2003, on an actual basis and on an as adjusted basis to give effect to the issuance of our new debt obligations (including the New SAC Holdings Notes) issued on March 15, 2004 upon our emergence from bankruptcy and the satisfaction of the debt obligations discharged in connection therewith. You should read the following information in conjunction with the information contained in the audited consolidated financial statements and the unaudited condensed consolidated financial statements, and the notes to those statements appearing elsewhere in this prospectus.

	As of December 31, 2003

	Actual	As Adjusted

	(In millions)
Long-term debt (including current portion):
Exit financing revolving credit facility	$—	$194.8
Term A Notes	—	350.0
New AMERCO notes	—	148.6
Term B Notes	—	200.0
Revolving credit facility, secured by intercompany notes	153.8	—
Senior notes, secured, Series A, due 2012	95.0	—
Senior notes, secured, Series B, due 2007	5.0	—
Senior notes, unsecured, 7.85% interest rate, due 2003	175.0	—
Senior notes, unsecured, 8.80% interest rate, due 2005	200.0	—
Medium-term notes, unsecured, 7.23% to 8.08% interest rate, due through 2027	109.5	—
Notes payable under Bond Backed Asset Trust, unsecured, 7.14% interest rate, due through 2032	100.0	—
DIP financing	55.1	—
BBAT termination debt	26.6	7.1
Other debt	37.0	33.1

Total AMERCO notes and loans payable	957.0	933.6
SAC Holdings’ notes payable*	586.6	586.6
New SAC Holdings Notes	—	200.0
Stockholders’ equity	401.8	401.8

Total capitalization	$1,945.4	$2,122.0

*	Excluding inter-company amounts owed to AMERCO of $403.5 million under the “Actual” column and $203.5 million under the “As Adjusted” column, respectively.

BUSINESS

The Company

      We are the largest do-it-yourself moving and storage company in North America. Since 1945, our moving and self-storage subsidiary, U-Haul, has developed the most recognized brand in the rental of trucks, trailers and support items to the do-it-yourself moving customer. We are the leading “one-stop shop” for customers’ residential moving and self-storage needs. As of December 31, 2003, U-Haul moving equipment was available for rent at 15,624 locations in 50 states and Canada, which we believe is more than twice the number of locations of our national competitors combined. Through the U-Haul network, do-it-yourself movers have access to the largest fleet of moving equipment available for rent. We also offer our customers an extensive line of moving and storage supplies such as boxes, tape and tow dollies. We are the second-largest operator of self-storage facilities in North America with over 1,000 locations and approximately 32.5 million square feet of total rentable self-storage space as of March 31, 2003. We also own real estate and insurance businesses that complement our U-Haul business.

      We believe that our focus on do-it-yourself moving and storage customers, whose moving and self-storage needs are not necessarily correlated with general economic conditions, provides us with an operating profile that is less vulnerable to economic downturns. A substantial majority of U-Haul’s rental revenues are generated from residential do-it-yourself movers. Demand for our products and services is driven primarily by the mobility of the population resulting from, among other things, changes in employment, housing preference and marital status. Our self-storage business also provides us with a predictable revenue stream given that the duration of the industry average storage space rental is over 13 months.

      As of March 31, 2003, we had over 92,000 trucks, 73,000 trailers and 19,000 tow dollies available for rent, a majority of which are owned by us.

      Our real estate and insurance businesses support our core do-it-yourself moving and storage focus. Real Estate acquires properties for the development of, or conversion into, U-Haul Centers and/or self-storage facilities. RepWest provides property and casualty insurance to us and insures U-Haul’s customers, dealers and independent third parties. The majority of our U-Haul customers purchase RepWest products. We believe that these business lines assist us in maintaining our competitive advantages in the do-it-yourself moving and storage businesses. In addition, RepWest’s business activities include direct and assumed reinsurance underwriting. Oxford originates and reinsures annuities, credit life and disability, life insurance and supplemental health products. Information on industry segments is incorporated by reference to Notes 1, 21 and 22 to the consolidated financial statements for the year ended March 31, 2003 and Note 6 to the unaudited consolidated financial statements for the quarter ended December 31, 2003, which are contained elsewhere in this prospectus. The notes discuss the general principles of consolidation, summarized consolidated information and industry segment and geographic data.

Chapter 11 Proceedings

      On June 20, 2003, AMERCO filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Amerco Real Estate Company also filed a voluntary petition for relief under Chapter 11 on August 13, 2003. AMERCO’s other subsidiaries were not included in either of the filings. The Chapter 11 filing was undertaken to facilitate a restructuring of AMERCO’s debt in response to liquidity issues, which developed in the second half of 2002. On March 15, 2004, we emerged from Chapter 11 (less than nine months from our petition date) with full payment to our creditors and with no dilution to our stockholders. In connection with our emergence from bankruptcy, we believe our balance sheet is strengthened, having restructured over $1.2 billion in debt and lease obligations. See “Prospectus Summary — Recent Developments — Emergence From Chapter 11 Restructuring.”

General

Moving and Storage Operations

      Moving and self-storage operations consist of the rental of equipment such as trucks and trailers, the sale of moving and storage supplies such as boxes and the rental of self-storage spaces to both moving and storage customers. Operations are conducted using the registered tradename U-Haul throughout the United States and Canada.

Real Estate Operations

      Real Estate owns approximately 90% of the Company’s real estate assets, including U-Haul Center and Storage locations. Various U-Haul and Insurance companies own the remainder of the real estate assets. Real Estate is responsible for overseeing property acquisitions, dispositions and managing environmental risks of the properties.

Property and Casualty Insurance

      RepWest originates and reinsures property and casualty-type insurance products for various market participants, including independent third parties, U-Haul’s customers, independent dealers and the Company. In April 2003, RepWest announced that in connection with AMERCO’s overall restructuring efforts, in order to reduce costs and to build upon its core strengths, RepWest is exiting non-U-Haul related lines of business. This exit has resulted in near term losses as these lines were eliminated.

Life Insurance

      Oxford originates and reinsures annuities, credit life and disability, single premium whole life, group life and disability coverage, and Medicare supplement insurance. Oxford also administers the self-insured employee health and dental plans for AMERCO.

      On November 13, 2000, Oxford acquired all of the issued and outstanding shares of Christian Fidelity Life Insurance Company (CFLIC) in an exchange of cash for stock. CFLIC is a Texas-based insurance company specializing in providing supplemental health insurance and is licensed in 31 states. The acquisition was accounted for using the purchase method of accounting and, accordingly, CFLIC’s results of operations have been included in the consolidated financial statements since the date of acquisition. Oxford funded the acquisition from available cash and short-term funds.

History

      U-Haul was founded in 1945 under the name “U-Haul Trailer Rental Company”. From 1945 to 1974, U-Haul rented trailers and, starting in 1959, trucks on a one-way and In-Town® basis exclusively through independent dealers. Since 1974, U-Haul has developed a network of Company managed rental centers (U-Haul Centers) through which U-Haul also rents its trucks and trailers and provides related products and services (for example, the sale and installation of hitches, as well as the sale of boxes and other moving and storage supplies). At March 31, 2003, U-Haul’s distribution network included 1,350 Company operated centers and 14,274 independent dealers.

Moving and Storage Operations

Business Strategies

      The U-Haul business strategy remains focused on do-it-yourself moving and self-storage customers. U-Haul believes that customer access, in terms of truck or trailer availability and proximity of rental locations, is critical to its success. Under the U-Haul name, our strategy is to offer, in an integrated manner over an extensive and geographically diverse network of 15,624 Company operated Centers and independent dealers, a wide range of products and services to do-it-yourself moving and self-storage customers.

Moving Operations

      U-Haul has a variety of product offerings. Rental trucks are designed with do-it-yourself customers in mind. U-Haul trailers are suited to the low profile of many newly manufactured automobiles. As of March 31, 2003, the U-Haul rental equipment fleet consisted of approximately 92,000 trucks, 73,000 trailers and 19,000 tow dollies. Additionally, U-Haul provides support items such as furniture pads, utility dollies and handtrucks.

      Approximately 90% of U-Haul’s gross rental revenue is generated from do-it-yourself residential movers. Moving rentals include:

(i) In-Town® rentals, where the equipment is returned to the originating U-Haul location and

(ii) One-way rentals, where the equipment is returned to a U-Haul location in another city.

      U-Haul’s truck and trailer rental business tends to be seasonal, with proportionally more transactions and revenues generated in the spring and summer months than during the balance of the year.

      U-Haul sells a wide selection of moving supplies that include boxes, tape and packaging materials. U-Haul Centers also sell and install hitches and towing systems, and sell propane.

      U-Haul offers protection packages such as:

(i) Safemove® — which currently provides moving customers with a damage waiver, cargo protection and medical and life coverage;

(ii) Safestor® — which currently provides self-storage rental customers with various types of protection for their goods in storage; and

(iii) Safetow® — which currently provides towing customers with a damage waiver, cargo protection and medical and life coverage.

      Independent dealers receive U-Haul equipment on a consignment basis and are paid a commission on gross revenues generated from their rentals. U-Haul maintains contracts with its independent dealers that may typically be terminated upon 30 days written notice by either party.

      Historically U-Haul has designed and manufactured its truck van boxes, trailers and various other support rental equipment items. Truck chassis are manufactured by both foreign and domestic truck manufacturers. These chassis receive certain post-delivery modifications and are joined with van boxes at strategically located Company-owned manufacturing and assembly facilities in the United States. From time to time, U-Haul buys its truck bodies from a third party provider of such items.

      U-Haul services and maintains its trucks and trailers through an extensive preventive-maintenance program, generally performed at Company-owned facilities located at or near U-Haul Centers. Major repairs are performed either by the chassis manufacturers’ dealers or by Company-owned repair shops.

Competition

      A highly competitive industry exists within the moving truck and trailer rental market. There are two distinct users of rental trucks: commercial users and do-it-yourself users. U-Haul focuses on the do-it-yourself residential user. Within this group, U-Haul believes that the principal competitive factors are convenience of rental locations, availability of quality rental equipment and price. U-Haul’s major competitors in the rental market are Budget Car and Truck Rental Company and Penske Truck Leasing.

Self-storage Business

      U-Haul entered the self-storage business in 1974 and has increased its presence in the industry through the acquisition and conversion of existing facilities and new construction. In addition, U-Haul has entered into management agreements to manage self-storage properties owned by others, including SAC Holdings. U-Haul has also entered into a strategic relationship with Private Mini Storage Realty, L.P., a Texas-based operator of self-storage properties.

      Through 1,023 owned, managed or equity participating self-storage locations in the United States and Canada, U-Haul offers for rent more than 32.5 million square feet of self-storage at March 31, 2003. This is an increase of 1.4 million square feet over the prior year. U-Haul’s self-storage facility locations range in sizes up to 152,600 square feet of storage space, with individual storage units in sizes from 15 to 400 square feet.

      The primary market for storage rooms is the storage of household goods. With the addition of 18,833 storage rooms during fiscal year 2003, the average occupancy rate of same store facilities operating over one year was 82.9%, with modest seasonal variations.

Competition

      The primary competition for a U-Haul self-storage location is other self-storage facilities within a geographic area offering a comparable level of convenience to the customer.

Employees

      As of March 31, 2003, U-Haul’s non-seasonal work force consisted of 16,145 full and part-time employees.

Real Estate Operations

Real Estate Operations

      Real Estate owns approximately 90% of the Company’s real estate assets, including U-Haul Center and Storage locations. Various U-Haul and Insurance companies own the remainder of the real estate assets. Real Estate is responsible for overseeing property acquisitions, dispositions and managing environmental risks of the properties.

Environmental Matters

      Compliance with environmental requirements of federal, state and local governments significantly affects Real Estate’s business operations. Among other things, these requirements regulate the discharge of materials into the water, air and land and govern the use and disposal of hazardous substances. Real Estate is aware of issues regarding the presence of hazardous substances on some of its properties. Real Estate regularly makes capital and operating expenditures to stay in compliance with environmental laws and has put in place a remedial plan at each site where it believes such a plan is necessary. Since 1988, Real Estate has managed a testing and removal program for underground storage tanks. Under this program, we have spent $43.7 million through March 31, 2003.

Insurance Operations

Business Strategies

      RepWest originates and reinsures property and casualty type insurance products for various market participants, including independent third parties, U-Haul’s customers, independent dealers and the Company. In April 2003, RepWest announced that in connection with AMERCO’s overall restructuring efforts, and in order to reduce costs and to build upon its core strengths, RepWest has ceased writing and is exiting non-U-Haul related lines of business.

      Oxford’s business strategy is long-term capital growth through direct writing and reinsuring of annuity, credit life and disability and Medicare supplement products. In the past Oxford has pursued a growth strategy of increased direct writing via acquisitions of insurance companies, expanded distribution channels and product development. The acquisitions of North American Insurance Company and Safe Mate Life Insurance Company in 1997 and Christian Fidelity Life Insurance Company in 2000 represent a significant movement toward this long-term goal. Oxford has significantly expanded product offerings, distribution channels and administrative capabilities through these acquisitions.

Investments

      RepWest and Oxford investments must comply with the insurance laws of the state of domicile. These laws prescribe the type, quality and concentration of investments that may be made. Moreover, in order to be considered an acceptable reinsurer by cedents and intermediaries, a reinsurer must offer financial security. The quality and liquidity of invested assets are important considerations in determining such security.

      The investment strategies of RepWest and Oxford emphasize protection of principal through the purchase of investment grade fixed-income securities. Approximately 88.0% of RepWest’s and 88.6% of Oxford’s fixed-income securities consist of investment grade securities (NAIC-2 or greater). The maturity distributions are designed to provide sufficient liquidity to meet future cash needs.

Reinsurance

      RepWest and Oxford assume and cede insurance from and to other insurers and members of various reinsurance pools and associations. Reinsurance arrangements are utilized to provide greater diversification of risk and to minimize exposure to large risks. However, the original insurer retains primary liability to the policyholder should the assuming insurer not be able to meet its obligations under the reinsurance agreements.

Regulation

      RepWest and Oxford are subject to regulation by state insurance regulatory agencies. The regulation extends to such matters as licensing companies and agents, restricting the types, quality or quantity of investments, regulating capital and surplus and actuarial reserve maintenance, setting solvency standards, filing of annual and other reports on financial condition, and regulating trade practices. State laws also regulate transactions and dividends between an insurance company and its parent or affiliates, and generally require prior approval or notification for any change in control of the insurance subsidiary.

      The insurance and reinsurance regulatory framework has been subjected to increased scrutiny by the National Association of Insurance Commissioners (NAIC), federal and state legislatures and insurance regulators. These regulators are considering increased regulations, with an emphasis on insurance company investment and solvency issues. It is not possible to predict the future impact of changing state and federal regulations on the operations of RepWest and Oxford.

      In 1998, the NAIC adopted the Codification of Statutory Accounting Principles guidance, which replaced the prior Accounting Practices and Procedures manual as the NAIC’s primary guidance for statutory accounting as of January 1, 2001. The codification provides guidance for areas where statutory accounting has been silent and changes current statutory accounting practices in some areas. The DOI has adopted the Codification guidance, effective January 1, 2001. Oxford and RepWest have implemented the new Codification effective January 1, 2001. In order to enhance the regulation of insurer solvency, the NAIC has adopted a formula and model law to implement risk-based capital (RBC) requirements for insurance companies designed to assess minimum capital requirements and to raise the level of protection that statutory surplus provides for policyholder obligations. The RBC formula measures areas of risk facing insurers. Pursuant to the model law, insurers having less statutory surplus than that required by the RBC calculation will be subject to varying degrees of regulatory action, depending on the level of capital inadequacy.

      The RBC model law provides for four levels of regulatory action. The extent of regulatory intervention and action increases as the level of surplus to RBC decreases. The first level, the Company Action Level (as defined by the NAIC), requires an insurer to submit a plan of corrective actions to the regulator if surplus falls below 200% of the RBC amount. The Regulatory Action Level requires an insurer to submit a plan containing corrective actions and requires the relevant insurance commissioner to perform an examination or other analysis and issue a corrective order if surplus falls below 150% of the RBC amount. The Authorized Control Level gives the relevant insurance commissioner the option either to take the aforementioned actions or to rehabilitate or liquidate the insurer if surplus falls below 100% of the RBC amount. The fourth action level is the Mandatory Control Level that requires the relevant insurance commissioner to rehabilitate or liquidate the insurer if surplus falls below 70% of the RBC amount.

      Oxford is in compliance with the NAIC minimum RBC requirements. On May 20, 2003, the DOI determined that RepWest’s level of RBC allowed for regulatory control and accordingly placed RepWest under supervision.

Competition

      The highly competitive insurance industry includes a large number of property and casualty insurance companies and life insurance companies. In addition, the marketplace now includes financial service firms offering both insurance and financial products. Stockholders own some insurance companies and policyholders own others. Many competitors have been in business for a longer period of time or possess substantially greater financial resources and broader product portfolios than RepWest and Oxford. RepWest and Oxford compete in the insurance business based upon price, product design and services rendered to producers and policyholders.

Employees

      RepWest’s non-seasonal work force consists of 343 full and part-time employees.

      Oxford’s non-seasonal work force consists of 148 full and part-time employees.

Life Insurance

      Oxford originates and reinsures annuities, credit life and disability, single premium whole life, group life and disability coverage, and Medicare supplement insurance. Oxford also administers the self-insured group health and dental plans for the Company. Reinsurance arrangements are entered into with unaffiliated reinsurers.

Property and Casualty

      RepWest’s historical business activities consisted of three basic areas: U-Haul, direct and assumed reinsurance. U-Haul underwritings include coverage for U-Haul customers, independent dealers, fleet owners and employees of the Company. RepWest’s direct underwriting was done through Company-employed underwriters and selected general agents. The products provided include liability coverage for rental vehicles, coverage for commercial multiple peril, commercial auto, mobile homes and excess workers’ compensation. As part of its restructuring, RepWest has determined to eliminate these direct lines. RepWest’s assumed reinsurance underwriting was done via broker markets and RepWest has exited this line. In an effort to decrease risk, RepWest has entered into various catastrophe cover policies to limit its exposure. The liability for reported and unreported losses is based on both RepWest’s historical and industry averages. Unpaid loss adjustment expenses are based on historical ratios of loss adjustment expenses paid to losses paid. The liability for unpaid losses and loss adjustment expenses is based on estimates of the amount necessary to settle all claims as of the statement date. Both reported and unreported losses are included in the liability. RepWest updates the liability estimate as additional facts regarding claim costs become available. These estimates are subject to uncertainty and variation due to numerous factors. In estimating reserves, no attempt is made to isolate inflation from the combined effect of other factors including inflation. Unpaid losses and loss adjustment expense are not discounted.

      Activity in the liability for unpaid losses and loss adjustment expenses is summarized as follows:

	2002	2001	2000

	(In thousands)
Balance at January 1	$448,987	$382,651	$334,857
Less reinsurance recoverable	128,044	80,868	58,403

Net balance at January 1	320,943	301,783	276,454

Incurred related to:
Current year	112,284	232,984	162,265
Prior years	16,396	23,042	41,285

Total incurred	128,680	256,026	203,550

Paid related to:
Current year	66,728	106,395	61,196
Prior years	130,070	130,471	117,025

Total paid	196,798	236,866	178,221

Net balance at December 31	252,825	320,943	301,783
Plus reinsurance recoverable	146,622	128,044	80,868

Balance at December 31	$399,447	$448,987	$382,651

      As a result of changes in estimates of insured events in prior years, the provision for unpaid losses and loss adjustment expenses (net of reinsurance recoveries of $90.1 million) increased by $16.4 million in 2002.

      The following table illustrates the change in unpaid loss and loss adjustment expenses. First line — reserves as originally reported at the end of the stated year. Second section, reading down, — cumulative amounts paid as of the end of successive years with respect to that reserve. Third section, reading down, — revised estimates of the original recorded reserve as of the end of successive years. Last section — compares the latest revised estimated reserve amount to the reserve amount as originally established. This last section is cumulative and should not be summed.

Unpaid Loss and Loss Adjustment Expenses

	December 31

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002

	(In thousands)
Unpaid Loss and Loss Adjustment Expenses	$238,762	$314,482	$329,741	$341,981	$332,674	$384,816	$344,748	$334,858	$382,651	$448,987	$399,447
Paid (Cumulative) as of:
One year later	83,923	70,382	86,796	89,041	89,336	103,752	82,936	117,025	130,471	130,070
Two years later	123,310	115,467	139,247	150,001	161,613	174,867	164,318	186,193	203,605
Three years later	153,030	146,640	173,787	195,855	208,168	216,966	218,819	232,883
Four years later	173,841	166,068	198,434	226,815	232,726	246,819	255,134
Five years later	181,677	181,174	219,425	243,855	250,312	269,425
Six years later	191,938	194,652	231,447	254,204	263,645
Seven years later	200,281	203,535	237,118	264,120
Eight years later	207,719	207,834	242,450
Nine years later	211,075	211,493
Ten years later	213,852
Reserve Reestimated as of:
One year later	251,450	321,058	338,033	353,508	354,776	357,733	339,602	377,096	433,222	454,510
Two years later	254,532	323,368	340,732	369,852	342,164	361,306	371,431	432,714	454,926
Three years later	253,844	309,936	349,459	328,445	346,578	369,598	429,160	437,712
Four years later	231,536	317,687	302,808	331,897	349,810	398,899	413,476
Five years later	239,888	267,005	300,180	339,665	376,142	398,184
Six years later	263,843	262,517	307,306	347,664	369,320
Seven years later	259,798	267,948	332,762	344,451
Eight years later	265,285	303,457	311,682
Nine years later	265,538	270,300
Ten years later	267,029
Cumulative Redundancy (Deficiency)	$(28,267)	$44,182	$18,059	$(2,470)	$(36,646)	$(13,368)	$(68,728)	$(102,854)	$(72,275)	$(5,523)
Retro Premium Recoverable	2,209	4,239	8,231	11,294	13,905	18,350	25,569	29,852	39,731	41,206
Reestimated Reserve:
Amount (Cumulative)	$(26,058)	$48,421	$26,290	$8,824	$(22,741)	$4,982	$(43,159)	$(73,002)	$(32,545)	$35,683

Properties

      AMERCO’s subsidiaries own property, plant and equipment that are utilized in the manufacture, repair and rental of U-Haul equipment and that provide office space for the Company. Such facilities exist throughout the United States and Canada. U-Haul also manages storage facilities owned by others. In addition, the Company owns certain real estate not currently used in its operations. U-Haul operates 1,350 U-Haul Centers (including Company-owned storage locations), and operates 11 manufacturing and assembly facilities. U-Haul also operates 105 fixed site repair facilities located at or near a U-Haul Center.

      SAC Holdings own property, plant and equipment that are utilized in the rental of self-storage rooms and U-Haul equipment. Such facilities exist throughout the United States and Canada. Such facilities also secure various promissory notes held by unrelated third parties. There is no debt held by the Company that is secured by SAC Holdings’ real estate. U-Haul manages the storage facilities under management agreements whereby the management fees are consistent with management fees received by U-Haul for other properties owned by unrelated parties and managed by U-Haul.

Legal Proceedings

      On July 20, 2000, Charles Kocher (Kocher) filed suit in Wetzel County, West Virginia, Civil Action No. 00-C-51-K, entitled Charles Kocher v. Oxford Life Insurance Co. (Oxford) seeking compensatory and punitive damages for breach of contract, bad faith and unfair claims settlement practices arising from an alleged failure of Oxford to properly and timely pay a claim under a disability and dismemberment policy. On March 22, 2002, the jury returned a verdict of $5 million in compensatory damages and $34.0 million in punitive damages. On November 5, 2002, the trial court entered an Order (Order) affirming the $39.0 million jury verdict and denying Oxford’s motion for New Trial Or, in The Alternative, Remittitur. Oxford has perfected its appeal to the West Virginia Supreme Court. On January 27, 2004, the matter was argued before the West Virginia Supreme Court and taken under advisement. Management does not believe that the Order is sustainable and expects the Order to be overturned by the West Virginia Supreme Court, in part because the jury award has no reasonable nexus to the actual harm suffered by Kocher. The Company has accrued $725,000, which represents management’s best estimate of the costs associated with legal fees to appeal and re-try the case and the company’s uninsured exposure to an unfavorable outcome.

      On September 24, 2002, Paul F. Shoen filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Paul F. Shoen vs. SAC Holding Corporation et al., CV02-05602, seeking damages and equitable relief on behalf of AMERCO from SAC Holdings and certain current and former members of the AMERCO Board of Directors, including Edward J. Shoen, Mark V. Shoen and James P. Shoen as defendants. AMERCO is named a nominal defendant for purposes of the derivative action. The complaint alleges breach of fiduciary duty, self-dealing, usurpation of corporate opportunities, wrongful interference with prospective economic advantage and unjust enrichment and seeks the unwinding of sales of self-storage properties by subsidiaries of AMERCO to SAC Holdings over the last several years. The complaint seeks a declaration that such transfers are void as well as unspecified damages. On October 28, 2002, AMERCO, the Shoen directors, the non-Shoen directors and SAC Holdings filed Motions to Dismiss the complaint. In addition, on October 28, 2002, Ron Belec filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Ron Belec vs. William E. Carty, et al., CV 02-06331 and on January 16, 2003, M.S. Management Company, Inc. filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned M.S. Management Company, Inc. vs. William E. Carty, et al., CV 03-00386. Two additional derivative suits were also filed against these parties. These additional suits are substantially similar to the Paul F. Shoen derivative action. The five suits assert virtually identical claims. In fact, three of the five plaintiffs are parties who are working closely together and chose to file the same claims multiple times. The court consolidated all five complaints before dismissing them on May 8, 2003. Plaintiffs have filed a notice of appeal. These lawsuits falsely alleged that the AMERCO Board lacked independence. In reaching its decision to dismiss these claims, the court determined that the AMERCO Board of Directors had the requisite level of independence required in order to have these claims resolved by the Board.

      A subsidiary of U-Haul, INW Company (“INW”), owns one property located within two different state hazardous substance sites in the State of Washington. The sites are referred to as the “Yakima Valley Spray Site” and the “Yakima Railroad Area.” INW has been named as a “potentially liable party” under state law with respect to this property as it relates to both sites. As a result of the cleanup costs of approximately $5.0 million required by the State of Washington, INW filed for reorganization under the federal bankruptcy laws in May of 2001. A successful mediation with other liable parties has occurred and future liability to INW will be in the range of $750,000 to $1.25 million.

      AMERCO is a defendant in four putative class action lawsuits. Article Four Trust v. AMERCO, et al., District of Nevada, United States District Court, Case No. CV-N-03-0050-DWH-VPC. Article Four Trust, a purported AMERCO shareholder, commenced this action on January 28, 2003 on behalf of all persons and entities who purchased or acquired AMERCO securities between February 12, 1998 and September 26, 2002. The Article Four Trust action alleges one claim for violation of Section 10(b) of the Securities Exchange Act and Rule 10b-5 thereunder. Mates v. AMERCO, et al., United States District Court, District of Nevada, Case No. CV-N-03-0107. Maxine Mates, an AMERCO shareholder, commenced this putative class action on behalf of all persons and entities who purchased or acquired AMERCO securities between February 12, 1998 and September 26, 2002. The Mates action asserts claims under section 10(b) and Rule 10b-5, and section 20(a) of the Securities Exchange Act. Klug v. AMERCO, et al., United States District Court of Nevada, Case No. CV-S-03-0380. Edward Klug, an AMERCO shareholder, commenced this putative class action on behalf of all persons and entities who purchased or acquired AMERCO securities between February 12, 1998 and September 26, 2002. The Klug action asserts claims under section 10(b) and Rule 10b-5 and section 20(a) of the Securities Exchange Act. IG Holdings v. AMERCO, et al., United States District Court, District of Nevada, Case No. CV-N-03-0199. IG Holdings, an AMERCO bondholder, commenced this putative class action on behalf of all persons and entities who purchased, acquired, or traded AMERCO bonds between February 12, 1998 and September 26, 2002, alleging claims under section 11 and section 12 of the Securities Act of 1933 and section 10(b) and Rule 10b-5, and section 20(a) of the Securities Exchange Act. Each of these four securities class actions allege that AMERCO engaged in transactions with SAC entities that falsely improved AMERCO’s financial statements, and that AMERCO failed to disclose the transactions properly. The actions are at a very early stage. The Klug action has not been served. In the other three actions, AMERCO does not currently have a deadline by which it must respond to the complaints. Management has stated that it intends to defend these cases vigorously.

      Reference is also made to the discussion of the SEC investigation included under the heading “Prospectus Summary — Recent Developments” in this prospectus and is incorporated by reference in this discussion of Legal Proceedings.

SELECTED HISTORICAL FINANCIAL DATA

      In the following table, we provide you with our selected historical consolidated financial and operating data as of and for the periods indicated. The information in this table should be read in conjunction with the financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. The consolidated balance sheet data presented below as of March 31, 2003 and 2002 and the consolidated statements of earnings data for the fiscal years ended March 31, 2003, 2002 and 2001 have been derived from the consolidated financial statements, which have been audited by BDO Seidman, LLP, our independent auditors, which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, and which appear elsewhere in this prospectus. The amounts for 2002, 2001 and 2000 were restated, see Note 2 to the consolidated financial statements. The consolidated balance sheet data for the fiscal years ended March 31, 2001, 2000 and 1999 and the consolidated statements of earnings data for the fiscal years ended March 31, 2000 and 1999 have been derived from our consolidated financial statements, which are not included in this prospectus. The consolidated statements of earnings data for the nine months ended December 31, 2003 and 2002 and the selected balance sheet data as of December 31, 2003, are derived from our unaudited condensed consolidated financial statements appearing elsewhere in this prospectus and include, in our management’s opinion, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the data for such periods. The results for the nine months ended December 31, 2003 are not necessarily indicative of the results to be expected for the fiscal year ending March 31, 2004 or for any future period.

						Nine Months Ended
	For the Years Ended March 31,					December 31,

	2003	2002	2001	2000	1999	2003	2002

	(In thousands except share and per share data)
Statement of Operations Data:
Rental revenue	$1,560,005	$1,512,250	$1,436,832	$1,334,923	$1,204,380	$1,304,470	$1,233,043
Net sales	222,889	222,816	212,243	201,355	220,994	182,048	175,709
Premiums	307,925	411,170	328,108	262,057	226,847	188,024	243,131
Net investment and interest income	41,568	47,343	52,297	61,021	64,964	35,614	31,508

Total revenues	2,132,387	2,193,579	2,029,480	1,859,356	1,717,185	1,710,156	1,683,391

Operating expenses	1,134,460	1,146,305	1,076,307	951,196	892,355	909,380	900,655
Commission expenses	136,827	140,442	132,865	134,135	130,160	116,132	122,441
Cost of sales	115,115	122,694	126,506	115,390	112,300	87,023	87,484
Benefits and losses	281,868	423,709	331,079	244,579	208,281	169,801	200,142
Amortization of deferred policy acquisition costs	37,819	40,674	36,232	34,987	31,721	28,886	27,895
Lease expense	179,642	174,664	175,460	130,951	118,742	112,058	122,628
Depreciation, net(1)	137,446	102,957	103,807	96,090	77,429	113,356	102,402

Total costs and expenses	2,023,177	2,151,445	1,982,256	1,707,328	1,570,988	1,536,636	1,563,647

Earnings from operations	109,210	42,134	47,224	152,028	146,198	173,520	119,744
Interest expense	121,580	109,465	111,878	97,187	85,611	92,839	86,306
Fees on early termination of BBATs	26,551	—	—	—	—	—	26,551

Pretax earnings (loss)	(38,921)	(67,331)	(64,654)	54,841	60,587	80,681	6,887
Income tax benefit (expense)	13,935	19,891	22,544	(19,362)	(22,745)	(30,587)	(6,783)

Net earnings (loss)	$(24,986)	$(47,440)	$(42,110)	$35,479	$37,842	$50,094	$124

						Nine Months Ended
	For the Years Ended March 31,					December 31,

	2003	2002	2001	2000	1999	2003	2002

	(In thousands except share and per share data)
Less: preferred stock dividends	12,963	12,963	12,963	13,641	17,414	9,723	9,723
Earnings (loss) available to common shareholders	(37,949)	(60,403)	(55,073)	21,838	20,428	40,371	(9,599)

Net earnings (loss) per common share (basic and diluted)(2)	$(1.83)	$(2.87)	$(2.56)	$.99	$.93	$2.01	$(0.48)
Weighted average common shares outstanding basic and (diluted)	20,743,072	21,022,712	21,486,370	21,934,930	21,937,686	20,082,632	20,005,502
Cash dividends declared and accrued
Preferred stock	$12,963	$12,963	$12,963	$13,641	$17,414	$9,723	$9,723
Common stock	—	—	—	—	—	—	—

						As of December 31,
						2003

Balance Sheet Data:
Property, plant and equipment, net	$1,946,317	$1,936,076	$1,882,010	$1,704,483	$1,532,239	$1,916,681
Total assets	3,805,666	3,732,317	3,599,658	3,280,884	3,127,739	3,806,455
Liabilities subject to compromise and AMERCO’s notes and loans payable	954,856	1,045,801	1,156,849	1,137,840	1,114,748	960,752
SAC Holdings’ notes and loans payable	589,019	561,887	376,146	230,776	115,609	586,558
Stockholders’ equity	327,448	381,524	446,354	504,749	543,739	401,836

(1)	Reflects the change in salvage value and estimated useful lives during the fiscal year ended March 31, 2002. The net effect of these changes was to reduce net loss for the fiscal year 2002 by $3.1 million or $0.15 per share.

(2)	Earnings and net earnings per common share were computed after giving effect to the dividends on the Company’s Series B floating rate stock for all years presented.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

General

      The following discussion should be read in conjunction with the Company’s consolidated financial statements and the related notes which are included in this prospectus. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the continuity of operations, realization of assets and the satisfaction of liabilities in the normal course of business. As a result of AMERCO’s Chapter 11 filing, the Company’s independent auditors qualified their opinions on the Company’s March 31, 2003 financial statements by including an explanatory paragraph in which they expressed substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be required if AMERCO is unable to continue as a going concern. As discussed elsewhere, AMERCO emerged from Chapter 11 bankruptcy on March 15, 2004 with full payment to our creditors and with no dilution to our stockholders.

      AMERCO’s fiscal year end is March 31 and is named for the calendar year in which the fiscal year ends (for example, we refer to our fiscal year ended March 31, 2003 as “fiscal year 2003”). Information on industry segments is incorporated by reference to Notes 1, 21 and 22 to the consolidated financial statements for the year ended March 31, 2003 and Note 6 to the unaudited consolidated financial statements for the quarter ended December 31, 2003, which are contained elsewhere in this prospectus. The notes discuss the general principles of consolidation, summarized consolidated information and industry segment and geographic data. In consolidation, all intersegment premiums are eliminated and the uninsured portion of the related benefits, losses and expenses are retained by the insurance companies. RepWest and Oxford have been consolidated on the basis of calendar years ended December 31. Accordingly, all references to the years 2002, 2001 and 2000 correspond to AMERCO’s fiscal years 2003, 2002 and 2001.

Results of Operations — Comparison of Fiscal Years Ended March 31, 2003, 2002 and 2001

U-Haul Moving and Storage Operations

      Rental revenue was $1,433.4 million, $1,425.7 million and $1,364.5 million in fiscal years 2003, 2002 and 2001, respectively. Rental revenues increased from 2003 compared to fiscal 2002, due to price and productivity gains. The increase from fiscal year 2001 to fiscal year 2002 is due to an increase in one-way transactions with an improved average dollar per transaction on one-way rentals as well as growth in transactions in trailer rentals and support rental items. Storage revenue decreased all of the years due to the sale of properties to SAC Holdings.

      Net sales revenues were $174.1 million, $198.3 million and $194.3 million in fiscal years 2003, 2002 and 2001, respectively. Revenue declines in the sale of hitches, moving support items (i.e. boxes, etc.) and propane for 2003 from 2002 was largely due to the sale of centers to SAC.

      Interest income, before consolidating entries, was $29.4 million, $22.7 million and $24.3 million in fiscal years 2003, 2002 and 2001, respectively. The increase during fiscal year 2003 can be attributed to an increase in the average investment balance of SAC notes. The decrease in fiscal year 2002 is mainly related to a decrease in average investment balance in SAC notes.

      Operating expenses, before intercompany eliminations, were $992.2 million, $1,041.4 million and $1,021.6 million in fiscal years 2003, 2002 and 2001, respectively. The decrease in operating expenses for fiscal year 2003 was due to the incorporation of cost reduction programs and the sale of centers to SAC. The increase in fiscal year 2002 is due to increased personnel costs and higher repair expense. Also, the addition of storage rooms will initially cause an increase in operating expenses without corresponding increases in earnings until the properties reach a stabilized level of occupancy.

      Commission expense was $164.5 million, $153.5 million and $143.6 million for fiscal years 2003, 2002 and 2001 respectively. The increase in commissions paid was due to the overall increase in rental revenues generated by independent dealers (including SAC).

      Cost of sales was $93.7 million, $110.4 million and $116.6 million in fiscal years 2003, 2002 and 2001, respectively. The decrease in fiscal year 2003 was due to lower sales volume, better sourcing and the sales of certain locations to SAC during the last quarter of fiscal year 2002. The decrease in fiscal year 2002 is due to lower sales volume and lower costs of propane and other materials.

      Benefits and losses were $37.6 million, $47.0 million and $40.5 million for fiscal years 2003, 2002 and 2001 respectively. This expense represents an adjustment in the reserve for insurance claims on U-Haul’s financial statements. This was partially due to U-Haul’s “Self-Insurance Retention Level” increasing to 95% for 2001 and 2002 and 100% in 2003. The Self-Insurance Retention is currently $5.0 million per event. This is a non-cash expense until claims are paid.

      Lease expense before intercompany elimination was $165.0 million, $171.7 million and $167.3 million in fiscal years 2003, 2002 and 2001, respectively. The decrease in lease expense for fiscal year 2003 was due to a decline in rental trucks under lease. The increase in fiscal year 2002 is due to an increase in the value of properties leased that was partially offset by a decrease in rental equipment lease expense.

      Depreciation expense, net was $112.8 million, $92.4 million and $87.5 million in fiscal years 2003, 2002 and 2001, respectively. The increase in depreciation expense, net, for fiscal year 2003 was caused by an increase in the number of trucks owned. The increase in fiscal years 2002 reflects an overall increase in depreciation expense on the rental truck fleet offset in fiscal year 2002 by gains on the sale of surplus assets. A change in estimated salvage value and increase in our estimate of the useful lives of certain of our trucks further reduced depreciation expense for fiscal year 2002. An internal analysis of sales of trucks was completed for the fiscal years ending March 31, 1996 through March 31, 2001. The study compared the truck model, size, age and average residual value of units sold for each fiscal year indicated. The analysis revealed that average residual values (as computed) when compared to sales prices were not reflective of the values that the Company was receiving upon disposition. Based on the analysis, the estimated residual values were decreased to approximately 25% of historic cost. In addition, this analysis revealed that our estimates of useful lives were not reflective of the economic lives of our trucks, which ultimately were being utilized by the Company for longer periods of time. Thus the useful lives of certain of our trucks were increased by approximately 3 years. The net effect of these changes was to decrease net losses for the fiscal year 2002 by $3.1 million or $0.15 per share.

      Earnings from operations, before intercompany eliminations, were $71.0 million, $30.4 million and $6.0 million in fiscal years 2003, 2002 and 2001, respectively. The increase in earnings from operations in fiscal year 2003 was due to a reduction in all expense categories except depreciation. Tighter cost controls and the reduction in expenses due to the sale to SAC were the largest contributors. The increase in fiscal year 2002 is due to the increase in rental revenues offset by increases in operating expenses.

      Interest expense before intercompany eliminations was $10.0 million, $11.7 million and $17.1 million in fiscal years 2003, 2002 and 2001, respectively. The decrease in fiscal years 2003 and 2002 can be attributed to lower average debt balance and interest rate reductions.

      Pretax earnings (loss) before intercompany eliminations were $61.0 million, $18.7 million and $(11.1) million for the fiscal years 2003, 2002, and 2001, respectively.

SAC Moving and Storage Operations

      Rental revenue was $168.0 million, $112.7 million and $92.5 million in fiscal years 2003, 2002 and 2001, respectively. Increased facility capacity through the acquisition of new locations and increased storage rates accounted for the increase. The occupancy of existing storage locations has remained stable.

      Net sales revenues were $48.8 million, $24.4 million and $17.9 million in fiscal years 2003, 2002 and 2001, respectively. Revenue growth was due to the addition of new locations.

      Operating expenses, before intercompany eliminations, were $105.3 million, $68.2 million and $49.2 million in fiscal years 2003, 2002 and 2001, respectively. Personnel expenses, liability insurance, property taxes and utility expenses all increased proportionately in relation to the increased revenues from the acquisition of new locations.

      Cost of sales was $21.4 million, $12.2 million and $9.9 million in fiscal years 2003, 2002 and 2001, respectively. Higher sales volume related to moving support items contributed to the increases in both fiscal years 2003 and 2002 along with the addition of new locations.

      Depreciation expense, net was $21.4 million, $15.1 million and $12.4 million in fiscal years 2003, 2002 and 2001, respectively. The increase is attributed to the acquisition of new locations.

      Earnings from operations were $68.8 million, $41.7 million and $38.9 million in fiscal years 2003, 2002 and 2001, respectively. The increase is due to the addition of locations.

      Interest expense before intercompany elimination was $81.2 million, $61.1 million and $53.5 million in fiscal years 2003, 2002 and 2001, respectively. The average debt level outstanding continued to increase due to the acquisition of storage properties in fiscal year 2002 compared to fiscal year 2001.

      Pretax losses before intercompany eliminations were $12.4 million, $19.4 million, and $14.6 million for the fiscal years 2003, 2002, and 2001, respectively.

Real Estate Operations

      Rental revenue, before intercompany eliminations, were $59.2 million, $68.2 million and $72.0 million in fiscal years 2003, 2002 and 2001, respectively. Intercompany rental revenue was $56.2 million. $64.3 million and $71.1 million in fiscal years 2003, 2002 and 2001, respectively. The decrease in fiscal years 2003 and 2002 is related to the sale of properties to SAC Holdings.

      Net investment and interest income was $10.7 million, $8.3 million and $11.0 million in fiscal years 2003, 2002 and 2001, respectively. The increase in fiscal 2003 is related to increased investments in mortgage notes. The decline in 2002 was due to a reduction in mortgage notes.

      Operating (income) expenses, before intercompany eliminations, were $(5.5) million, $(4.4) million and $0.5 million in fiscal years 2003, 2002 and 2001, respectively.

      Lease expense before intercompany eliminations, for real estate operations was $14.2 million, $11.2 million and $11.6 million for the fiscal years 2003, 2002 and 2001, respectively. The increase in fiscal year 2003 was due to more properties under lease and the default lease rates on three multi-property leases. The lease expense in fiscal year 2002 was virtually unchanged over the fiscal year 2001.

      Depreciation expense, net, was $5.2 million, $(2.0) million and $5.3 million in fiscal years 2003, 2002 and 2001, respectively. The increase in depreciation expense in 2003 was due to no gains from the disposition of surplus real estate. The decrease in fiscal years 2002 reflects an increase in gains from the disposition of property, plant and equipment.

      Earnings from operations, before intercompany eliminations, were $56.0 million, $71.9 million and $65.7 million in fiscal years 2003, 2002 and 2001, respectively. The decline in earnings from operations in fiscal year 2003 was due to a reduction in rental revenues and an increase in lease expense. The increase in fiscal year 2002 is mainly related to lower operating costs and expenses, and gains recorded on sales of surplus properties.

      Interest expense was $23.7 million, $34.3 million and $44.3 million for fiscal years 2003, 2002 and 2001, respectively. Declining intercompany loan balances and declining rates led to the overall decline in interest expense for fiscal years 2003 and 2002.

      Pretax earnings before intercompany eliminations were $32.4 million, $37.6 million and $21.5 million for the fiscal years ended March 31, 2003, 2002, and 2001, respectively.

Property and Casualty

      Premium revenues, before intercompany eliminations, were $152.6 million, $262.0 million and $226.1 million for the years ended December 31, 2002, 2001 and 2000, respectively. General agency premiums were $66.0 million, $107.4 million and $64.3 million for the years ended December 31, 2002, 2001 and 2000, respectively. The decrease in 2002 from 2001 is due to the run-off of RepWest’s Non-Standard Auto business which was cancelled in 2001, as well as increased quota share reinsurance on the trucking program. The increase in 2001 from 2000 was due to trucking, commercial lines business, and the non-standard auto program, which was cancelled in 2001. Assumed treaty reinsurance premiums were $34.9 million, $73.0 million and $83.2 million for the years ended December 31, 2002, 2001 and 2000, respectively. The decrease in 2002 from 2001 is due to the non-renewal and cancellation of the assumed reinsurance treaty business. Rental industry revenues were $32.6 million, $47.5 million and $51.3 million for the years ended December 31, 2002, 2001 and 2000, respectively. The decrease in 2002 from 2001 was due to a change in policy structure on U-Haul business effective April 1, 2002. Under the new policy U-Haul is now responsible for losses from $2.0 million per occurrence. The increase from 2000 was the result of an increase in premiums of a retrospectively rated policy on the U-Haul industry liability policy. Net investment income was $22.3 million, $20.7 million and $25.5 million for the years ended December 31, 2002, 2001 and 2000, respectively. The increase in 2002 from 2001 is due to increased earnings on real estate offset by a decrease in income on fixed maturities due to lower average invested assets. The decrease in 2001 from 2000 is due to lower invested asset balances, lower interest rates, as well as the write down of $4.1 million of fixed maturity investments during 2001.

      Operating expenses, before intercompany eliminations, were $37.0 million, $77.2 million and $56.5 million for the years ended December 31, 2002, 2001 and 2000, respectively. The decrease in 2002 from 2001 is due to decreased commission expense on decreased premium writings. The increase in 2001 from 2000 is due to a change in estimate on an aggregate stop loss treaty in which RepWest had originally recorded the treaty as if it would be commuted. Estimates in 2001 have changed and the treaty was not commuted. The original amount was a reduction to commissions of $17.7 million of which RepWest had to recognize as additional commission expense in 2001. Commission expenses were $13.9 million, $51.2 million and $33.1 million for the years ended December 2002, 2001 and 2000, respectively. Lease expenses were $1.1 million, $1.7 million and $2.1 million for the years ended December 2002, 2001 and 2000, respectively. All other underwriting expenses were $22.0 million, $24.3 million and $21.3 million for the years ended December 2002, 2001 and 2000, respectively.

      Benefits and losses incurred were $128.7 million, $255.8 million and $211.3 million for the years ended December 31, 2002, 2001 and 2000, respectively. The decrease in 2002 from 2001 is due to decreased earned premiums in all segments of RepWest’s business. The increase in 2001 to 2000 was due to increased earned premium in three general agency programs and reserve strengthening in the assumed reinsurance treaty segment.

      Amortization of deferred acquisition costs was $17.3 million, $22.1 million and $16.6 million for the years ended December 31, 2002, 2001 and 2000, respectively. The decrease in 2002 from 2001 is due to RepWest’s decreased premium writings. The increase in 2001 from 2000 is due to the amortization of higher commissions deferred in the 2000 year.

      Pretax losses from operations were $8.0 million, $72.4 million and $32.9 million for the years ended December 31, 2002, 2001 and 2000, respectively. The decrease in losses in 2002 from 2001 is due to RepWest exiting multiple unprofitable lines of business as well as reduced expenses. The increase in losses in 2001 from 2000 was due to the increase in earned premium from unprofitable lines, increased commissions due to the commutation write-off, reserve strengthening, and development in older years on the assumed treaty reinsurance business.

Life Insurance

      Premium revenues, before intercompany eliminations, were $161.4 million, $159.4 million and $112.6 million for the years ended December 31, 2002, 2001 and 2000, respectively. Oxford increased

Medicare supplement premiums through direct writings and the acquisition of Christian Fidelity Life Insurance Company (“CFLIC”); these actions increased premiums by $6.3 million from 2001 and $54.5 million from 2000. Premiums from Oxford’s life insurance lines increased $2.5 million from 2001 and $3.7 million from 2000. Credit life and disability premiums decreased $2.9 million from 2001 and $6.6 million from 2000 due to account cancellations in specific states and decreased penetration. Annuitizations decreased by $0.7 million from 2001 and $2.6 million from 2000. Other health insurance premiums decreased $3.2 million from 2001 and decreased $0.2 million from 2000 due to termination of major medical programs. Net investment income before intercompany eliminations was $13.9 million, $23.2 million, and $19.0 million for the years ended December 31, 2002, 2001, and 2000. The change in 2002 from 2001 is due to lower interest rates, larger short-term balances and write-downs for other than temporary declines in the investment portfolio. The increase between 2001 and 2000 is primarily due to write-downs for other than temporary declines in the investment portfolio in 2000.

      Operating expenses were $40.5 million, $37.5 million and $29.4 million for the years ended December 31, 2002, 2001 and 2000, respectively. Commissions have increased $1.0 million from 2001 and $4.9 million from 2000, primarily due to the increases in Medicare supplement premiums. General and administrative expenses net of fees collected increased $2.1 million from 2001 and $6.3 million from 2000. The acquisition of CFLIC resulted in $3.3 million of the increase from 2000.

      Benefits incurred were $115.6 million, $120.9 million and $79.2 million for the years ended December 31, 2002, 2001 and 2000. Medicare supplement benefits decreased $1.8 million from 2001 primarily due to decreased exposure and improved experience, and increased $36.8 million from 2000 due to the acquisition of CFLIC. Credit insurance benefits decreased $1.7 million from 2001 and $1.2 million from 2000 due to decreased exposure. Benefits from other health lines decreased $4.1 million from 2001 and $.5 million from 2000 due to the termination of major medical programs. Annuity and life benefits increased $2.3 million from 2001 and $1.3 million from 2000 due to increases in life insurance exposure.

      Amortization of deferred acquisition costs (DAC) and the value of business acquired (VOBA) was $20.5 million, $18.6 million and $19.6 million for 2002, 2001 and 2000. These costs are amortized for life and health policies as the premium is earned over the term of the policy; and for deferred annuities, amortized in relation to interest spreads. Amortization increased $1.9 million and $0.9 million from 2001 and 2000 due to the annuity and credit segments.

      Pretax earnings (losses) before intercompany eliminations were $(1.4) million, $5.6 million and $3.4 million for the years ended December 31, 2002, 2001 and 2000, respectively. The decrease from 2001 is primarily due to other than temporary declines in the investment portfolio and poor experience in the credit insurance lines. The increase from 2000 is due to realized gains in the investment portfolio.

Consolidated Group Earnings

      As a result of the foregoing, pretax losses were $38.9 million, $67.3 million and $64.7 million in fiscal years 2003, 2002 and 2001, respectively. After providing for income taxes, losses were $25.0 million, $47.4 million and $42.1 million in fiscal years 2003, 2002 and 2001 respectively. On a combined basis SAC Holdings and RepWest accounted for $14.1 million, $62.7 million and $32.4 million of the total losses for fiscal years 2003, 2002 and 2001 respectively.

Results of Operations — Comparison of Nine Months Ended December 31, 2003 and Nine Months Ended December 31, 2002

U-Haul Moving and Storage

      Revenues consist of rental revenues, net sales and investment earnings.

      Rental revenue was $1,220.0 million and $1,146.8 million for the nine months ended December 31, 2003 and 2002, respectively. The increase from the prior year reflects increased equipment rental revenues which can be attributed to an increase in the average dollar per transaction, improved equipment utilization, and increases in storage revenues due to an increase in the number of rooms rented and improved pricing.

      Net sales revenues were $142.4 million and $137.6 million for the nine months ended December 31, 2003 and 2002, respectively. The increase in sales reflects improved sales of propane and moving support items.

      Cost of sales were $70.1 million and $71.5 million for the nine months ended December 31, 2003 and 2002, respectively. The decrease was due to a shift in the mix of products sold.

      Operating expenses before intercompany eliminations were $817.8 million and $824.3 million for the nine months ended December 31, 2003 and 2002, respectively. Decreases in advertising, telephone, utility and other operating expenses caused the decrease.

      Lease expense was $110.8 million and $120.4 million for the nine months ended December 31, 2003 and 2002, respectively. The decrease is due to a decrease in the number of trucks leased.

      Net depreciation expense was $93.7 million and $83.9 million for the nine months ended December 31, 2003 and 2002, respectively. Depreciation from rental trucks acquired off lease, an increase in depreciation on pickups and vans, and increased losses on disposition of fixed assets is responsible for the increase in net depreciation expense.

      Operating profit before intercompany eliminations was $153.8 million and $63.4 million for the nine months ended December 31, 2003 and 2002, respectively.

Amerco Real Estate (AREC)

      Rental revenue before intercompany eliminations was $50.3 million and $51.4 million for the nine months ended December 31, 2003 and 2002, respectively. Inter-company revenue was $45.7 and $45.1 million for the nine months ended December 31, 2003 and 2002, respectively.

      Net investment and interest income was $6.0 million and $8.0 million for the nine months ended December 31, 2003 and 2002, respectively.

      Lease expense was $10.7 million and $7.5 for the nine months ended December 31, 2003 and 2002, respectively. The increase is a result of the increase in lease expense for storage facilities.

      Net depreciation expense was $5.1 million and $5.4 million for the nine months ended December 31, 2003 and 2002, respectively.

      Operating profit before intercompany eliminations was $40.5 million and $41.5 million for the nine months ended December 31, 2003 and 2002, respectively.

Property and Casualty (RepWest)

      RepWest’s earned premiums were $78.2 million and $126.9 million for the nine months ended September 30, 2003 and 2002, respectively. General agency premiums were $56.4 million and $68.5 million for the nine months ended September 30, 2003 and 2002, respectively. The decrease in 2003 is due to RepWest exiting its non-U-Haul related lines. Assumed treaty reinsurance premiums were $2.1 million and $29.1 million for the nine months ended September 30, 2003 and 2002, respectively. The decrease from 2002 to 2003 is due to the cancellation of RepWest’s assumed treaty business. Rental industry earned premiums were $19.7 million and $29.2 million for the nine months ended September 30, 2003 and 2002, respectively. The 2003 decrease was from a change in policy structure on U-Haul business effective April 1, 2003.

      Net investment income was $19.2 million and $21.5 million for the nine months ended September 30, 2003 and 2002, respectively. The decrease is attributable to lower average invested assets.

      Benefits and losses incurred were $89.6 million and $111.7 million for the nine months ended September 30, 2003 and 2002, respectively. The decrease is primarily due to decreased earned premiums in all segments of the RepWest’s business, which was offset partially by the reserve strengthening on discontinued lines.

      The net amortization of deferred acquisition costs (DAC) were $11.8 million and $13.2 million for the nine months ended September 30, 2003 and 2002, respectively. The decrease is due to RepWest’s decreased earned premiums.

      Operating expenses were $17.8 million and $26.2 million for the nine months ended September 30, 2003 and 2002, respectively. The decrease is due to reduced general administrative expenses, as a result of the discontinuance of non-related U-Haul lines.

      Operating loss before tax was $21.8 million and $2.8 million for the nine months ended September 30, 2003 and 2002, respectively. The increase in the loss is due to further loss development and reserve strengthening on cancelled lines of business that were written in prior years.

      In April 2003, RepWest announced that in conjunction with the Company’s overall restructuring efforts, it is redirecting its operating focus. In particular, RepWest is exiting non-U-Haul related lines of business. Management estimates that approximately 75% and 81% of earned premium and balance sheet reserves, respectively, relate to the operations that are being discontinued. The process is being conducted in an orderly fashion to help minimize related costs.

Republic Western Business Breakdown

	Net Earned Premium	Net Earned Premium	Outstanding	Outstanding
	Nine Months Ended	Nine Months Ended	Reserves at	Reserves at
Insurance Line	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

AMERCO Related Business:
U-Haul business	$266	$9,469	$70,224	$85,197
Safestor, Safetow, Safemove	11,995	11,531	2,596	2,698
Storage	4,470	4,953	5,712	6,871
NAFCIC	3,018	3,293	3,249	3,628
Total	19,749	29,246	81,781	98,394
Non-AMERCO Related Business:
Agency	56,366	68,537	277,924	227,776
Assumed business	2,132	29,093	63,019	73,278
Total	58,498	97,630	340,943	301,054
Total RepWest	$78,247	$126,876	$422,724	$399,448

Life Insurance (Oxford)

      Net premiums were $112.9 million and $121.1 million for the nine months ended September 30, 2003 and 2002, respectively. Life insurance premium and annuitizations decreased $2.8 million from the same period in 2002. Credit insurance premiums decreased $3.6 million for the nine months. Other business segments had premium decreases totaling $1.9 million.

      Net investment income before intercompany eliminations was $15.4 million and $13.0 million for the nine months ended September 30, 2003 and 2002, respectively. This is primarily due to fewer other than temporary decline write-downs in the bond portfolio offset by reduced investment yields and a lower invested asset base.

      Benefits incurred were $80.2 million and $88.4 million for the nine months ended September 30, 2003 and 2002, respectively. Medicare supplement incurred benefits decreased $4.7 million and credit life and disability decreased $1.8 million from reduced populations and improved loss experience. Other segments had benefit decreases totaling $1.7 million.

      Amortization of deferred acquisition cost (DAC) and the value of business acquired (VOBA) was $17.0 million and $14.7 million for the nine months ended September 30, 2003 and 2002, respectively. The increase is primarily due to surrender activity from the deferred annuity segment that has occurred since AMERCO’s bankruptcy filing and Oxford’s subsequent rating decline.

      Operating expenses were $23.2 million and $29.6 million for the nine months ended September 30, 2003, and 2002, respectively. Commission expenses decreased $2.0 million as new sales declined. Fees collected from annuity policies that surrendered increased $3.2 million offsetting the increases in DAC amortization. General and administrative expenses net of fees collected decreased $1.2 million.

      Operating profit before tax and intercompany eliminations was $7.8 million and $1.4 million for the nine months ended September 30, 2003 and 2002, respectively. The improvement is due to fewer write-downs of bonds and from better loss experience in the Medicare supplement segment.

SAC Moving and Storage

      Total revenues consist of storage rental revenues, vehicle rental commissions and net sales. Total rental revenue was $127.4 million and $123.8 million for the nine months ended December 31, 2003 and 2002, respectively.

      Net sales revenues were $39.6 million and $38.1 million for the nine months ended December 31, 2003 and 2002, respectively. Propane and hitch sales accounted for the increase.

      Operating expenses before intercompany eliminations were $81.5 million and $74.9 million for the nine months ended December 31, 2003 and 2002, respectively. Increased expenses were the result of increased payroll, advertising, property tax expenses, and liability insurance.

      Cost of sales increased to $16.9 million from $16.0 million for the nine months ended December 31, 2003 and 2002, respectively. This increase was due to increased sales volume.

      Net depreciation expense was $16.0 million and $14.5 million for the nine months ended December 31, 2003 and 2002, respectively. The increase is due to an increased loss on disposal of assets.

      Operating profits were $52.6 million and $56.5 million for the nine months ended December 31, 2003 and 2002, respectively.

Consolidated Group

      Interest expense was $92.8 million and $86.3 million for the nine months ended December 31, 2003 and 2002, respectively. AMERCO’s interest expense was $60.4 and $54.1 million for the nine months ended December 31, 2003 and 2002, respectively. AMERCO’s interest expense increased despite lower overall average debt outstanding due to an increase in the average cost of debt resulting from default interest. Interest expense of SAC Holdings on third party debt was $32.5 million and $32.2 million for the nine months ended December 31, 2003 and 2002, respectively.

      Pretax earnings were $80.7 million and $6.9 million for the nine months ended December 31, 2003 and 2002, respectively. After providing for income taxes, net earnings were $50.1 million and $0.1 million for the nine months ended December 31, 2003 and 2002, respectively.

Disclosures About Contractual Obligations and Commercial Commitments

      The following table of contractual commitments and contingencies was prepared based on our outstanding obligations and commitments at December 31, 2003, as adjusted to give effect to the issuance of our new debt obligations (including the New SAC Holdings Notes) issued on March 15, 2004 upon our emergence from bankruptcy and the satisfaction of the debt obligations discharged in connection therewith. In light of our Chapter 11 reorganization, we believe this information is more useful to investors than information about our capital structure and obligations as they existed prior to our emergence from Chapter 11. We have elected to show our contractual obligations and commercial commitments for the periods beginning with the start of our fiscal year on April 1, 2004 rather than as of January 1, 2004 so that the disclosure will conform to prior and future disclosures and because we believe the difference of three months is not material. None of the listed debt or contractual obligations have scheduled maturities due during the quarter ended March 31, 2004.

		Payments Due by Period
		(as of December 31, 2003, as adjusted)

		Prior to	04/01/05	04/01/07	April 1, 2009
Financial Obligations	Total	03/31/05	03/31/07	03/31/09	and Thereafter

	(In thousands)
Exit Financing Facility (Revolver Portion)	$194,800	—	—	—	194,800
Exit Financing Facility (Term Loan Portion)	350,000	3,500	7,000	339,500	—
9.0% Second Lien Senior Secured Notes	200,000	—	—	200,000	—
New AMERCO Notes	148,646	—	—	—	148,646
AMERCO’s operating leases	604,904	377,673	169,207	53,964	4,060
Private Mini Support Agreement	70,000	—	—	—	70,000
New SAC Holdings Notes*	200,000	—	—	—	200,000
SAC Holdings’ notes and loans**	790,079	155,089	14,803	18,100	602,087
Elimination of SAC Holdings’ obligations to AMERCO	(203,521)	—	—	—	(203,521)

Total contractual obligations	$2,354,908	536,262	191,010	611,564	1,016,072

*	New SAC Holdings Notes issued to AMERCO creditors in connection with AMERCO’s approved Chapter 11 plan of reorganization.

**	These notes and loans represent obligations of SAC Holdings issued to AMERCO and other third party lenders prior to or outside of AMERCO’s Chapter 11 plan of reorganization.

      AMERCO uses certain equipment and occupies certain facilities under operating lease commitments with terms expiring through 2079. In the event of a shortfall in proceeds from the sale of the underlying assets, AMERCO has guaranteed approximately $162.0 million of residual values at December 31, 2003, for these assets at the end of the respective lease terms. See details related to operating lease commitments in Note 15 to the consolidated financial statements.

Liquidity and Capital Resources

      Our successful emergence Chapter 11 has provided us with a strengthened balance sheet and we believe a capital structure that will allow us to achieve our operational plans and goals and provide us with sufficient liquidity. The majority of the obligations that we incurred in connection with our emergence from Chapter 11 mature at the end of fiscal 2009 while the New AMERCO Notes do not mature until fiscal 2011. As a result, we believe that our near term liquidity (one to three years) is strong, which will allow us the ability to focus on our operations and business to improve our liquidity in the long term. As of December 31, 2003, AMERCO had on hand cash and cash equivalents of approximately $136.9 million, of which approximately $4.8 million was held by our insurance subsidiaries. We believe that if we are successful in improving our operations and further strengthening our liquidity, we will improve our access to the capital markets in the long term. There is no assurance, however, that future cash flows will be sufficient to meet our outstanding obligations or our future capital needs. The terms of our new indebtedness place stringent financial and operating covenants on AMERCO and its subsidiaries, which could constrain our ability to take certain actions with respect to the operation of our business. In addition, if we were to fail to comply with these financial covenants or otherwise breach other covenants contained in the agreements governing our indebtedness, a substantial portion of our indebtedness could be declared in default and accelerated. The terms of our new indebtedness also severely restrict our ability to incur additional indebtedness and other obligations, which limits our ability to obtain other financial resources.

      Following is a discussion of the liquidity and capital resources and needs of our operating segments. This discussion is based on our new capital structure upon our emergence from bankruptcy on March 15, 2004. We also refer you to the discussion of our existing indebtedness located under the captions “Description of Other Indebtedness and Other Obligations” and “Description of the Exchange Notes.”

U-Haul Moving and Storage Capital Expenditures

      To meet the needs of its customers, U-Haul must maintain a large inventory of fixed asset rental items. Historically capital expenditures have primarily reflected new rental truck acquisitions and storage expansion. The capital required to fund these expenditures has historically been obtained through internally generated funds from operations, indebtedness and lease financing. Going forward, we anticipate that a substantial portion of our internally generated funds will be used to satisfy existing indebtedness and our ability to incur additional indebtedness over the next five or so years will be severally limited. As a result, we expect to finance our rental truck acquisitions through lease financing

      During each of the fiscal years ending March 31, 2005, 2006 and 2007, U-Haul estimates that gross capital expenditures will average approximately $150 million to maintain its fleet at current levels. The Exit Financing Facility and 9.0% Second Lien Senior Secured Notes due 2009 limit the amount of capital expenditures we can make in 2005, 2006, and 2007 to $185 million, $245 million and $195 million, respectively. Management estimates that U-Haul will fund its fleet requirements from leasing and from the proceeds from the sale of trucks. We intend to focus our growth on expanding our independent dealer network, which does not require a substantial amount of capital resources. We believe that AMERCO’s emergence from Chapter 11 will improve our access to leasing markets, which we anticipate will result in more favorable lease terms and additional financing sources.

Amerco Real Estate

      Real Estate has traditionally financed the acquisition of self-storage properties though lease and debt financing. During the next five or so years, Real Estate’s ability to acquire and construct additional facilities using debt financing may be severely limited.

Property and Casualty (RepWest)

      As of December 31, 2003, RepWest had no notes or loans due in less than one year and its accounts payable and accrued expenses were approximately $1.2 million. RepWest’s financial assets (cash, receivables, inventories, short-term investments and fixed maturities) at December 31, 2003 were approximately $546.4 million. State insurance regulations restrict the amount of dividends that can be paid to stockholders of insurance companies. As a result, RepWest’s funds are generally not available to satisfy the claims of AMERCO or its subsidiaries.

      In connection with AMERCO’s emergence from Chapter 11, RepWest’s liquidity and financial position were strengthened as a result of a cash payment from AMERCO totaling $2.7 million in satisfaction of an intercompany obligation. We believe that RepWest has sufficient liquidity and financial resources to meet its claims and other obligations for the foreseeable future, without additional funding from AMERCO. As discussed elsewhere in this prospectus, although RepWest was not a party to our bankruptcy filing, it remains under supervision by the Arizona Department of Insurance and as a result, it is severely restricted in the actions that it may take without obtaining prior approval from the Arizona Department of Insurance.

Life Insurance (Oxford)

      As of December 31, 2003, Oxford had no notes and loans payable due in less than one year and its accounts payable and accrued expenses total approximately $2.6 million. Oxford’s financial assets (cash, receivables, inventories, short-term investments, other investments, and fixed maturities at December 31, 2003 were approximately $852.4 million. State insurance regulations restrict the amount of dividends that can be paid to stockholders of insurance companies. As a result, Oxford’s funds are generally not available to satisfy the claims of AMERCO or its subsidiaries.

      In addition to cash flows from operating and financing activities, a substantial amount of liquid funds is available though Oxford’s short-term portfolio. In connection with AMERCO’s emergence from Chapter 11, Oxford’s liquidity and financial position were significantly strengthened as a result of AMERCO’s repayment of an intercompany loan (including principal and interest) due to Oxford in the amount of $18.3 million, which provided Oxford with additional cash liquidity. In addition, A.M. Best Co. recently increased its financial strength ratings of Oxford and its insurance subsidiaries to B-(fair) from C+ (weak), in large part as a result of AMERCO’s repayment of the $18.3 million intercompany loan and AMERCO’s emergence from Chapter 11 bankruptcy. We believe that Oxford has sufficient liquidity and financial resources to meet its claims and other obligations for the foreseeable future, without additional funding from AMERCO.

      Oxford was not a party to our Chapter 11 bankruptcy filing and it is in compliance with NAIC minimum risk-based capitalization requirements.

SAC Moving and Storage

      SAC Holdings operations are funded by various mortgage loans and unsecured notes, with interest rates ranging from 7.5% to 9.0%. SAC Holdings does not utilize revolving lines of credit to finance operations or acquisitions. Certain of SAC Holdings agreements contain restrictive covenants and restrictions on incurring additional subsidiary indebtedness. At December 31, 2003, SAC Holdings was in compliance with all of these covenants.

      At December 31, 2003, SAC Holdings’ notes and loans payable due in less than one year total approximately $155.1 million, excluding amounts owed to AMERCO, and its accounts payable and accrued expenses total approximately $46.2 million. SAC Holdings’ financial assets (cash, receivables, inventories and short term investments) at December 31, 2003 were approximately $4.1 million. Because AMERCO does not have any equity ownership in SAC Holdings (other than investments made by RepWest and Oxford in a SAC Holdings-controlled limited partnership which holds Canadian self-storage properties), these assets are not available to meet the obligations of AMERCO.

      At March 15, 2004, total outstanding notes and loans payable for SAC Holdings and consolidated subsidiaries before inter-company eliminations were approximately $988.4 million. Of this amount, approximately $203.8 million was owed to AMERCO. SAC Holdings’ creditors have no recourse to AMERCO. AMERCO is not liable for the debts of SAC Holdings.

Cash Provided by Operating Activities

U-Haul Moving and Storage Operations

      Cash provided by operating activities was $83.5 million, $96.2 million and $106.9 million in fiscal years 2003, 2002 and 2001, respectively. The decrease in 2003 was due to a decline in intercompany payables that was partially offset by an increase in depreciation of rental equipment. The decrease in fiscal year 2002 from 2001 is due to an increase in earnings and offset by an increase in other investments.

SAC Moving and Storage Operations

      Cash provided (used) by operating activities was $13.5 million, ($1.3) million and $15.1 million in fiscal years 2003, 2002 and 2001, respectively.

      At March 31, 2003, total outstanding notes and mortgages payable before intercompany eliminations of $394.2 million were $983.2 million compared to $961.5 million at March 31, 2002.

Real Estate Operations

      Cash provided (used) by operating activities was $(87.1) million, $(144.1) million and $68.7 million in fiscal years 2003, 2002 and 2001, respectively. The decrease in fiscal years 2003 and 2002 was due to a decrease in the intercompany payable with AMERCO.

Property and Casualty

      Cash provided (used) by operating activities was $(75.1) million, $(61.5) million and $15.2 million for the years ended December 31, 2002, 2001 and 2000, respectively. The change in 2002 from 2001 is due to increased receivables. The change in 2001 from 2000 change is due to decreased unearned premiums, increased receivables, and an increase in federal income tax recoverable.

      RepWest’s cash and cash equivalents and short-term investment portfolio were $35.1 million, $18.3 million and $17.0 million at December 31, 2002, 2001 and 2000, respectively. This balance reflects funds in transition from maturity proceeds to long-term investments. This level of liquid assets, combined with anticipated operating cash flow, is adequate to meet periodic needs. Capital and operating budgets allow RepWest to schedule cash needs in accordance with investment and underwriting proceeds.

Life Insurance

      Oxford’s primary sources of cash are premiums, receipts from interest-sensitive products and investment income. The primary uses of cash are operating costs and benefit payments to policyholders. Matching the investment portfolio to the cash flow demands of the types of insurance being written is an important consideration. Benefit and claim statistics are continually monitored to provide projections of future cash requirements.

      Cash provided (used) by operating activities was $(18.0) million, $(5.2) million and $3.5 million for the years ended December 31, 2002, 2001 and 2000, respectively. The decrease in cash flows from operating activities in 2001 and 2000 relates to federal income taxes paid, general and administrative expenses and paid loss experience. Cash flows provided by financing activities were $67.3 million, $58.1 million and $13.7 million for the years ended December 31, 2002, 2001 and 2000, respectively. Cash flows from deferred annuity sales increase investment contract deposits, which are a component of financing activities. The increase in investment contract deposits over 2001 and 2000 is due to growth in new deposits offset by withdrawals and terminations of existing deposits.

      In addition to cash flows from operating and financing activities, a substantial amount of liquid funds is available through Oxford’s short-term portfolio. At December 31, 2002, 2001 and 2000, short-term investments amounted to $80.4 million, $53.5 million and $44.9 million, respectively. Management believes that the overall sources of liquidity will continue to meet foreseeable cash needs.

      During fiscal 2002, Oxford realized a write-down of investments due to other than temporary declines approximating $2.3 million. During fiscal 2003, Oxford realized a write-down of investments due to other than temporary declines of approximately $7.9 million.

Consolidated Group

      Cash provided (used) by operating activities were $74.5 million, ($19.6) million and $172.6 million for fiscal year 2003, 2002 and 2001, respectively.

Stockholders’ Equity

U-Haul’s Moving and Storage Operations

      U-Haul’s stockholders’ equity was $499.4 million, $458.6 million and $449.6 million as of March 31, 2003, 2002 and 2001, respectively. Earnings or losses from operating activities was the cause for the change in each of the years.

SAC Moving and Storage Operations

      SAC Holdings’ stockholders’ deficit was $45.1 million, $37.7 million and $23.5 million as of March 31, 2003, 2002 and 2001, respectively

AMERCO’S Real Estate Operations

      Real Estate stockholders’ equity was $215.0 million, $195.5 million and $88.4 million as of March 31, 2003, 2002 and 2001, respectively. The increase in fiscal year 2003 and 2002 is due to increased earnings and the sale of storage properties during fiscal year 2002.

Property and Casualty

      RepWest’s stockholder’s equity was $199.1 million, $205.3 million and $186.7 million at December 31, 2002, 2001 and 2000, respectively. The decrease in 2002 from 2001 is due to the operating losses in 2002. The increase in 2001 from 2000 was due to a $60.2 million capital contribution from the RepWest’s parent AMERCO, offset by operating losses in 2001. RepWest does not use debt or equity issues to increase capital and therefore has no exposure to capital market conditions. RepWest did not pay dividends to its parent during 2002, 2001 or 2000.

      Applicable laws and regulations of the State of Arizona require RepWest and Oxford to maintain minimum capital and surplus determined in accordance with statutory accounting practices. The amount of dividends that can be paid to shareholders by insurance companies domiciled in the State of Arizona is limited. Any dividend in excess of the limit requires prior regulatory approval. At December 31, 2002, RepWest has $6.5 million of statutory surplus available for distribution. However, as discussed in Item 1, subsequent to December 31, 2002, RepWest consented to an Order of Supervision which, among other things, prohibits any dividend payments to AMERCO without prior approval of the DOI.

Life Insurance

      Oxford’s stockholder’s equity was $111.1 million, $117.7 million and $90.9 million as of December 31, 2002, 2001 and 2000, respectively. The decrease from 2001 to 2002 is from investment losses, the increase from 2000 to 2001 is a result of earnings, changes in market value of the available for sale investment portfolio and a $15.4 million contribution from AMERCO. Oxford did not pay dividends in 2002, 2001 or 2000. At December 31, 2002, Oxford cannot distribute any of its statutory surplus as dividends without regulatory approval.

Consolidated Group

      The Consolidated group’s stockholder equity was $327.5 million, $381.5 million and $446.4 million as of the end of fiscal years 2003, 2002 and 2001, respectively.

Quarterly Results

      The quarterly results shown below are derived from unaudited financial statements for the eleven quarters beginning April 1, 2001 and ending December 31, 2003. The Company believes that all necessary adjustments have been included in the amounts stated below to present fairly, and in accordance with generally accepted accounting principles, such results. U-Haul moving and storage operations are seasonal and proportionally more of the Company’s revenues and net earnings from its U-Haul moving and storage operations are generated in the first and second quarters of each fiscal year (April through September). The operating results for the periods presented are not necessarily indicative of results for any future period.

	Quarter Ended

	Dec 31,	Sep 30,	Jun 30,
	2003	2003	2003

	(In thousands, except for share and per
	share data)
Total revenues	$502,583	$627,457	580,116
Earnings/ (loss) from operations	(1,030)	98,990	75,560
Net earnings (loss)	(21,667)	44,025	27,736
Earnings (loss) per common Share basic and diluted	(1.24)	1.99	1.24

	Quarter Ended

	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2003	2002	2002	2002

	(In thousands, except for share and per share data)
Total revenues	$448,997	467,223	636,874	579,294
Earnings/ (loss) from operations	(10,534)	(6,722)	62,869	63,597
Net earnings (loss)	(25,110)	(64,692)	22,128	23,779
Earnings (loss) per common Share basic and diluted	(1.36)	(2.45)	0.91	1.00

	Quarter Ended

	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2002	2001	2001	2001

	(In thousands, except for share and per share data)
Total revenues	$461,881	480,630	655,150	595,917
Earnings from (loss) from operations	(19,879)	(31,657)	61,510	32,161
Net earnings (loss)	(39,410)	(36,061)	20,757	(7,274)
Earnings (loss) per common Share basic and diluted	(2.05)	(1.88)	.83	0.19

Critical Accounting Policies and Estimates

      Management’s discussion and analysis of financial condition and results of operations are based upon the consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our financial statements requires the use of estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, estimates are reevaluated, including those related to areas that require a significant level of judgment or are otherwise subject to an inherent degree of uncertainty. These areas include allowances for doubtful accounts, depreciation of revenue earning vehicles and buildings, self-insured liabilities, impairments of assets, insurance reserves, premiums and acquisition cost amortization, income taxes and commitments and contingencies. Our estimates are based on historical experience, observance of trends in particular areas, information and/or valuations available from outside sources and on various other assumptions that we believe to be reasonable under the circumstances and which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual amounts may differ from these estimates under different assumptions and conditions. Such differences may be material.

      Accounting policies are considered critical when they are significant and involve difficult, subjective or complex judgments or estimates. We consider the following to be critical accounting policies:

      Principles of Consolidation — The financial statements presented in this prospectus include the accounts of AMERCO and its wholly-owned subsidiaries and SAC Holdings and their subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. AMERCO has made significant loans to SAC Holdings and is entitled to participate in SAC Holdings’ excess cash flow (after senior debt service). All of the equity interest of SAC Holdings is owned by Mark V. Shoen, a significant shareholder and executive officer of AMERCO. AMERCO does not have an equity ownership interest in SAC Holdings, except for investments made by RepWest and Oxford in a SAC Holdings-controlled limited partnership which holds Canadian self-storage properties. SAC Holdings are not legal subsidiaries of AMERCO. AMERCO is not liable for the debts of SAC Holdings and there are no default provisions in AMERCO indebtedness that cross-default to SAC Holdings’ obligations.

      Revenue Earning Vehicles and Buildings — Depreciation is recognized in amounts expected to result in the recovery of estimated residual values upon disposal (i.e., no gains or losses). In determining the depreciation rate, we review historical disposal experience and holding periods. Due to longer holding periods on trucks and the resulting increased possibility of changes in the economic environment and market conditions, these estimates are subject to a greater degree of risk.

      Long-lived Assets and Intangible Assets — We review carrying value whenever events or circumstances indicate the carrying values may not be recoverable through projected undiscounted future cash flows. The events could include significant underperformance relative to expected, historical or projected future operating results, significant changes in the manner of using the assets, overall business strategy, significant negative industry or economic trends and an unexpected non-compliance with significant debt agreements.

      Investments — For investments accounted for under SFAS 115, in determining if and when a decline in market value below amortized cost is other than temporary, quoted market prices, dealer quotes or discounted cash flows are reviewed. Other-than-temporary declines in value are recognized in the current period operating results to the extent of the decline.

      Insurance Revenue and Expense Recognition — Premiums are recognized as revenue as earned over the terms of the respective policies. Benefits and expenses are matched with recognized premiums to result in revenue and expense recognition over the life of the contracts. This match is accomplished by recording a provision for future policy benefits and unpaid claims and claim adjustment expenses and by amortizing deferred policy acquisition costs. Charges related to services to be performed are deferred until earned. The amounts received in excess of premiums and fees are included in other policyholder funds in the consolidated balance sheets.

      Unearned premiums represent the portion of premiums written which relate to the unexpired term of policies. Liabilities for health and disability and other policy claims and benefits payable represent estimates of payments to be made on insurance claims for reported losses and estimates of losses incurred but not yet reported. These estimates are based on past claims experience and current claim trends as well as social and economic conditions such as changes in legal theories and inflation. Due to the nature of underlying risks and the high degree of uncertainty associated with the determination of the liability for future policy benefits and claims, the amounts to be ultimately paid to settle liabilities cannot be precisely determined and may vary significantly from the estimated liability.

      Acquisition costs related to insurance contracts have been deferred to accomplish matching against future premium revenue. The costs are charged to current earnings to the extent it is determined that future premiums are not adequate to cover amounts deferred.

      U-Haul Insurance Expense — Expense is recognized annually based on reported claims and an estimate of future claims. A reserve is booked for unpaid losses. U-Haul’s self-insured retention is paid out over time as claims are settled, relieving the reserve for unpaid losses.

IRS Examination

      In connection with the resolution of litigation with certain members of the Shoen family and their corporations, AMERCO has deducted for income tax purposes approximately $372.0 million of the payments made to plaintiffs in a lawsuit. While AMERCO believes that such income tax deductions are appropriate, there can be no assurance that such deductions ultimately will be allowed in full. The IRS has proposed adjustments to the Company’s 1997 and 1996 tax returns. Nearly all of the adjustments are attributable to denials of deductions claimed for certain payments made in connection with this litigation. We believe these income tax deductions are appropriate and are vigorously contesting the IRS adjustments. No additional taxes have been provided in the accompanying financial statements, as management believes that none will result.

New Accounting Pronouncements

      Statement of Financial Accounting Standards (SFAS) No. 143 (SFAS 143), Accounting for Asset Retirement Obligations, requires recognition of the fair value of liabilities associated with the retirement of long-lived assets when a legal obligation to incur such costs arises as a result of the acquisition, construction, development and/or the normal operation of a long-lived asset. Upon recognition of the liability, a corresponding asset is recorded at present value and accreted over the life of the asset and depreciated over the remaining life of the long-lived asset. SFAS 143 defines a legal obligation as one that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. SFAS 143 is effective for fiscal years beginning after September 15, 2002. We adopted this statement effective April 1, 2003, and it did not affect our consolidated financial position or results of operations.

      In April 2002, the FASB adopted SFAS No. 145 (SFAS 145), Rescission of FASB Statement No. 4, (Reporting Gains and Losses from Extinguishment of Debt), No. 44 (Accounting for Intangible Assets of Motor Carriers), and No. 64, (Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements), Amendment of FASB Statement No. 13 (Accounting for Leases) and Technical Corrections. This statement eliminates the requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classification. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modification of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. The statement also contains other non-substantive corrections to authoritative accounting literature. The changes related to debt extinguishment are effective for fiscal years beginning after May 15, 2002. We previously reclassified all extraordinary loss on debt extinguishment to interest expense. The changes related to lease accounting will be effective for transactions occurring after May 15, 2002. We adopted the lease accounting provisions effective May 16, 2002 and it did not affect our consolidated financial position or results of operations.

      In September 2002, the FASB issued SFAS No. 146, (SFAS 146) Accounting for Costs Associated with Exit or Disposal Activities, which addresses accounting for restructuring and similar costs. SFAS 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (EITF) Issue No. 94-3. SFAS 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of a company’s commitment to an exit plan. SFAS 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002. We adopted the Statement effective January 1, 2003 and it did not affect our consolidated financial position or results of operations.

      In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), Guarantor’s Accounting for Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others. FIN 45 clarifies the requirements for a guarantor’s accounting for and disclosure of certain guarantees issued and outstanding. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This Interpretation also incorporates without reconsideration the guidance in FASB Interpretation No. 34, which was superseded. As a result of FIN 45, the Company has recorded a $125 million liability at March 31, 2003 and December 31, 2003, which is management’s estimate of the liability associated with the guarantee of the indebtedness of an affiliate of Private Mini Storage Realty, L. P. which was entered into in February 2003.

      In December 2002, the FASB issued SFAS No. 148 (SFAS 148), “Accounting for Stock-Based Compensation — Transition and Disclosure”, which amends Statement of Financial Accounting Standards No. 123 (SFAS 123), “Accounting for Stock-Based Compensation”. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirement of SFAS 123 to require more prominent and more frequent disclosures in financial statements of the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. We have adopted this statement and it had no impact on the Company’s consolidated balance sheet or results of operations.

      In April 2003, the FASB issued SFAS No. 149, (SFAS 149) “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This Statement amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133. In particular, SFAS 149 (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS 133, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying derivative to conform it to the language used in FIN 45, and (4) amends certain other existing pronouncements. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003. The Company does not believe the adoption of SFAS 149 will have a material impact on the Company’s financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS No. 150 is effective at the beginning of the first interim period beginning after June 15, 2003; including all financial instruments created or modified after May 31, 2003. SFAS 150 currently has no impact on the Company.

      In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51. FIN 46 requires that variable interest entities be consolidated by a company if that company absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both, as a result of holding a variable interest. In December 2003, the FASB issued FIN 46R, which reflected certain amendments to the standard. The provisions of FIN 46, as revised, are effective for the first interim or annual period ending after March 15, 2004 when certain conditions are met by a variable interest entity. At this time an evaluation is being conducted to determine whether the adoption of FIN 46 will require that we consolidate certain of SAC Holdings’ investments, including its investment in Private Mini.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

      In the normal course of business, AMERCO is exposed to fluctuations in interest rates. AMERCO manages such exposure through the use of a variety of derivative financial instruments when deemed prudent. AMERCO does not enter into leveraged financial transactions or use derivative financial instruments for trading purposes. The exposure to market risk for changes in interest rates relates primarily to debt obligations. AMERCO’s objective is to mitigate the impact of changes in interest rates on its variable rate debt. Historically, AMERCO has used interest rate swap agreements to provide for matching the gain or loss recognition on the hedging instrument with the recognition of the changes in the cash flows associated with the hedged asset or liability attributable to the hedged risk or the earnings effect of the hedged forecasted transaction. At March 31, 2003, no interest rate swap contracts existed. At March 31, 2002, the Company had interest rate swap contracts to pay variable rates of interest at the 3-month LIBOR and receive fixed rates of interest (average rate of 8.6%) on $45 million notional amount of indebtedness. This resulted in approximately $238 million of the Company’s underlying debt being subject to variable interest rates. See Note 6 of Notes to Consolidated Financial Statements. A fluctuation in the interest rates of 100 basis points would change AMERCO’s interest expense by approximately $2.5 million.

      SAC Holdings debt is primarily fixed rate. Fluctuations in interest rates for new operations could have an impact on operations. SAC Holdings does not enter into leveraged financial transactions or use derivative financial instruments for trading purposes.

Foreign Currency Exchange Rate Risk

      The Company’s earnings are affected by fluctuations in the value of foreign currency exchange rates. Approximately 2.0% of the Company’s revenue is generated in Canada. The result of a 10% change in the value of the U.S. dollar relative to the Canadian dollar would not be material. The Company does not typically hedge any foreign currency risk since the exposure is not considered material.

      SAC Holdings earnings are affected by fluctuations in the value of foreign currency exchange rates. Approximately 6.4% of SAC Holdings revenue is generated in Canada. SAC Holdings does not typically hedge any foreign currency risk since the exposure is not considered material.

MANAGEMENT

Directors and Executive Officers of AMERCO

      AMERCO’s Directors and Executive Officers are:

Name	Age*	Office

Edward J. Shoen	54	Chairman of the Board, President, and Director
William E. Carty	76	Director
John M. Dodds	66	Director
Charles J. Bayer	63	Director
John P. Brogan	59	Director
James J. Grogan	49	Director
M. Frank Lyons	67	Director
James P. Shoen	43	Director
Gary B. Horton	59	Treasurer of AMERCO and Asst. Treasurer of U-Haul
Gary V. Klinefelter	55	Secretary & General Counsel of AMERCO and U-Haul
Rocky D. Wardrip	45	Assistant Treasurer of AMERCO
Mark V. Shoen	52	President of U-Haul Phoenix Operations
John C. Taylor	45	Director and Executive V.P. of U-Haul
Ronald C. Frank	62	Executive V.P. of U-Haul Field Operations
Mark A. Haydukovich	46	President of Oxford Life Insurance Company
Carlos Vizcarra	56	President of Amerco Real Estate Company
Richard M. Amoroso	44	President of Republic Western Insurance Company

*	Ages are as of June 30, 2003

Class I (Term Expires at 2007 Meeting)

      John P. Brogan has served as a Director of AMERCO since August 1998 and has served as the Chairman of Muench-Kreuzer Candle Company since 1980. He has been involved with various companies including a seven year association with Alamo Rent-A-Car that ended in 1986. He is a member of the American Institute of Certified Public Accountants and served as Chairman of the Board of Trustees, College of the Holy Cross, from 1988 to 1996.

      James J. Grogan has served as a Director of AMERCO since August 1998 and is the CEO of Loreto Bay Company. He was President of G.W. Holdings, a diversified investment company, from 2001 to 2002. Throughout 1999 and 2000, he served as President and CEO of Sterling Financial Corporation, a Toronto Stock Exchange company focused on real estate investments. He was the Senior Executive Vice President of UDC Homes, a homebuilder, from 1996 to 1998. He serves on the Board of Directors of several charitable organizations.

Class II (Term Expires at 2004 Meeting)

      Edward J. Shoen has served as a Director and Chairman of the Board of AMERCO since 1986, as President since 1987, as a Director of U-Haul since 1990, and as the President of U-Haul since 1991. Mr. Shoen has been associated with the Company since 1971.

      M. Frank Lyons was elected to the Board of AMERCO on February 6, 2002 to fill the vacancy created by the resignation of Richard J. Herrera. Mr. Lyons served in various positions with the Company from 1959 until 1991, including 25 years as the president of Warrington Manufacturing. From 1991 until his retirement in 2000 he was president of Evergreen Realty, Inc.

Class III (Term Expires at 2005 Meeting)

      John M. Dodds has served as a Director of AMERCO since 1987 and Director of U-Haul since 1990. Mr. Dodds has been associated with the Company since 1963. He served in regional field operations until 1986 and served in national field operations until 1994. Mr. Dodds retired from the Company in 1994.

      James P. Shoen has served as a director of AMERCO since 1986 and was Vice President of AMERCO from 1989 to November 2000. Mr. Shoen has been associated with the Company since 1976. He served from 1990 to November 2000 as Executive Vice President of U-Haul and is employed by U-Haul Business Consultants, a subsidiary of U-Haul.

Class IV (Term Expires at 2006 Meeting)

      William E. Carty has served as a Director of AMERCO since 1987 and as a Director of U-Haul since 1986. He has been associated with the Company since 1946. He has served in various executive positions in all areas of the Company. Mr. Carty retired from the Company in 1987.

      Charles J. Bayer has served as a Director of AMERCO since 1990 and has been associated with the Company since 1967. He has served in various executive positions and served as President of Amerco Real Estate Company until his retirement in October 2000.

Other Executive Officers

      Gary B. Horton has served as Treasurer of AMERCO since 1982 and Assistant Treasurer of U-Haul since 1990. He has been associated with the Company since 1969.

      Gary V. Klinefelter, Secretary of AMERCO since 1988 and Secretary of U-Haul since 1990, is licensed as an attorney in Arizona and has served as General Counsel of AMERCO and U-Haul since June 1988. He has been associated with the Company since 1978.

      Rocky D. Wardrip, Assistant Treasurer of AMERCO since 1990, has been associated with the Company since 1978 in various capacities within accounting and treasury operations.

      Mark V. Shoen has served as a Director of AMERCO from 1990 until February 1997. He has served as a Director of U-Haul from 1990 until November 1997 and as President, Phoenix Operations, from 1994 to present.

      John C. Taylor, Director of U-Haul since 1990, has been associated with the Company since 1981. He is presently an Executive Vice President of U-Haul.

      Ronald C. Frank has been associated with the Company since 1959. He is presently Executive Vice President of U-Haul Field Operations.

      Mark A. Haydukovich has served as President of Oxford since June 1997. From 1980 to 1997 he served as Vice President of Oxford.

      Carlos Vizcarra has served as President of Amerco Real Estate Company since September 2000. He began his previous position as Vice President/ Storage Product Group for U-Haul in 1988.

      Richard M. Amoroso has served as President of RepWest since August 2000. He was Assistant General Counsel of U-Haul from 1993 until February 2000. He served as Assistant General Counsel of ON Semiconductor Corporation from February to August 2000.

      Edward J., Mark V., and James P. Shoen are brothers. William E. Carty is the uncle of Edward J. and Mark V. Shoen. M. Frank Lyons was married to William E. Carty’s sister and the aunt of Edward J. and Mark V. Shoen until her death in 1992.

Executive Compensation

      The following Summary Compensation Table shows the annual compensation for fiscal years 2003, 2002 and 2001 paid to (1) the Company’s chief executive officer; and (2) the four most highly compensated executive officers of the Company, other than the chief executive officer.

Summary Compensation Table

		Annual Compensation

				All Other
		Salary	Bonus	Compensation
Name and Principal Position	Year	($)(1)	($)	($)(2)

Edward J. Shoen	2003	503,708	—	334
Chairman of the Board and President of AMERCO	2002	503,708	—	1,311
and U-Haul	2001	503,708	—	2,311
Mark V. Shoen	2003	617,308	—	334
President of U-Haul Phoenix Operations	2002	623,077	—	1,311
	2001	623,077	—	2,311
Gary V. Klinefelter	2003	251,738	55,000	334
Secretary and General Counsel of AMERCO and U-Haul	2002	222,547	67,000	1,311
	2001	224,239	60,000	2,311
Gary B. Horton	2003	242,308	40,000	334
Treasurer of AMERCO and Assistant Treasurer	2002	233,655	40,000	1,311
of U-Haul	2001	234,539	110,000	2,192
Ronald C. Frank	2003	237,995	15,704	334
Executive V.P. U-Haul Field Operations	2002	188,471	—	1,311
	2001	188,471	—	2,311

(1)	Includes annual fees paid to Directors of AMERCO and U-Haul.

(2)	Represents the value of Common Stock allocated under the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

      The annual fee for all services as a director of AMERCO prior to June 4, 2003 was $26,400. Effective on that date, the annual fee was increased to $50,000. This amount is paid in equal monthly installments. Audit Committee members receive an additional $50,000 annual fee. Executive Finance Committee and Compensation Committee members each receive an additional $20,000 annual fee. Independent Governance Committee members receive an annual fee of $50,000.

Involvement in Certain Legal Proceedings

      Reference is made in the disclosure under the caption in this prospectus “Business — Legal Proceedings.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

      To the best of the Company’s knowledge, the following table lists, as of February 13, 2004 (1) the beneficial ownership of AMERCO’s equity securities of each director and director nominee of AMERCO, of each executive officer named in this prospectus in the section titled “Executive Compensation”, and of all directors and executive officers of AMERCO as a group; (2) the beneficial ownership of Common Stock of those persons who beneficially own more than five percent (5%) of AMERCO’s Common Stock; and (3) the beneficial ownership of each director of AMERCO, of each executive officer named in this prospectus in the section titled “Executive Compensation”, and of all directors and executive officers of the Company as a group, of the percentage of net payments received by such persons during the 2003 fiscal year in respect of fleet-owner contracts issued by U-Haul.

	Shares of Common		Percentage of	Percentage of Net
Name and Address of	Stock Beneficially		Common Stock	Fleet Owner
Beneficial Owner	Owned		Class	Contract Payments

Edward J. Shoen(1)	3,487,705	(2)	16.9	.001
Chairman of the Board, President and Director 2727 N. Central Ave. Phoenix, AZ 85004
Mark V. Shoen(1)	3,252,231	(2)	15.8	N/A
President, U-Haul Phoenix Operations 2727 N. Central Ave. Phoenix, AZ 85004
James P. Shoen(1)	1,949,997	(2)	9.5	N/A
Director 1325 Airmotive Way Reno, NV 89502
Sophia M. Shoen	1,388,668	(2)	6.7	N/A
5104 N. 32nd Street Phoenix, AZ 85018
Heartland Advisors, Inc.	1,009,000	(3)	4.9	N/A
789 North Water Street Milwaukee, WI 53202
Paul F. Shoen	806,133	(2)	3.9	N/A
P.O. Box 524 Glenbrook, NV 89413
The ESOP Trust(2)	2,339,401		11.3	N/A
2727 N. Central Ave. Phoenix, AZ 85004
John M. Dodds	0		0	N/A
Director 2727 N. Central Ave. Phoenix, AZ 85004
William E. Carty(1)	0		0	N/A
Director 2727 N. Central Ave. Phoenix, AZ 85004
Charles J. Bayer	2,186		**	.001
Director 2727 N. Central Ave. Phoenix, AZ 85004

	Shares of Common	Percentage of	Percentage of Net
Name and Address of	Stock Beneficially	Common Stock	Fleet Owner
Beneficial Owner	Owned	Class	Contract Payments

John P. Brogan	6,000	**	N/A
Director and Director Nominee 2727 N. Central Ave. Phoenix, AZ 85004
James J. Grogan	2,605	**	N/A
Director and Director Nominee 2727 N. Central Ave. Phoenix, AZ 85004
M. Frank Lyons	300	**	N/A
Director 2727 N. Central Ave. Phoenix, AZ 85004
Gary V. Klinefelter	3,513	**	N/A
Secretary and General Counsel 2727 N. Central Ave. Phoenix, AZ 85004
Gary B. Horton	2,657	**	N/A
Treasurer of AMERCO and Assistant Treasurer of U-Haul 2727 N. Central Ave. Phoenix, AZ 85004
Ronald C. Frank	2,592	**	.002
Executive V.P. Field Operations of U-Haul 2727 N. Central Ave. Phoenix, AZ 85004
Officers and Directors as a group (12 persons)(1)	8,709,786	42.2	0004

**	The percentage of the referenced class beneficially owned is less than one percent.

(1)	Edward J. Shoen, Mark V. Shoen, James P. Shoen, and William E. Carty beneficially own 16,300 shares (0.26%), 16,700 shares (0.27%), 31,611 shares (0.51%), and 12,000 shares (0.19%) of AMERCO’s Series A 8 1/2% Preferred Stock, respectively. The executive officers and directors as a group beneficially own 77,611 shares (1.27%) of AMERCO’s Series A 8 1/2% Preferred Stock.

(2)	The complete name of the ESOP Trust is the ESOP Trust Fund for the AMERCO Employee Savings and Employee Stock Ownership Trust. The ESOP Trustee, which consists of three individuals without a past or present employment history or business relationship with the Company, is appointed by the Company’s Board of Directors. Under the ESOP, each participant (or such participant’s beneficiary) in the ESOP directs the ESOP Trustee with respect to the voting of all Common Stock allocated to the participant’s account. All shares in the ESOP Trust not allocated to participants are voted by the ESOP Trustee. As of December 31, 2003, of the 2,339,401 shares of Common Stock held by the ESOP Trust, 1,612,639 shares were allocated to participants and 726,762 shares remained unallocated. The number of shares reported as beneficially owned by Edward J. Shoen, Mark V. Shoen, James P. Shoen, Paul F. Shoen, and Sophia M. Shoen include Common Stock held directly by those individuals and 3,694, 3,690, 3,648, 779 and 196 shares of Common Stock, respectively, allocated by the ESOP Trust to those individuals. Those shares are also included in the number of shares held by the ESOP Trust.

(3)	The ownership information set forth herein is based on material contained in a Schedule 13G, dated February 12, 2004, filed with the SEC by William Nasgovitz and Heartland Advisors, Inc. According to the Schedule 13G, Heartland Advisors, Inc. and William Nassovitz each have shared voting and shared dispositive power over 960,800 and 1,009,000 shares, respectively.

      To the best of the Company’s knowledge, there are no arrangements giving any stockholder the right to acquire the beneficial ownership of any shares owned by any other stockholder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      AMERCO has engaged in related party transactions, and has continuing related party interests, with certain major stockholders, directors and officers of the consolidated group as disclosed below and in Notes 11 and 19 of Notes to Consolidated Financial Statements for the fiscal years ended March 31, 2003, 2002 and 2001, which are contained in this prospectus. Management believes that the transactions described below and in the related notes were consummated on terms equivalent to those that would prevail in arm’s-length transactions.

Single Transactions

      During fiscal 2001, U-Haul sold $10.5 million of remanufactured engines and small automotive parts and purchased $53.7 million of automotive parts and tools from Equipment Universe. James P. Shoen’s minority ownership interest in Equipment Universe ended December 2000.

      During fiscal 2001, U-Haul purchased $1.1 million of rebuilt torque converters and other related transmission parts from Automatic Machine Works (“AMW”). James P. Shoen’s mother has a major ownership interest in AMW. U-Haul ceased purchasing from AMW during December 2000.

      On August 1, 2001, we sold one self-storage property to a subsidiary of SAC Holdings for $530,000 in cash and notes. The purchase price was determined by the Treasurer of U-Haul, based on an analysis of the net operating income of the properties.

      On September 28, 2001, we purchased nine self-storage properties from SAC Holdings for $35.2 million in cash. These properties were not previously owned by us. The purchase price was negotiated with SAC Holdings by the Treasurer of U-Haul, based on an analysis of the net operating income of the properties.

      On December 20, 2001, we sold 14 self-storage properties to a subsidiary of SAC Holdings for $43.8 million in cash and notes. The purchase price was negotiated with SAC Holdings by the Assistant Treasurer of U-Haul, based on an analysis of the net operating income of the properties.

      On January 11, 2002, we sold 37 self-storage properties to a subsidiary of SAC Holdings for $93.7 million in cash and notes. The purchase price was negotiated with SAC Holdings by the Assistant Treasurer of U-Haul, based on an analysis of the net operating income of the properties.

      On March 28, 2002, we sold 62 self-storage properties to a subsidiary of SAC Holdings for $146.9 million in notes. The purchase price was negotiated with SAC Holdings by the Assistant Treasurer of U-Haul, based on an analysis of the net operating income of the properties. On March 28, 2002, the purchaser paid down the notes in the amount of $75.9 million from cash proceeds obtained from a third-party financing.

      On December 23, 2002, Mark V. Shoen, President, U-Haul Phoenix Operations and a significant stockholder of AMERCO, purchased a condominium in Phoenix, Arizona from Oxford Life Insurance Company. The purchase price was $279,573, which was in excess of the appraised value.

Continuing Interests

      During fiscal 2003, 2002, and 2001, U-Haul purchased $2.1 million, $3.2 million, $3.46 million, respectively, of printing from Form Builders, Inc. Mark V. Shoen, his daughter and Edward J. Shoen’s sons are major stockholders of Form Builders, Inc. Edward J. Shoen is Chairman of the Board of Directors and President of AMERCO and is a significant stockholder of AMERCO. Mark V. Shoen is President, U-Haul Phoenix Operations and is a significant stockholder of AMERCO. The Company ceased doing business with Form Builders, Inc. on April 18, 2003.

      Samual J. Shoen, the son of Edward J. Shoen, is employed by U-Haul as project group supervisor. Mr. Shoen was paid an aggregate salary and bonus of $64,800, $79,200 and $79,900 for his services during the calendar years 2001, 2002 and 2003, respectively.

      During fiscal 2003, 2002, and 2001, a subsidiary of the Company held various senior and junior unsecured notes of SAC Holdings. Substantially all of the equity interest of SAC Holdings is owned by Mark V. Shoen, a significant shareholder and executive officer of AMERCO. The Company does not have an equity ownership interest in SAC Holdings, except for minority investments made by RepWest and Oxford in a SAC Holdings-controlled limited partnership which holds Canadian self-storage properties. The senior unsecured notes of SAC Holdings that the Company holds rank equal in right of payment with the notes of certain senior mortgage holders, but junior to the extent of the collateral securing the applicable mortgages and junior to the extent of the cash flow waterfalls that favor the senior mortgage holders. The Company received cash interest payments of $26.6 million, $24.5 million, and $27.6 million from SAC Holdings during fiscal year 2003, 2002, and 2001, respectively. The notes receivable balance outstanding at March 31, 2003 was, in the aggregate, $394.2 million. The largest aggregate amount outstanding during the fiscal year ended March 31, 2003 was $407.4 million. At March 31, 2003, SAC Holdings’ notes and loans payable to third parties totaled $589.0 million. Interest on the senior and junior notes accrues at rates ranging from 6.5% to 13%. During the first three fiscal quarters of 2004, the Company received cash interest payments of $14.4 million from SAC Holdings. As discussed elsewhere in this prospectus, in connection with our emergence from Chapter 11 bankruptcy on March 15, 2004, $200 million SAC Holdings notes held by us were restructured and issued directly to our creditors. See “Description of Other Indebtedness and Other Obligations — New SAC Holdings Notes.”

      Interest accrues on the outstanding principal balance of senior notes of SAC Holdings that the Company holds at a fixed rate and is paid on a monthly basis.

      Interest accrues on the outstanding principal balance of junior notes of SAC Holdings that the Company holds at a stated rate of basic interest. A fixed portion of that basic interest is paid on a monthly basis.

      Additional interest is paid on the same payment date based on the difference between the amount of remaining basic interest and an amount equal to a specified percentage of the net cash flow before interest expense generated by the underlying property minus the sum of the principal and interest due on the senior notes of SAC Holdings relating to that property and a multiple of the fixed portion of basic interest paid on that monthly payment date. This amount is referred to as the “cash flow-based calculation.”

      To the extent that this cash flow-based calculation exceeds the amount of remaining basic interest, contingent interest equal to that excess and the amount of remaining basic interest are paid on the same monthly date as the fixed portion of basic interest. To the extent that the cash flow-based calculation is less than the amount of remaining basic interest, the additional interest payable on the applicable monthly date is limited to the amount of that cash flow-based calculation. In such a case, the excess of the remaining basic interest over the cash flow-based calculation is deferred and all amounts so deferred bear the stated rate of basic interest until maturity of the junior note. In addition, subject to certain contingencies, the junior notes provide that the holder of the note is entitled to receive 90% of the appreciation realized upon, among other things, the sale of such property by SAC Holdings. To date, no such properties have been sold by SAC Holdings.

      The Company currently manages the self-storage properties owned by SAC Holdings pursuant to a standard form of management agreement with each SAC Holdings subsidiary, under which the Company receives a management fee equal to 6% of the gross receipts. The Company received management fees of $12.3 million, $8.3 million, and $6.2 million during fiscal year 2003, 2002, and 2001, respectively and $9.8 million during the first three quarters of fiscal 2004. This management fee is consistent with the fees received for other properties the Company manages for third parties.

      RepWest and Oxford currently hold a 46% limited partnership interest in Securespace Limited Partnership (“Securespace”), a Nevada limited partnership. A SAC Holdings subsidiary serves as the general partner of Securespace and owns a 1% interest. Another SAC Holdings subsidiary owns the remaining 53% limited partnership interest in Securespace. Securespace was formed by SAC Holdings to be the owner of various Canadian self-storage properties.

      During fiscal years 2004, 2003 and 2002 the Company leased space for marketing company offices, vehicle repair shops and hitch installation centers in 35 locations owned by subsidiaries of SAC Holdings. Total lease payments pursuant to such leases were $2.1 million, and $410,000 during fiscal year 2003, and

2002, respectively and $1.9 million during the first three quarters of fiscal 2004. The terms of the leases are similar to the terms of leases for other properties owned by unrelated parties that are leased to the Company.

      At March 31, 2003, subsidiaries of SAC Holdings acted as U-Haul independent dealers. The financial and other terms of the dealership contracts with subsidiaries of SAC Holdings are substantially identical to the terms of those with the Company’s other independent dealers. During fiscal 2003, and fiscal 2002, the Company paid subsidiaries of SAC Holdings $27.7 million, and $13.7 million, respectively, in commissions pursuant to such dealership contracts. During the first three quarters of fiscal 2004, the Company paid $22.9 million in commissions pursuant to these contracts.

      The transactions discussed above involving SAC Holdings have all been eliminated from the Company’s consolidated financial statements. Although these transactions have been eliminated for financial statement reporting purposes, except for minority investments made by RepWest and Oxford in Securespace, the Company has not had any equity ownership interest in SAC Holdings.

      SAC Holdings were established in order to acquire self-storage properties which are being managed by the Company pursuant to management agreements. The sale of self-storage properties by the Company to SAC Holdings has in the past provided significant cash flows to the Company and the Company’s outstanding loans to SAC Holdings entitle the Company to participate in SAC Holdings’ excess cash flows (after senior debt service). However, in connection with SAC Holdings’ issuance of the New SAC Holdings Notes to AMERCO’s creditors in AMERCO’s Chapter 11 proceeding, certain SAC Holdings notes payable to the Company were paid in full thereby extinguishing the “cash flow-based calculation.”

      Management believes that its sales of self-storage properties to SAC Holdings over the past several years provided a unique structure for the Company to earn rental revenues from the SAC Holdings self-storage properties that the Company manages and participate in SAC Holdings’ excess cash flows as described above.

      Although the Board of Directors of the appropriate subsidiary which was a party to each transaction with SAC Holdings approved such transaction at the time it was completed, the Company did not seek approval by AMERCO’s Board of Directors for such transactions. However, AMERCO’s Board of Directors, including the independent members, was made aware of and received periodic updates regarding such transactions from time to time. All future real estate transactions with SAC Holdings that involve the Company or any of its subsidiaries will have the prior approval of AMERCO’s Board of Directors, even if it is not legally required, including a majority of the independent members of AMERCO’s Board of Directors.

      In connection with both the single transactions and the continuing interests described above regarding parts, tools and printing services, the Internal Audit Department of U-Haul periodically tests pricing against competitive third party bids for fairness.

      In connection with both the single transactions and the continuing interests described above, management believes that the foregoing transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions.

DESCRIPTION OF OTHER INDEBTEDNESS AND OTHER OBLIGATIONS

      The following is a summary of certain of our and our subsidiaries’ indebtedness and the indebtedness of SAC Holdings.

Exit Financing Facility

      General. Upon our emergence from bankruptcy, AMERCO, U-Haul, AMERCO Real Estate Company and certain of our subsidiaries entered into a loan and security agreement with Wells Fargo Foothill, Inc. (the “Exit Financing Facility”). The Exit Financing Facility consists of two components:

(1) $200 million revolving credit facility (the “Revolver”), including a $50 million letter of credit sub-facility; and

(2) $350 million amortizing term loan (the “Term A Notes”).

      Available Credit. The amounts available for borrowing under the Revolver are determined based on a borrowing base formula which is based upon a percentage of the value of our eligible real estate collateral. The amount of advances that we can request cannot exceed at any one time outstanding an amount equal to the lesser of:

(1) $200 million (unless reduced by the lender in situations where we repay the Revolver as a result of sales of our assets) less the aggregate amount of all outstanding letters of credit; or

(2) the “borrowing base” less (x) the aggregate amount of all outstanding letters of credit and (y) the outstanding balance of the Term A Notes.

      The borrowing base is defined as 60% of the most recent fair market valuation of the real property collateral securing the Exit Financing Facility. The borrowing base at any time is reduced for the following:

•	required reserves relating to our credit card, debit card and other bank clearing system reserves which relate to our cash accounts securing the Exit Financing Facility;

•	environmental remediation reserves relating to the real property collateral;

•	title reserves with respect to title defects and exceptions for the real property collateral;

•	other reserves for taxes, assessments, insurance premiums and other items that the lender determines would constitute a priority lien with respect to the real property collateral.

      As of March 15, 2004, the gross value of our collateral that was eligible for inclusion in the borrowing base was sufficient to enable us to borrow the entire amount of the Revolver ($200 million). At March 15, 2004, outstanding advances under the Exit Financing Facility totaled $515 million, consisting of $165 million outstanding under the Revolver and $350 million outstanding under the Term A Notes.

      Swing Loans and Overadvances. The Revolver contemplates that the lender may, in its discretion, make swing loans to us. Each swing loan is deemed to be an advance under the Exit Financing Facility and shall be subject to all the terms and conditions applicable to other advances, except that swing loans are not eligible for the LIBOR interest rate option (discussed below). In addition, the lender may, in its discretion, knowingly continue to advance funds to us in amounts that exceed the borrowing base. These overadvances are limited such that after giving effect to the advances, the sum of outstanding amounts under the Revolver (including outstanding letters of credit), does not exceed the borrowing base by an amount equal to the lesser of (x) 5% of the borrowing base and (y) $10 million, and in any event does not exceed the maximum available credit under the revolver ($200 million).

      Maturity and Payments. The Exit Financing Facility matures on February 27, 2009. Monthly principal payments of $291,667 are required for the Term A Notes commencing on April 1, 2004, with the balance due at maturity. No principal payments are due for the Revolver before maturity.

      If we terminate the Exit Financing Facility, or make prepayments on the Term A Notes, prior to March 15, 2007, we are subject to a prepayment penalty as follows: before March 15, 2005, 2.00%; after

March 15, 2005 and before March 15, 2006, 1.50%; and after March 15, 2006 and before March 15, 2007, 1.00%. The prepayment penalty is determined based upon on the average daily outstanding balance of the Revolver and the average daily balance of undrawn letters of credit.

      Ranking. Borrowings under the Exit Financing Facility represent our senior secured obligations and rank pari passu in right of payment to the 9.0% Second Lien Senior Secured Notes. Borrowings under the Exit Financing Facility rank senior in right of payment to all other indebtedness of AMERCO and its legal subsidiaries (except for indebtedness of Oxford and RepWest).

      Guarantees. The Exit Financing Facility is guaranteed by substantially all direct and indirect subsidiaries of the Company except for (i) the subsidiaries that are actual borrowers under the agreement, (ii) our insurance subsidiaries Oxford and RepWest and their respective subsidiaries, (iii) Storage Realty, L.L.C., a Texas limited liability company, (iv) INW, a Washington corporation, and (v) certain dormant subsidiaries. As discussed elsewhere in this prospectus, SAC Holdings are not legal subsidiaries of AMERCO and do not guarantee any borrowings under the Exit Financing Facility.

      Collateral. All amounts outstanding under the Revolver and Term A Notes are secured by a first priority security interest in substantially all of the assets of the borrowers and the guarantors, except for the following assets:

•	synthetic leases and synthetic lease collateral;

•	notes receivable from SAC Holdings existing on our date of emergence from Chapter 11;

•	real property having an approximate book value of $7.7 million under contract for sale on the closing date of the Exit Financing Facility.

•	real estate subject to synthetic leases at the date of our emergence from bankruptcy;

•	the capital stock of Oxford and RepWest owned by AMERCO;

•	real property secured by a lien in favor of Oxford;

•	surplus property;

•	proceeds in excess of $50 million associated with the settlement, judgment or recovery related to our litigation against PricewaterhouseCoopers;

•	vehicles that are subject to an operating lease arrangement; and

•	certain cash accounts for the benefit of third parties.

      Interest. As of March 15, 2004, $349 million of the Term A Loans bear interest at LIBOR plus 4.00% and $1 million bear interest at the base rate plus 1.50%. Monthly interest payments are due commencing April 1, 2004.

      Interest on the Revolver is payable monthly for base rate option advances. Interest on LIBOR rate option advances is generally payable every three months and/ or the last day of the interest period selected. Advances outstanding under the Revolver bear interest under the base rate option or the LIBOR option, which we select, described as follows.

Base Rate Option. The base rate option is defined as the base rate plus the applicable margin. The base rate means the prime rate as announced by Wells Fargo Bank. The applicable margin is based on our EBITDA for the prior 12 months as follows:

EBITDA	Margin

less than $275 million	1.50%
greater than $275 million but less than $300 million	1.25%
greater than $300 million	1.00%

At March 15, 2004, the base rate was 4% and our EBITDA for the prior 12 months was less than $275 million. The applicable margin is adjusted quarterly at the end of each fiscal quarter based on our EBITDA for the trailing twelve months.

LIBOR Rate Option. The LIBOR rate option is defined as the LIBOR rate plus the applicable margin. The LIBOR rate means the rate per annum at which dollar deposits are offered by major banks in the London interbank market (after consideration of a customary reserve percentage, if any), provided that the rate shall never be less than 1%. We select the interest period for which each LIBOR rate option advance is to be calculated with such period being 1, 2, 3 or 6 months. We may not have more than six LIBOR rate option advances outstanding at any one time and each LIBOR advance must be of at least $1 million and integral multiples of $500,000 in excess thereof. In addition, we can prepay any outstanding LIBOR rate option advances under the Revolver, but we must reimburse the lenders for any funding losses they suffer as a result of such prepayment. The applicable margin is based on our EBITDA for the prior 12 months as follows:

EBITDA	Margin

less than $275 million	4.00%
greater than $275 million but less than $300 million	3.75%
greater than $300 million	3.50%

      At March 15, 2004 our EBITDA was less than $275 million. The applicable margin is adjusted quarterly at the end of each fiscal quarter based on our EBITDA for the trailing twelve months. If an event of default occurs, we may no longer select the LIBOR rate option and any then outstanding LIBOR rate option advances (including amounts outstanding under the Term A Notes) can be converted to the base rate option, at the option of the lender.

      Default Interest. In the event of any event of default, interest on outstanding advances and outstanding letters of credit will accrue at a rate of 2% in excess of the then applicable rate otherwise in effect.

      Letter of Credit Fees; Facility Fees. We are charged a letter of credit fee (plus issuance charges) at a rate based on our EBITDA for the prior 12 months, as follows:

Applicable
EBITDA	Margin

less than $275 million	4.00%
greater than $275 million but less than $300 million	3.75%
greater than $300 million	3.50%

The letter of credit fee accrues on the undrawn amount of all outstanding letters of credit at the applicable margin set forth above. In addition, we are charged a fee of 0.50% of the unused portion of the Revolver, including the letter of credit sub-facility.

      Covenants. Under the Exit Financing Facility, we are required to comply with a number of affirmative and negative covenants. These covenants apply to the borrowers. These covenants provide that:

•	On a quarterly basis, we cannot allow our EBITDA minus capital expenditures (as defined), each measured on a fiscal quarter-end basis for the applicable period set forth below, to be less than the amounts set forth below:

Applicable Amount	Applicable Date

$15 million	For the three month period ending June 30, 2004;
$65 million	For the six month period ending September 30, 2004;
$65 million	For the nine month period ending December 31, 2004;
$60 million	For the twelve month period ending March 31, 2005;
$48 million	For the twelve month period ending June 30, 2005;
$25 million	For the twelve month period ending September 30, 2005;
$25 million	For the twelve month period ending December 31, 2005;
$30 million	For the twelve month period ending March 31, 2006;
$80 million	For the twelve month period ending June 30, 2006;
$115 million	For the twelve month period ending September 30, 2006;
$110 million	For the twelve month period ending December 31, 2006; and
$105 million	For the twelve month period ending March 31, 2007.

      For each fiscal quarter after March 31, 2007, the above covenant will be established using the same methodology as utilized for 2004, 2005 and 2006, based on financial projections we submit to the lenders. The lender will present the new covenants to us for approval, which we shall not unreasonably withhold. In the event we do not approve the lender’s calculations of the new covenant, the holders of 51% of the commitments for the Term A Notes will establish this covenant.

•	We are restricted in the amount of capital expenditures that we can make in any fiscal year as follows: fiscal 2005, $185 million; fiscal 2006, $245 million; and fiscal 2007, $195 million. For each fiscal quarter after March 31, 2007, this covenant will be established using the same methodology as utilized for 2005, 2006 and 2007, based on financial projections we submit to the lenders. The lender will present the new covenants to us for approval, which we shall not unreasonably withhold. In the event we do not approve the lender’s calculations of the new covenants, the holders of 51% of the commitments for the Term A Notes will establish this covenant.

•	We cannot incur any additional indebtedness, except for:

•	indebtedness existing under the Exit Financing Facility;

•	indebtedness existing on March 15, 2004;

•	purchase money indebtedness and capitalized lease obligations (excluding synthetic lease obligations) in an aggregate amount not to exceed $30 million;

•	capital leases, to the extent such capital leases arise our of the treatment of our synthetic leases (including refinancings) as capital leases in accordance with GAAP (see “— Synthetic Lease Arrangements”);

•	indebtedness under the New AMERCO Notes and the 9.0% Second Lien Senior Secured Notes due 2009;

•	permitted guarantees;

•	indebtedness comprising investments specifically permitted under the Exit Financing Facility;

•	letters of credit issued outside the Exit Financing Facility and secured by cash collateral in an aggregate amount not to exceed $3 million at any time; and

•	subject to certain conditions, refinancings, renewals, or extensions of permitted indebtedness.

•	We cannot create, incur, assume or permit to exist any lien on or against any of our assets, except for, among others, the following permitted liens:

•	the interest of lessors under permitted operating leases and synthetic leases;

•	liens related to permitted purchase money indebtedness and capital leases;

•	liens relating to the New AMERCO Notes;

•	liens relating to the 9.0% Second Lien Senior Secured notes due 2009;

•	liens on real property in favor of Oxford;

•	liens on collateral securing synthetic leases; and

•	other customary liens that arise in the ordinary course of business.

•	We cannot enter into any merger, consolidation, reorganization, or recapitalization (subject to exceptions) and we cannot liquidate, wind up or dissolve any of our subsidiaries that is a borrower under the Exit Financing Facility, unless the assets of the dissolved entity are transferred to another subsidiary that is a borrower under the Exit Financing Facility and certain other conditions are met.

•	We cannot convey, sell, lease, assign, transfer or otherwise dispose of any of our assets, except for certain permitted dispositions, including:

•	sales of worn out, damaged or obsolete property;

•	sales of assets that are not part of the collateral that secures the Exit Financing Facility;

•	sales of rental vehicles in the ordinary course of our fleet rotation program, so long as the aggregate net book value of rental vehicles subject to liens under the Exit Financing Facility does not decrease by more than (x) $40 million during any of (i) the first quarter of fiscal 2005, (ii) the first two quarters of fiscal 2005, (iii) the first three quarters of fiscal 2005 or (iv) each 12-month period thereafter, in each case to be tested at the end of each quarter or (y) $160 million in the aggregate after March 15, 2004;

•	sales in the ordinary course of business of rental vehicles subject to operating leases;

•	sales or other dispositions contemplated under our approved Chapter 11 of reorganization; and

•	sales of real property collateral in an aggregate amount not to exceed $10 million during any fiscal year or $35 million in total after March 15, 2004, subject to certain conditions.

•	We cannot guarantee the obligations of our insurance subsidiaries or any third party, except for:

•	guarantees of AMERCO existing on March 15, 2004;

•	guarantees of AMERCO that are part of our Chapter 11 reorganization plan;

•	guarantees of AMERCO with respect to the Private Mini support party agreements (see “— Private Mini Storage Credit Facility”);

•	guarantees with respect to rental vehicle operating leases;

•	guarantee obligations pursuant to any permitted indebtedness; and

•	guarantees pursuant to any permitted refinancing, renewal or extension of any permitted indebtedness.

•	We cannot prepay, redeem, defease, purchase or otherwise acquire any of our indebtedness or any indebtedness of a subsidiary that is a borrower under the Exit Financing Facility, except:

•	indebtedness relating to our debtor-in-possession credit facility;

•	obligations in accordance with the Exit Financing Facility;

•	as required by our Chapter 11 confirmation order;

•	in connection with a permitted refinancing;

•	prepayments of indebtedness under the New AMERCO Notes, from the proceeds from the monetization or sale of assets excluded from the collateral securing the Exit Financing Facility;

•	that so long as no event of default exists under the Exit Financing Facility, we can prepay indebtedness under the 9.0% Second Lien Senior Secured Notes due 2009 or the New AMERCO Notes so long as (a) the aggregate amount of prepayments under our synthetic leases plus the aggregate amount of dividends paid in arrears in such fiscal year shall not, in the aggregate, exceed the “ECF Carry Forward Amount” (summarized below), if any then in existence, and (b) on the date of such prepayment, we are in compliance with the “Excess Availability Test” (summarized below);

•	prepayments of indebtedness under our synthetic leases upon the sale of any real property collateral securing such synthetic lease pursuant to an arms-length sale to a bona fide non-affiliate purchaser, up to the amount of the sales proceeds;

•	that so long as no event of default exists under the Exit Financing Facility, we can prepay indebtedness required pursuant to the provisions of our synthetic leases so long as (a) the aggregate amount of such prepayments in any fiscal year, together with the aggregate amount of permitted prepayments in such fiscal year by us with respect to the 9.0% Second Lien Senior Secured Notes due 2011 and the amount of dividends paid in arrears in such fiscal year, shall not, in the aggregate, exceed the “ECF Carry Forward Amount” (summarized below) and (b) on the date of such prepayment we are in compliance with the “Excess Availability Test” (summarized below); and

•	scheduled payments of principal and interest due under our synthetic leases.

      For purposes of this covenant:

ECF Carry Forward Amount means:

through September 30, 2004, $3.335 million;

as of October 1, 2004 though March 31, 2005, 50% of our excess cash flow (EBITDA minus cash interest expense and dividend and other distributions, plus permitted capital expenditures and repayments of certain indebtedness, in each case as defined and subject to exceptions) for the period commencing April 1, 2004 and ending September 30, 2004; or

as of March 31, 2005 and at all times thereafter, (a) 50% of our excess cash flow for the fiscal year ending March 31, 2005, plus our excess cash flow for each fiscal year thereafter, minus (b) the sum of (i) the aggregate amount of dividends paid in arrears on account of our preferred stock on or after January 1, 2004, (ii ) the aggregate amount of permitted prepayments of indebtedness under the New AMERCO Notes and the 9.0% Second Lien Senior Secured Notes due 2009 and (iii) the

aggregate amount of permitted prepayments of the principal amount of indebtedness under our synthetic leases.

Excess Availability Test means:

at the time of payment of any indebtedness under the New AMERCO Notes or 9.0% Second Lien Senior Secured Notes due 2009 or at the time of declaration or payment of any dividend or dividend in arrears, (a) our “Excess Availability” (as summarized below) plus cash securing the Exit Financing Facility exceeds (i) $35 million plus (ii) the amount of such debt payment or dividend payment as of the date of such payment and as of the month end for each of the preceding consecutive 12 fiscal months immediately preceding such payment date and (b) after giving effect to such payment, our “Excess Availability” plus cash securing the Exit Financing Facility is projected to exceed $35 million for the month end of each of the 12 fiscal months immediately succeeding such payment date.

Excess Availability means:

the amount, as of the date of any determination, equal to the difference between the lesser of (i) the borrowing base, or (ii) $550 million (subject to adjustment in certain situations) and the amount outstanding under the Exit Financing Facility.

•	We cannot cause any change of control of AMERCO;

•	All real property collateral and rental vehicle collateral securing the Exit Financing Facility must be owned by a subsidiary that is a borrower under the Exit Financing Facility.

•	We cannot make any distribution or declare or pay any dividends except that we are permitted to (i) make inter-company dividends and distributions within Exit Financing Facility borrower group; (ii) pay dividends on our preferred stock accrued after March 15, 2004 (including the payment of dividends for the period ending February 29, 2004), in an aggregate amount not to exceed $13 million in any fiscal year, so long as we are in compliance with the “Excess Availability Test” (as summarized above) and (iii) pay dividends on our preferred stock accrued prior to or for the period ended November 30, 2003, so long as (x) the aggregate amount of such dividends do not exceed the lesser of (I) $19.6 million or (II) together with the amount of any permitted prepayments during such fiscal year under the 9.0% Second Lien Senior Secured Notes due 2009 and prepayments during such fiscal year of indebtedness relating to our synthetic lease agreements, the “ECF Carry Forward Amount” (as summarized above) and (y) at the time of any such payment, we are in compliance with the “Excess Availability Test” (as summarized above).

•	We cannot make any investments, or incur any liabilities for or in connection with any investments, except for defined “permitted investments”, which include:

•	advances made in connection with the purchase of goods or services in the ordinary course of business;

•	investments by any party to the Exit Financing Facility in another party to the Exit Financing Facility;

•	investments in SAC Holdings notes to the extent outstanding on March 15, 2004 (and any accrued interest thereon);

•	payments on behalf of SAC Holdings pursuant to our management agreements with those entities;

•	investments in Private Mini Storage Realty, L.P. or PM Preferred Properties, L.P. or any of their affiliates solely to the extent required pursuant to the Private Mini Storage support party agreements (see “— Private Mini Storage Credit Facility”) (subject to additional conditions);

•	permitted guarantees;

•	payments in the ordinary course of business to U-Haul dealers; and

•	other investments in an aggregate amount not to exceed $5 million per year.

•	Unless otherwise set forth in our Chapter 11 reorganization plan and except to reimburse SAC Holdings for its transaction costs incurred with respect to the New SAC Holdings Notes, we cannot enter into transactions with affiliates, including SAC Holdings, Self-Storage International Holding Corporation, Private Mini Storage Realty, L.P. or PM Preferred Properties, L.P. unless the transactions are in the ordinary course of business and are no less favorable to us than would be obtained in an arm’s length transaction with a non-affiliate.

•	Except for permitted dispositions, we cannot enter into any sales and leaseback transaction.

New AMERCO Notes

      General. Upon our emergence from bankruptcy, AMERCO issued senior subordinated notes in the aggregate principal amount of $148,646,137 (the “New AMERCO Notes”).

      Maturity. The New AMERCO Notes mature on March 15, 2011. No principal payments are due prior to maturity.

      Redemption. We must redeem New AMERCO Notes at a redemption price of 100% of the aggregate outstanding principal amount plus unpaid interest from (i) the net available proceeds from the sale of some or all of the collateral securing the New AMERCO Notes and (ii) 75% of any of the net recovery above $50 million resulting from our litigation against PricewaterhouseCoopers after reduction for attorneys’ fees and costs and taxes payable by us with respect to such recovery.

      We have the option to redeem at any time the New AMERCO Notes in whole or in part at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued interest to the applicable redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Calendar Year	Percentage

2004	102.0%
2005	101.5%
2006	101.0%
2007 and thereafter	100.0%

      If we experience a change of control, each holder of New AMERCO Notes will have the right to require us to repurchase that holder’s New AMERCO Notes at an amount equal to 101% of the principal amount of the New AMERCO Notes plus accrued and unpaid interest.

      Ranking; Subordination. Payment of principal of and interest on of the New AMERCO Notes is subordinated in right of payment to the prior payment in full or discharge of our senior indebtedness. For this purpose, senior indebtedness means our obligations under the Exit Financing Facility and our outstanding 9.0% Second Lien Senior Secured Notes due 2009. We may not make any direct or indirect payments with respect to the New AMERCO Notes, whether pursuant to the terms of the New AMERCO Notes or the indenture governing the New AMERCO Notes, upon acceleration or otherwise, if at the time of such payment there exists (i) a default in the payment of all or any portion of the obligations under our senior indebtedness or (ii) any other default under any document or instrument governing or evidencing our senior indebtedness, and the trustee for the New AMERCO Notes has received a written notice of such default from an authorized representative of the holders of the senior indebtedness, and in either case, the default has not been cured or waived in writing. Notwithstanding the previous sentence, in the event of a non-payment default described in (ii) of the previous sentence, if the holders of our senior indebtedness have not declared the senior indebtedness to be immediately due and payable (or have rescinded a declaration of acceleration) within 180 days after the notice of such default, then payment of principal of and interest on the New AMERCO Notes may resume. The indenture governing the New AMERCO Notes provides that only one such 180 day period may commence within any 360 consecutive days.

      Guarantees. The New AMERCO Notes are guaranteed by almost all of the subsidiaries of AMERCO except for Oxford, RepWest, Storage Realty, L.L.C., a Texas limited liability company, INW Company, a Washington Corporation, and certain dormant subsidiaries. As discussed elsewhere in this prospectus, SAC Holdings are not legal subsidiaries of AMERCO and do not guarantee the New AMERCO Notes.

      Collateral. The New AMERCO Notes are secured by the following collateral:

•	the capital stock of Oxford;

•	certain real property having an approximate book value of $7.7 million, which was under contract for sale on the closing date of the New AMERCO Notes;

•	75% of the net proceeds in excess of $50 million associated with the settlement, judgment or recovery related to our litigation against PricewaterhouseCoopers (after deduction of attorneys’ fees and costs and taxes payable with respect to such proceeds);

•	payments under notes receivable from SAC Holdings, having an outstanding principal balance at March 15, 2004 of approximately $203.8 million; and

•	certain surplus property.

      Interest. The New AMERCO Notes bear interest at 12.0%. Interest is payable quarterly. In the event of default, interest will accrue at an additional 2%.

      Covenants. The indenture for the New AMERCO Notes requires us to comply with a number of customary affirmative and negative covenants, including the following:

•	We are limited in the amount of dividends and other equity distributions or redemptions, investments and redemptions or repayments of subordinated indebtedness that we can make (restricted payments). We cannot make any restricted payment if (i) a default shall have occurred or shall occur as a result thereof, (ii) we cannot incur $1.00 of additional indebtedness pursuant to the “Coverage Ratio Exception” (summarized below) at the time of such payment and after giving pro forma effect to such payment as if such payment was made at the beginning of the applicable four-quarter period or (iii) the amount of such restricted payment, together with all restricted payments made after March 15, 2004 exceeds the sum of the “restricted payments basket”. The restricted payments basket includes, among other things, 50% of net income (after deduction of preferred stock dividends) from April 1, 2004 though the end of the fiscal quarter preceding the date of such payment and 100% of the net cash proceeds received by us from certain equity issuances.

•	In addition, we may pay dividends on our capital stock accruing after March 15, 2004 in an aggregate amount not to exceed $13 million in any fiscal year. We also may pay dividends on our capital stock for accrued for periods prior to March 15, 2004 so long as the aggregate amount of such dividends in arrears do not exceed $19.6 million or the “ECF Carry Forward Amount”, as defined in the Exit Financing Facility (see “Description of Certain Indebtedness and Other Obligations — Exit Financing Facility — Covenants”).

•	We cannot incur any additional indebtedness; provided, however, we may incur additional indebtedness if after giving effect thereto on the date of incurrence, our consolidated interest coverage ratio would be at least 2.25 to 1.00 (the “Coverage Ratio Exception”). The interest coverage ratio means the ratio of “cash flow” during the four most recent consecutive full fiscal quarters ending on or prior to the date of measurement to interest expense for that four quarter period. “Cash flow” means the sum of net income (after deduction of preferred stock dividends), plus income tax expense, amortization expense, depreciation expense, interest expense, all other non-cash cash charges reducing net income, and restructuring charges (subject to certain limitations), in each case subject to, and as defined in, the indenture for the New AMERCO Notes.

      In addition to the Coverage Ratio Exception, the following items, among others, of indebtedness are permitted:

•	indebtedness relating to the Exit Financing Facility;

•	indebtedness outstanding as of March 15, 2004, including the 9.0% Second Lien Senior Secured Note due 2011;

•	purchase money indebtedness and capitalized lease obligations (excluding synthetic lease obligations) in an aggregate amount not to exceed $40 million;

•	capitalized leases, to the extent such capitalized leases arise our of the treatment of our synthetic leases (including refinancings) as capitalized leases in accordance with GAAP (see “— Synthetic Lease Arrangements”) or are entered into for the purpose of acquiring vehicles in the ordinary course of business;

•	indebtedness with respect to letters of credit issued by a party other than lender parties to the Exit Financing Facility and secured by cash collateral in an aggregate amount not to exceed $3 million at any time;

•	permitted guarantees;

•	other indebtedness not in excess of $7.5 million.

•	refinancing indebtedness relating to indebtedness incurred pursuant to the Coverage Ratio Exception, the Exit Financing Facility, indebtedness outstanding as of March 15, 2004, including the 9.0% Second Lien Senior Secured Notes due 2011, permitted purchase money indebtedness and capitalized leases, and

•	arising from our investments in Private Mini Storage Realty, L.P. or PM Preferred Properties, L.P. or any of their affiliates or SAC Holdings under the Private Mini Storage Credit Facility support agreements (see Description of Other Indebtedness and Other Obligations — Private Mini Storage Credit Agreements”).

•	Subject to exceptions, we cannot consummate any sale of our assets unless no default exits immediately prior to and after giving effect to such asset sale, we receive consideration at least equal to the fair value of the asset sold and in the case of the sale of collateral securing the New AMERCO Notes (except in the case of the sale of certain property that is collateral, we must receive consideration at least equal to 80% of the appraised value of such property), in the case of a sale of assets that are collateral 75% of the consideration we receive is in the form of cash or cash equivalents (except for the sale of Oxford capital stock). With respect to the sale of assets that constitute collateral for the New AMERCO Notes, we must redeem New AMERCO Notes when the aggregate net proceeds from such sales, together with the aggregate net proceeds from any net recovery resulting from the PWC litigation, exceeds $5 million. With respect to the sale of assets that do not constitute collateral for the New AMERCO Notes, we must use the net proceeds from such sale to repay senior indebtedness, repay indebtedness securing such sold asset and/or invest the proceeds in the purchase of assets to be used in our business. If we do not use the proceeds for such purposes and such amounts in the aggregate exceed $10 million, we may be required to make an offer to redeem New AMERCO Notes at 100% of the principal amount redeemed or purchase other pari passu indebtedness.

•	We cannot allow any liens, other than certain permitted liens, against any of the collateral that secures the New AMERCO Notes. In addition, we cannot allow any liens, other than certain permitted liens, against any of our assets that do not constitute collateral for the New AMERCO Notes unless in the case of a pari passu obligation, effective provision is made to secure the New AMERCO Notes with a lien at least equally and ratably with or prior to such obligation with a lien on the same collateral and the case of any lien securing an obligation that is subordinated in right of payment to the New

AMERCO Notes, effective provision is made to secure the New AMERCO Notes with a lien on the same collateral that is prior to the lien securing the subordinated obligation.

•	We cannot enter into any sale and leaseback transaction unless the indebtedness attributed to such transaction would otherwise be permitted under the indenture for the New AMERCO Notes and the lien to secure such indebtedness could be incurred without being required to equally and ratably secure the New AMERCO Notes. In addition, the gross proceeds from such transaction must be at least equal to the fair market value of the asset subject to the sale and leaseback transactions and the proceeds of the sale must be applied in accordance with the covenants governing sales of assets under the indenture for the New AMERCO Notes.

•	We cannot consolidate or merge or sell all or substantially all of our assets or adopt a plan of liquidation unless (a) (i) we are the surviving company or (ii) the entity formed by such consolidation or merger or to which such sale shall be made is a corporation organized under the laws of any State of the United States or the District of Columbia and the successor assumes our obligations under the New AMERCO Notes, (b) immediately prior to and after giving effect to such transaction and the obligations incurred in connection therewith no default occurs, and (c) immediately after giving effect to such transaction and the incurrence of any indebtedness related thereto, on a pro forma basis, the consolidated net worth of the surviving entity would be at least equal to our consolidated net worth immediately prior to such transaction and the surviving entity would not be able to incur $1.00 of additional indebtedness pursuant to the Coverage Ratio Exception.

New SAC Holdings Senior Notes

      General. In connection with AMERCO’s Chapter 11 bankruptcy restructuring, SAC Holdings affiliates agreed to issue to unsecured creditors of AMERCO $200 million aggregate principal amount of senior notes (the “New SAC Holdings Notes”). The issuance of the New SAC Holdings Notes is the result of AMERCO’s restructuring and has the effect of eliminating approximately $200 million of notes receivable from SAC Holdings that were previously held by AMERCO.

      Maturity; Redemption. The New SAC Holdings Notes mature on March 15, 2014. No principal payments are due prior to maturity.

      The New SAC Holdings Notes may not be redeemed prior to March 15, 2007. Thereafter, SAC Holdings may redeem the New SAC Holdings Notes for cash, in whole or in part, at the below redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve month period beginning on March 15 for the years indicated below, in each case together with accrued and unpaid interest thereon to the date of redemption:

Calendar Year	Percentage

2007	104.0%
2008	103.0%
2009	101.5%
2010 and thereafter	100.0%

      The New SAC Holdings Notes are mandatorily redeemable from the net cash proceeds (after payment of senior mortgage indebtedness) of any sale of, refinancing or other form of monetization transaction involving any real property of SAC Holdings (except for certain excluded entities), at redemption prices equal to the then applicable optional redemption prices set forth in the immediately above table, except that the redemption price at any time prior to March 15, 2010 in the case of the sale, refinancing or other monetization of real property owned by Three SAC Self Storage Corporation (a subsidiary of SAC Holding Corporation) will be 101% of principal, plus unpaid interest to the redemption date. The indenture for the New SAC Holdings Notes provides that no mandatory redemption is required until the aggregate proceeds received from the sale or monetization of real property owned by SAC Holdings equal or exceed $5 million. In addition, any redemption proceeds received by SAC Holdings shall not be applied to redeem the New SAC Holdings Notes until March 15, 2007, provided that such amounts will be held by the trustee of the New SAC Holdings Notes. However, before March 15, 2007, SAC Holdings may use any such proceeds to make offers to all holders of the New SAC Holdings Notes to purchase such notes in accordance with certain procedures described in the indenture for the New SAC Holdings Notes.

      In the event of a change of control of SAC Holding Corporation or SAC Holding II Corporation, each holder of the New SAC Holdings Notes will have the right to require SAC Holdings to purchase for cash that holder’s notes at an amount equal to 101% of the principal amount of the SAC Holding Senior Notes to be purchased plus accrued and unpaid interest.

      Ranking. The New SAC Holdings Notes are to be senior in priority to all future indebtedness of SAC Holdings, except for, among others, indebtedness of SAC Holdings existing on March 15, 2004, purchase money indebtedness in an aggregate amount not to exceed $2 million, permitted refinancing indebtedness, and subordinated indebtedness not in excess of $8 million. At March 15, 2004, third party mortgage indebtedness senior to the New SAC Holdings Notes totaled approximately $584.6 million and was secured by real property owned by SAC Holdings having a book value of $787.5 million.

      Guarantees. SAC Holding Corporation and SAC Holding II Corporation are jointly and severally liable for the New SAC Holdings Notes. Neither AMERCO not any of its legal subsidiaries has guaranteed or is otherwise liable for the debts of SAC Holdings, including the New SAC Holdings Notes.

      Collateral. The New SAC Holdings Notes are the unsecured obligations of SAC Holdings.

      Participation and Subordination Agreement. On March 15, 2004, SAC Holding Company, SAC II Holding Company, AMERCO, U-Haul, and Law Debenture Company of New York, as trustee, entered into a subordination agreement under the terms of which $200 million aggregate principal amount of SAC Holding Senior Notes were either reduced to zero, cancelled and reissued to the creditors of AMERCO, or restated in full. Pursuant to this agreement we agreed to subordinate our rights and obligations with respect to existing SAC Holdings Notes and loans payable that we hold.

      Interest. The New SAC Holdings Notes bear interest at 8.5%. Interest is payable quarterly.

      Covenants. The indenture for the New SAC Holdings Notes requires SAC Holdings to comply with a number of customary affirmative and negative covenants. Such covenants limit SAC Holdings’ ability to, among other things:

•	merge or sell all or substantially all of its assets;

•	SAC Holdings cannot incur any additional indebtedness other than defined permitted indebtedness, which includes, among others, indebtedness existing on March 15, 2004, indebtedness between SAC Holdings’ subsidiary entities (subject to conditions), purchase money indebtedness not to exceed $2 million, permitted refinancing indebtedness, indebtedness related to the capitalization of interest, permitted guarantees, and subordinated indebtedness not in excess of $8 million. In the case of any extension, refinancing, renewal, replacement, defeasance or refunding relating to permitted refinancing indebtedness that results in a subsidiary of SAC Holdings to receive excess refinancing proceeds, SAC Holdings must cause the excess refinancing proceeds to be distributed to SAC Holding Corporation or SAC Holding II Corporation to enable SAC Holdings to comply with their mandatory redemption obligations.

•	Subject to exceptions, SAC Holdings cannot issue any disqualified stock, which is stock that matures or is mandatorily redeemable at the option of the holder on a date before June 14, 2014.

•	SAC Holdings’ sale of assets is restricted such that any sales must be at least equal to the fair market value of the assets sold and at least 67% of the consideration received must be in the form of cash or cash equivalents. In addition, the net available proceeds from such sales must be used to satisfy SAC Holdings’ mandatory redemption obligations. See “— Maturity; Redemption”. These asset sale restrictions do not apply to certain excluded entities, consisting of Securespace Limited Partnership, Four SAC Self-Storage Corporation, Five SAC Self-Storage Corporation, and their respective subsidiaries, including Nineteen SAC Self-Storage GP Corporation, Nineteen SAC Self-Storage Limited Partnership and Private Mini Storage Realty, L.P.

•	SAC Holdings cannot permit any of its subsidiaries to create or cause to exist any encumbrance or restriction on the ability of any subsidiary to (i) pay dividends or make other distributions on any capital stock of such subsidiary or pay principal of or interest on any indebtedness or other obligations of SAC Holdings, (ii) make loans or advances to SAC Holding Corporation or SAC Holding II Corporation or any of their subsidiaries or (iii) transfer any of its properties to SAC Holding Corporation or SAC Holding II Corporation. However, these restrictions do not apply to, among others, restrictions or encumbrances existing by reason of applicable law, customary non-assignment provisions in lease agreements entered into in the ordinary course of business, permitted refinancing indebtedness (subject to limitations) and liens permitted by the indenture for the New SAC Holdings Notes.

•	Subject to exceptions designed to allow SAC Holdings to continue existing relationships and engage in certain transactions consistent with past activities, affiliate transactions between SAC Holdings or its subsidiaries and affiliates of SAC Holdings (as defined in the indenture) must be on terms that are not less favorable than would be obtained in an arm’s length transaction.

•	SAC Holdings cannot create or otherwise permit to exist any liens against its assets, except for permitted liens, which include, among others, liens securing SAC Holdings’ real property indebtedness and any related refinancing, extension, renewal, replacement, defeasance, or refunding thereof, customary liens occurring or existing in the ordinary course of business (such as easements, leases, liens imposed for taxes and assessments not due, performance bonds, workers’ compensation, and mechanics liens), liens securing indebtedness existing on March 15, 2004, and liens securing permitted purchase money indebtedness.

•	SAC Holdings cannot declare or pay any dividend or make any other payment or distribution relating to its equity interests, purchase, redeem or otherwise retire any equity interests, make any payment with respect to, or purchase, redeem, defease or otherwise acquire or retire any indebtedness that is subordinated to the New SAC Holdings Notes, make any investments, or acquire any business or assets from, or equity interests of, or be a party to any acquisition of, any person, in each case, unless

•	no default exists or would occur as a result thereof; and

•	such payment, together with the aggregate amount of all other similarly restricted payments made after March 15, 2004 does not exceed SAC Holdings’ “Residual Cash Flow” (as defined below) for the period commencing on March 15, 2004 though the date of such payment.

      Residual Cash Flow means: for any period, (i) the aggregate revenues of SAC Holding Corporation and SAC Holding II Corporation plus the amount by which the aggregate gross receipts of SAC Holdings’ subsidiaries exceed the aggregate operating expenses of SAC Holdings’ subsidiaries minus (ii) the sum of (x) all principal, interest and premium of the New SAC Holdings Notes required to be paid during such period plus (y) the interest payments to the Company under the SAC Holdings junior notes payable (See “— SAC Holdings Notes Payable”), plus (z) the amounts paid during such period pursuant to a promissory note from SAC Holding Corporation to Oxford, dated May 7, 1999 (which loan has an aggregate principal balance outstanding at March 15, 2004 of $5.0 million).

      Notwithstanding the previous paragraph, the following payments, among others, are permitted under the indenture for the New SAC Holdings Notes:

•	investments outstanding on March 15, 2004;

•	purchases of inventory to be sold or used in the ordinary course of business;

•	the payment by any SAC Holdings’ subsidiary to the holders of its equity interests on a pro rata basis;

•	payments made with respect to subordinated indebtedness permitted to be made under the SAC Participation and Subordination Agreement; and

•	any acquisition of property solely in exchange for the issuance of equity interests (other than equity interests which mature or are otherwise redeemable and are otherwise prohibited under the terms of the indenture for the New SAC Holdings Notes).

SAC Holdings Notes Payable

      General. SAC Holdings’ notes payable to third party lenders are secured by deeds of trusts on collateralized land and buildings. These notes are in addition to SAC Holdings Notes described above and existed prior to AMERCO’s Chapter 11 bankruptcy filing. We are not a guarantor of the debt of SAC Holdings or any of their subsidiaries and we are not liable for the debts of SAC Holdings. Principal and interest payments on notes payable to third party lenders are due monthly. As of December 31, 2003 SAC Holdings’ notes bore interest rates ranging from 7.50% to 8.82% and the notes are due between 2004 and 2032. Certain notes payable contain provisions whereby the loans may not be prepaid at any time prior to the maturity date without payment to the lender of a yield maintenance premium (as defined in the loan agreements). The loans on a portfolio of sixteen properties are cross-collateralized and cross-defaulted. At December 31, 2003, SAC Holdings’ notes and loans payable to third parties, net of discount, totaled $586.6 million.

      We hold various junior unsecured notes of SAC Holdings. At March 15, 2004, these notes total $203.8 million in aggregate principal amount. Interest on the junior notes of SAC Holdings held by us accrues at 9%.

      Interest on SAC Senior Notes. Interest accrues on the outstanding principal balance of senior notes of SAC Holdings at a fixed rate and is paid on a monthly basis.

      Interest on SAC Junior Notes. Interest accrues on the outstanding principal balance of junior notes of SAC Holdings that we hold at a stated rate of basic interest. A fixed portion of that basic interest is paid on a monthly basis. Additional interest is paid on the same payment date based on the difference between the amount of remaining basic interest and an amount equal to a specified percentage of the net cash flow before interest expense generated by the underlying property minus

      the sum of the principal and interest due on the senior notes of SAC Holdings related to that property and a multiple of the fixed portion of basic interest paid on that monthly payment date.

      We refer to the latter amount as the “cash flow-based calculation.”

      To the extent that this cash flow-based calculation exceeds the amount of remaining basic interest, contingent interest equal to that excess and the amount of remaining basic interest are paid on the same monthly date as the fixed portion of basic interest. To the extent that the cash flow-based calculation is less than the amount of remaining basic interest, the additional interest payable on the applicable monthly date is limited to the amount of that cash flow-based calculation. In such a case, the excess of the remaining basic interest over the cash flow-based calculation is deferred and all amounts so deferred bear the stated rate of basic interest until maturity of the junior note.

      The consolidated financial statements include the results of SAC Holdings. As a result of the consolidation of SAC Holdings, these loans held by AMERCO are eliminated in consolidation and thus not reflected in the consolidated financial statements.

Private Mini Storage Credit Facility

      Private Mini Storage Realty, L.P. (“Private Mini”) is a Texas-based operator of self-storage rental facilities. Prior to June 30, 2003, Oxford and U-Haul held a 79.5% and 0.5% interest, respectively, in Private Mini. In June 2003, Oxford sold its interest in Private Mini to SAC Holding Corporation.

      In 1997, Private Mini secured a $225 million senior facility (the “Private Mini Facility”). The amount of this facility was subsequently reduced to $125 million. In connection with this facility, AMERCO entered into a support agreement whereby it assumed responsibility for fulfilling certain obligations under the Private Mini Facility upon default or noncompliance with the debt covenants of that facility (the “1997 Support Agreement”). The 1997 Support Agreement contained cross-default provisions to AMERCO’s other debt agreements and, as a result of AMERCO’s Chapter 11 filing, AMERCO defaulted on the 1997 Support Agreement. In addition, Private Mini defaulted on the Private Mini Facility by virtue of non-payment of the outstanding balance at maturity. In December 2002, the lenders under the Private Mini Facility exercised their option to require AMERCO to purchase all commitment under the Private Mini Facility.

      In February 2003, an entity affiliated with Private Mini closed on a $255 million financing (the “New Private Mini Facility”) and $70 million of these proceeds were used to pay down the $125 million Private Mini Facility. In connection with the New Private Mini Facility, AMERCO entered into a support agreement whereby it agreed to assume responsibility for $70 million of obligations in connection with this borrowing in the event of certain events of default (the “2003 Support Agreement”).

      In February 2003, AMERCO executed a Non-Exoneration Agreement whereby it affirmed its obligation to pay $55.5 million pursuant to the 1997 Support Agreement. This amount was treated as an allowed unsecured claim and discharged in connection with AMERCO’s emergence from Chapter 11 in March 2004.

      AMERCO remains responsible for its obligation in connection with the 2003 Support Agreement and has recorded a liability of $70 million with a corresponding increase to its receivable from Private Mini.

U-Haul TRAC Lease Obligations

      U-Haul acquires its rental fleet equipment primarily through Terminal Adjustment Clause Leases (“TRAC Leases”). TRAC Leases are entered into with various third parties for the acquisition of new rental fleet vehicles and are structured to qualify as operating leases. Generally, U-Haul acquires new rental fleet vehicles from Ford or General Motors Corporation and transfers ownership of the vehicles to the third party owner/lessor. U-Haul has an option to purchase the vehicle at the end of its lease for a defined residual value. Our past experience has been that the fair market value of the vehicles at the end of the lease is higher than the residual buyout amount and, thus, we usually exercise our option to acquire the rented vehicles at the end of the lease. In addition, AMERCO has guaranteed a substantial number of the TRAC Leases. Information about our future obligations under these and other operating leases is include in this prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Disclosures About Contractual Obligations and Commercial Commitments.”

Synthetic Lease Arrangements

      At the time of our emergence from bankruptcy, Amerco Real Estate restructured approximately $249.5 million of our obligations under synthetic lease arrangements (the “Synthetic Leases”). As part of this restructuring we paid down approximately $31 million of obligations under the Synthetic Leases and entered into new lease agreements with the lessors. Our obligations under the new Synthetic Leases are approximately $218.5 million. The new lease agreements are for a term of three years, and include four one year renewal options.

      The purpose of these leases was to finance the purchase of self-storage properties and construct self-storage facilities on existing properties. AMERCO continues to guarantee each of these restructured Synthetic Leases. Title to the real property subject to these leases is in the name of off balance sheet special purpose entities. These entities are lessors who then lease the properties to one or more subsidiaries of AMERCO.

      Our approved Chapter 11 plan of reorganization contemplates that our obligations under the Synthetic Leases will be satisfied when the real property subject to the leases is sold to a third party. We anticipate that such a transaction will be closed into escrow by March 31, 2004. As a result of such transaction, the Company expects that over approximately the next 24 months it will be reimbursed for capital improvements we made to the leased properties. In addition, as part of this transaction U-Haul will enter into arrangements to manage these properties that will allow us to continue to operate them as part of the U-Haul moving and self-storage system.

      Although treated as an operating lease by AMERCO on a stand alone basis, in consolidation, properties purchased by SAC Holdings from AMERCO are reflected as financings of SAC Holdings in the consolidated financial statements.

DESCRIPTION OF THE EXCHANGE NOTES

      The exchange notes will be issued by AMERCO pursuant to an indenture entered into among AMERCO, as issuer, the guarantors and Wells Fargo Bank, N.A., as trustee. The following summarizes the material terms and provisions of the exchange notes and the indenture. The terms of the outstanding notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The Security Documents referred to below under the subheading “— Security” describe the terms of the security interests that secure the notes. The following description does not purport to be complete and is subject to the detailed provisions of the indenture. We urge you to read the indenture and the Intercreditor Agreement and the Security Documents because they, not this description, define your rights as holders of the exchange notes. You may request copies of these agreements at our address set forth under the heading “Available Information.”

      The 9.0% Second Lien Senior Secured Notes due 2009 are limited to $200 million in aggregate principal amount. The notes mature on February 27, 2009. The notes bear cash interest at a rate of 9% per annum, payable quarterly in arrears, based on 90 day quarters and 360 day years. After default, the outstanding principal balance of the notes will bear interest at a rate equal to 2.0% greater than the otherwise applicable interest rate. In addition, under the terms of the indenture we have 150 days after the issue date of the outstanding notes to register our vehicles and obtain new certificates of title naming Wells Fargo Foothill as first priority lienholder and the trustee as second priority lienholder. If at least 90% of the certificates of title are not registered in accordance with the terms of the indenture within 150 days after the issue date of the outstanding notes, the interest rate on the notes will automatically increase by 0.25% retroactive to the issue date and will increase an additional 0.25% each succeeding 91st day thereafter up to a maximum of 1.0% until such time as at least 90% of the certificates of title are so registered.

      Certain terms used in this description are defined under the subheading “— Certain Definitions.” In this description, the word “Company” refers only to AMERCO and not to any of its subsidiaries.

      On March 15, 2004, in connection with our emergence from Chapter 11 bankruptcy we issued $200 million in aggregate principal amount of notes in two series, (1) $120 million Series A notes, which were issued to then existing creditors pursuant to an exemption from registration under section 1145 of the United States Bankruptcy Code (the “exempt notes” or the “Series A Notes”) and (2) $80 million in aggregate principal amount of notes, which were issued to new investors (the “initial purchasers”) in a private placement exempt from the registration requirements of the Securities Act (the “outstanding notes” or the “Series B Notes”). This prospectus (and the related registration statement) relates to our offer to exchange $80 million aggregate principal amount of 9.0% Second Lien Senior Secured Notes due 2009 that have been registered under the Securities Act of 1933 for a like amount of the Series B Notes. As used in this “Description of the Exchange Notes”, the terms “Notes” and “notes” mean the Series A Notes and the Series B Notes, in each case except as expressly provided or as the context otherwise requires.

Principal, Maturity and Interest

      We will issue the exchange notes initially with a maximum aggregate principal amount of $80 million. We will issue the exchange notes in denominations of $1. The notes will mature on February 27, 2009. The exchange notes will be treated as a single class for all purposes of the indenture, including waivers, amendments, redemptions and offers to purchase.

      Interest on the exchange notes will accrue from the date of their issuance at the rate of 9.0% per annum and will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing on June 15, 2004. We will make each interest payment to the holders of record of the exchange notes on the immediately preceding March 1, June 1, September 1 and December 1. We will pay interest on overdue principal at 2.0% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

      Interest on the exchange notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of four 90-day quarters. Additional Interest may accrue on the notes in certain circumstances pursuant to the Registration Rights Agreement and the indenture.

Optional Redemption

      Except as set forth below, we are not be entitled to redeem the notes prior to March 16, 2005.

      On and after March 16, 2005, we are entitled at our option on one or more occasions to redeem all or a portion of the notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) set forth below if redeemed during the 12-month period beginning March 16 of the years indicated:

Redemption
Calendar Year	Price

2005	105.50%
2006	104.50%
2007	101.00%
2008 and thereafter	100.00%

Selection and Notice of Redemption

      If we are redeeming less than all the notes at any time, the trustee will select notes in compliance with the requirements of the principal national securities exchange, if any, or if the notes are not listed, on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate.

      We will redeem notes of $1. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

      If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. Upon written request of the Company, the trustee will issue a note in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

      Neither we nor the guarantors are required to make any mandatory redemption or sinking fund payments with respect to the notes.

Security

      The notes are secured by a security interest (second only to the first priority security interests granted to Bank Lenders’ Agent pursuant to the New Credit Agreement and the other Loan Documents as defined in the New Credit Agreement) on the Collateral.

      From and after the date of the indenture, each Note Party will grant to the trustee a continuing security interest (second only to the first priority security interests granted to Bank Lenders’ Agent pursuant to the New Credit Agreement) in all of its right, title, and interest in all of its currently existing and hereafter acquired or arising assets (other than Excluded Assets), including Personal Property Collateral, in order to secure prompt repayment of any and all of the obligations hereunder in accordance with the terms and conditions of the Note Documents and in order to secure prompt performance by the Note Parties of each of their covenants and duties under the Note Documents. The Trustee’s Liens in and to such assets, including, without limitation, the Personal Property Collateral, shall attach to all such assets without further act on the part of the trustee or the Note Parties.

      The Company, the guarantors and the trustee have entered into one or more security agreements, pledge agreements, mortgages, deeds of trust and collateral assignments (collectively, the “Security Documents”) defining the terms of the security interests that secure the notes. These security interests secure the payment and performance when due of all of the obligations of the Company and the guarantors under the notes, the indenture, the guarantees and the Security Documents, as provided in the Security Documents.

      On March 1, 2004, the trustee and the Bank Lenders’ Collateral Agent, entered into the Intercreditor Agreement. Each holder agreed to be bound by the terms of the Intercreditor Agreement. The Note Parties consented to and acknowledged the Intercreditor Agreement.

      Subject to the terms of the Intercreditor Agreement, we are entitled to release assets included in the Collateral from the Liens securing the notes under any one or more of the following circumstances:

(a) upon Legal Defeasance or Covenant Defeasance (as defined below);

(b) any property being sold or disposed of if a release is required or desirable in connection therewith;

(c) constituting property in which no Note Party owned any interest at the time the Trustee’s Lien was granted or at any time thereafter, or

(d) constituting property leased to a Note Party under a lease that has expired or is terminated in a transaction permitted under the indenture;

(e) as otherwise permitted or required under the terms of the Intercreditor Agreement.

Guarantees

      The guarantors have jointly and severally guaranteed the principal, interest, premium, Additional Interest and fees, if any, on the notes will be promptly paid in full when due and all other obligations of the Company under the notes, the Security Documents or other Note Documents and in case of any extension of time of payment or renewal of any notes will be promptly paid in full when due. This guarantee is irrevocable and unconditional and each guarantor guarantees that such obligations will be paid strictly in accordance with the terms of the indenture.

      Each guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all guaranteed obligations under the indenture to a contribution from each other guarantor in an amount equal to such other guarantor’s pro rata portion of such payment.

      Pursuant to the indenture, a guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, and may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under the subheading “— Certain Covenants — Merger and Consolidation”; provided, however, that such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named as a guarantor.

Ranking

      The 9.0% Second Lien Senior Secured Notes rank pari passu in right of payment to our Exit Financing Facility. Borrowings under the Exit Financing Facility rank senior in right of payment to all other indebtedness of AMERCO and its legal subsidiaries (except for indebtedness of Oxford and RepWest).

Certain Covenants

      The indenture contains covenants including, among others, the following:

Limitation on Indebtedness

      The Note Parties will not incur, directly or indirectly, any Indebtedness, other than the following Indebtedness:

(a) Indebtedness evidenced by the indenture and the notes, the Note Guarantees and the Guaranty Agreement;

(b) Indebtedness of the Company and any other Note Party incurred under the New Credit Agreement and all other obligations in respect thereof in an aggregate amount at any time outstanding not to exceed $575 million, less mandatory permanent prepayments and permanent reductions plus: (i) advances made pursuant to the New Credit Agreement to pay expenses of the lenders thereunder (including expenses accruing after the commencement of any Insolvency or Liquidation Proceeding (as defined in the New Credit Agreement), whether or not a claim for post-filing or post-petition expenses is allowed in such proceeding), (ii) advances made to protect or preserve the “Collateral” under the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement), (iii) advances made to pay interest (including interest accruing under the terms of the New Credit Agreement and interest accruing after the commencement of any Insolvency or Liquidation Proceeding (as defined in the New Credit Agreement), whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and (iv) advances made pursuant to the New Credit Agreement to pay fees under the New Credit Agreement (including fees accruing after the commencement of any Insolvency or Liquidation Proceeding (as defined in the New Credit Agreement), whether or not a claim for post-filing or post-petition fees are allowed in such proceeding);

(c) Indebtedness in existence as of the Issue Date and obligations to make payments required under the Reorganization Plan;

(d) (i) Purchase Money Indebtedness and Capitalized Lease Obligations (other than Capital Leases of the type set forth in clause (ii)) incurred after the Issue Date in an aggregate amount not to exceed $30 million; and (ii) Capital Leases, to the extent such Capital Leases arise out of the treatment of any of the Synthetic Leases (including any refinancings, in whole or in part, thereof) as Capital Leases in accordance with the requirements of GAAP;

(e) Indebtedness under the New AMERCO Notes to the extent outstanding on the Issue Date;

(f) guarantee obligations of the Company (i) existing as of Issue Date, (ii) guarantee obligations of the Company in connection with the Reorganization Plan, (iii) guarantee obligations of the Company with respect to the Support Party Agreements, (iv) guarantee obligations with respect to TRAC Lease Transactions in the ordinary course of business, to the extent such obligations are and are consistent with past practices, (v) guarantee obligations of a Note Party pursuant to any refinancing, renewal or extension of Indebtedness, and (vi) guarantee obligations of a Note Party with respect to the obligations of any other Note Party incurred in the ordinary course of business, to the extent such guaranteed obligation is permitted to be uncured by such guaranteed Note Party hereunder and is consistent with past practices.

(g) Indebtedness comprising Permitted Investments;

(h) Indebtedness with respect to letters of credit issued by a party other than the Issuing Lender (as defined in the New Credit Agreement) and secured by cash collateral in an aggregate amount not to exceed $3 million at any time; and

(i) refinancings, renewals, or extensions of Indebtedness permitted under clauses (c) and (d) above (and continuance or renewal of any Permitted Liens associated therewith) (specifically excluding the New AMERCO Notes), so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the obligations by the Borrowers or materially impair the Borrower’s creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount (other than capitalized fees and, with respect to any refinancing of the Synthetic Leases, to the extent they are treated as Capital Leases in accordance with GAAP, any increases directly attributable to improvements on or to the Real Property covered by such Synthetic Leases) of, or interest rate beyond a prevailing market rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, (other than such changes in the average weighted maturity of the Synthetic Leases, to the extent they are treated as Capital Leases in accordance with GAAP, resulting from the refinancing, in whole or in part, of the Synthetic Leases pursuant to the WP Carey Transaction or other refinancing transaction in form and substance reasonably satisfactory to the Trustee or as permitted by the Bank Lenders’ Agent), nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the holders of the notes as those that were applicable to the refinanced, renewed, or extended Indebtedness.

Limitation on Liens

      The Note Parties will not directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its assets (including capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens.

Limitation on Sale/ Leaseback Transactions

      The Note Parties will not enter into any Sale/ Leaseback Transaction (except for Permitted Dispositions as defined below) with respect to any property.

Merger and Consolidation

      (a) The Note Parties will not enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock (other than in connection with the Reorganization Plan), except that, so long as no default or event of default then exists or would be caused thereby and the trustee receives written notice of any such merger at least 30 days prior to the effectiveness thereof (provided that the trustee shall have no duty to act upon receipt of such notice except as expressly provided in accordance with the terms of the indenture). Notwithstanding the foregoing, in a merger that involves a Note Party, any Subsidiary that is not a Note Party may merge into any other Subsidiary that is not a Note Party, and any Note Party (other than the Company, U-Haul or AREC) may merge into any other Note Party (other than the Company, U-Haul or AREC); provided, however, the Person surviving such merger shall be a Note Party, and the trustee shall have received, upon the effectiveness of such merger, such documents as the trustee reasonably requests to continue or insure the priority and perfection of the Trustee’s Liens on the Collateral or the obligations of any such Note Party under any of the Note Documents. Notwithstanding the foregoing, a Subsidiary that is not an Insurance Subsidiary shall not merge with any Insurance Subsidiary.

      (b) The Note Parties will not liquidate, wind up, or dissolve any Borrower or any of the Borrower’s Subsidiaries (or suffer any liquidation or dissolution), except that the Company may liquidate, dissolve or wind up any Subsidiary (other than AREC and U-Haul or any Insurance Subsidiary) so long as (i) no default or event of default then exists hereunder or would be caused thereby and the trustee receives written notice of any such action at least 30 days prior to the effectiveness thereof (provided that the trustee shall have no duty to act upon receipt of such notice except as expressly provided in clause (iii) below), (ii) the assets of such Subsidiary are transferred to another Subsidiary of the Company or, if such Subsidiary is a Note Party, to another Note Party and such assets remain subject to a perfected Lien (second in priority only to the first priority security interests granted to Bank Lenders’ Agent pursuant to the New Credit Agreement the other

Loan Documents (as defined in the New Credit Agreement) and subject to Permitted Liens) under a Note Document after such transfer, and (iii) the trustee shall have received such Note Documents as the trustee reasonably requests to continue or insure the priority and perfection of the Trustee’s Liens on the Collateral or the obligations of any such Subsidiary under any of the Note Documents. Notwithstanding the foregoing, a dissolving or liquidating Subsidiary that is not an Insurance Subsidiary shall not transfer assets to any Insurance Subsidiary.

Disposal of Assets

      Other than Permitted Dispositions, The Note Parties will not convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, any of the assets of any Borrower or any Guarantor. To the extent a sale or other disposition is permitted by clause (k) of the definition of Permitted Dispositions and if an authorized officer of Company certifies in writing to the trustee that (a) the sale is permitted under this paragraph, (b) the Vehicles identified (by vehicle identification number, make and model) in such certification are to be sold in connection with a TRAC Lease Transaction and (c) such Vehicles are to be sold on a date (each such date, a “Sale Date”) no later than 130 days from the date of such certification, Trustee’s Lien on such Vehicles shall be deemed to be released one business day prior to such sale; provided, however, that in the event one or more of such Vehicles are not sold in connection with a TRAC Lease Transaction within five business days of the Sale Date indicated in such certification, the Vehicles that are not so sold shall become subject to a Lien (second in priority only to the first priority security interests granted to the Bank Lenders’ Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) in favor of the trustee on the fifth business day following such Sale Date and the Company shall, or shall cause the other Borrowers or Guarantors, as applicable, to comply immediately with the requirements of the indenture with respect to such Vehicles. The Note Parties shall not, without the prior written consent of the holders as required under the indenture, transfer, sell or otherwise dispose of any of the Vehicles or the Certificates of Title except in conjunction with a Permitted Disposition hereunder, or relocate the Certificates of Title.

Change Name

      The Note Parties will not change the Company’s or any Guarantor’s name, federal employer identification number, organizational ID number assigned to any Note Party by the applicable government unit or agency of jurisdiction of formation of that party, corporate structure, or identity, or add any new fictitious name, or reincorporate or reorganize itself under the laws of any other jurisdiction other than the jurisdiction of incorporation of such Person; provided, however, that any Borrower or any Guarantor may change its name upon at least 30 days’ prior written notice by the Company to the Trustee of such change and so long as, at the time of such written notification, the Company and/or such Guarantor provides or authorizes the filing of any Uniform Commercial Code financing statements or fixture filings necessary to perfect and continue perfected the Trustee’s Liens.

Guarantee

      The Note Parties will not guarantee or otherwise become in any way liable with respect to the obligations of any third Person (including the Insurance Subsidiaries) except by endorsement of instruments or items of payment for deposit to the account of Company or Guarantors or which are transmitted or turned over to the trustee, except for (a) guarantee obligations of the Company existing as of Issue Date, (b) guarantee obligations of the Company in connection with the Reorganization Plan, (c) guarantee obligations of the Company with respect to the Support Party Agreements, (d) guarantee obligations with respect to TRAC Lease Transactions in the ordinary course of business, to the extent the obligations thereunder are permitted under the subheading “— Limitation on Indebtedness” and are consistent with past practices, (e) guarantee obligations of a Note Party pursuant to any refinancing, renewal or extension of (h) Indebtedness with respect to letters of credit issued by a party other than the Issuing Lender (as defined in the New Credit Agreement) and secured by cash collateral in an aggregate amount not to exceed $3 million at any time, and (f) guarantee obligations of a Note Party with respect to the obligations of any other Note Party incurred in the ordinary course of business, to the extent such guaranteed obligation is permitted to be incurred by such guaranteed Note Party hereunder and is consistent with past practices.

Nature of Business

      The Note Parties will not make any change in the principal nature of any Note Party’s business.

Prepayments and Amendments

      (a) The Note Parties will not prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Note Party, other than (i) the obligations relating to the Company’s debtor-in-possession loan and security agreement; (ii) as required by the Confirmation Order; (iii) Obligations (as defined in the New Credit Agreement) under the New Credit Agreement in accordance with the terms thereof; (iv) obligations in accordance with the indenture; (v) in connection with a refinancing permitted by clause (i) under the subheading “— Limitation on Indebtedness”; (vi) prepayments of the Indebtedness under the New AMERCO Notes so long as no event of default has occurred and is continuing or would result therefrom, (A) from the Net Proceeds from the monetization or sale of the Excluded Assets or (B) in all other circumstances, so long as (1) the aggregate amount of such prepayments in any fiscal year, together with the aggregate amount of dividends paid in arrears in such fiscal year by the Borrowers pursuant to clause (c) under the subheading “— Distributions”, shall not, in the aggregate, exceed the ECF Carry Forward Amount, if any, then in existence, and (2) on the date of such prepayment Borrowers are in compliance with the Excess Availability Test; (vii)(1) prepayments of the Indebtedness under the Synthetic Leases with insurance proceeds or condemnation proceeds received by a Note Party in connection with any loss or condemnation of the Synthetic Lease Collateral, (2) prepayments of the Indebtedness under the Synthetic Leases upon the sale of any parcel of the Real Property subject to the Synthetic Leases pursuant to an arms-length sale to a bona fide purchaser that is not an Affiliate of the Company (whether or not an Affiliate leases back or retains the right to manage, occupy or conduct business at the affected Synthetic Lease Property), up to the amount of the net sale proceeds, or (3) so long as no Event of Default exists, any other prepayments of principal Indebtedness required pursuant to the provisions of the Synthetic Leases, so long as (I) the aggregate amount of such prepayments in any fiscal year, together with the aggregate amount of prepayments in such fiscal year by Borrowers pursuant to clause (vi)(2) above plus the aggregate amount of dividends paid in arrears in such fiscal year by Borrowers pursuant to clause (c) under the subheading “— Distributions” below, shall not, in the aggregate, exceed the ECF Carry Forward Amount, if any, then in existence, and (II) on the date of such prepayment Borrowers are in compliance with the Excess Availability Test, (viii) in addition to the principal payments under the Synthetic Leases to be made on the Effective Date as contemplated by the Reorganization Plan, the actual the scheduled payments of principal and interest due under the Synthetic Leases, estimates of which are set forth on the schedules of the New Credit Agreement (including any refinancings, in whole or in part, thereof); or (ix) other Indebtedness with the consent of the Required Lenders; or

      (b) The Note Parties will not except in connection with a refinancing permitted by clause (i) under the subheading “— Limitation on Indebtedness”, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under the terms of the indenture (other than such amendments required under the terms of the indenture).

      (c) The Note Parties will not amend, modify or otherwise change its Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it with respect to any of its capital Stock (including any shareholders’ agreement), or enter into any new agreement with respect to any of its capital Stock, except as appropriate to accomplish a transaction permitted pursuant under the subheading “— Restrictions on Fundamental Changes”, or (ii) amend, modify or otherwise change any Material Contract (other than a Material Contract, the amendment of which is governed by clause (b) above) except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this paragraph (c) that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Change, or (iii) amend, modify or otherwise change any Affiliate Contract or any contract with SAC Holding, SSI, PMSR or PM Preferred except in compliance with the restrictions under the subheading “— Transactions with Affiliates”.

Change of Control

      The Note Parties will not cause, permit, or suffer, directly or indirectly, any Change of Control, other than in connection with the consummation of the Reorganization Plan on the Effective Date.

Ownership of Certain Assets

      The Note Parties will not cause, permit, or suffer any Subsidiary, other than Borrowers and U-Haul (Canada), to own any parcel of Real Property Collateral or any Vehicle included in the Collateral unless (a) Company provides the trustee with 10 days’ prior written notice of such intended ownership, (b) such Subsidiary becomes a Guarantor under the indenture and delivers to the trustee any additional documents requested by the trustee in their Permitted Discretion, and (c) the Company takes or causes to be taken all such action necessary to perfect the trustee’s Lien on such Collateral (second in priority only to the first priority security interests granted to the Bank Lenders’ Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) and the Company delivers to the trustee an opinion of counsel stating that all action has been taken to perfect such Lien.

Distributions

      The Note Parties will not make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Note Party’s Stock, of any class, whether now or hereafter outstanding, except, so long as no event of default has occurred and is continuing hereunder or would result therefrom, distributions or declarations and payments of dividends: (a) by a Note Party to another Note Party, (b) on the preferred stock of the Company, based on the accrual of dividends subsequent to the Issue Date (including, without limitation, the payment of dividends in an aggregate amount not to exceed $3.335 million paid on account of dividends on the preferred stock of the Company accrued for the period ended February 29, 2004), in an aggregate amount not to exceed $13 million in any fiscal year, so long as at the time of payment of any such dividend, Borrowers are in compliance with the Excess Availability Test, and (c) on the preferred stock of the Company based on the accrual of dividends prior to the Issue Date (including, without limitation, the payment of dividends in an aggregate amount not to exceed $3.335 million paid on account of dividends on the preferred stock of the Company accrued prior to or for the period ended November 30, 2003), so long as (i) the aggregate amount of such dividends in arrears shall not exceed the lesser of (x) $19.6 million paid in the aggregate on or after the Issue Date or (y) together with the aggregate amount of any prepayments paid by Borrowers in such fiscal year pursuant to clause (a)(vi)(2) under the subheading “— Prepayments and Amendments”, plus the aggregate amount of any prepayments paid by Borrowers in such fiscal year pursuant to clause (a)(vii)(3) under the subheading “— Prepayments and Amendments”, the ECF Carry Forward Amount, if any, then in existence, and (ii) at the time of payment of any such dividend in arrears, Borrowers are in compliance with the Excess Availability Test.

Accounting Methods

      The Note Parties will not modify or change their fiscal year from a year ending March 31 or their method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the Note Parties’ accounting records without said accounting firm or service bureau agreeing to provide trustee information regarding the Collateral or Borrowers’ and their Subsidiaries’ financial condition.

Formation of Subsidiaries; Investments

      (a) Except for Permitted Investments, The Note Parties will not directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that the Company and its Subsidiaries shall not (i) have Permitted Investments (other than in the Cash Management Accounts (as defined in the New Credit Agreement)) in Deposit Accounts or Securities Accounts in excess of $3 million in the aggregate outstanding at any one time (excluding Deposit Accounts or Securities Accounts containing only the cash proceeds received from the WP Carey Transaction (to the extent such proceeds will be fully utilized in such transaction), and any proceeds from the monetization of Excluded Assets, and any Deposit Accounts maintained by U-Haul solely in its capacity as manager of properties owned by SAC Holding or SSI under a Management Agreement provided U-Haul has no rights to or interest in the funds deposited therein) unless the Company or any of its Subsidiaries, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments as to perfect (and further establish) the Trustee’s secondary Liens in such Permitted Investments, or (ii) forgive or waive the repayment or retirement or amend the terms of any Investment in existence on or after the Issue Date in SAC Holding or any such Person made by the Company or any Subsidiary that is required to be repaid or retired by the terms of such Investment as in effect on or after the Issue Date (other than in accordance with the terms thereof as in effect on the date the Investment is made).

      (b) The Note Parties will not form any new Subsidiary or acquire any direct or indirect Subsidiary after the Issue Date, unless (i) such Subsidiary is a wholly-owned Subsidiary of a Note Party, and such Note Party shall (A) cause such new Subsidiary to enter into a supplemental indenture and provide to the trustee a Note Guarantee and a joinder to the Guaranty Agreement, the Guarantor Security Agreement, the Copyright Security Agreement, and the Patent and Trademark Security Agreement, together with such other security documents (including mortgages and mortgage policies with respect to any Real Property of such new Subsidiary), as well as appropriate Uniform Commercial Code financing statements (and with respect to all property subject to a Mortgage, fixture filings) all in form and substance satisfactory to the Trustee (including being sufficient to grant the trustee a Lien (second in priority only to the first priority security interests granted to Bank Lenders’ Agent pursuant to the New Credit Agreement the other Loan Documents (as defined in the New Credit Agreement) and subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), and (B) provide to the trustee a pledge agreement and appropriate certificates and powers or Uniform Commercial Code financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance substantially similar to the Stock Pledge Agreement and other corresponding Security Documents, and provide to the trustee one or more opinions of counsel satisfactory to the trustee, with respect to the execution and delivery of the applicable documentation referred to above and opining that all action has been taken to perfect the Trustee’s Lien in and to the assets of such Subsidiary and all direct or beneficial ownership interests in such new Subsidiary, and (ii) the trustee receives 30 days’ prior written notice of such formation or acquisition.

Transactions with Affiliates

      Except (a) as otherwise set forth in the Reorganization Plan, (b) for the Company’s reimbursement to, or payment on behalf of, SAC Holding, of (i) reasonable attorneys’ fees incurred by SAC Holding in connection with the preparation, negotiation and implementation of the SAC Participation and Subordination Agreement, not to exceed an aggregate amount of $500,000, (ii) any and all reasonable direct out of pocket expenses (including reasonable attorneys’ fees and accountants’ fees and trustee’s fees, but excluding the payment of principal, premium, if any, and interest in respect of the SAC Holding Senior Bond and any other amount payable by SAC Holding pursuant to the terms of the SAC Note Indenture) incurred by SAC Holding in connection with its reporting or other compliance obligations under the SAC Notes Indenture in an aggregate amount not to exceed $1 million in any 12-month period, and (iii) the Company’s obligations under the Agreement to Indemnify, or (c) as consented to by the trustee and the Required Holders, directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower, SAC Holding, SSI, PMSR or PM Preferred except for transactions that are in the ordinary course of the Borrowers’ business, upon fair and reasonable terms that are no less favorable to the Borrowers than would be obtained in an arm’s length transaction with a non-Affiliate. Borrowers shall not, and shall not permit any their Subsidiaries to, transfer any cash or assets to the Insurance Subsidiaries, the Dormant Subsidiaries or INW under any circumstances whatsoever or guarantee or otherwise incur any Indebtedness on behalf of such Insurance Subsidiaries, Dormant Subsidiaries or INW.

Suspension

      Except as permitted under the subheading “— Restrictions on Fundamental Changes”, the Note Parties will not suspend or go out of a substantial portion of its business.

Use of Proceeds

      Use the proceeds from the sale of the Notes for any purpose other than (a) on the Issue Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Note Documents, and the transactions contemplated hereby and thereby, (b) to fund the Reorganization Plan and (c) thereafter, for working capital and other general corporate purposes of the Borrowers, in each case consistent with the terms and conditions hereof, for its lawful and permitted purposes.

Change in Location of Chief Executive Office; Equipment with Bailees

      The Note Parties will not relocate its chief executive office to a new location without the Company providing 30 days’ prior written notification thereof to the trustee and so long as, at the time of such written notification, the applicable Note Party provides or authorizes the filing of any Uniform Commercial Code financing statements or fixture filings necessary to perfect and continue perfected the Trustee’s Liens and also provide to the trustee a Collateral Access Agreement, in a form substantially similar to those Collateral Access Agreements with respect to such new location. The Equipment of the Note Parties shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party (other than a U-Haul Dealer) without Bank Lenders’ Agent’s prior written consent and prior written notification to the trustee.

Securities Accounts

      The Note Parties will not establish or maintain any Securities Account unless the trustee shall have received a Control Agreement in respect of such Securities Account. No Note Party shall transfer assets out of any Securities Account; provided, however, that, so long as no event of default has occurred and is continuing or would result therefrom, such Note Party may use such assets (and the proceeds thereof) to the extent not prohibited by the indenture.

Financial Covenants

      (a) EBITDA/ Capital Expenditures. The Note Parties will not allow Consolidated EBITDA minus Capital Expenditures, each as measured on a fiscal quarter-end basis for the applicable period set forth below, to be less than the required amount set forth in the following table as of the applicable date set forth opposite thereto:

Applicable Amount	Applicable Date

$15 million	For the 3-month period ending June 30, 2004
$65 million	For the 6-month period ending September 30, 2004
$65 million	For the 9-month period ending December 31, 2004
$60 million	For the 12-month period ending March 31, 2005
$48 million	For the 12-month period ending June 30, 2005
$25 million	For the 12-month period ending September 30, 2005
$25 million	For the 12-month period ending December 31, 2005
$30 million	For the 12-month period ending March 31, 2006
$80 million	For the 12-month period ending June 30, 2006
$115 million	For the 12-month period ending September 30, 2006
$110 million	For the 12-month period ending December 31, 2006
$105 million	For the 12-month period ending March 31, 2007

provided, however, that based upon Borrowers’ Projections (as defined in the New Credit Agreement) delivered to the trustee pursuant to the terms of the New Credit Agreement, the Required Lenders shall establish quarterly EBITDA minus Capital Expenditure covenants for each fiscal quarter after March 2007, using the same methodology as utilized for 2004, 2005 and 2006, and the covenants shall be presented to the Company for its approval, which approval shall not be unreasonably withheld. In the event the Company does not approve the proposed covenants, Required Lenders shall establish such covenants, in their Permitted Discretion, based upon Borrowers’ Projections (as defined in the New Credit Agreement) for the applicable fiscal year.

      (b) Capital Expenditures. The Note Parties will not make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2005	Fiscal Year 2006	Fiscal Year 2007

$185 million	$245 million	$195 million

provided, however, that based upon Borrowers’ Projections (as defined in the New Credit Agreement) delivered to the trustee pursuant to the terms of the New Credit Agreement, the Required Lenders shall establish quarterly Capital Expenditure covenants for each fiscal year after 2007, using the same methodology as utilized for 2005, 2006 and 2007, and the covenants shall be presented to the Company for its approval, which approval shall not be unreasonably withheld. In the event the Company does not approve the proposed covenants, Required Lenders shall establish such covenants, in their Permitted Discretion, based upon Borrowers’ Projections (as defined in the New Credit Agreement) for the applicable fiscal year.

Employee Benefits

      The Note Parties will not directly or indirectly:

(a) engage in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 502(i) of ERISA or 4975 of the internal revenue code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

(b) with respect to any Benefit Plan, permit to exist an accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the internal revenue code) for a period longer than 30 days, whether or not waived;

(c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

(d) terminate any Benefit Plan where such event would result in any liability of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate under Title IV of ERISA;

(e) fail to make any required contribution or payment to any multiemployer plan;

(f) fail to pay any required installment or any other payment required under Section 412 of the internal revenue code on or before the due date for such installment or other payment;

(g) amend a Benefit Plan resulting in an increase in current liability for the plan year such that any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the internal revenue code; or

(h) withdraw from any multiemployer plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

that, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate in excess of $25,000.

Sales and Leasebacks

      Except for Permitted Dispositions, The Note Parties will not enter into any arrangement, directly or indirectly, with any third party whereby any Note Party shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby such Note Party shall then or thereafter rent or lease as lessee of such property or any part thereof or other property that such Note Party intends to use for substantially the same purpose or purposes as the property sold or transferred.

Speculative Transactions

      The Note Parties will not engage in any transaction involving commodity options or futures contracts or any similar speculative transactions except for Hedge Agreements that are used solely as part of normal business operations as a risk management strategy and/or hedge against charges resulting from market operations in accordance with the Company’s customary policies and not as a means to speculate for investment purposes or trends and shifts in financial or commodities markets.

Amendment to Certain Agreements

      Neither the Company nor any Subsidiary shall (a) enter into or consent to any amendment, supplement or other modification of the indenture or the Security Documents (except as permitted under the indenture), and (b) amend, restate, supplement, modify, waive or otherwise change or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the New Credit Agreement in any manner prohibited by the Intercreditor Agreement.

Defaults

Events of Default

      Each of the following is an event of default:

(a) failure by the Company to pay interest on any of the notes when it becomes due and payable and the continuance of any such failure for 5 days;

(b) failure by the Company to pay the principal of any of the notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(c) subject in certain restrictions described in the indenture, failure to perform, keep, or observe certain terms, provisions, covenants, or agreements contained in the indenture;

(d) subject in certain restrictions described in the indenture, failure by a Note Party to perform, keep, or observe any other term, provision, covenant, or agreement contained in the indenture or in any of the other Note Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Note Documents);

(f) if any material portion of any Note Party’s assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third person;

(g) if any Note Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

(h) if a notice of Lien, levy, or assessment, individually or in the aggregate in an amount of $500,000 or greater, is filed of record with respect to any Note Party’s assets by the United States or Canada, or any department, agency, or instrumentality thereof, or by any state, province, territory, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower’s or any of its Subsidiaries’ assets and the same is not paid on the payment date thereof;

(i) if a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Note Party’s properties or assets;

(j) if there is a default in any material agreement to which any Note Party is a party including, without limitation, any Material Contract, Affiliate Contract or any material contract with any of SAC Holding, SSI, PMSR or PM Preferred (other than the New AMERCO Notes and the Synthetic Leases) or any other Indebtedness in excess of $1 million, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in the acceleration of the maturity of the applicable Note Party’s obligations thereunder;

(k) except as otherwise set forth in the Reorganization Plan or as otherwise permitted by the indenture, if any Note Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations of the Note Parties under the Notes and the other Note Documents;

(l) if the obligation of any Guarantor under the Guaranty Agreement or the Note Guarantee is limited or terminated by operation of law or by such Guarantor thereunder;

(m) if the indenture or any other Note Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected, except to the extent permitted by the terms hereof or thereof, Lien on or security interest (each, second in priority only to the first priority security interests granted to Bank Lenders’ Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement)) in the Collateral covered hereby or thereby;

(n) if any provision of any Note Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Note Party, or a proceeding shall be commenced by any Note Party, or by any governmental authority having jurisdiction over any Note Party, seeking to establish the invalidity or unenforceability thereof, or any Note Party shall deny that any Note Party has any liability or obligation purported to be created under any Note Document;

(o) if suit or action is commenced against the trustee and/or any note holder and, as to any suit or action brought by any person other than the Note Parties or an officer or employee of the Note Parties, is continued without dismissal for 30 days after service thereof on the trustee, that asserts, by or on behalf of the Note Parties, any claim or legal or equitable remedy which seeks subordination of the claim or Lien of the trustee and/or any note holder hereunder or under any other Note Document;

(p) if any Note Party shall file any application in support of, or shall otherwise fail to contest in good faith, a suit or action of the type set forth in clause (o) above filed by any person other than a Borrower or an officer or employee of Borrowers;

(q) if an insolvency proceeding is commenced by or against any Note Party, or any of its Subsidiaries (other than INW), and any of the following events occur: (a) the applicable Note Party or the Subsidiary consents to the institution of the insolvency proceeding against it, (b) the petition commencing the insolvency proceeding is not timely controverted, (c) the petition commencing the insolvency proceeding is not dismissed within 45 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Note Party or any of its Subsidiaries, or (e) an order for relief shall have been entered therein; or

(r) (i) if any event of default occurs under any New AMERCO Note Document or any of the Synthetic Leases; (ii) if any holder of New AMERCO Notes contests that the Obligations hereunder constitute “Senior Indebtedness” under the New AMERCO Notes Indenture; (iii) any event of default occurs under the New Credit Agreement or any other Loan Document (as defined in the New Credit Agreement);

(s) failure by the Note Parties to register substantially all of the Certificates of Title pursuant to the terms of the indenture within 180 days after the Issue Date;

(t) failure by the Note Parties to deliver the Mortgages, related fixture filings and Mortgage Policies pursuant to the terms of the indenture, within 60 days after the Issue Date; or

(u) if any material misstatement or material misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Holders by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries.

Acceleration

      If an event of default (other than an event of default specified in clause (q) above with respect to the Company) shall have occurred and be continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, may declare all amounts owing under the notes to be due and payable immediately, by notice in writing to the Company (and to the trustee if given by holders). Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Required holders may rescind and annul such acceleration, by notice in writing to the Company and the trustee, if all events of default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the indenture. If an event of default specified in clause (q) above occurs with respect to the Company, all outstanding notes shall become due and payable without any further action or notice.

      In the case of an Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon the acceleration of the Notes. If an Event of Default occurs prior to March 16, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to March 16, 2005, then, upon acceleration of the notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount equal to 9%.

Other Remedies

      (a) If an event of default occurs and is continuing, the trustee may pursue any available remedy to collect the payment of principal, premium, fees and Additional Interest, if any, and interest on the notes or to enforce the performance of any provision of the notes or the indenture or the Security Documents.

      (b) The trustee may maintain a proceeding even if it does not possess any of the notes or does not produce any of them in the proceeding. A delay or omission by the trustee or any holder of a note in exercising any right or remedy accruing upon an event of default shall not impair the right or remedy or constitute a waiver of or acquiescence in the event of default. All remedies are cumulative to the extent permitted by law.;

and shall be in addition to every other remedy given hereunder or under the Security Documents or existing at law or in equity or by statute on or after the date hereof.

      Subject to the provisions of the indenture relating to the duties of the trustee, a holder of a note may institute a proceeding with respect to the indenture, any of the Security Documents, the notes or for any remedy hereunder or thereunder only if:

A holder of a note may institute a proceeding with respect to the indenture, any of the Security Documents, the notes or for any remedy hereunder or thereunder only if:

(i) the holder of a note gives to the trustee written notice of a continuing event of default;

(ii) the holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

(iii) such holder of a note or holders of notes offer and, if requested, provide to the trustee indemnity satisfactory to the trustee against any loss, liability or expense which might be incurred in compliance with such request or direction;

(iv) the trustee does not comply with the request within 60 days after receipt of the request; and

(v) during such 60-day period the Required Holders do not give the trustee a direction inconsistent with the request.

      The Required Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, the Intercreditor Agreement, any or Security Document, that the trustee determines may be unduly prejudicial to the rights of other holders of notes or that may involve the trustee in personal liability.

      If a default or event of default occurs and is continuing and if it is actually known to a responsible officer of the trustee, the trustee shall mail to holders of notes a notice of the default or event of default within 30 days after it becomes actually known to such responsible officer of the trustee. Except in the case of a default or event of default (a) in payment of principal of, premium, fees, Additional Interest, if any, or interest on any note or (b) in compliance with the provisions under the subheading “— Certain Covenants — Limitation on Indebtedness” above, the trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the holders of the notes. The trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or event of default hereunder (expect failure by the Company to make any payments to the trustee required to be made hereunder) unless a responsible officer of the trustee is specifically notified in writing of such default or event of default by the Company or by a holder in accordance with the Notice provisions of the indenture and, in the absence of such notice, the trustee may conclusively assume that no default or event of default has occurred and is continuing.

Amendments and Waivers

      Subject to certain exceptions, the indenture, the Security Documents and the Intercreditor Agreement may be amended with the consent of the Required Holders, however, without the consent of each holder of an outstanding note affected thereby, an amendment or waiver may not, among other things:

(a) change the maturity of any note;

(b) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of premium, fees or Additional Interest on, if any, or interest on or principal of the notes;

(c) change the date on which any notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the notes or waive a redemption payment with respect to any Note;

(d) make any note payable in money or currency other than that stated in the notes;

(e) modify or change any provision of the indenture or its related definitions to affect the ranking of the notes or any Note Guarantee in a manner that adversely affects the holders;

(f) reduce the percentage of holders necessary to consent to an amendment or waiver to the indenture or the notes;

(g) impair the rights of holders to receive payments of principal of or interest on the notes;

(h) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, other than as permitted by the indenture;

(i) make any change in these amendment and waiver provisions;

(j) release Collateral other than in accordance with the procedures set forth in the Security Documents, or amend, waive or otherwise modify any provisions in the Note Documents with respect to the release of Collateral;

(k) except as permitted by the indenture and the Security Documents, create any Lien on the Collateral ranking prior to, or on parity with, the security interest created by the indenture and the Security Documents or deprive any holder of the benefit of the Lien of the indenture and the Security Documents; or

(l) waive a default or event of default in the payment of principal of or premium or Additional Interest, if any, interest on, or redemption payment with respect to, any note (other than a default in the payment of an amount due as a result of an acceleration if the holders rescind such acceleration pursuant to the terms of the indenture).

      Notwithstanding the preceding, without the consent of any holder of the notes, the Company, the guarantors and trustee may amend the indenture, the Intercreditor Agreement or the Security Documents:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated notes in addition to or in place of certificated notes;

(c) to release any Guarantor from any of its obligations under its Note Guarantee or the indenture (to the extent permitted by the indenture);

(d) to make any change that does not materially adversely affect the legal rights hereunder of any holder of the notes; or

(e) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

      The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

      After an amendment under the indenture becomes effective, we shall mail to the holders of notes affected thereby a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

      The exchange notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

      At any time we may elect to terminate all our obligations under the notes and the indenture be applied to all outstanding notes upon compliance with the conditions terms of the indenture.

      Subject to the satisfaction of the certain conditions set forth in the indenture, we may be deemed to have been discharged from our obligations with respect to all outstanding notes and all obligations of the guarantors discharged with respect to the Note Guarantees (“Legal Defeasance”). Legal Defeasance means that we and the guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes and the Note Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the limited purposes more fully described in the indenture. We will be deemed to have satisfied all our other obligations under such notes and the indenture, except for certain provisions which shall survive until otherwise terminated or discharged, as more fully described in the indenture.

      Subject to the satisfaction of the certain conditions set forth in the indenture, we may be released from our obligations under certain of the affirmative and negative covenants, as more fully described in the indenture and (“Covenant Defeasance”), and the notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an event of default as described in the indenture and under the subheading “— Default” above. Notwithstanding the foregoing, in the event of a Covenant Default, the remainder of the indenture, the Security Documents and such notes shall be unaffected thereby. In addition, upon the Company’s exercise of Covenant Defeasance, subject to the satisfaction of the conditions set forth in the indenture, shall not constitute events of default.

Delivery and Form

General

      On the Issue Date, the purchasers of the Class B Notes shall be issued as Definitive Notes (the “Class B Definitive Notes”), in such names and denominations as the Company shall instruct the trustee.

Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes

      (a) The holders will take physical delivery in definitive form of notes that they own, consequently, the ability to transfer beneficial interests in such notes may be limited to that extent. Any holder of a Class B Definitive Note may exchange such note for a beneficial interest in a Class B Global Note or to transfer such Class B Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a global note substantially in the form set forth in the indenture, and that is deposited with or on behalf of and registered in the name of The Depository Trust Company (“DTC”), representing the series of Class B Notes (each a “Class B Global Note”). Upon receipt by the Registrar of documentation satisfactory to it, including, without limitation, any legal opinions or certifications, the trustee shall cancel the Class B Definitive Note, and increase or cause to be increased the aggregate principal amount of the Class B Global Note.

      (b) Subject to the terms and conditions of the indenture and Registration Rights Agreement, a holder of a Class B Definitive Note may exchange such note for a beneficial interest in a Series A Note or transfer such Class B Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Series A Note.

Registered Exchange Offer; Registration Rights

      We and the guarantors have agreed pursuant to the Registration Rights Agreement that we will, subject to certain exceptions,

(1) within 60 days after the Issue Date or by May 14, 2004, file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer (the

“Registered Exchange Offer”) to exchange the original notes for exchange notes, which exchange notes have terms substantially identical in all material respects to the original notes (except that the exchange notes will not contain terms with respect to transfer restrictions);

(2) use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date, or by August 12, 2004;

(3) as soon as practicable after the effectiveness of the Exchange Offer Registration Statement (the “Effectiveness Date”), offer the exchange notes in exchange for surrender of the original notes; and

(4) keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders of the original notes.

      For each old note tendered to us pursuant to the Registered Exchange Offer, we will issue to the Holder of such old note a exchange note having a principal amount equal to that of the surrendered old note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange therefor, or, if no interest has been paid on such old note, from the date of its original issue.

      Under existing SEC interpretations, the exchange notes will be freely transferable by Holders other than our affiliates after the Registered Exchange Offer without further registration under the Securities Act if the Holder of the exchange notes represents to us in the Registered Exchange Offer that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided, however, that broker-dealers (“Participating Broker-Dealers”) receiving exchange notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the original notes) with the prospectus contained in the Exchange Offer Registration Statement.

      Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such original notes for 180 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

      A Holder of original notes (other than certain specified Holders) who wishes to exchange such original notes for exchange notes in the Registered Exchange Offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not an “affiliate” of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

      In the event that:

(1) applicable interpretations of the staff of the SEC do not permit us to effect such a Registered Exchange Offer; or

(2) for any other reason we do not consummate the Registered Exchange Offer within 220 days of the Issue Date; or

(3) an Initial Purchaser shall notify us following consummation of the Registered Exchange Offer that original notes held by it are not eligible to be exchanged for exchange notes in the Registered Exchange Offer; or

(4) certain Holders are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the exchange notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus;

then, we will, subject to certain exceptions,

(1) promptly file a shelf registration statement (the “Shelf Registration Statement”) with the SEC covering resales of the original notes or the exchange notes, as the case may be;

(2) (A) in the case of clause (1) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 180th day after the Issue Date and (B) in the case of clause (2), (3) or (4) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 90th day after the date on which the Shelf Registration Statement is required to be filed; and

(3) keep the Shelf Registration Statement effective until the earliest of (A) the time when the original notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the Issue Date and (C) the date on which all notes registered thereunder are disposed of in accordance therewith.

      We will, in the event a Shelf Registration Statement is filed, among other things, provide to each Holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the original notes or the exchange notes, as the case may be. A Holder selling such original notes or exchange notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such Holder (including certain indemnification obligations).

      We may require each Holder requesting to be named as a selling security holder to furnish to us such information regarding the Holder and the distribution of the original notes or exchange notes by the Holder as we may from time to time reasonably require for the inclusion of the Holder in the Shelf Registration Statement, including requiring the Holder to properly complete and execute such selling security holder notice and questionnaires, and any amendments or supplements thereto, as we may reasonably deem necessary or appropriate. We may refuse to name any Holder as a selling security holder that fails to provide us with such information.

      We and the Guarantors, jointly and severally, will pay additional cash interest on the original notes and exchange notes, subject to certain exceptions,

(1) if the Company fails to file an Exchange Offer Registration Statement with the SEC on or prior to the 90th day after the Issue Date;

(2) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Issue Date or, if obligated to file a Shelf Registration Statement pursuant to clause 2(A) above, a Shelf Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Issue Date;

(3) if the Exchange Offer is not consummated on or before the 40th day after the Exchange Offer Registration Statement is declared effective;

(4) if obligated to file the Shelf Registration Statement pursuant to clause 2(B) above, the Company fails to file the Shelf Registration Statement with the SEC on or prior to the 30th day (the “Shelf Filing Date”) after the date on which the obligation to file a Shelf Registration Statement arises;

(5) if obligated to file a Shelf Registration Statement pursuant to clause 2(B) above, the Shelf Registration Statement is not declared effective on or prior to the 90th day after the Shelf Filing Date; or

(6) after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of original notes or exchanges of original notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in the preceding clauses (1) through (6), a “Registration Default”);

from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

      The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 2.0% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the original notes and the exchange notes.

      All references in the indenture, in any context, to any interest or other amount payable on or with respect to the original notes shall be deemed to include any additional interest pursuant to the Registration Rights Agreement.

      If we effect the Registered Exchange Offer, we will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that we have accepted all notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

Concerning the Trustee

      Wells Fargo Bank, N.A. is the trustee under the indenture. We have appointed Wells Fargo Bank, N.A. as Registrar and Paying Agent with regard to the notes and as Depositary Custodian with respect to the Global Notes.

      The indenture contains certain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

      The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee shall exercise such of the rights and powers vested in it by this Agreement and the Security Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such persons own affairs. The trustee shall be under no obligation to exercise any of its rights and powers under this Agreement or any Security Document at the request or direction of any Holders, unless such holder shall have offered to the trustee security and/or indemnity satisfactory to it against the cost, loss, liability or expense that might be incurred by it in compliance with such request or direction.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No past, present or future director, officer, employee, incorporator or stockholder of the Company or any guarantor, as such, shall have any liability for any obligations of the Company or any guarantor under the notes, the note Guarantees, this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the Note Guarantees. Notwithstanding the foregoing nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

Governing Law

      The indenture, the Security Documents and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

      “Additional Interest” has the meaning set forth in the Registration Rights Agreement.

      “Affiliate” means, as applied to any person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with, such person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of under the subheading “— Transactions with Affiliates” above: (a) any person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a person or 10% or more of the partnership or other ownership interests of a person (other than as a limited partner of such person) shall be deemed to control such person, (b) each director (or comparable manager) of a person shall be deemed to be an Affiliate of such person, and (c) each partnership or joint venture in which a person is a partner or joint venturer shall be deemed to be an Affiliate of such person. SAC Holding is not be deemed an Affiliate of the Borrowers for purposes of the indenture.

      “Affiliate Contracts” means any agreement to which any Note Party is a party, on the one hand, and any Affiliate of such Note Party is a party, on the other hand, as such agreements are in place as of the Issue Date.

      “AREC” means Amerco Real Estate Company, a Nevada corporation.

      “Availability” means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that the Borrowers are entitled to borrow as Advances (as defined in the New Credit Agreement) under the terms of the New Credit Agreement (after giving effect to all then outstanding Obligations (as defined in the New Credit Agreement) (other than Bank Product Obligations, as defined in the New Credit Agreement) and all sublimits and reserves applicable under the New Credit Agreement).

      “Bank Lenders” means the “Lenders” as defined in the New Credit Agreement.

      “Bank Lenders’ Agent” means Wells Fargo Foothill, Inc., a California corporation, solely in its capacity as administrative agent and Bank Lenders’ Collateral Agent under the New Credit Agreement, and any successor thereto.

      “Bank Lenders’ Collateral Agent” means the Bank Lenders’ Agent, in its capacity as collateral agent for the benefit of the Bank Lenders under the Intercreditor Agreement, or any successor thereto.

      “Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Note Party has been an “employer” (as defined in Section 3(5) of ERISA) within the past 6 years.

      “Borrowers” means the “Borrowers” under the New Credit Agreement, including as of the Issue Date the Company, Amerco Real Estate Company, a Nevada corporation, Amerco Real Estate Company of Alabama, Inc., an Alabama corporation, Amerco Real Estate Company of Texas, Inc., a Texas corporation, Five PAC Company, a Nevada corporation, Fourteen PAC Company, a Nevada corporation, One PAC Company, a Nevada corporation, Seven PAC Company, a Nevada corporation, Sixteen PAC Company, a Nevada corporation, Ten PAC Company, a Nevada corporation, U-Haul Co. of Alaska, an Alaska corporation, U-Haul Co. of Arizona, and Arizona corporation, U-Haul Co. of Florida, a Florida corporation, U-Haul of Hawaii, Inc., a Hawaii corporation, U-Haul International, Inc., a Nevada corporation, and Yonkers Property Corporation, a New York corporation. (Such Borrowers are referred to hereinafter each individually as a “Borrower”.)

      “Capital Expenditures” means, with respect to any person for any period, gross expenditures that are capital expenditures as determined in accordance with GAAP for such period, whether such expenditures are paid in cash or financed; minus lease funding received pursuant to operating and Capital Lease commitments for such period; minus Net Dispositions for such period; provided, however, Net Dispositions from the WP Carey Transaction received after the Issue Date but prior to March 31, 2004, shall be deemed received during fiscal year 2005.

      “Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

      “Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

      “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250 million, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

      “Certificate(s) of Title” means a certificate evidencing the title to a Vehicle.

      “Change of Control” means (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of the Company having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) any Borrower ceases to own, directly or indirectly, and control 100% of the outstanding capital Stock of any of its Subsidiaries as of the Issue Date unless the disposition, liquidation or merger of such Subsidiary was permitted pursuant to the terms of the indenture as described under the subheading “— Merger and Consolidation” above, or (d) (i) all or substantially all of the assets of the Company and its Restricted Subsidiaries (as defined in the New AMERCO Note Indenture) are sold or otherwise transferred to any person other than a Wholly-Owned Restricted Subsidiary (as defined in the New AMERCO Note Indenture) that is a Note Party or (ii) the Company consolidates or merges with or into another person or any person consolidates or merges with or into the Company, in either case under this clause (d), in one transaction or a series of related transactions in which immediately after the consummation thereof persons owning voting stock representing in the aggregate a majority of the total voting power of the voting stock of the Company immediately prior to such consummation do not own voting stock representing a majority of the total voting power of the voting stock of the Company or the surviving or transferee person; or (e) the Company shall adopt a plan of liquidation or plan of dissolution or any such plan shall be approved by the stockholders of the Company.

      “Chattel Paper” means any person’s now owned or hereafter acquired right, title and interest in respect of “chattel paper” as such term is defined in the New York Uniform Commercial Code, including, without limitation, any tangible or electronic chattel paper.

      “Class B Purchase Agreement” means the Note Purchase Agreement, dated as of March 1, 2004, by and among the Company, the guarantors and the purchasers of the Class B Notes, as such agreement may be amended, modified or supplemented from time to time.

      “Collateral” means all of each Note Party’s now owned or hereafter acquired right, title, and interest in and to each of the following:

(a) accounts,

(b) books,

(c) Chattel Paper,

(d) Commercial Tort Claims,

(e) Deposit Accounts,

(f) Equipment,

(g) General Intangibles,

(h) Inventory,

(i) Investment Property,

(j) Negotiable Collateral,

(k) Real Property Collateral,

(l) Supporting Obligations,

(m) money, cash, Cash Equivalents, or other assets of each such Note Party that now or hereafter come into the possession, custody, or control of any Bank Lender, the Bank Lenders’ Agent, the trustee or any holder and are held for the benefit of the holders,

(n) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all accounts, books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof, and

(o) to the extent not included in the foregoing, all other personal property of the Note Parties of any kind or description (including, without limitation, with respect to either Canadian Guarantor (as defined in the indenture), all “personal property” (as defined in the PPSA) of such party and all “proceeds” (as defined in the PPSA) thereof);

provided, however, that the Excluded Assets shall not be included in the Collateral.

      “Collateral Access Agreement” means a landlord waiver, bailee waiver, mortgagee waiver, or acknowledgement of any lessor, warehouseman, processor, mortgagee, assignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case in the same form and substance as delivered to the Bank Lenders’ Agent under the New Credit Agreement, with such modifications as are necessary to reflect that the Trustee’s Liens in the Collateral are security interests, second in priority only to the first priority security interests granted to Bank Lenders’ Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement).

      “Commercial Tort Claims” means any person’s now owned or hereafter acquired right, title and interest with respect to any “commercial tort claim” as such term is defined in the New York Uniform Commercial Code, including, without limitation, the PWC Litigation.

      “Confirmation Order” means the order entered in the Chapter 11 Case on February 20, 2004, confirming the Reorganization Plan.

      “Consolidated Cash Interest Expense” means, for any period, the Consolidated Interest Expense of the Company paid in cash for such period (including, without limitation, the Unused Line Fees (as defined in the New Credit Agreement), the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of a Letter of Credit (as defined in the New Credit Agreement) or bankers’ acceptance financing and net payments pursuant to Hedge Agreements), provided that Consolidated Cash Interest Expense shall exclude interest expense accrued or capitalized during such period.

      “Consolidated Charges” means, for any period, any extraordinary and/or non-recurring Consolidated charges of the Company, representing restructuring charges, payments to restructuring financial advisors and legal counsel, non-cash impairment of asset charges and other non-cash write-offs that were deducted in arriving at Consolidated Net Income; provided, however, (a) the aggregate amount of Consolidated Charges calculated for the 3-month period ending March 31, 2004 shall not exceed $75 million, (b) the aggregate amount of Consolidated Charges calculated for the 3-month period ending June 30, 2004 shall not exceed $3.8 million, (c) the aggregate amount of Consolidated Charges calculated for the 6-month period ending September 30, 2004 shall not exceed $7.5 million, (d) the aggregate amount of Consolidated Charges calculated for the 9-month period ending December 31, 2004 shall not exceed $11.3 million, and (e) the aggregate amount of Consolidated Charges calculated for the 12-month period ending March 31, 2005 and as of the end of each fiscal quarter thereafter shall not exceed $15 million.

      “Consolidated EBITDA” means, for any period, the sum, without duplication, of (i) Consolidated Net Income for such period; plus (ii) Consolidated Interest Expense for such period; plus (iii) provision for Consolidated taxes of the Company based on income or profits for such period (to the extent such income or profits were included in computing the Consolidated Net Income for such period); plus (iv) Consolidated depreciation, amortization and other non-cash expense of the Company; plus (v) Consolidated Charges in each case that were deducted in determining the Consolidated Net Income for such period; minus (vi) pre-tax net income of the Insurance Subsidiaries; plus (vii) losses of the Insurance Subsidiaries; minus (viii) gains from sales of any Real Property; plus (ix) losses from sales of any Real Property minus (x) to the extent the Synthetic Leases (including any refinancings, in whole or in part thereof), or any of them, are treated as Capital Leases in accordance with the requirements of GAAP, the amounts of principal and interest due and paid under such Synthetic Leases for such period, as such principal amounts are set forth on Schedule 7.8(a) of the New Credit Agreement as of the Issue Date.

      “Consolidated Interest Expense” means, for any period, the Consolidated interest expense of the Company for such period, whether paid, accrued or capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the Unused Line Fees (as defined in the New Credit Agreement), the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of a Letter of Credit (as defined in the New Credit Agreement) or bankers’ acceptance financing and net payments pursuant to Hedge Agreements).

      “Consolidated Net Income” means, for any period, the net income of the Company for such period, determined in accordance with GAAP, provided that such net income is calculated pursuant to the income statement presentation set forth in the definition of “Consolidated”.

      “Control Agreement” means a control agreement executed and delivered by the Company or one of its Subsidiaries, the trustee, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a Deposit Account, in the same form and substance delivered to the Bank Lenders’ Agent under the New Credit Agreement, with such modifications as are necessary to reflect that the Trustee’s Liens in the Collateral subject thereto are security interests, second in priority only to the first priority security interests granted to Bank Lenders’ Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement).

      “Default” means any event, condition, or default that, with the giving of notice, the passage of time or both, would be an Event of Default.

      “Definitive Note” means a certificated note registered in the name of the holder thereof and issued in accordance with the indenture.

      “Deposit Accounts” means any person’s now owned or hereafter acquired right, title and interest with respect to any “deposit account” as such term is defined in the New York Uniform Commercial Code, including, without limitation, any checking or other demand deposit account maintained by any Borrower.

      “Dormant Subsidiaries” means, collectively, EJOS, Inc., an Arizona corporation, Japal, Inc., a Nevada corporation, M.V.S., Inc., a Nevada corporation, Pafran, Inc., a Nevada corporation, Sophmar, Inc., a Nevada corporation, and Picacho Peak Investments Co, a Nevada corporation.

      “ECF Carry Forward Amount” means, at any time of determination, (a)(i) as of the Issue Date through September 30, 2004, $3.335 million, (ii) as of October 1, 2004 through March 30, 2005, 50% of Borrowers’ Excess Cash Flow (whether positive or negative) for the period commencing on April 1, 2004 and ending on September 30, 2004, based on unaudited financial statements provided to the trustee pursuant to the terms of the indenture, or (iii) as of March 31, 2005 and at all times thereafter, 50% of Borrowers’ Excess Cash Flow for the fiscal year ending March 31, 2005 (whether positive or negative), based on the audited financial statements provided to the trustee pursuant to the terms of the indenture, plus Borrowers’ Excess Cash Flow for each fiscal year thereafter (to the extent positive) for which audited financial statements have been provided to the trustee pursuant to the terms of the indenture, minus (b) the sum of (i) the aggregate amount of dividends paid in arrears on account of the preferred stock of the Company on or after January 1, 2004 made from Borrowers’ Excess Cash Flow pursuant to the terms of the indenture as described under clause (c) under the subheading “— Distributions” above, and (ii) the aggregate amount of prepayments of the principal amount of the Indebtedness under the New AMERCO Notes and the notes made from Borrowers’ Excess Cash Flow after the Issue Date pursuant to the terms of the indenture as described under clause (a)(vi)(2) under the subheading “— Prepayments and Amendments” above, and (iii) the aggregate amount of prepayments of the principal amount of the Indebtedness under the Synthetic Leases made from Borrower’s Excess Cash Flow after the Issue Date pursuant to the terms of the indenture as described under clause (a)(vii)(3) under the subheading “— Prepayments and Amendments” above, in each case on a cumulative basis.

      “Equipment” means any Person’s now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, Vehicles, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

      “ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower or a Subsidiary of Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower or a Subsidiary of a Borrower and whose employees are aggregated with the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(o).

      “Excess Availability Test” means, at the time of payment of any Indebtedness under the New AMERCO Notes or notes pursuant to the terms of the indenture as described under clause (a)(vi)(B) under subheading “— Prepayments and Amendments” above or at the time of declaration or payment of any dividend or dividend in arrears pursuant to the terms of the indenture as described under clause (b) or clause (c) under the subheading “— Prepayments and Amendments” above, respectively, (a) Borrowers’ Excess Availability plus Qualified Cash (as reported to the Bank Lenders’ Agent by Borrowers pursuant to the terms of the New Credit Agreement), exceeds (i) $35 million plus (ii) the amount of such dividend or debt payment as of the date of such payment and as of the month end for each of the preceding consecutive 12 fiscal months immediately preceding such payment date, and (b) after giving effect to such payment, Borrowers’ Excess Availability plus Qualified Cash, as reflected in the Projections (as defined in the New Credit Agreement)

most recently delivered to the trustee pursuant to the terms of the indenture, is projected to exceed $35 million for the month end of each of the 12 fiscal months immediately succeeding such payment date.

      “Excluded Assets” means (a) the Synthetic Leases and the Synthetic Lease Collateral, (b) the Junior Notes and the interest accrued thereon and proceeds received from the monetization of Junior Notes, (c) all Real Property set forth on Schedule E-1 of the New Credit Agreement under contract of sale as of the Issue Date and proceeds received from any such sale, (d) all Real Property subject to a first priority Lien of Oxford as of the Issue Date, as set forth on Schedule E-1 of the New Credit Agreement, (e) all Real Property designated as “Surplus Real Property” as of the Issue Date, as set forth on Schedule E-1 of the New Credit Agreement and any proceeds received from any sale of such Real Property, (f) the Company’s Stock of the Insurance Subsidiaries and the proceeds received from the monetization of such Stock, (g) proceeds in excess of $50 million from any settlement, judgment or other recovery from the PWC Litigation, (h) Vehicles (including any tow dolly or auto transport) that, as of the Issue Date are or thereafter become, and remain subject to, a TRAC Lease Transaction, and proceeds from the sale of such Vehicles to the extent no Note Party has any rights to or interest in such proceeds, except to the extent such Vehicles become subject to the Trustee’s Liens pursuant to the terms of the indenture as described under the subheading “— Disposal of Assets” above, (i) Vehicles (including any tow dolly or auto transport) that become and remain subject to the PMCC Leveraged Lease and proceeds from the sale of such Vehicles to the extent no Note Party has any rights to or interest in such proceeds, and (j) the cash collateral accounts set forth on Schedule 2.7(e) to the New Credit Agreement. With respect to the Excluded Assets set forth in clause (g) above, it is hereby acknowledged and agreed that attorneys’ fees and costs, court costs, expert witness fees and expenses and other similar costs and expenses paid or payable by the Company with respect to the PWC Litigation or any current or future taxes paid or payable by the Company with respect to settlement payments or damage awards (after taking into account any available tax credits or deductions and any tax sharing arrangements) with respect to the PWC Litigation shall not be deducted from or otherwise offset against the Trustee’s Collateral.

      “General Intangibles” means any Person’s now owned or hereafter acquired right, title, and interest with respect to general intangibles (as that term is defined in the New York Uniform Commercial Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, and any and all Supporting Obligations in respect thereof, and any other personal property other than goods, money, Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Investment Property, and Negotiable Collateral.

      “Global Notes” means, individually and collectively, each of the Class A Global Notes and Class B Global Notes issued in accordance with the indenture.

      “Guarantor Security Agreement” means, collectively, one or more security agreements, hypothecations or other similar agreements executed and delivered by guarantors and the trustee, in the same form and substance as such security agreements, hypothecations or similar agreements delivered by the guarantors to the Bank Lenders’ Agent under the New Credit Agreement, with such modifications as are necessary to reflect the fact that the Trustee’s Liens in the Collateral subject thereto are security interests, second in priority only to the first priority security interests granted to Bank Lenders’ Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement).

      “Guaranty Agreement” means the guaranty executed and delivered by guarantors and the trustee, in the same form and substance delivered by the guarantors to the Bank Lenders’ Agent under the New Credit Agreement, with such modifications as are necessary to reflect that the trustee’s security interests are second in priority only to the first priority security interests granted to Bank Lenders’ Agent pursuant to the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement).

      “Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (e) above.

      “Insurance Subsidiaries” means, collectively, Oxford and RepWest.

      “Intercreditor Agreement” means that certain Intercreditor Agreement, as of even date herewith, between the trustee and the Bank Lenders’ Collateral Agent, as amended, modified, supplemented, extended or restated from time to time.

      “Inventory” means any Person’s now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by such Person as lessor, goods that are furnished by such Person under a contract of service, and raw materials, work in process, or materials used or consumed in such Person’s business, including, without limitation, supplies and embedded software.

      “Investment Property” means any Person’s now owned or hereafter acquired right, title, and interest with respect to “investment property” as that term is defined in the New York Uniform Commercial Code, and any and all Supporting Obligations in respect thereof.

      “INW” means INW Company, a Washington corporation

      “Issue Date” means the date on which the Notes are originally issued. For the avoidance of doubt, such date is March 15, 2004.

      “Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest shall be based on the common law, statute, or contract, (b) such interest shall be recorded or perfected, and (c) such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term “Lien” includes the lien, security interest or hypothec arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

      “Material Adverse Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrowers and their Subsidiaries (other than the Insurance Subsidiaries) taken as a whole, (b) a material impairment of the ability of a Note Party to perform its obligations under the Note Documents to which it is a party or of the ability of the trustee or the holders to enforce the obligations arising under the indenture or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Trustee’s Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower or a Subsidiary of a Borrower (other than the Insurance Subsidiaries). For the avoidance of doubt, changes affecting SAC Holding shall not constitute a “Material Adverse Change”.

      “Negotiable Collateral” means any Person’s now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, and documents, and any and all Supporting Obligations in respect thereof.

      “New AMERCO Note Accounts” means, collectively, the Restated SAC Notes Escrow Account, the 3.08(b) Account and any other Deposit Account that holds or otherwise constitutes the collateral securing the obligations under the New AMERCO Note Documents.

      “New AMERCO Note Documents” means, collectively, the New AMERCO Note Indenture, the New AMERCO Notes and such other documents executed by the Company in connection therewith.

      “New AMERCO Note Indenture” means the Indenture with respect to the issuance of New AMERCO Notes, dated as of March 15, 2004, among the Company, the guarantors listed on the signature pages thereto, and The Bank of New York, as trustee, governing the New AMERCO Notes.

      “New AMERCO Note Lenders” means those Persons that are “Holders” under the New AMERCO Note Indenture.

      “New AMERCO Notes” means the 12% Senior Secured Subordinated Notes Due 2001 in the principal amount of $148,646,137 issued pursuant to the New AMERCO Note Indenture.

      “New Credit Agreement” means the Loan and Security Agreement dated as of March 1, 2004 by and among Wells Fargo Foothill, Inc., as lead arranger, administrative agent, and collateral agent, the Bank Lenders and the Borrowers, as may be subsequently amended, restated, refinanced, refunded, extended or replaced from time to time whether by the same or any other agent, lender or group of lenders.

      “Note Documents” means the indenture, the notes, the Cash Management Agreements (as defined in the New Credit Agreement), the Collateral Access Agreements, the Confirmation Order, the Control Agreements, the Copyright Security Agreement, the Guarantor Security Agreement, the Guaranty Agreement, the Note Guarantees, the Environmental Indemnity Agreements, the Mortgages, the Patent and Trademark Security Agreement, the Quebec Security Documents, the Agency Letter, the Stock Pledge Agreement, any other Security Document and any other agreement entered into, now or in the future, by any Note Party and accepted by the trustee or any Holder in connection with the indenture or any other Security Document.

      “Note Guarantee” means, collectively, the guarantee by each guarantor of the Company’s obligations under the indenture, the Notes and the other Note Documents in favor of the trustee, for the benefit of the Holders.

      “Note Party” means the Company or any guarantor, and “Note Parties” means the Company and all guarantors.

      “Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

      “Permitted Dispositions” means (a) sales or other dispositions by the Borrowers or their Subsidiaries of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, as determined by the Borrowers or their Subsidiaries, as the case may be, (b) the use or transfer of money or Cash Equivalents by Borrowers or their Subsidiaries in a manner that is not prohibited by the terms of the indenture or the other Note Documents, (c) the licensing by Borrowers or their Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (d) conveyances, assignments, leases, transfers, sales or dispositions of any Excluded Asset, (e) leases and licenses of self-storage units to customers in the ordinary course of business, (f) the granting of billboard and cell tower leases on any Real Property, (g) the granting of space leases in the ordinary course of business that do not constitute Major Space Leases, unless otherwise consented to by the Bank Lenders’ Agent, (h) dispositions of Real Property or any part thereof required in connection with condemnations or takings, or dispositions in lieu thereof, where the compensation paid on account thereof is immediately remitted to the Bank Lenders’ Agent, (i) so long as no event of default has occurred and is continuing, dispositions of box-trucks, cargo vans and pickup trucks in the ordinary course of the Company’s and U-Haul’s fleet rotation program, so long as the aggregate net book value of box-trucks, cargo vans and pickup trucks subject to Trustee’s Liens does not decrease by more than (i) $40 million in any of (A) the first fiscal quarter after the Issue Date (to be tested as of the end of such period), (B) the first two fiscal quarters after the Issue Date (to be tested as of the end of such period), (C) the first three fiscal quarters after the Issue Date (to be tested as of the end of such period), or (D) each 12-month period thereafter (to be tested as of the end of each fiscal quarter), or (ii) $160 million in the aggregate after the Issue Date, (j) the granting of Permitted Easements, (k) so long as no event of default has occurred and is then continuing, the sale in the ordinary course of business of Vehicles acquired within the previous 130 days in connection with a TRAC Lease Transaction to the extent the obligations thereunder are permitted by the indenture, (l) the sale, disposition or replacement of Vehicles exchanged in connection with the PMCC Like Kind Exchange Lease, (m) sales or other dispositions set forth in the Reorganization Plan and approved in the Confirmation Order, (n) the sale of that certain portion of the parcel of Real Property Collateral located at 471 South Road, Poughkeepsie, New York that is subject to the lease purchase option exercised prior to the Issue Date, (o) so long as no Event of Default shall be caused thereby, other dispositions of Real Property Collateral with a Fair Market Valuation in an aggregate amount not to exceed either (i) $10 million during any fiscal year or (ii) $35 million in total after the Issue Date; provided, however, the sale or other disposition of any parcel of Real Property Collateral (x) shall result in a Note Party receiving proceeds in an amount of not less than 80% of the Fair Market Valuation of such Real Property Collateral, and (y) with an appraised Fair Market Valuation exceeding $7 million shall not constitute a Permitted Disposition, and (p) leases and licenses of any portion of the Real Property subject to the Synthetic Leases to tenants in the ordinary course of business.

      “Permitted Investments” means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments by any Note Party in any other Note Party; provided, to the extent such Investment is in the form of Indebtedness, such Indebtedness shall be unsecured and contractually subordinated to the Obligations and, upon any such relevant Note Party ceasing to be a wholly-owned Subsidiary of the Company or such Indebtedness being owed to any Person other than a Note Party, such Note Party shall be deemed to have incurred Indebtedness not permitted by this clause (d), (e) Investments by U-Haul and Nationwide Commercial Co. evidenced by the Junior Notes not to exceed the principal amount outstanding thereunder as of the Issue Date (except for increases in principal resulting solely from the accrual of interest thereon), (f) payments by U-Haul and its Subsidiaries of expenses on behalf of SAC Holdings pursuant to the Management Agreements provided that all such expenses are promptly reimbursed by the appropriate other parties to the Management Agreements, (g) Investments in PMSR, PM Preferred or any of its or their Affiliates owned by the Company or any of its Subsidiaries or SAC Holding solely to the extent required pursuant to the Company’s obligations under the Support Party Agreements, so long as (i) on the date of such Investment, Borrowers’ Excess Availability plus Qualified Cash (as reported by Borrowers pursuant to the terms of the New Credit Agreement) exceeds (A) $35 million plus (B) the amount of such Investment, as of the date of such payment and as of the end of the month for each of the preceding consecutive 12 fiscal months immediately preceding such payment date, (ii) after giving effect to such Investment, Borrowers’ Excess Availability plus Qualified Cash, as reflected in the Projections (as defined in the New Credit Agreement) most recently delivered to trustee pursuant to the terms of the indenture, is projected to exceed $35 million as of the month end for each of the 12 fiscal months immediately succeeding the date of such Investment for each of the 12 fiscal months, and (iii) no event of default has occurred and is continuing or would result therefrom, (h) guarantees by the Company of the obligations of its Subsidiaries that are Note Parties to the extent such obligations are otherwise permitted hereunder and are consistent with past practices, (i) payments by U-Haul and its Subsidiaries in the ordinary course of business and consistent with past practices of certain ordinary course operating expenses on behalf of any U-Haul Dealer pursuant to a Dealership Contract, provided that the applicable U-Haul Dealer reimburses U-Haul and its Subsidiaries for all such expenses in accordance with the provisions of the Dealership Contract, (j) Hedge Agreements, as permitted hereunder, (k) other Investments in an aggregate amount not to exceed $5 million per year, and (l) Investments pursuant to that certain promissory note dated February 12, 1997 from PMSR in favor of U-Haul in the original principal amount of $10 million, with such Indebtedness of PMSR thereunder assumed by PMSI Investors, LLC on or about November 30, 1999.

      “Permitted Liens” means (a) Liens held by the trustee for the benefit of the holders, (b) Liens for unpaid taxes that (i) are not yet delinquent, or (ii) are the subject of a Permitted Protest, (c) Liens set forth on Schedule P-1 to the New Credit Agreement, (d) (i) Liens on the Synthetic Lease Collateral arising under the Synthetic Leases and the interests of lessors under operating leases, and (ii) the interests of the lessor and indenture trustee under the PMCC Leveraged Lease, (e) purchase money Liens or the interests of lessors in leased assets under Capital Leases to the extent that such Liens or interests secure Purchase Money Indebtedness permitted hereunder and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker’s compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by the trustee, (k) with respect to any Real Property, Permitted Easements, (l) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an event of default hereunder and such Liens are subject to a Permitted Protest and no material Collateral is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect, (m) Liens granted to the New AMERCO Note Lenders pursuant to the New AMERCO Note Documents on the property described in clauses (b), (c), (e), (f) and (g) of the definition of “Excluded Assets” set forth above, (n) Liens granted to the Bank Lenders’ Agent pursuant to the New Credit Agreement, and the other Loan Documents (as defined in the New Credit Agreement), (o) Liens on Real Property in favor of Oxford as of the Issue Date, as set forth on Schedule E-1 to the New Credit Agreement, (p) subject to the provisions of the New Credit Agreement, Liens on the cash collateral accounts, as set forth on applicable schedule of the New Credit Agreement, and (q) Liens arising from the refinancing of the “obligations” (as defined in the New Credit Agreement), which do not result in the creation of additional first priority Liens in excess of the first priority Liens in existence on the Issue Date.

      “Personal Property Collateral” means all Collateral other than Real Property.

      “PM Preferred” means PM Preferred Properties, L.P., a Texas limited partnership.

      “PMSR” means Private Mini Storage Realty, L.P., a Texas limited partnership.

      “PMSR Agreement” means that certain PMSR Agreement dated as of the Effective Date among the Company, PMSR, JPMorgan Chase Bank, as agent, and the Lenders party thereof.

      “PPSA” means the Personal Property Security Act, as in effect from time to time in any applicable Canadian province or territory.

      “Purchase Money Indebtedness” means Indebtedness (other than the obligations arising under the indenture, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

      “PWC Litigation” means that certain claim filed by the Company against PricewaterhouseCoopers on or about June 5, 2003 in the Superior Court of Arizona, Maricopa County, No. CV2003-011032, and all related disputes between the Company and PricewaterhouseCoopers.

      “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Note Party and the improvements thereto.

      “Real Property Collateral” means the parcel or parcels of Real Property identified on Schedule R-1 to the New Credit Agreement and any Real Property hereafter acquired by a Note Party on which the trustee has, or any Note Party is required (in accordance with the indenture or any other Note Document) to grant, a Lien.

      “Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 1, 2004, by and among the Company, the guarantors and the purchasers of the Class B notes, as such agreement may be amended, modified or supplemented from time to time.

      “Reorganization Plan” means that certain First Amended Joint Plan of Reorganization dated November 26, 2003, filed under Chapter 11 of the United States Bankruptcy Code by the Company and AREC, together with any amendments or modifications thereto.

      “Required Holders” means at any time of determination:

(a) if at such time Class B Notes are then outstanding, then (i) the holders of at least 75% of the aggregate principal amount of the then outstanding Class B Notes, and (ii) holders of a majority in aggregate principal amount of the Class A Notes then outstanding; and

(b) if at such time there are no Class B Notes outstanding, the holders of a majority in aggregate principal amount of the notes then outstanding.

      “Required Lenders” has the meaning ascribed thereto in the New Credit Agreement.

      “Shelf Registration Statement” means a Shelf Registration Statement as defined in the Registration Rights Agreement.

      “SSI” means Self-Storage International Holding Corporation, a Nevada corporation, and any Subsidiary thereof, whether now existing or hereafter formed.

      “Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

      “Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity; provided, however, PMSR, PM Preferred, SAC Holding and SSI shall not be deemed to be Subsidiaries of any Note Party herein.

      “Support Party Agreement” means, collectively, (i) that certain Support Party Agreement dated as of February 28, 2003 by and among the Company and PM Preferred in favor of GMAC Commercial Holding Corp., as administrative agent, as amended by the First Amendment to Support Party Agreement dated as of June 13, 2003, and (ii) that certain PMSR Agreement to be dated as of the Effective Date, by and among the Company, PMSR, JP Morgan Chase Bank, as administrative agent, and lenders signatory thereto, in each case as amended prior to the Issue Date and after the Issue Date as permitted herein (provided, in each case, such amendment does not increase the obligations of any Note Party thereunder).

      “Supporting Obligation” means any Person’s now owned or hereafter acquired right, title and interest with respect to any “supporting obligation” as that term is defined in the New York Uniform Commercial Code.

      “Synthetic Lease Collateral” means (a) the Real Property and Real Property interests leased under the Synthetic Leases and all structures, buildings and other immovable improvements located on such Real Property (the “Synthetic Lease Properties”); (b) all equipment, machinery, apparatus, fittings, furniture, fixtures and other property of every kind and nature whatsoever now or hereafter affixed to any portion of the Synthetic Lease Properties or which is used for the storage of property of storage customers of any Synthetic Leases under any Assigned Storage Agreements (defined below) (excluding Vehicles), and which are now owned or hereafter acquired by any lessor under any Synthetic Lease or in which any such lessor has or shall have an interest, and all appurtenances and additions thereto and substitutions therefor; (c) all storage rental agreements, leases and licenses with respect to the Synthetic Lease Properties now or hereinafter entered into and all amendments, supplements and modifications thereto (collectively, the “Assigned Storage Agreements”); (d) all rents, maintenance fees, advance fees and deposits, security deposits and prepaid amounts, income, receipts, issues, profits and revenues arising from the Synthetic Lease Properties, (e) to the extent arising from Assigned Storage Agreements or other rights to payment for storage space at the Synthetic Lease Properties by storage customers, “general intangibles” (including “payment intangibles”) and “accounts” (as such terms are defined in the Code), and other rights to payment for storage space at the Synthetic Lease Properties by storage customers, (f) license and concession fees, proceeds and other benefits to which any Synthetic Lessee or any agent of a Synthetic Lessee may now or hereafter be entitled with respect to the Assigned Storage Agreements; (g) all books, records, writings, data bases, and information relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing; (h) any award or compensation or insurance payment or other proceeds to which any Synthetic Lessee may become entitled by reason of its interest in the Synthetic Lease Properties; and (i) all products, offspring, rents, issues, profits, returns, income and Proceeds (as defined in the Code) of and from any and all of the foregoing.

      “Synthetic Lease Properties” has the meaning set forth in the definition of “Synthetic Lease Collateral”.

      “Synthetic Leases” means, collectively, (i) the Amended and Restated Master Lease dated as of March 15, 2004 between AREC, as lessee, and BMO Global Capital Solutions, Inc., as lessor, and any other documents, agreements, mortgages, deeds of trust and other instruments executed in connection therewith, (ii) that certain Second Amended and Restated Master Lease and Open-End Mortgage dated as of March 15, 2004 among U-Haul and AREC, as lessees, the various Lessors identified therein, lessor, and BMO Global Capital Solutions, Inc. as Agent Lessor for the Lessors, and any documents, agreements, mortgages, deeds of trust, and other instruments executed in connection therewith, and (iii) that certain Canadian U-Haul Master Lease dated as of April 5, 2001 between Computershare Trust Company of Canada, as successor to Montreal Trust Company of Canada, and U-Haul (Canada), and any documents, agreements, mortgages, deeds of trust, and other instruments executed in connection therewith, each as may be subsequently amended, restated or refinanced to the extent permitted hereunder.

      “Synthetic Lease” means any of AREC, U-Haul and U-Haul (Canada) and any of their respective successors in interest as lessees under the Synthetic Leases that may succeed to such interests in accordance with this Agreement and the applicable Synthetic Leases.

      “TRAC Lease Transaction” means any operating or capital lease (as determined in accordance with GAAP) entered into by any Note Party pursuant to a “Terminal Rental Adjustment Clause” lease (including, without limitation, the PMCC Like Kind Exchange Lease) whereby (a) (i) the ownership of a Vehicle that is owned by such Note Party is transferred to a lessor within 130 days of the acquisition of such Vehicle or (ii) the ownership of a Vehicle is transferred to a lessor by someone other than a Note Party, and (b) the Vehicle so transferred is leased back to the Note Party by such lessor.

      “Trustee’s Liens” means the Liens granted by the Company and the guarantors to the trustee, for the benefit of the holders of the notes, under the indenture, the Security Documents and the other Note Documents.

      “U-Haul” means U-Haul International, Inc., a Nevada corporation.

      “Vehicle” or “Vehicles” means any vehicle (including any motor vehicle), trailer or other asset of any Note Party represented by a certificate of title.

      “WP Carey Transaction” means the transaction, in form and substance reasonably satisfactory to Required Lenders, whereby UH Storage (DE) Limited Partnership, a Delaware limited partnership, or other Affiliate of W.P. Carey & Co., LLC, will acquire the Real Property that is subject to the Synthetic Leases (excluding Real Property located in Canada) and such Synthetic Leases shall be paid in full and terminated, all as more fully set forth on Schedule W-1 to the New Credit Agreement.

THE EXCHANGE OFFER

Purposes and Effects

      We issued the outstanding notes on March 15, 2004 in a private offering exempt from the registration requirements of the Securities Act of 1933. In connection with the sale of the outstanding notes, we and the initial purchasers entered into the registration rights agreement pursuant to which we agreed to file with the SEC a registration statement with respect to an offer to exchange notes for the outstanding notes within 60 days after the outstanding notes were issued. In addition, we agreed to use our reasonable best efforts to cause the registration statement to become effective under the Securities Act within 150 days after the outstanding notes were issued and to issue the exchange notes pursuant to the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

      The exchange offer is being made pursuant to the registration rights agreement. Holders of outstanding notes who do not tender their outstanding notes or whose outstanding notes are tendered but not accepted would have to rely on exemptions from registration requirements under the securities laws, including the Securities Act, if they wish to sell their outstanding notes.

      Based on interpretations by the staff of the SEC set forth in no-action letters issued to persons unrelated to us, we believe the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for sale, sold and otherwise transferred by any holder (other than a person that is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act and except as set forth in the next paragraph) without registration or the delivery of a prospectus under the Securities Act, provided the holder acquires the exchange notes in the ordinary course of the holder’s business and the holder is not participating and does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes.

      If a person were to participate in the exchange offer for the purpose of distributing securities in a manner not permitted by the SEC’s interpretation, (1) the position of the staff of the SEC enunciated in the no-action letters would not be applicable to the person and (2) the person would be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale of the exchange notes with any such resale transaction effected by it covered by an effective registration statement containing the selling securityholder information required by Item 507 or 508 of the SEC’s Regulation S-K.

      Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any sale of those exchange notes.

      The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of exchange notes with addresses in any jurisdiction in which the exchange offer or the issuance of exchange notes pursuant to it would violate applicable securities or blue sky laws. Prior to the exchange offer, however, we will register or qualify, or cooperate with the holders of the outstanding notes and their respective counsel in connection with the registration or qualification of, the exchange notes for offer and sale under the securities or blue sky laws of such jurisdictions as are necessary to permit consummation of the exchange offer and do anything else which is necessary or advisable to enable the offer and issuance of the exchange notes in those jurisdictions.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will issue exchange notes in exchange for all outstanding notes which are validly tendered prior to 5:00 p.m., New York time, on the expiration date (as defined below) and not withdrawn. The principal amount of the exchange notes issued in the exchange will be the same as the principal amount of the outstanding notes for which they are exchanged. Holders may tender some or all of their outstanding notes in response to the exchange offer.

      However, outstanding notes may be tendered only in multiples of $1. See “Description of the Exchange Notes.”

      The form and terms of the exchange notes will be the same in all material respects as the form and terms of the outstanding notes, except that (1) the exchange notes will be registered under the Securities Act and hence will not bear legends regarding restrictions on transfer and (2) because the exchange notes will be registered, holders of exchange notes will not be, and upon the consummation of the exchange offer, except under limited circumstances, holders of outstanding notes will no longer be, entitled to rights under the registration rights agreement intended for holders of unregistered securities.

      Outstanding notes which are not tendered for exchange or are tendered but not accepted in the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any registration rights under the registration rights agreement.

      We will be deemed to accept all the outstanding notes which are validly tendered and not withdrawn when we give oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us.

      If any tendered outstanding notes are not accepted for exchange because of an invalid tender or otherwise, certificates for those outstanding notes will be returned, without expense, to the tendering holder promptly after the expiration date.

      Holders who tender outstanding notes in response to the exchange offer will not be required to pay brokerage commissions or fees or, except as described in the instructions in the letter of transmittal, transfer taxes. We will pay all charges and expenses, other than certain taxes described below, in connection with the exchange offer. See “— Fees and Expenses.”

Expiration Date; Extension; Termination; Amendments

      The exchange offer will expire at 5:00 p.m., New York time,                     , 2004, the “expiration date” unless we extend it by notice to the exchange agent. The expiration date will be at least 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders in accordance with Rule 14e-1(a) under the Exchange Act.

Interest on Exchange Notes

      Interest on the exchange notes will accrue from the date of their issuance at the rate of 9.0% per annum and will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing on June 15, 2004. We will make each interest payment to the holders of record of the exchange notes on the immediately preceding March 1, June 1, September 1 and December 1. We will pay interest on overdue principal at 2.0% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

Termination of Certain Rights

      The registration rights agreement provides that, with certain exceptions, if: (1) the exchange offer registration statement has not been filed with the SEC on or prior to the 60th calendar day following the date of original issue of the outstanding notes; (2) the exchange offer registration statement has not been declared effective on or prior to the 150th calendar day following the date of original issue of the outstanding notes, (3) the exchange offer is not consummated on or prior to the 180th day following the date of original issue of the outstanding notes, or (4) the Shelf Registration Statement required to be filed but is not declared effective on or prior to the 150th day following the date of the Shelf Filing Event (as defined below), or, if that day is not a Business Day, the next day that is a Business Day, or is declared effective by such date but thereafter ceases to be effective or usable, except if the Shelf Registration ceases to be effective or usable as specifically permitted by the terms and conditions of the Registration Rights Agreement (each event referred to in clauses (1) through (4) above being a “registration default”), the interest rate borne by the outstanding notes will be increased by 0.25% per annum for the first 90 day period upon the occurrence of a registration default.

This rate will continue to increase by 0.50% each subsequent 90 day period that the liquidated damages (as defined below) continue to accrue under any such circumstance. However, the maximum total increase in the interest rate will in no event exceed two percent (2%) per year. We refer to this increase in the interest rate on the notes as “liquidated damages.” Such interest is payable in addition to any other interest payable from time to time with respect to the outstanding notes and the exchange notes in cash on each interest payment date to the holders of record for such interest payment date. After the cure of registration defaults or after the date upon which the notes become freely transferable by the holders, the accrual of liquidated damages will stop and the interest rate will revert to the original rate.

      In the event that:

•	any changes in law or the applicable interpretations of the staff of the Commission do not permit the Issuers to effect the Exchange Offer;

•	for any reason the Exchange Offer is not consummated within 180 days of the Issue Date;

•	any Holder, other than an Initial Purchaser, is prohibited by law or the applicable interpretations of the staff of the Commission from participating in the Exchange Offer; or

•	any Holder who participates in the Exchange Offer, does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of any Issuer within the meaning of the Securities Act);

then, the Issuer and the guarantors shall as promptly as practicable, but in no event later than 150 days after the occurrence of any of the above shelf registration statement triggering events (each a “Shelf Filing Event”), file with the SEC a shelf registration statement covering resales of the outstanding notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

Procedures for Tendering

      Delivery to the holders of and payment for the Notes shall be made at a Closing (the “Closing”) to be held at such time and on such date as agreed to by the parties (the “Closing Date”) at the location agreed to by the parties. The Closing Date and the location of delivery of and the form of payment for the Notes may be varied by agreement between holders and Issuer.

      Issuer shall deliver to holders one or more certificates representing the Notes, each in definitive form, registered in such names and denominations as holders may request, against payment by holders of the aggregate purchase price therefor by immediately available federal funds bank wire transfer to such bank account as Issuer shall designate to holders at least two business days prior to the Closing.

      The certificates representing the Notes in definitive form shall be made available to holders for inspection at the offices of Snell & Wilmer L.L.P., 400 East Van Buren, Phoenix, Arizona 85004 (or such other place as shall be reasonably acceptable to Purchasers) not later than 10:00 a.m. one business day immediately preceding the Closing Date.

Conditions of the Exchange Offer

      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange securities for, any outstanding notes, if:

(a) the holders have not delivered payment to Issuer for the Notes pursuant to Note Purchase Agreement;

(b) any of the representations and warranties of the holders in Note Purchase Agreement are untrue or incorrect in any respects at and as of the Closing Date; or

(c) any injunction, restraining order or order of any nature by a Governmental Authority has been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Notes; or any stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction has been issued or a proceeding for that purpose has been commenced or be pending or threatened as of the Closing Date.

Fees and Expenses

      All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Issuers (other than any underwriting discounts or commissions) shall be borne by the Issuers, whether or not the Exchange Offer Registration Statement or any Shelf Registration is filed or becomes effective or the Exchange Offer is consummated, including, without limitation:

(a) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws, including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Notes and determination of the eligibility of the Notes for investment under the laws of such jurisdictions where the holders of Notes are located, in the case of an Exchange Offer, or as provided in the Registration Rights Agreement, in the case of a Shelf Registration);

(b) printing expenses, including, without limitation, expenses of printing certificates for Notes or Exchange Notes and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Notes included in any Registration Statement;

(c) messenger, telephone and delivery expenses;

(d) fees and disbursements of counsel for the Issuers and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of the Notes, and disbursements of all independent certified public accountants (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance);

(e) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by any of the Issuers;

(f) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties);

(g) the expense of any annual audit;

(h) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable; and

(i) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing or anything to the contrary, each holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Notes sold by or on behalf of it.

Consequences of Failure to Exchange Outstanding Notes

      If a holder does not exchange outstanding notes for exchange notes in response to the exchange offer, the outstanding notes will continue to be subject to the restrictions on transfer described in the legend on the certificate evidencing the outstanding notes, and will not have the benefit of any agreement by us to register outstanding notes under the Securities Act. In general, notes may not be offered or sold, unless the sale is registered under the Securities Act, or unless the offer and sale are exempt from, or not subject to, the Securities Act or any applicable state securities laws.

Guaranteed Delivery Procedures

      Eligible holders of outstanding notes who wish to tender their outstanding notes and (i) whose outstanding notes are not immediately available or (ii) who cannot deliver their outstanding notes or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date, may tender their outstanding notes according to the guaranteed delivery procedures described in the letter of transmittal. Acceptance of the Outstanding Notes and Upon satisfaction or waiver of all Delivery of the Exchange Notes conditions to the exchange offer, we will accept any and all outstanding notes that are properly tendered in response to the exchange offer prior to 5:00 p.m., New York time, on the expiration date.

      Participation in the exchange offer is voluntary and holders should carefully consider whether to accept the exchange offer and tender their outstanding notes. Holders of outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

Accounting Treatment

      The exchange notes will be recorded in our accounting records at the same carrying value as the outstanding notes on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Exchange Agent

      Wells Fargo Bank, N.A. has been appointed as exchange agent for the exchange offer. All correspondence in connection with the exchange offer and the letter of transmittal should be addressed to the exchange agent, as follows:

By Facsimile:	By Registered or Certified Mail;
(Eligible Institutions Only)	Overnight Courier or Hand Delivery:
Wells Fargo Bank Minnesota, NA (612) 667-4927 Confirm by telephone: (800) 344-5128	Wells Fargo Bank Minnesota, NA 608 Second Avenue South Corporate Trust Operations, 12th Floor Minneapolis, MN 55402

      Requests for additional copies of this prospectus or the letter of transmittal or accompanying documents should be directed to the exchange agent. Delivery of the letter of transmittal or accompanying documents to a different address or transmission instructions to a different facsimile does not constitute a valid delivery of such letter of transmittal or other documents.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion addresses material United States federal income tax considerations applicable to the holder that exchanges outstanding notes for exchange notes. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable treasury regulations promulgated or proposed under the Code, judicial authority and current administrative rulings and practice. All of these authorities may change without notice, possibly on a retroactive basis. This summary deals only with holders that have held the outstanding notes and will hold the exchange notes as capital assets within the meaning of Section 1221 of the Code. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks and other financial institutions; tax-exempt organizations; insurance companies; partnerships, expatriates, traders or dealers in securities or currencies; custodians, nominees or similar financial intermediaries holding outstanding or exchange notes for others; or persons that have held outstanding or will hold exchange notes as a position in a hedging transaction, straddle or conversion transaction for tax purposes or persons subject to the alternative minimum tax. This summary does not discuss the tax consequences of any conversion of currency into or out of the United States dollar as such a conversion relates to the purchase, ownership or disposition of the exchange notes.

      AMERCO HAS NEITHER RECEIVED AN OPINION FROM TAX COUNSEL NOR ANY RULING FROM THE INTERNAL REVENUE SERVICE (IRS) WITH RESPECT TO THE STATEMENTS MADE AND THE CONCLUSIONS REACHED IN THE FOLLOWING SUMMARY. THERE CAN BE NO ASSURANCE THAT THE IRS WILL AGREE WITH SUCH STATEMENTS AND CONCLUSIONS.

      HOLDERS OF THE OUTSTANDING NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY AS TO HOW THEIR PARTICULAR TAX SITUATION MIGHT BE AFFECTED BY THE EXCHANGE OF THE OUTSTANDING NOTES FOR THE EXCHANGE NOTES AND THE HOLDING AND DISPOSITION OF THEIR EXCHANGE NOTES.

United States Holders

      For purposes of this discussion, a United States holder is the beneficial owner of an exchange note that, for United States federal income tax purposes, is:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust, if (i) one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust and a court within the United States is able to exercise primary supervision over the administration of the trust or (ii) it has a valid election in effect to be treated as a United States Person.

      A non-United States holder is a beneficial owner of an exchange note who is a nonresident alien or a corporation, trust or estate that is not a United States holder. If a partnership holds notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding outstanding notes should consult their tax advisors.

Exchange of Notes

      The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not constitute a material modification of the debt instruments represented by the outstanding notes for United States federal income tax purposes and thus will not constitute an exchange or a taxable event for United States holders. Consequently, United States holders will treat the exchange notes as a continuation of the indebtedness represented by the outstanding notes and United States holders will not recognize gain or loss upon the receipt of exchange notes in exchange for outstanding notes in the exchange offer, United States holders’ bases in the exchange notes received in the exchange offer will be the same as their bases in the corresponding outstanding notes immediately before the exchange, and United States holders’ holding period in the exchange notes will include their holding period in the outstanding notes.

Payment of Interest

      Stated interest on an exchange note generally will be includible in the income of a United States holder as ordinary income at the time such interest is received or accrued, in accordance with the holder’s method of accounting for United States federal income tax purposes.

Market Discount

      United States holders should be aware that the resale of an exchange note may be affected by the market discount rules of the Code. Under these rules, a subsequent purchaser of an exchange note acquiring the note at a market discount generally would be required to include as ordinary income a portion of the gain realized upon the disposition or retirement of the note to the extent of the market discount that has accrued while the debt instrument was held by the purchaser. A purchaser at a market discount includes the purchase of an exchange note after its original issuance at a price less than the note’s stated redemption price at maturity. The amount of market discount, if any, will generally equal the excess of:

•	the sum of the issue price of the note and the aggregate amount of the original issue discount includible in the gross income of all United States holders, over

•	the purchase price.

      Gain recognized on the disposition, including a redemption, by a United States holder of an exchange note that has accrued market discount will be treated as ordinary income, and not capital gain, to the extent of the accrued market discount, but only if the amount of market discount exceeds a statutorily-defined de minimis amount. Under the de minimis exception, there is no market discount on a note if the excess of the stated redemption price at maturity of the note over the holder’s tax basis in the note is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years after the acquisition date to the note’s date of maturity. Unless the holder elects otherwise, as described below, the accrued market discount would be the amount calculated by multiplying the market discount by a fraction:

•	the numerator of which is the number of days the obligation has been held by the holder; and

•	the denominator of which is the number of days after the holder’s acquisition of the obligation up to and including its maturity date.

      A United States holder of an exchange note acquired at market discount will be deemed to have realized an amount equal to the fair market value of the note if the holder disposes of the note in specified transactions other than a sale, exchange or involuntary conversion, even though the transaction is otherwise non-taxable (for example, a gift). The United States holder will be required to recognize as ordinary income any accrued market discount to the extent of the deemed gain. A holder of an exchange note acquired at a market discount also may be required to defer the deduction of all or a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until it is disposed of in a taxable transaction.

      A United States holder of an exchange note acquired at market discount may elect to include the market discount in income as it accrues. This election would apply to all market discount obligations acquired by the electing United States holder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the IRS. If a United States holder of a note elects to include market discount in income currently, the rules discussed above with respect to ordinary income recognition resulting from sales and certain other dispositions and to deferral of interest deductions would not apply.

Amortizable Bond Premium

      An exchange note purchased for more than its principal amount generally will be considered to have been purchased at a premium. The bond premium is generally equal to the excess, if any, of the tax basis of the note over the amount payable at maturity of the note or, if a smaller premium would result, on an earlier call date of the note. A note holder may elect to amortize the bond premium on a constant yield basis, in which case amortizable bond premium is allocated to payments of interest and treated as an offset to interest income. A holder that elects to amortize premium must reduce the holder’s tax basis in the note by the amount of the aggregate deductions, or interest offsets, allowable for the amortization of premium. If an election to amortize bond premium is not made, a note holder must include the full amount of each interest payment in income in accordance with the note holder’s regular method of tax accounting, and the note holder will generally receive a tax benefit from the bond premium only upon computing the note holder’s gain or loss upon the sale or other disposition or payment of the principal amount of the note.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

      Upon the sale, exchange, redemption or other taxable disposition of an exchange note, a United States holder generally will recognize capital gain or loss equal to the difference between:

•	the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption or other taxable disposition, except to the extent such amount is attributable to accrued interest income, which is taxable as ordinary income (as described above under “Payment of Interest”); and

•	such holder’s adjusted tax basis in the exchange note.

      A United States holder’s adjusted tax basis in an exchange note generally will equal the cost of the exchange note to such holder, less any amortized bond premium and any principal payments received by such holder plus any market discount previously included in income. Such capital gain or loss will be long-term if the United States holder’s holding period is more than 12 months and will be short-term if the holding period is 12 months or less. Long-term capital gains recognized by individuals are generally taxed at a maximum federal tax rate of 15%, and short-term capital gains are generally taxed at a maximum federal tax rate of 35%.

Information Reporting and Backup Withholding

      In general, information reporting requirements will apply to certain noncorporate United States holders with respect to payments of principal, premium and interest on an exchange note, and to payments of the proceeds of the sale of a note. The receipt of such payments may be subject to “backup withholding” at a 28% rate. Backup withholding generally applies only if the holder:

•	fails to furnish his or her Social Security or other taxpayer identification number within a reasonable time after the request for it;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that he or she has failed to report properly interest, dividends or original issue discount; or

•	fails, under specified circumstances, to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number provided is the correct number and that he or she is not subject to backup withholding.

      Any amounts withheld under the backup withholding rules from a payment to a United States holder will be allowed as a credit against such holder’s United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Non-United States Holders

Exchange of Notes

      The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not constitute a material modification of the terms of the outstanding notes and thus will not constitute a taxable event for non-United States holders. Consequently, non-United States holders will not recognize gain upon the receipt of exchange notes in exchange for outstanding notes in the exchange offer, non-United States holders’ bases in the exchange notes received in the exchange offer will be the same as their bases in the corresponding outstanding notes immediately before the exchange, and non-United States holders’ holding period in the exchange notes will include their holding period in the outstanding notes.

Payment of Interest

      Generally, interest income of a non-United States holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate or any lower rate that may be prescribed by an income tax treaty between the United States and the holder’s country of residence. However, interest paid on an exchange note to a non-United States holder which qualifies for the portfolio interest exemption will not be subject to United States federal income tax or withholding tax if such interest income is not effectively connected with a United States trade or business of the non-United States holder, and the non-United States holder:

•	does not actually or constructively own 10% or more of the combined voting power of all classes of stock of AMERCO entitled to vote, and

•	is not a controlled foreign corporation related to AMERCO, actually or constructively through stock ownership under section 864(d)(4) of the Code.

      and either:

•	provides to AMERCO or its agent an appropriate W-8 series Form or a suitable substitute form signed under penalties of perjury that includes its name and address and certifies as to the holder’s non-United States status, and AMERCO does not have actual knowledge or reason to know that the holder is a United States person, or

•	AMERCO does not have actual knowledge or reason to know that the holder is a United States person and AMERCO receives (i) a withholding certificate from an intermediary payee (such as a withholding foreign partnership, qualified intermediary or U.S. branch of a non-United States bank or of a non-United States insurance company), and such intermediary obtains appropriate certification with respect to the holder’s non-United States status and, if required, provides a copy of such certification to AMERCO or (ii) if the payee is a securities clearing organization, bank or other financial institution that holds securities for its customers in the ordinary course, a statement signed under penalties of perjury that the institution has received a withholding certificate from the beneficial owner (or that it has received a similar statement from another financial institution), listing the name and address of the beneficial owner and attaching a copy of the beneficial owner’s withholding certificate.

      A non-United States holder which does not qualify for the “portfolio interest exemption” may nevertheless be entitled to an exemption from, or reduction on the rate of, the United States withholding tax on the interest and discount if such holder:

•	resides in a jurisdiction which has a favorable income tax treaty with the United States,

•	satisfies the conditions for the application of such treaty, and

•	provides to AMERCO or its agent the appropriate Form W-8 or a suitable substitute form.

      Except to the extent that an applicable treaty otherwise provides, a non-United States holder generally will be taxed in the same manner as a United States holder with respect to interest and discount if the interest and discount is effectively connected with a United States trade or business of the non-United States holder. Effectively connected interest and discount received by a corporate non-United States holder may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or, if applicable, a lower treaty rate. Even though such effectively connected interest and discount is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding if the non-United States holder delivers an appropriate and properly executed W-8 series Form to AMERCO or its agent.

Sale, Exchange, Redemption or Other Taxable Dispositions of Notes

      A non-United States holder of an exchange note will generally not be subject to United States withholding tax on any gain realized on the sale, exchange, redemption or other taxable dispositions of the exchange note, other than gain attributable to accrued interest or discount. Such gain also will generally not be subject to United States federal income tax unless:

•	the gain is effectively connected with a United States trade or business of the non-United States holder (in which case such gain generally would be taxable in the same manner as effectively connected interest (as described above)), or

•	in the case of a non-United States holder who is an individual, the holder is present in the United States for a period or periods aggregating at least 183 days (as such days are calculated in accordance with the Code) during the current taxable year of the disposition and certain other conditions are met (in which case such gain, net of certain U.S. source losses, may be subject to tax at a 30% rate).

      The amount of gain realized upon the sale, exchange, or redemption of an exchange note may include amounts attributable to accrued interest and the discount. Gain attributable to accrued interest and discount will be taxable, if at all, as described above under “— Non-United States Holders — Payment of Interest.”

Information Reporting and Backup Withholding

      In general, payments of principal or interest (including discount) made by AMERCO and other payors to a non-United States holder will not be subject to backup withholding and information reporting, provided that the non-United States holder certifies its non-United States holder status under penalties of perjury or otherwise establishes an exemption. In general, payment of the proceeds from the sale of exchange notes effected at a United States office of a broker is subject to both United States backup withholding and information reporting. However, a holder will not be subject to backup withholding and information reporting on such a sale provided that:

•	the broker does not have actual knowledge or reason to know that the holder is a United States person and the holder has furnished to the broker:

•	an appropriate W-8 series Form or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that the holder is a non-United States person, or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	the holder otherwise establishes an exemption.

      In general, payment of the proceeds from the sale of exchange notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, payments of the proceeds from the sale of exchange notes effected at a foreign office of a broker will be subject to information reporting, but not backup withholding, if the sale is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are United States persons, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

      Recently enacted Treasury regulations contain a number of other provisions affecting United States withholding taxes and reporting requirements including special rules for payments made to nonqualified intermediaries, flow-through entities and United States branches. Prospective investors should consult their tax advisors regarding the effect of these regulations.

United States Federal Estate Tax

      Your estate will not be subject to United States federal estate tax on exchange notes of a series beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the United States Treasury Regulations) and (2) interest on that exchange note would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with sales of exchange notes received in exchange for outstanding notes which were acquired as a result of market-making activities or other trading activities.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of those methods of resale, at prices which may or may not be based upon market prices prevailing at the time of the sale. Any such sale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that sells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit from sale of the exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation. The letter of transmittal states that a broker-dealer will not, by delivering a prospectus, be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes and the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      The validity of the exchange notes and the related guarantees has been passed upon for AMERCO by Snell & Wilmer L.L.P., Phoenix, Arizona.

EXPERTS

      The consolidated financial statements of AMERCO and its subsidiaries as of March 31, 2003 and 2002, and for each of the years in the three-year period ended March 31, 2003, have been included herein and in the registration statement in reliance upon the report of BDO Seidman, LLP, independent accountants upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

      AMERCO and the Guarantors have filed with the Securities and Exchange Commission a registration statement on Form S-4 (together with all amendments and exhibits thereto, the “registration statement”) under the Securities Act for the registration of the exchange notes offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to AMERCO, the Guarantors and the exchange notes offered hereby, reference is made to the registration statement and to the exhibits and schedules filed therewith. Statements contained in this prospectus concerning the contents of any contract or other document are not necessarily complete. With respect to each such contract or other document filed with the Commission as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

      We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be read and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants like us that file electronically with the SEC (at http://www.sec.gov). We also make available on our website (www.amerco.com), free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as soon as practical after we file these reports with the SEC. AMERCO’s common stock is listed on the Nasdaq National Market (Symbol: UHAL).

INDEX TO FINANCIAL STATEMENTS

AMERCO AND CONSOLIDATED SUBSIDIARIES

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders of AMERCO

      We have audited the accompanying consolidated balance sheets of AMERCO and its subsidiaries, SAC Holding Corporation and its subsidiaries, and SAC Holding Corporation II and its subsidiaries (collectively, the “Company”) as of March 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders’ equity, comprehensive income/(loss), and cash flows for each of the three years in the period ended March 31, 2003. We have also audited the schedules in the accompanying index. These consolidated financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and schedules based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedules. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AMERCO and its subsidiaries, SAC Holding Corporation and its subsidiaries, and SAC Holding Corporation II and its subsidiaries as of March 31, 2003 and 2002 and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2003, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the schedules present fairly, in all material respects, the information set forth therein.

      The accompanying consolidated financial statements and schedules have been prepared assuming the Company will continue as a going concern, which contemplates the continuity of the Company’s operations and realization of its assets and payments of its liabilities in the ordinary course of business. As more fully described in Note 1 to the consolidated financial statements, on June 20, 2003, AMERCO, the parent corporation, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Amerco Real Estate Company filed a voluntary petition for relief under Chapter 11 on August 13, 2003. The uncertainties inherent in the bankruptcy process raise substantial doubt about AMERCO’s ability to continue as a going concern. AMERCO is currently operating its business as a debtor-in-possession under the jurisdiction of the bankruptcy court, and continuation of the Company as a going concern is contingent upon, among other things, the confirmation of a plan of reorganization, the Company’s ability to comply with all debt covenants under the existing debtor-in-possession financing arrangement, and obtaining financing sources to meet its future obligations. If a reorganization plan is not approved, it is possible some assets of the Company may be liquidated. Management’s plans in regards to these matters are also described in Note 1. The consolidated financial statements and schedules do not include any adjustments to reflect future effects on the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of these uncertainties.

      As discussed in Note 2 to the accompanying consolidated financial statements, the Company has restated the consolidated balance sheet as of March 31, 2002, and the related consolidated statements of operations, changes in stockholders’ equity, comprehensive income/(loss), and cash flows for the years ended March 31, 2002 and 2001.

      Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements and schedules taken as a whole. The consolidating balance sheets, statements of operations schedules, statements of cash flows schedules, and the summary of earnings of independent trailer fleets information included on pages F-63 through F-65 are presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies or the earnings of the independent fleets. Accordingly, we do not express an opinion on the financial position, results of operations, and cash flows of the individual companies, or on the earnings of the independent trailer fleets. However, such information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and schedules and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements and schedules taken as a whole.

/s/ BDO SEIDMAN, LLP

Los Angeles, California

August 18, 2003, except for
Notes 23 and 24 which are
as of March 30, 2004

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,

	2003	2002

	(In thousands)
ASSETS
Cash and cash equivalents	$66,834	$41,446
Trade receivables, net	263,737	274,870
Notes and mortgage receivables, net	2,868	7,279
Inventories, net	53,270	65,776
Prepaid expenses	21,846	15,279
Investments, fixed maturities	860,600	988,397
Investments, other	389,252	240,912
Deferred policy acquisition costs, net	105,100	97,918
Deferred income taxes	32,242	6,045
Other assets	63,600	58,319

	1,859,349	1,796,241

Property, plant and equipment, at cost:
Land	157,987	160,895
Buildings and improvements	747,853	725,214
Furniture and equipment	291,383	288,711
Rental trucks	1,140,294	1,071,604
Rental trailers and other rental equipment	149,707	162,768
SAC Holdings property plant and equipment	757,292	727,630

	3,244,516	3,136,822
Less accumulated depreciation	(1,298,199)	(1,200,746)

Total property, plant and equipment	1,946,317	1,936,076

Total assets	$3,805,666	$3,732,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$387,017	$233,874
AMERCO’S notes and loans payable	954,856	1,045,801
SAC Holdings’ notes and loans payable, non-recourse to AMERCO	589,019	561,887
Policy benefits and losses, claims and loss expenses payable	836,632	819,583
Liabilities from investment contracts	639,998	572,793
Other policyholders’ funds and liabilities	30,309	73,597
Deferred income	40,387	43,258

Total liabilities	3,478,218	3,350,793

Stockholders’ equity:
Serial preferred stock, with or without par value, 50,000,000 shares authorized —
Series A preferred stock, with no par value, 6,100,000 shares authorized; 6,100,000 shares issued and outstanding as of March 31, 2003 and 2002
Series B preferred stock, with no par value, 100,000 shares authorized; none issued and outstanding as of March 31, 2003 and 2002	—	—
Serial common stock, with or without par value, 150,000,000 shares authorized —
Series A common stock of $0.25 par value, 10,000,000 shares authorized; 5,662,496 shares issued as of March 31, 2003 and 2002	1,441	1,441
Common stock of $0.25 par value, 150,000,000 shares authorized; 35,664,367 and 35,919,281 issued as of March 31, 2003 and 2002	9,122	9,122
Additional paid-in capital	238,983	239,492
Accumulated other comprehensive income/(loss)	(55,765)	(40,580)
Retained earnings	568,222	606,171
Cost of common shares in treasury, net (20,969,663 and 20,850,763 shares as of March 31, 2003 and 2002, respectively)	(421,378)	(419,970)
Unearned employee stock ownership plan shares	(13,177)	(14,152)

Total stockholders’ equity	327,448	381,524

Total liabilities and stockholders’ equity	$3,805,666	$3,732,317

The accompanying notes are an integral part of these consolidated financial statements.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended March 31,

	2003	2002	2001

	(In thousands, except share and
	per share data)
Revenues
Rental Revenue	$1,560,005	1,512,250	1,436,832
Net sales	222,889	222,816	212,243
Premiums	307,925	411,170	328,108
Net investment and interest income	41,568	47,343	52,297

Total revenues	2,132,387	2,193,579	2,029,480

Costs and expenses
Operating expenses	1,134,460	1,146,305	1,076,307
Commission expenses	136,827	140,442	132,865
Cost of sales	115,115	122,694	126,506
Benefits and losses	281,868	423,709	331,079
Amortization of deferred acquisition costs	37,819	40,674	36,232
Lease expense	179,642	174,664	175,460
Depreciation, net	137,446	102,957	103,807

Total costs and expenses	2,023,177	2,151,445	1,982,256

Earnings from operations	109,210	42,134	47,224
Interest expense	148,131	109,465	111,878

Pretax earnings/(loss)	(38,921)	(67,331)	(64,654)
Income tax benefit/(expense)	13,935	19,891	22,544

Net earnings/(loss)	$(24,986)	(47,440)	(42,110)
Less: Preferred stock dividends	(12,963)	(12,963)	(12,963)

Net earnings/(loss) available to common shareholders	$(37,949)	(60,403)	(55,073)

Basic and diluted loss per common share:	$(1.83)	(2.87)	(2.56)

Weighted average common shares outstanding:
Basic and diluted	20,743,072	21,022,712	21,486,370

The accompanying notes are an integral part of these consolidated financial statements.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS AND CHANGES OF STOCKHOLDERS’ EQUITY

	Years Ended March 31,

	2003	2002	2001

	(In thousands)
Series A common stock of $0.25 par value:
10,000,000 shares authorized; 5,662,496 shares issued in 2003, 2002 and 2001
Beginning and end of year	$1,441	1,441	1,441

Common stock of $0.25 par value:
150,000,000 shares authorized; 35,664,367, 35,919,281, and 35,919,281 shares issued in 2003, 2002 and 2001
Beginning and end of year	9,122	9,122	9,122

Additional paid-in capital:
Beginning of year	239,492	239,403	239,307
Issuance of common shares under leveraged employee stock ownership plan	(509)	89	96

End of year	238,983	239,492	239,403

Accumulated other comprehensive income:
Beginning of year	(40,580)	(45,197)	(44,879)
Foreign currency translation	3,781	(25,031)	(7,253)
Fair market value of cash flow hedge	(6,318)	8,942	(1,186)
Unrealized gain (loss) on investments	(12,648)	20,706	8,121

End of year	(55,765)	(40,580)	(45,197)

Retained earnings:
Beginning of year	606,171	666,574	721,647
Net earnings/(loss)	(24,986)	(47,440)	(42,110)
Preferred stock dividends:
Series A ($2.13 per share for 2003, 2002 and 2001)	(12,963)	(12,963)	(12,963)

End of year	568,222	606,171	666,574

Less treasury stock:
Beginning of year	(419,970)	(409,816)	(400,199)
Net increase	(1,408)	(10,154)	(9,617)

End of year	(421,378)	(419,970)	(409,816)

Less Unearned employee stock ownership plan shares:
Beginning of year	(14,152)	(15,173)	(16,366)
Purchase of shares		(72)	(46)
Shares allocated to participants	975	1,093	1,239

End of year	(13,177)	(14,152)	(15,173)

Total stockholders’ equity	$327,448	381,524	446,354

The accompanying notes are an integral part of these consolidated financial statements.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME/(LOSS)

	Years Ended March 31,

	2003	2002	2001

	(In thousands)
Comprehensive income/(loss):
Net earnings/(loss)	$(24,986)	(47,440)	(42,110)
Other comprehensive income/(loss) net of tax
Foreign currency translation	3,781	(25,031)	(7,253)
Fair market value of cash flow hedges	(6,318)	8,942	(1,186)
Unrealized gain (loss) on investments, net	(12,648)	20,706	8,121

Total comprehensive income/(loss)	$(40,171)	(42,823)	(42,428)

The accompanying notes are an integral part of these consolidated financial statements.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended March 31,

		Restated	Restated
	2003	2002	2001

	(In thousands)
Cash flows from operating activities: Net earnings/(loss)	$(24,986)	(47,440)	(42,110)
Depreciation and amortization	185,833	149,058	148,026
Provision for losses on accounts receivable	3,903	5,682	4,311
Net gain on sale of real and personal property	(10,515)	(3,526)	(13,302)
Loss on sale of investments	9,497	5,923	6,738
Changes in policy liabilities and accruals	(78,314)	(6,561)	62,673
Additions to deferred policy acquisition costs	(42,663)	(39,252)	(42,535)
Net change in other operating assets and liabilities	31,775	(83,515)	48,829

Net cash provided(used)by operating activities	74,530	(19,631)	172,630

Cash flows from investing activities:
Purchases of investments:
Property, plant and equipment	(243,161)	(381,483)	(617,274)
Fixed maturities	(278,357)	(257,559)	(122,864)
Common stock	—	(418)	(31,773)
Preferred stock	—	(2,072)	—
Other asset investment	(1,410)	(2,259)	(5,915)
Real estate	(21,759)	4,277	(26)
Mortgage loans	—	(1,351)	(22,563)
Proceeds from sales of investments:
Property, plant and equipment	96,889	229,375	354,240
Fixed maturities	364,114	233,716	152,761
Common stock	—	—	6,194
Preferred stock	2,885	4,400	372
Real estate	22,043	3,700	—
Mortgage loans	18,173	18,690	17,224
Changes in other investments	4,481	2,897	—

Net cash (used) by investing activities	(36,102)	(148,087)	(269,624)

Cash flows from financing activities:
Net change in short-term borrowings	21,900	(9,277)	156,070
Proceeds from notes	349,836	247,893	94,077
Debt issuance costs	(3,010)	(390)	(694)
Leveraged Employee Stock Ownership Plan:
Purchase of shares	—	(72)	(46)
Payments on loan	975	1,093	1,239
Principal payments on notes	(442,112)	(107,181)	(143,594)
Treasury stock acquisitions, net	(1,408)	(10,154)	(9,617)
Preferred stock dividends paid	(6,480)	(12,963)	(12,963)
Investment contract deposits	165,281	150,432	86,657
Investment contract withdrawals	(98,022)	(99,845)	(72,953)

Net cash provided (used) by financing activities	(13,040)	159,536	98,176

Increase (decrease) in cash and cash equivalents	25,388	(8,182)	1,182
Cash and cash equivalents at beginning of year	41,446	49,628	48,446

Cash and cash equivalents at end of year	$66,834	41,446	49,628

The accompanying notes are an integral part of these consolidated financial statements.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies

Organization

      AMERCO, a Nevada corporation (“AMERCO”), is the holding company for U-Haul International, Inc. (“U-Haul”), which conducts moving and storage operations; Amerco Real Estate Company (“AREC”), which conducts real estate operations; Republic Western Insurance Company (“RepWest”), which conducts property and casualty insurance operations; and Oxford Life Insurance Company (“Oxford”), which conducts life insurance operations. Unless the context otherwise requires, the term “Company” refers to AMERCO and all of its legal subsidiaries. All references to a fiscal year refer to AMERCO’s fiscal year ended March 31 of that year.

      SAC Holding Corporation and SAC Holding II Corporation and their consolidated subsidiaries (collectively referred to as SAC Holdings) are majority owned by Mark V. Shoen. Mark V. Shoen is the beneficial owner of 16.3% of AMERCO’s common stock and is an executive officer of U-Haul.

Going Concern Basis

      On June 20, 2003 (the “Petition Date”), AMERCO filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court, District of Nevada (the “Bankruptcy Court”) (Case No. 0352103). AMERCO will continue to manage its properties and operate its businesses as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. In general, as debtor-in-possession, AMERCO is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. Specific information pertaining to the bankruptcy filing may be obtained from the website www.amerco.com.

      The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the continuity of the Company’s operations and realization of its assets and payments of its liabilities in the ordinary course of business. The uncertainties inherent in the bankruptcy process raise substantial doubt about AMERCO’s ability to continue as a going concern. AMERCO is currently operating its business as a debtor-in-possession under the jurisdiction of the bankruptcy court, and continuation of the Company as a going concern is contingent upon, among other things, the confirmation of a plan of reorganization, the Company’s ability to comply with all debt covenants under the existing debtor-in-possession financing arrangement, and obtaining financing sources to meet its future obligations. If a reorganization plan is not approved, it is possible some assets of the Company may be liquidated. The consolidated financial statements do not include any adjustments to reflect future effects on the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of these uncertainties.

      The Chapter 11 filing was undertaken to facilitate a restructuring of AMERCO’s debt in response to liquidity issues which developed during the second half of 2002. In February 2002, the Company’s prior independent auditor advised the Company that its financial statements would have to be consolidated for reporting purposes with those of SAC Holdings. This consolidation, and the resulting lack of clarity regarding AMERCO’s operating results and financial condition, contributed substantially and directly to a series of significant developments adversely impacting the Company’s access to capital. The consolidation of SAC Holdings resulted in a material decrease in the Company’s reported net earnings and net worth and a corresponding increase in its consolidated leverage ratios. Consolidating SAC Holdings also required a costly and time-consuming restatement of prior period results that led to the untimely filing of quarterly and annual reports with the Securities and Exchange Commission.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As the situation was occurring, AMERCO was attempting to negotiate the replacement of its $400 million credit facility with JP Morgan Chase. On June 28, 2002, AMERCO entered into a new credit facility with JP Morgan Chase, which reduced AMERCO’s line of credit to $205 million. The terms of the new JP Morgan Chase facility required that AMERCO raise $150 million through a capital markets transaction prior to October 15, 2002.

      Additionally AMERCO had payments for principal and related swap arrangements under AMERCO’s Series 1997-C Bond Backed Asset Trust (“BBAT”) maturing October 15, 2002. In response to these requirements, AMERCO undertook a $275 million bond offering. The bond offering was ultimately unsuccessful, exemplifying AMERCO’s significantly reduced access to the capital markets to meet its financial needs due to, among other things, the confusion and adverse perception resulting from the SAC Holdings consolidation. On October 15, 2002, AMERCO defaulted on the repayment of the BBATs, which led to cross-defaults and an acceleration of substantially all of the other outstanding instruments in the Company’s debt structure.

      Since that time, AMERCO has continuously negotiated with its creditor groups to attempt to reach a consensual restructuring arrangement that would provide for the repayment of all creditors and the maintenance of AMERCO’s existing equity. However, while substantial progress has been made in negotiations with certain key creditor constituencies, the complexity of AMERCO’s capital structure and the diversity of interests of the creditor groups has made an equitable and consensual restructuring, outside of formal reorganization proceedings, exceedingly difficult. Accordingly, AMERCO filed its Chapter 11 proceeding to provide the structure and framework to finalize and implement a restructuring of all of its debt.

      We have secured from Wells Fargo Foothill a $300 million debtor-in-possession financing facility (the “DIP Facility”), and a commitment for a $650 million bankruptcy emergence facility. These financing arrangements provide the basic foundation upon which AMERCO plans to build its reorganization plan. On August 13, 2003, Amerco Real Estate Company (“Real Estate”) was filed into Chapter 11 proceedings in order to facilitate granting security to the lending group in real estate assets. Real Estate administers all of the Company’s real property and owns approximately 90 percent of the Company’s real estate assets.

      The exit or emergence financing facility will be used to fund cash payments to AMERCO’s creditors, with the balance of the creditor claims being paid through the issuance of new, restructured debt securities at market interest rates. Notwithstanding AMERCO’s default on the BBATs in October 2002, and the resulting cross-defaults under AMERCO’s other debt facilities, until the Petition Date AMERCO has remained current in interest payments on all of its debt obligations, in many cases at default interest rates.

      In order to exit Chapter 11 successfully, AMERCO will need to propose, and obtain confirmation by the Bankruptcy Court of, a plan of reorganization that satisfies the requirements of the Bankruptcy Code. A plan of reorganization would resolve, among other things, AMERCO’s pre-petition obligations and set forth the revised capital structure. The timing of filing a plan of reorganization by AMERCO will depend on the timing and outcome of numerous other ongoing matters in the Chapter 11 case. Although AMERCO expects to file a “full-value” plan of reorganization that provides creditors with a combination of cash and new debt securities equal to the full amount of their allowed claims as well as AMERCO’s emergence from bankruptcy as a going concern, there can be no assurance at this time that a plan of reorganization will be confirmed by the Bankruptcy Court or that any such plan will be implemented successfully.

      Under Section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against a debtor, including most actions to collect pre-petition indebtedness or to exercise control over the property of the debtor’s estate. Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities are subject to settlement under the plan of reorganization.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Under Section 365 of the Bankruptcy Code, AMERCO may assume, assume and assign, or reject certain executory contracts and unexpired leases, subject to the approval of the Bankruptcy Court and certain other conditions. In general, rejection of an unexpired lease or executory contract is treated as a pre-petition breach of the lease or contract in question. Subject to certain exceptions, this rejection relieves AMERCO of performing its future obligations under that lease or contract but entitles the lessor or contract counterparty to a pre-petition general unsecured claim for damages caused by the deemed breach.

      Counterparties to these rejected contracts or leases may file proofs of claim against AMERCO’s estate for such damages. Generally, the assumption of an executory contract or unexpired lease requires a debtor to cure most existing defaults under such executory contract or unexpired lease.

      The United States Trustee for the District of Nevada (the “U.S. Trustee”) has appointed an official committee of unsecured creditors (the “Creditors’ Committee”) and an Equity Committee. The Creditors’ Committee and Equity Committee and their respective legal representatives have a right to be heard on certain matters that come before the Bankruptcy Court. There can be no assurance that the Creditors’ Committee and Equity Committee will support AMERCO’s positions or AMERCO’s ultimate plan of reorganization, once proposed, and disagreements between AMERCO and the Creditors’ Committee and Equity Committee could protract the Chapter 11 case, could negatively impact AMERCO’s ability to operate during the Chapter 11 case, and could prevent AMERCO’s emergence from Chapter 11. At this time, it is not possible to predict accurately the effect of the Chapter 11 reorganization process on the Company’s business or when AMERCO may emerge from Chapter 11. The Company’s future results depend on the timely and successful confirmation and implementation of a plan of reorganization. The rights and claims of various creditors and security holders will be determined by the plan as well. Although AMERCO expects to file and consummate a “full value” plan of reorganization that provides creditors with a combination of cash and new debt securities equal to the full amount of their allowed claims and also preserves the value of AMERCO’s common and preferred stock, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of such securities and claims.

Reclassifications

      Certain reclassifications have been made to the 2002 and 2001 financial statements to conform to the 2003 presentation.

Principles of Consolidation

      The consolidated financial statements include the accounts of AMERCO and its wholly-owned subsidiaries and SAC Holdings and their subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. Except for minority investments made by RepWest and Oxford in a SAC Holdings-controlled limited partnership, which holds Canadian self-storage properties, the Company has not had any equity ownership interest in SAC Holdings.

      RepWest, which consists of Republic Western Insurance Company and its wholly-owned subsidiary North American Fire & Casualty Insurance Company (“NAFCIC”), and Oxford, which consists of Oxford Life Insurance company and its wholly-owned subsidiaries North American Insurance Company (“NAI”) and Christian Fidelity Life Insurance Company (“CFLIC”), have been consolidated on the basis of calendar years ended December 31. Accordingly, all references to the years 2002, 2001 and 2000 correspond to AMERCO’s fiscal years 2003, 2002, and 2001, respectively.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The operating results and financial position of AMERCO’s consolidated insurance operations are determined as of December 31 of each year. There were no effects related to intervening events between January 1 and March 31 of 2003, 2002, or 2001 that would materially affect the consolidated financial position or results of operations for the financial statements presented herein.

      See Note 22 for additional information regarding the insurance subsidiaries and for financial information regarding the industry segments.

Description of Operating Segment

      U-Haul moving and self-storage operations consist of the rental of trucks and trailers, sales of moving supplies, sales of trailer hitches, sales of propane, and the rental of self-storage spaces to the do-it-yourself mover. Operations are conducted under the registered tradename U-Haul® throughout the United States and Canada.

      SAC moving and self-storage operations consist of the rental of self-storage spaces, sales of moving supplies, sales of trailer hitches, and sales of propane. In addition, SAC functions as an independent dealer and earns commissions from the rental of U-Haul trucks and trailers. Operations are conducted under the registered tradename U-Haul® throughout the United States and Canada.

      Real Estate owns approximately 90% of the Company’s real estate assets, including U-Haul Center and Storage locations. The remainder of the real estate assets are owned by various U-Haul entities. Real Estate is responsible for overseeing property acquisitions, dispositions and managing environmental risks of the properties.

      RepWest originates and reinsures property and casualty insurance products for various market participants, including independent third parties, U-Haul’s customers, and the Company.

      Oxford originates and reinsures annuities, credit life and disability, life insurance, and supplemental health products. Oxford also administers the self-insured employee health and dental plans for the Company.

Foreign Currency

      The consolidated financial statements include the accounts of U-Haul Co. (Canada) Ltd., a subsidiary of U-Haul. The assets and liabilities, denominated in foreign currency, are translated into U.S. dollars at the exchange rate as of the balance sheet date. Revenue and expense amounts are translated at average monthly exchange rates. The related translation gains or losses are included in the Consolidated Statements of Changes in Stockholders’ Equity and Consolidated Statements of Comprehensive Income/(Loss).

Accounting Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

      The Company and SAC Holdings consider liquid investments with an original maturity of three months or less to be cash equivalents.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Revenue Recognition Policies

      Rental revenue is recognized over the period trucks and equipment are rented. Sales are recognized at the time title passes and the customer accepts delivery. Premium revenues are recognized over the policy periods. Interest and investment income are recognized as earned.

Receivables

      Accounts receivable include trade accounts from customers and dealers. RepWest and Oxford receivables include premiums and agents’ balances due, net of commissions payable and amounts recoverable from reinsurers on ceded business. Accounts receivable are reduced by amounts considered by management to be uncollectible based on historical collection loss experience and a review of the current status of existing receivables.

      Notes and mortgage receivables include accrued interest and are reduced by discounts and amounts considered by management to be uncollectible.

Inventories

      Inventories are valued at the lower of cost or market. Cost is primarily determined using the LIFO (last-in, first-out) method.

Investments

      Fixed maturities consist of bonds and redeemable preferred stocks. Fair values for investments are based on quoted market prices, dealer quotes or discounted cash flows. Fixed maturities are classified as follows:

•	Held-to-maturity — recorded at cost adjusted for the amortization of premiums or accretion of discounts.

•	Available-for-sale — recorded at fair value with unrealized gains or losses reported on a net basis in Other Comprehensive Income unless such changes are deemed to be other than temporary. Gains and losses on the sale of these securities are reported as a component of revenues using the specific identification method.

      Mortgage loans & notes on real estate — at unpaid balances, net of allowance for possible losses and any unamortized premium or discount.

      Real estate — at cost less accumulated depreciation.

      Policy loans — at their unpaid balance.

      Short-term investments consist of other securities scheduled to mature within one year of their acquisition date and are carried at cost. See Note 5 of Notes to Consolidated Financial Statements.

      Investment income is recognized as follows:

•	Interest on bonds and mortgage loans & notes — recognized when earned.

•	Dividends on common and redeemable preferred stocks — recognized on ex-dividend dates.

•	Realized gains and losses on the sale of investments — recognized at the trade date and included in revenues using the specific identification method.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred Policy Acquisition Costs

      Commissions and other costs, which vary with and are primarily related to the production of new insurance business have been deferred.

      For Oxford, costs are amortized in relation to revenue such that costs are realized as a constant percentage of revenue.

      For RepWest, costs are amortized over the related contract periods which generally do not exceed one year.

Property, Plant and Equipment

      Property, plant and equipment are carried at cost and are depreciated on the straight-line and accelerated methods over the estimated useful lives of the assets. Building and non-rental equipment have estimated lives ranging from three to fifty-five years, while rental equipment have estimated lives ranging from two to twenty years. Maintenance is charged to operating expenses as incurred, while renewals and betterments are capitalized. Major overhaul costs are amortized over the estimated period benefited. Gains and losses on dispositions are netted against depreciation expense when realized. Interest costs incurred as part of the initial construction of assets are capitalized. Interest of $732 thousand, $2.0 million and $2.5 million was capitalized during fiscal years 2003, 2002 and 2001, respectively.

      During fiscal year 2002, based on an in-depth market analysis, U-Haul decreased the estimated salvage value and increased the useful lives of certain rental trucks. The effect of the change reduced net losses for fiscal year 2002 by $3.1 million ($0.15 per share) net of taxes. The in-house analysis of sales of trucks was completed for the fiscal years ending March 31, 1996 through March 31, 2001. The study compared the truck model, size, age and average salvage value of units sold for each fiscal year indicated. The analysis revealed that average residual values (as computed) when compared to sales prices were not reflective of the values that the Company was receiving upon disposition. Based on the analysis, the estimated salvage values were decreased to approximately 25% of historic cost. In addition, this analysis revealed that our estimates of useful lives were not reflective of the economic lives of our trucks, which ultimately were being utilized by the Company for longer periods of time. Thus the useful lives for certain of our trucks were increased by approximately 3 years. The adjustment reflects management’s best estimate, based on information available, of the estimated salvage value and useful lives of these rental trucks.

      The Company reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable through expected undiscounted future operating cash flows.

      The carrying value of the Company’s real estate that is no longer necessary for use in its current operations, and available for sale/lease, at March 31, 2003 and 2002, was approximately $13.0 million and $18.4 million respectively. Such properties available for sale are carried at cost, less accumulated depreciation, which is less than fair market value and is included in investments, other.

Environmental Costs

      Liabilities for future remediation costs are recorded when environmental assessments and remedial efforts, if applicable, are probable and the costs can be reasonably estimated. The liability is based on the Company’s best estimate of undiscounted future costs. Certain environmental costs related to the removal of underground storage tanks or related contamination are capitalized and depreciated over the estimated useful

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

lives of the related properties. The capitalized costs improve the safety or efficiency of the property as compared to when the property was originally acquired or are incurred in preparing the property for sale.

Financial Instruments

      Historically AMERCO has entered into interest rate swap agreements to reduce its floating interest rate exposure and does not use the agreements for trading purposes. Although AMERCO is exposed to credit loss for the interest rate differential in the event the counterparties to the agreements do not perform, it does not anticipate nonperformance by the counterparties.

      For the years ended March 31, 2003, 2002 and 2001, AMERCO recognized $0 thousand, $16 thousand and $16 thousand as interest income, respectively, representing the ineffectiveness of the cash flow hedging activity.

      The Company has mortgage receivables, which potentially expose the Company to credit risk. The portfolio of notes is principally collateralized by mini-warehouse storage facilities and other residential and commercial properties. The Company has not experienced losses related to the notes from individual notes or groups of notes in any particular industry or geographic area. The estimated fair values were determined using the discounted cash flow method, using interest rates currently offered for similar loans to borrowers with similar credit ratings.

Fair Value Summary of Note and Mortgage Receivables

      Note and mortgage receivables are carried at $14.1 million and $14.6 million in 2003 and 2002, fair value of these receivables approximates carrying value.

      Other financial instruments that are subject to fair value disclosure requirements are carried in the financial statements at amounts that approximate fair value, unless elsewhere disclosed. See below, as well as Notes 5 and 6 of Notes to Consolidated Financial Statements.

      The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of temporary cash investments, trade receivables and notes receivable. The Company places its temporary cash investments with financial institutions and limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables and reinsurance recoverable are limited due to the large number of customers and reinsurers and their dispersion across many different industries and geographic areas.

Policy Benefits and Losses, Claims and Loss Expenses Payable

      Liabilities for policy benefits payable on traditional life and certain annuity policies are established in amounts adequate to meet estimated future obligations on policies in force. These liabilities are computed using mortality and withdrawal assumptions, which are based upon recognized actuarial tables and contain margins for adverse deviation. At December 31, 2002, interest assumptions used to compute policy benefits payable range from 2.5% to 9.25%.

      The liability for annuity contracts, which are accounted for as investment contract deposits, consists of contract account balances that accrue to the benefit of the policyholders, excluding surrender charges. Carrying value of investment contract deposits were $640.0 million and $572.8 million at December 31, 2002 and 2001, respectively.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Liabilities for health and disability and other policy claims and benefits payable represent estimates of payments to be made on insurance claims for reported losses and estimates of losses incurred but not yet reported. These estimates are based on past claims experience and consider current claim trends.

      RepWest’s liability for reported and unreported losses is based on RepWest’s historical experience and industry averages. The liability for unpaid loss adjustment expenses is based on historical ratios of loss adjustment expenses paid to losses paid. Amounts recoverable from reinsurers on unpaid losses are estimated in a manner consistent with the claim liability associated with the reinsured policy. Adjustments to the liability for unpaid losses and loss expenses as well as amounts recoverable from reinsurers on unpaid losses are charged or credited to expense in periods in which they are made.

Income Taxes

      AMERCO files a consolidated federal income tax return with its subsidiaries, except for NAI and CFLIC, which file on a stand alone basis. SAC Holdings files a consolidated return with its subsidiaries. SAC Holdings II files a consolidated return with its subsidiaries. For tax purposes AMERCO and SAC returns are not consolidated with one another. The provision for income taxes reflects deferred income taxes resulting from changes in temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements in accordance with SFAS No. 109.

Advertising Costs

      The Company expenses advertising costs as incurred. Advertising expense of $39.9 million, $37.8 million and $37.9 million was charged to operations for fiscal years 2003, 2002 and 2001, respectively.

New Accounting Standards

      In June 2001, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, requires recognition of the fair value of liabilities associated with the retirement of long-lived assets when a legal obligation to incur such costs arises as a result of the acquisition, construction, development and/or the normal operation of a long-lived asset. Upon recognition of the liability, a corresponding amount is added to the cost of the related asset and depreciated over its remaining life. SFAS 143 defines a legal obligation as one that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. SFAS 143 is effective for fiscal years beginning after June 15, 2002. We have adopted this statement effective April 1, 2003 and we do not expect it to have a material effect on the Company’s financial position, results of operation or cash flows.

      In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 requires that long-lived assets held for sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively. We have adopted this statement effective April 1, 2002 and it did not affect our consolidated financial position or results of operations.

      In April 2002, the FASB issued SFAS No. 145, Rescission of No. 4, (Reporting Gains and Losses from Extinguishment of Debt), No. 44 (Accounting for Intangible Assets of Motor Carriers), No. 64, (Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements), Amendment of FASB Statement No. 13

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Accounting for Leases) and Technical Corrections. This statement eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classification. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modification of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. The statement also contains other nonsubstantive corrections to authoritative accounting literature. The changes related to debt extinguishment were effective for fiscal years beginning after May 15, 2002, and the changes related to lease accounting were effective for transactions occurring after May 15, 2002. We reclassified debt extinguishments expense net of taxes, previously reported as extraordinary, to interest expense. The effect was to increase interest expense by $3.3 million and the benefit for income taxes by $1.2 million for the fiscal year 2001.

      In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This Statement amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. In particular, SFAS No. 149 (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying derivative to conform it to the language used in FASB Interpretation No. 45, Guarantor Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and (4) amends certain other existing pronouncements. SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003. The Company does not believe the adoption of SFAS No. 149 will have a material impact on the Company’s financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This Statement establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS No. 150 is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 currently has no impact on the Company.

      In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (SFAS 146), which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (EITF) Issue No. 94-3. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of a company’s commitment to an exit plan. SFAS 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002. We have adopted this statement effective January 1, 2003, and it did not effect our consolidated financial position or results of operations.

      In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor’s Accounting for Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others (“FIN 45”). FIN 45 clarifies the requirements for a guarantor’s accounting for and disclosure of certain guarantees issued and outstanding. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This Interpretation also incorporates without reconsideration the guidance in FASB

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Interpretation No. 34, which is being superseded. The Company entered into a support party agreement for $70 million of indebtedness of an affiliate. Under the terms of FIN 45, the Company recognized a liability in the amount of $70 million, which management estimated to be the fair value of the guarantee.

      In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, which amends SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 148”). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirement of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements of the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. The Company does not have any stock based compensation plans and the adoption of SFAS 148 is not expected to have a material impact on the Company’s consolidated balance sheet or results of operations.

      In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletins (“ARB”) No. 51, Consolidated Financial Statements (“FIN 46”). FIN 46 applied immediately to variable interest entities created after January 31, 2003, and in the first interim period beginning after June 15, 2003 for variable interest entities created prior to January 31, 2003. However, the FASB delayed implementation, so that FIN 46 now will be applied in the quarter ended December 31, 2003 for variable interest entities that are special-purpose entities and in the quarter ended March 31, 2004 for other variable interest entities. The interpretation explains how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity to decide whether to consolidate that entity. The interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risks will not be consolidated unless a single party holds an interest or combination of interests that effectively recombines risks that were previously dispersed. AMERCO has determined that SAC Holdings qualifies as a Variable Interest Entity and will continue to be consolidated. AMERCO is assessing whether Private Mini Storage Realty, L.P., an entity in which AMERCO has a non-controlling interest (see Note 5), is a Variable Interest Entity.

Earnings Per Share

      Basic earnings per common share are computed based on the weighted average number of shares outstanding for the year and quarterly periods, excluding shares of the employee stock ownership plan that have not been committed to be released. Preferred dividends include undeclared (i.e. contractual) or unpaid dividends of AMERCO. Net income is reduced for preferred dividends for the purpose of the calculation. For the purpose of calculating earnings per share, the Company aggregates both the Series A Common and the Common Stock.

Comprehensive Income/(Loss)

      Comprehensive income/(loss) consists of net income, foreign currency translation adjustment, unrealized gains and losses on investments and fair market value of cash flow hedges, net of the related tax effects.

2.	Restatements and Reclassifications

      The Company has identified various adjustments to its previously issued consolidated financial statements. The following table highlights the effects of the restatement adjustments on the previously reported

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

consolidated statement of operations for fiscal 2002 and 2001, and 2001 beginning retained earnings. All notes and schedules have been restated as appropriate.

	Net	Net	April, 2000
	Income/(Loss)	Income/(Loss)	Retained
	Fiscal 2002	Fiscal 2001	Earnings

	(In thousands)
As previously reported	$2,721	1,012	738,805
Adjustments to net income/(loss):
Insurance reserves(a)	(55,570)	(56,255)	(13,320)
Investments in Private Mini(b)	(9,729)	(8,392)	(8,132)
Capitalized G&A costs(c)	(900)	—	(31,749)
Accrued property taxes(d)	—	—	(3,600)
Fixed assets(e)	3,846	(4,829)	—
Cash surrender value(f)	(3,943)	636	3,307
Impairment of real estate investments(g)	(2,366)	—	—
Other(h)	(860)	800	(5,156)

Pretax adjustments	(69,522)	(68,040)	(58,650)
Income tax benefit(i)	19,361	24,918	41,492
As restated:	$(47,440)	(42,110)	721,647

      2002 net income, 2001 net income, and beginning retained earnings were adjusted by $50.2 million, $43.1 million, and $17.2 million, respectively, after tax as a result of the following restatement adjustments:

(a) To accrue for fully-developed actuarial estimates of the Company’s insurance reserves.

(b) To recognize equity-method losses relating to the Company’s investments in Private Mini Storage Realty, L.P.

(c) To write-down unamortized capitalized G&A costs in inventory.

(d) To adjust property tax under-accruals.

(e) To correct net depreciation expense and gains and losses on the disposition of fixed assets.

(f) To record changes in the cash surrender value of life insurance in the proper periods.

(g) To record impairment of real estate in the proper period.

(h) Other miscellaneous adjustments.

(i) To record the income tax effects of the restatement adjustments.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Trade Receivables, Notes and Mortgage Receivables, Net

      A summary of trade receivables follows:

	March 31,

	2003	2002

	(In thousands)
Trade accounts receivable	$14,082	24,778
Premiums and agents’ balances, net of commissions payable	40,401	54,630
Reinsurance recoverable	165,464	155,176
Accrued investment income	10,405	11,827
Independent dealer receivable	1,349	1,718
Other receivables	34,319	29,369

	266,020	277,498
Less allowance for doubtful accounts	(2,283)	(2,628)

	$263,737	274,870

      A small portion of the independent dealer receivables set forth in the table above originates from transactions with related parties. See also Note 19.

      A summary of notes and mortgage receivables follows:

	March 31,

	2003	2002

	(In thousands)
Notes, mortgage receivables and other, net of discount	$2,938	7,349
Less allowance for doubtful accounts	(70)	(70)

	$2,868	7,279

4.	Inventories, Net

      A summary of inventory components follows:

	March 31,

	2003	2002

	(In thousands)
Truck and trailer parts and accessories	$33,256	43,075
Hitches and towing components	10,389	12,033
Moving supplies and promotional items	9,625	10,668

	$53,270	65,776

      Inventories are stated net of reserve for obsolescence of $4.9 million and $2.7 million at March 31, 2003 and 2002, respectively.

      LIFO inventories, which represent approximately 99% and 96% of total inventories at March 31, 2003 and 2002, respectively, would have been $4.9 million greater at March 31, 2003 and 2002, if the consolidated group had used the FIFO (first-in, first-out) method.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Investments, Fixed Maturities & Other

      A comparison of amortized cost to estimated market value for fixed maturities is as follows:

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Market
	Cost	Gains	Losses	Value

	(In thousands)
DECEMBER 31, 2002
CONSOLIDATED HELD-TO-MATURITY
U.S. treasury securities and government obligations	$500	170	—	670
U.S. government agency mortgage-backed securities
Corporate securities
Mortgage-backed securities	15,683	583	—	16,266
Redeemable preferred stocks

	16,183	753	—	16,936

DECEMBER 31, 2002
CONSOLIDATED AVAILABLE-FOR-SALE
U.S. treasury securities and government obligations	$31,697	3,405	(49)	35,053
U.S. government agency mortgage-backed securities	10,182	201	(13)	10,370
Obligations of states and political subdivisions	3,974	232		4,206
Corporate securities	574,334	25,996	(25,392)	574,938
Mortgage-backed securities	95,893	2,206	(4,316)	93,783
Redeemable preferred stocks	126,301	1,558	(2,962)	124,897
Redeemable common stocks	1,101	304	(235)	1,170

	843,482	33,902	(32,967)	844,417

Total	$859,665	34,655	(32,967)	861,353

DECEMBER 31, 2001
CONSOLIDATED HELD-TO-MATURITY
U.S. treasury securities and government obligations	$3,289	219	—	3,508
U.S. government agency mortgage-backed securities	15,155	554	(35)	15,674
Corporate securities	42,625	1,219	(97)	43,747
Mortgage-backed securities	20,648	705	(1)	21,352
Redeemable preferred stocks	112,350	502	(2,122)	110,730

	194,067	3,199	(2,255)	195,011

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Market
	Cost	Gains	Losses	Value

	(In thousands)
DECEMBER 31, 2001
CONSOLIDATED AVAILABLE-FOR-SALE
U.S. treasury securities and government obligations	$40,656	2,223	(128)	42,751
U.S. government agency mortgage-backed securities	20,001	843	(3)	20,841
Obligations of states and political subdivisions	10,035	344	(2)	10,377
Corporate securities	651,125	24,635	(14,792)	660,968
Mortgage-backed securities	26,520	2,128	(865)	27,783
Redeemable preferred stocks	29,976	314	(422)	29,868
Redeemable common stocks	2,434	—	(692)	1,742

	780,747	30,487	(16,904)	794,330

Total	$974,814	33,686	(19,159)	989,341

      Fixed maturities estimated market values are based on publicly quoted market prices at the close of trading on December 31, 2002 or December 31, 2001, as appropriate.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The amortized cost and estimated market value of debt securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities as borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2002		December 31, 2001

		Estimated		Estimated
	Amortized	Market	Amortized	Market
	Cost	Value	Cost	Value

	(In thousands)
CONSOLIDATED HELD-TO-MATURITY
Due in one year or less	$19	20	20,652	21,154
Due after one year through five years	204	252	19,457	20,159
Due after five years through ten years	205	287	1,358	1,461
After ten years	72	111	4,447	4,481

	500	670	45,914	47,255
Mortgage-backed securities	15,683	16,266	35,803	37,026
Redeemable preferred stock	—	—	112,350	110,730

	$16,183	16,936	194,067	195,011

CONSOLIDATED AVAILABLE-FOR-SALE
Due in one year or less	$53,240	53,985	52,290	53,309
Due after one year through five years	210,765	215,996	259,659	266,002
Due after five years through ten years	181,425	176,645	251,413	254,002
After ten years	164,575	167,571	138,454	140,783

	610,005	614,197	701,816	714,096
Mortgage-backed securities	106,075	104,153	46,521	48,624
Redeemable preferred stock	126,301	124,897	29,976	29,868
Redeemable common stock	1,101	1,170	2,434	1,742

	843,482	844,417	780,747	794,330

Total	$859,665	861,353	974,814	989,341

      Proceeds from sales of investments in debt securities for the years ended December 31, 2002, 2001 and 2000 were $248.0 million, $175.9 million and $52.8 million respectively. Gross gains of $6.0 million, $3.8 million and $733 thousand and gross losses of $2.4 million, $256 thousand and $646 thousand were realized on those sales for the years ended December 31, 2002, 2001 and 2000, respectively. The Company realized a write-down of investments due to other than temporary declines approximating $9.8 million, $6.7 million, and $6.5 million for the years ended December 31, 2002, 2001 and 2000, respectively.

      At December 31, 2002 and 2001 fixed maturities include bonds with an amortized cost of $11.7 million and $18.5 million respectively, on deposit with insurance regulatory authorities to meet statutory requirements.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Investments, other consists of the following:

	March 31,

	2003	2002

	(In thousands)
Short-term investments	$111,377	65,934
Mortgage loans	67,513	85,455
Real estate	75,014	74,829
Policy loans	5,784	6,205
Receivable from Private Mini	125,000	—
Other	4,564	8,489

	$389,252	240,912

      A summary of net investment and interest income follows:

	Year Ended March 31,

	2003	2002	2001

	(In thousands)
Fixed maturities	$60,855	67,945	57,379
Real estate	2,438	(1,518)	12
Policy loans	368	1,092	250
Mortgage loans	8,007	8,796	7,262
Short-term, amounts held by ceding reinsurers, net and other investments	(2,176)	(1,575)	4,199

Investment income	69,492	74,740	69,102
Less investment expenses	(32,388)	(30,914)	(21,973)

Net investment income	37,104	43,826	47,129
Interest income	4,464	3,517	5,168

Net investment and interest income	$41,568	47,343	52,297

      Short-term investments consist primarily of fixed maturities of three months to one year from acquisition date. Mortgage loans, representing first lien mortgages held by the insurance subsidiaries, are carried at unpaid balances, less allowance for possible losses and any unamortized premium or discount. Equity investments and real estate obtained through foreclosures and held for sale are carried at the lower of cost or fair value. Policy loans are carried at their unpaid balance. Investment expenses include costs incurred in the management of the investment portfolio and interest credited on annuity policies.

      At December 31, 2002 and 2001, mortgage loans held as investments with a carrying value of $67.5 million, and $85.5 million, respectively, were outstanding. The estimated fair value of the mortgage loans at December 31, 2002 and 2001 aggregated $68.0 million and $86.4 million, respectively. The estimated fair values were determined using the discounted cash flow method, using interest rates currently offered for similar loans to borrowers with similar credit ratings. Investments in mortgage loans, included as a component of investments, are reported net of allowance for possible losses of $527 thousand and $323 thousand in 2002 and 2001, respectively.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In February 1997, AMERCO, through its insurance subsidiaries, invested in the equity of Private Mini Storage Realty, L.P. (Private Mini), a Texas-based self-storage operator. RepWest invested $13.5 million and has a direct 30.6% interest and an indirect 13.2% interest. Oxford invested $11 million and has a direct 24.9% interest and an indirect 10.8% interest. U-Haul is a 50% owner of Storage Realty L.L.C., which serves as the general partner and has a direct 1% interest in Private Mini. AMERCO does not maintain operating control of Private Mini and the minority holders have substantial participation rights. During 1997, Private Mini secured a line of credit in the amount of $225.0 million with a financing institution, which was subsequently reduced in accordance with its terms to $125.0 million in December 2001. Under the terms of this credit facility, AMERCO entered into a support party agreement with Private Mini whereby upon default or noncompliance with debt covenants by Private Mini, AMERCO assumes responsibility in fulfilling all obligations related to this credit facility.

      At March 31, 2003 AMERCO had become contingently liable for the $55.0 million under the terms of the support agreement. This resulted in increasing other liabilities by $55.0 million and our investment in a receivable from Private Mini by $55.0 million. Under the terms of FIN 45, the Company recognized a liability in the amount of $70.0 million, which is management’s estimate on the liability associated with the guarantee. This resulted in increasing other liabilities by $70.0 million and our investment in Private Mini by $70.0 million.

      On June 30, 2003, RepWest and Oxford exchanged their respective interests in Private Mini for certain real property owned by certain SAC Holding’s entities. The exchanges were non-monetary and were recorded on the basis of the book values of the assets exchanged. For the year ended December 31, 2002 Private Mini had revenue of approximately $39.0 million and a net loss of $4.0 million.

6.	Notes and Loans Payable

      At March 31, 2003 the Company was in default under substantially all of its borrowings due to the cross default provisions in the agreements. As a result of this default, all amounts in the following charts are currently due and payable other than borrowings against the cash surrender values of life insurance policies.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      AMERCO’s notes and loans payable consist of the following:

	March 31,

	2003	2002

	(In thousands)
Short-term borrowings, 2.85% interest rate	$—	12,500
Notes payable to banks under revolving lines of credit, unsecured, 7.00% interest rates	205,000	283,000
Notes payable to insurance companies, 9.0% to 11.0%	100,000	—
Medium-term notes payable, unsecured, 7.23% to 8.08% interest rates, due through 2027	109,500	109,500
Notes payable under Bond Backed Asset Trust, unsecured, 7.14% interest rate, due through 2002	100,000	100,000
Notes payable to public, unsecured, 7.85% interest rate, due through 2003	175,000	175,000
Senior Note, unsecured, 7.20% interest rate, due through 2002	—	150,000
Senior Note, unsecured, 8.80% interest rate, due through 2005	200,000	200,000
BBAT option termination	26,550	775
Loan against cash surrender value of insurance policy	18,229	—
Debt related to SWAP termination	5,590	—
Other notes payable, secured and unsecured, 7.00% to 11.25% interest rate, due through 2005	194	234

	940,063	1,031,009
Financed lease obligations	14,793	14,792

	$954,856	1,045,801

      Other notes payable are secured by land and buildings at various locations with a net carrying value of $6.0 million and $5.5 million at March 31, 2003 and 2002, respectively.

      At March 31, 2003, AMERCO had a revolving credit loan (long-term) available from participating banks under an agreement, which provided for a credit line of $205 million through June 30, 2005. Depending on the form of borrowing elected, interest will be based on the London Interbank Offering Rate (LIBOR), prime rate, the federal funds effective rate, or rates determined by a competitive bid. LIBOR loans include a spread based upon the senior debt rates of AMERCO. Facility fees paid are based upon the amount of credit line. As of March 31, 2003, loans outstanding under the revolving credit line totaled $205 million.

      At March 31, 2003, AMERCO had no short-term borrowings, from its total uncommitted lines of credit of $59.7 million.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Revolving Credit Activity			Short-Term Borrowing
	Year Ended			Year Ended

	2003	2002	2001	2003	2002	2001

	(In thousands, except interest rates)
Weighted average interest rate during the year	4.6%	3.53%	6.36%	N/A	3.59%	6.67%
Interest rate at year end	7.0%	2.44%	5.68%	N/A	2.63%	5.96%
Maximum amount outstanding during the year	$400,000	283,000	258,000	N/A	33,553	41,500
Average amount outstanding during the year	$248,847	224,667	86,000	N/A	23,531	18,458
Facility fees	$1,537	507	507	N/A	N/A	N/A

      AMERCO has entered into interest rate swap agreements to potentially mitigate the impact of changes in interest rates on its floating rate debt. These agreements effectively change AMERCO’s interest rate exposure on $45.0 million of floating rate notes to a weighted average fixed rate of 8.63%. The SWAPS mature at the time the related notes mature. Incremental interest expense associated with SWAP activity was $1.5 million, $2.4 million and $1.0 million during 2003, 2002 and 2001, respectively.

      As of March 31, 2003, the Company no longer has interest rate swap agreements. All interest rate swap agreements at March 31, 2002 expired during the year ended March 31, 2003, except for two (2), which were converted to debt in the amount of $5.6 million.

      During fiscal year 2002, AMERCO paid down $102.5 million of 7.44% to 7.52% Medium Term Notes.

      During fiscal year 2001, AMERCO extinguished $100.0 million of BBATs with interest of 6.89% originally due in fiscal year 2011, and $25.0 million of 6.71% Medium-Term notes originally due in fiscal year 2009. This resulted in an extinguishment loss of $2.1 million, net of tax of $1.2 million ($0.10 per share).

      Certain of AMERCO’s credit agreements contain restrictive financial and other covenants, including, among others, covenants with respect to incurring additional indebtedness, maintaining certain financial ratios and placing certain additional liens on its properties and assets.

      Interest paid in cash amounted to $76.6 million, $77.9 million and $92.6 million for fiscal years 2003, 2002 and 2001, respectively.

      SAC Holdings’ notes and loans payable, non-recourse to AMERCO consist of the following:

	March 31,

	2003	2002

	(In thousands)
Notes payable, secured, bearing interest rates ranging from 7.50% to 8.82%, due between 2004 and 2032	$590,813	563,922
Less discounts on notes payable	$(1,794)	(2,035)

	$589,019	561,887

      Secured notes payable are secured by deeds of trusts on the collateralized land and buildings. Principal and interest payments on notes payable to third-party lenders are due monthly. Certain notes payable contain provisions whereby the loans may not be prepaid at any time prior to the maturity date without payment to the lender of a Yield Maintenance Premium, as defined in the loan agreements. The loans on a portfolio of sixteen properties are cross-collateralized and cross-defaulted.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The annual maturities of SAC Holdings’ long-term debt for the next five years adjusted for subsequent activity are presented in the table below:

	Year Ended

	2004	2005	2006	2007	2008	Thereafter

	(In thousands, except interest rates)
Notes payable, secured	79,971	88,236	8,212	8,918	10,323	393,359

      Interest paid in cash amounted to $20.1 million, $33.8 million and $23.7 million for fiscal years 2003, 2002 and 2001, respectively.

7.	Stockholders’ Equity

      AMERCO has authorized capital stock consisting of 150,000,000 shares of common stock, 150,000,000 shares of Serial common stock and 50,000,000 shares of Serial preferred stock. The Board of Directors may authorize the Serial common stock to be issued in such series and on such terms as the Board shall determine. Serial preferred stock issuance may be with or without par value.

      AMERCO has issued 6,100,000 shares of 8 1/2% cumulative, no par, non-voting Series A preferred stock (“Series A”). The Series A is not convertible into, or exchangeable for, shares of any other class or classes of stock of AMERCO. Dividends are payable quarterly in arrears and have priority as to dividends over AMERCO’s common stock. On or after December 1, 2000, AMERCO, at its option, may redeem all or part of the Series A, for cash at $25.00 per share plus accrued and unpaid dividends to the redemption date. Due to the Chapter 11 filing, AMERCO does not expect to make any dividend payments on the Series A for the duration of such proceedings. As of March 31, 2003, AMERCO has accrued unpaid dividends of $6.5 million.

8.	Accumulated Other Comprehensive Income/(Loss)

      A summary of accumulated comprehensive income/(loss) components follows:

		Unrealized	Fair Market	Accumulated
	Foreign	Gain/(Loss)	Value of	Other
	Currency	on	Cash Flow	Comprehensive
	Translation	Investments	Hedge	Income

	(In thousands)
Balance at March 31, 2001	$(35,450)	(7,123)	(2,624)	(45,197)
Foreign currency translation	(25,031)	—	—	(25,031)
Fair market value of cash flow hedge	—	—	8,942	8,942
Unrealized gain on investments	—	20,706	—	20,706

Balance at March 31, 2002	$(60,481)	13,583	6,318	(40,580)
Foreign currency translation	3,781	—	—	3,781
Fair market value of cash flow hedge	—	—	(6,318)	(6,318)
Unrealized (loss) on investments	—	(12,648)	—	(12,648)

Balance at March 31, 2003	$(56,700)	935	—	(55,765)

9.	Earnings Per Share

      As of March 31, 2003, 2002 and 2001, 6,100,000 shares of preferred stock have been excluded from the weighted average shares outstanding calculation because they are not common stock equivalents.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Income Taxes

      The components of the consolidated expense/ (benefit) for income taxes applicable to operations are as follows:

	Year Ended March 31,

	2003	2002	2001

	(In thousands)
Current:
Federal	$4,440	3,831	2,252
State and local	2,127	3,591	1,072
Foreign	840	923	1,042
Deferred:
Federal	(19,631)	(25,136)	(24,659)
State and local	(1,711)	(3,100)	(2,251)
Foreign	—	—	—

	$(13,935)	(19,891)	(22,544)

      Income taxes paid in cash amounted to $12.8 million, $7.2 million and $6.3 million for fiscal years 2003, 2002 and 2001, respectively.

      Actual tax expense reported on earnings from operations differs from the “expected” tax expense amount (computed by applying the United States federal corporate tax rate of 35% in 2003, 2002 and 2001) as follows:

	Year Ended

	2003	2002	2001

	(In thousands)
Computed “expected” tax expense (benefit)	$(13,622)	(23,566)	(22,629)
Increases (reductions) in taxes resulting from:
Tax-exempt interest income/ (loss)	630	755	—
Dividends received deduction	—	914	—
Canadian subsidiary income/ (loss)	(1,130)	(1,202)	(361)
Federal tax expense/ (benefit) of state and local taxes	(1,027)	(511)	(746)
Other	(42)	2,305	1,329

Actual federal tax expense/ (benefit	(15,191)	(21,305)	(22,407)
State and local income tax expense/ (benefit)	1,256	1,414	(137)

Actual tax expense/ (benefit) of operations	$(13,935)	(19,891)	(22,544)

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Deferred tax assets and liabilities are comprised as follows:

	March 31,

	2003	2002

	(In thousands)
Deferred tax assets
Tax net operating loss and credit carryforwards	$99,375	88,212
Accrued expenses/ (benefit)	127,675	111,301
Deferred revenue from sale/ leaseback	5,137	9,893
Policy benefits and losses, claims and loss expenses payable, net	26,596	30,987
Unrealized gains/ (losses)	2,043	(4,992)

Total deferred tax assets	260,826	235,401
Deferred tax liabilities
Property, plant and equipment	196,525	194,270
Deferred policy acquisition costs	26,127	24,217
Other	5,932	10,869

Total deferred tax liabilities	228,584	229,356

Net deferred tax assets	$32,242	6,045

      Prior to the restatements, AMERCO had a history of profitable operations and management has concluded that it is more likely than not that AMERCO will ultimately realize the full benefit of its deferred tax assets. Management has determined it has tax strategies which could be implemented sufficient to recover all of its deferred tax assets. Accordingly, AMERCO believes that a valuation allowance is not required at March 31, 2003 and 2002. See also Note 15 of Notes to Consolidated Financial Statements.

      Under the provisions of the Tax Reform Act of 1984 (the Act), the balance in Oxford’s account designated “Policyholders’ Surplus Account” is frozen at its December 31, 1983 balance of $19.3 million. Federal income taxes (Phase III) will be payable thereon at applicable current rates if amounts in this account are distributed to the stockholder or to the extent the account exceeds a prescribed maximum. Oxford did not incur a Phase III liability for the years ended December 31, 2003, 2002 and 2001.

      In connection with the resolution of litigation with certain members of the Shoen family and their corporations, AMERCO has deducted for income tax purposes approximately $372.0 million of the payments made to plaintiffs in a lawsuit. While AMERCO believes that such income tax deductions are appropriate, there can be no assurance that such deductions ultimately will be allowed in full. The IRS has proposed adjustments to the Company’s 1997 and 1996 tax returns. Nearly all of the adjustments are attributable to denials of deductions claimed for such payments. We believe these income tax deductions are appropriate and are vigorously contesting the IRS adjustments. No additional taxes have been provided in the accompanying financial statements, as management believes that none will result.

      At March 31, 2003 and March 31, 2002, AMERCO and RepWest have non-life net operating loss carryforwards available to offset federal taxable income in future years of $181.6 million and $181.4 million, respectively. These carryforwards expire in 2011 through 2020. At March 31, 2003 and March 31, 2002, AMERCO has alternative minimum tax credit carryforwards of $5.4 million and $5.3 million, respectively, which do not have an expiration date, and may only be utilized in years in which regular tax exceeds alternative minimum tax.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The SAC consolidated group consists of two separate affiliated groups for tax purposes. The SAC Holdings affiliated group has net operating losses of $61.6 million and $42.2 million in fiscal years ending March 31, 2003 and March 31, 2002 respectively, to offset federal taxable income in future years. The SAC Holding II group, which began to file tax returns in fiscal year ending March 31, 2003 has a net operating loss carryforward of $7.6 million to offset federal taxable income in future years. These carryforwards expire in 2013 through 2023.

      During 1994, Oxford distributed its investment in RepWest common stock as a dividend to its parent at book value. As a result of such dividend, a deferred intercompany gain arose due to the difference between the book value and fair value of such common stock. However, such gain can only be triggered if certain events occur. If the DOI places RepWest under conservatorship, that event might be deemed to trigger the deferred gain. The current tax payable as result of that deferred gain could be as much as $18 million. However, the same hypothetical action by the DOI would most likely lead to an offsetting current tax loss to AMERCO resulting in future recovery of that same tax. To date, no events have occurred which would trigger such gain recognition. No deferred taxes have been provided in the accompanying consolidated financial statements as management believes that no events have occurred to trigger such gain.

      Under certain circumstances and sections of the Internal Revenue Code a change in ownership for tax purposes will limit the amount of net operating loss carryforwards that can be used to offset future taxable income.

11.	Transactions with Fleet Owners and Other Rental Equipment Owners

      Independent rental equipment owners (fleet owners) own approximately 4% of all U-Haul rental trailers and 0.01% of certain other rental equipment. There are approximately 1,290 fleet owners, including certain officers, directors, employees and stockholders of AMERCO. Such AMERCO officers, directors, employees and stockholders owned approximately 0.07%, 0.09% and 0.10% of all U-Haul rental trailers during the fiscal years 2003, 2002 and 2001, respectively. All rental equipment is operated under contract with U-Haul whereby U-Haul administers the operations and marketing of such equipment and in return receives a percentage of rental fees paid by customers. Based on the terms of various contracts, rental fees are distributed to U-Haul (for services as operators), to the fleet owners (including certain subsidiaries and related parties of U-Haul) and to Rental Dealers (including Company-operated U-Haul Centers).

      See also note 19.

12.	Employee Benefit Plans

      AMERCO employees participate in the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan (the “Plan”) which is designed to provide all eligible employees with savings for their retirement and to acquire a proprietary interest in AMERCO.

      The Plan has three separate features: a profit sharing feature under which the Employer may make contributions on behalf of participants; a savings feature which allows participants to defer income under Section 401(k) of the Internal Revenue Code of 1986; and an employee stock ownership feature under which AMERCO may make contributions of AMERCO common stock or cash to acquire such stock on behalf of participants. Generally, employees of AMERCO are eligible to participate in the Plan upon completion of a one year service requirement.

      No contributions were made to the profit sharing plan in fiscal year 2003, 2002, or 2001.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      AMERCO has arranged financing to fund the ESOP trust (ESOT) and to enable the ESOT to purchase shares. Below is a summary of the financing arrangements:

	Amount
	Outstanding
	as of	Interest Payments
	March 31,
	2003	2003	2002	2001

	(In thousands)
May 1990	—	—	—	8
June 1991	14,398	978	1,210	1,113
March 1999	140	11	14	16
February 2000	885	62	74	—
April, 2001	144	5	—	—

      Shares are released from collateral and allocated to active employees based on the proportion of debt service paid in the plan year. Contributions to the ESOT charged to expense were $2.2 million, $2.1 million and $2.2 million for fiscal years 2003, 2002 and 2001, respectively.

      The shares held by ESOP as of March 31 were as follows:

	March 31,

	2003	2002

	(In thousands)
Allocated shares	1,639	1,674
Shares committed to be released	—	—
Unreleased shares	795	860

Fair value of unreleased shares	$3,212	14,973

      For purposes of the schedule, fair value of unreleased shares issued prior to December 31, 1992 is defined as the historical cost of such shares. Fair value of unreleased shares issued subsequent to December 31, 1992 is defined as the March 31 trading value of such shares for 2002 and 2001.

      Oxford insures various group life and group disability insurance plans covering employees of the consolidated group. Premiums earned were $2.7 million, $2.0 million and $1.4 million during the years ended December 31, 2002, 2001 and 2000, respectively, and were eliminated in consolidation.

13.	Postretirement and Postemployment Benefits

      AMERCO provides medical and life insurance benefits to retired employees and eligible dependents over age 65 if the employee meets specified age and service requirements.

      AMERCO uses the accrual method of accounting for postretirement benefits. AMERCO continues to fund medical and life insurance benefit costs as claims are incurred.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The components of net periodic postretirement benefit cost for 2003, 2002 and 2001 are as follows:

	Year Ended

	2003	2002	2001

	(In thousands)
Service cost for benefits earned during the period	$299	259	228
Interest cost on accumulated postretirement benefit	355	302	276
Other components	(279)	(315)	(340)

Net periodic postretirement benefit cost	$375	246	164

      The 2003 and 2002 postretirement benefit liability included the following components:

	Year Ended

	2003	2002

	(In thousands)
Beginning of year	$4,982	4,097
Service cost	299	259
Interest cost	355	302
Benefit payments and expense	(122)	(81)
Actuarial (gain) loss	(536)	405

Accumulated postretirement benefit obligation	4,978	4,982
Unrecognized net gain	4,364	4,107

	$9,342	9,089

      The discount rate assumptions in computing the information above were as follows:

	2003	2002	2001

Accumulated postretirement benefit obligation	6.75%	7.25%	7.50%

      The year-to-year fluctuations in the discount rate assumptions primarily reflect changes in U.S. interest rates. The discount rate represents the expected yield on a portfolio of high-grade (AA-AAA rated or equivalent) fixed-income investments with cash flow streams sufficient to satisfy benefit obligations under the plans when due.

      The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 5.6% in 2003, declining annually to an ultimate rate of 4.20% in 2016.

      If the health care cost trend rate assumptions were increased by 1.00%, the accumulated postretirement benefit obligation as of March 31, 2003 would be increased by approximately $270 thousand and a decrease of 1.00% would reduce the accumulated postretirement benefit obligation by $294 thousand.

      Post employment benefits, other than retirement, provided by AMERCO are not material.

14.	Reinsurance

      In the normal course of business, RepWest and Oxford assume and cede reinsurance on both a coinsurance and risk premium basis. RepWest and Oxford obtain reinsurance for that portion of risks exceeding retention limits. The maximum amount of life insurance retained on any one life is $150,000.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      A summary of reinsurance transactions by business segment is as follows:

		Ceded to	Assumed		Percentage of
	Direct	Other	from Other	Net	Amount
	Amount(a)	Companies	Companies	Amount(a)	Assumed to Net

	(In thousands)
Year ended December 31, 2002 Life insurance in force	$2,036,998	1,045,011	1,613,812	2,605,789	62%

Premiums earned: Life	22,973	10,078	15,111	28,006	54%
Accident and health	114,526	15,274	26,581	125,833	21%
Annuity	1,272	—	3,609	4,881	74%
Property and casualty	166,677	69,374	51,902	149,205	34%

Total	$305,448	94,726	97,203	307,925	—

		Ceded to	Assumed		Percentage of
	Direct	Other	from Other	Net	Amount
	Amount(a)	Companies	Companies	Amount(a)	Assumed to Net

	(In thousands)
Year ended December 31, 2001 Life insurance in force	$2,088,898	925,608	1,732,122	2,895,412	60%

Premiums earned: Life	$21,437	8,889	14,083	26,631	53%
Accident and health	115,364	18,265	28,051	125,150	23%
Annuity	1,651	—	3,939	5,590	70%
Property and casualty	217,401	55,301	91,699	253,799	37%

Total	$355,853	82,455	137,772	411,170	—

		Ceded to	Assumed		Percentage of
	Direct	Other	from Other	Net	Amount
	Amount(a)	Companies	Companies	Amount(a)	Assumed to Net

	(In thousands)
Year ended December 31, 2000 Life insurance in force	$1,736,332	923,472	1,812,548	2,625,408	69%

Premiums earned: Life	$23,666	2,493	8,232	29,405	28%
Accident and health	72,593	15,195	16,884	74,282	23%
Annuity	574	—	6,932	7,506	92%
Property and casualty	153,816	33,182	96,281	216,915	44%

Total	$250,649	50,870	128,329	328,108	—

(a)	Balances are reported net of intersegment transactions. Premiums eliminated in consolidation total $3.4 million, $8.2 million and $9.2 million for RepWest, and $2.7 million, $2.0 million and $1.4 million for Oxford for the years ended December 31, 2002, 2001 and 2000, respectively.

      To the extent that a reinsurer is unable to meet its obligation under the related reinsurance agreements, RepWest would remain liable for the unpaid losses and loss expenses. Pursuant to certain of these agreements,

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

RepWest holds letters of credit of $7.6 million from reinsurers and has issued letters of credit of approximately $15.7 million in favor of certain ceding companies as of December 31, 2002.

      RepWest is a reinsurer of municipal bond insurance through an agreement with MBIA, Inc. Premiums generated through this agreement are recognized on a pro rata basis over the contract coverage period. On December 1, 2002, MBIA, Inc. and RepWest entered into a termination agreement to terminate the agreement on a cut-off basis. In conjunction with the Termination Agreement, RepWest paid MBIA, Inc. $3.4 million in December of 2002 for reimbursement of unearned premiums.

      The following is a summary of balances related to the agreement with MBIA, Inc as of December 31, 2001:

(In thousands)

Unearned premiums	$4,300
Case loss reserves	$702
Aggregate exposure for Class I municipal bond insurance	$5,200

15.	Contingent Liabilities and Commitments

      The Company uses certain equipment and occupies certain facilities under operating lease commitments with terms expiring through 2079. Lease expense was $163.8 million, $170.0 million and $173.0 million for the years ended 2003, 2002 and 2001, respectively. During the year ended March 31, 2003, a subsidiary of U-Haul entered into two transactions, whereby AMERCO sold rental trucks, which were subsequently leased back. AMERCO has guaranteed $192.0 million of residual values at March 31, 2003, for these assets at the end of the respective lease terms. Certain leases contain renewal and fair market value purchase options as well as mileage and other restrictions similar to covenants disclosed in Note 6 of Notes to Consolidated Financial Statements for notes payable and loan agreements.

      Following are the lease commitments for leases having terms of more than one year:

	March 31, 2003

	Property, Plant
	and Other	Rental
Year Ended	Equipment	Fleet	Total

	(In thousands)
2004	$120,334	117,514	237,848
2005	2,837	107,408	110,245
2006	2,692	84,891	87,583
2007	2,178	71,436	73,614
2008	1,379	25,690	27,069
Thereafter	5,699	10,107	15,806

	$135,119	417,046	552,165

      The Company, at the expiration of the lease, has the option to renew the lease, purchase for fair market value, or sell to a third party on behalf of the lessor.

      The Company maintains credit facilities and leasing agreements, collectively the Lease Facilities. Under these Lease Facilities, the lessor acquires land to be developed for storage locations with advances of funds (the Advances) made by certain parties to the facilities. AMERCO separately leases the land and

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

improvements, including completed locations (the Properties) under the facilities and respective lease supplements.

      In December of 1996, AMERCO executed a $100.0 million Lease Facility with a number of financial institutions, which was amended and restated in July 1999 to $170.0 million. The credit facility related to this Lease Facility terminated in July of 2001, however the leasing agreement under which AMERCO leases the Properties does not terminate until July of 2004. In September 1999, and April of 2001, AMERCO entered into additional Lease Facilities for available credit of $115.5 million and $49.0 million, respectively. Both the Credit Facility and the Leasing Agreement for the respective facilities expire in September 2004 and April 2004, respectively. There was no available credit under the Lease Facilities at March 31, 2003 and 2002.

      As of March 31, 2003 the Company had obligations outstanding of $254.0 million under the Lease Facilities, of this, $117.0 million represents properties qualifying as operating leases.

      The facilities contain certain restrictions similar to those contained in Note 6. Upon occurrence of any event of default, the lessor may rescind or terminate any or all leases and, among other things, require AMERCO to repurchase any or all of the properties. The facilities have a three-year term, with options for successive one-year renewal terms subject to consent of other parties.

      Upon the expiration of the facilities, AMERCO may either purchase all of the properties based on a purchase price equal to all amounts outstanding under the Advances, including the interest and yield thereon, or remarket all of the properties to a third party purchaser.

      In the normal course of business, AMERCO is a defendant in a number of suits and claims. AMERCO is also a party to several administrative proceedings arising from state and local provisions that regulate the removal and/or cleanup of underground fuel storage tanks. It is the opinion of management that none of such suits, claims or proceedings involving AMERCO, individually or in the aggregate, are expected to result in a material loss. Also see Note 16.

      Compliance with environmental requirements of federal, state and local governments significantly affects Real Estate’s business operations. Among other things, these requirements regulate the discharge of materials into the water, air and land and govern the use and disposal of hazardous substances. Real Estate is aware of issues regarding hazardous substances on some of its properties. Real Estate regularly makes capital and operating expenditures to stay in compliance with environmental laws and has put in place a remedial plan at each site where it believes such a plan is necessary. Since 1988, Real Estate has managed a testing and removal program for underground storage tanks. Under this program we have spent $43.7 million.

      Based upon the information currently available to AREC, compliance with the environmental laws and its share of the costs of investigation and cleanup of known hazardous waste sites are not expected to have a material adverse effect on AMERCO’s financial position or operating results.

16.	Legal Proceedings

      Pursuant to the $7.5 million settlement of a class action lawsuit relating to overtime compensation and brought on behalf of current and former Moving Center General Managers in California, Sarah Saunders, et al. vs. U-Haul Company of California, Inc., final payment was made on April 5, 2002.

      On July 20, 2000, Charles Kocher (“Kocher”) filed suit in Wetzel County, West Virginia, Civil Action No. 00-C-51-K, entitled Charles Kocher v. Oxford Life Insurance Co. (“Oxford”) seeking compensatory and punitive damages for breach of contract, bad faith and unfair claims settlement practices arising from an alleged failure of Oxford to properly and timely pay a claim under a disability and dismemberment policy. On March 22, 2002, the jury returned a verdict of $5 million in compensatory damages and $34 million in punitive

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

damages. On November 5, 2002, the trial court entered an Order (“Order”) affirming the $39 million jury verdict and denying Oxford’s motion for New Trial Or, in The Alternative, Remittitur. Oxford has perfected its appeal to the West Virginia Supreme Court. On January 27, 2004, the matter was argued before the West Virginia Supreme Court and taken under advisement. Management does not believe that the Order is sustainable and expects the Order to be overturned by the West Virginia Supreme Court, in part because the jury award has no reasonable nexus to the actual harm suffered by Kocher. The Company has accrued $725,000, which represents management’s best estimate of the costs associated with legal fees to appeal and re-try the case and the Company’s uninsured exposure to an unfavorable outcome.

      As previously discussed, on June 20, 2003, AMERCO filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. As debtor-in-possession, AMERCO is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. As of the Petition Date, all pending litigation against AMERCO is stayed, and absent further order of the Bankruptcy Court, no party, subject to certain exceptions, may take any action, again subject to certain exceptions, to recover on pre-petition claims against AMERCO. The automatic stay, however, does not apply to AMERCO’s subsidiaries, other than Amerco Real Estate Company, which filed for protection under Chapter 11, on August 13, 2003.

      On September 24, 2002, Paul F. Shoen filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Paul F. Shoen vs. SAC Holding Corporation et al., CV02-05602, seeking damages and equitable relief on behalf of AMERCO from SAC Holdings and certain current and former members of the AMERCO Board of Directors, including Edward J. Shoen, Mark V. Shoen and James P. Shoen as defendants. AMERCO is named a nominal defendant for purposes of the derivative action. The complaint alleges breach of fiduciary duty, self-dealing, usurpation of corporate opportunities, wrongful interference with prospective economic advantage and unjust enrichment and seeks the unwinding of sales of self-storage properties by subsidiaries of AMERCO to SAC Holdings over the last several years. The complaint seeks a declaration that such transfers are void as well as unspecified damages. On October 28, 2002, AMERCO, the Shoen directors, the non-Shoen directors and SAC Holdings filed Motions to Dismiss the complaint. In addition, on October 28, 2002, Ron Belec filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Ron Belec vs. William E. Carty, et al., CV 02-06331 and on January 16, 2003, M.S. Management Company, Inc. filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned M.S. Management Company, Inc. vs. William E. Carty, et al., CV 03-00386. Two additional derivative suits were also filed against these parties. These additional suits are substantially similar to the Paul F. Shoen derivative action. The five suits assert virtually identical claims. In fact, three of the five plaintiffs are parties who are working closely together and chose to file the same claims multiple times. The court consolidated all five complaints before dismissing them on May 8, 2003. Plaintiffs have filed a notice of appeal. These lawsuits falsely alleged that the AMERCO Board lacked independence. In reaching its decision to dismiss these claims, the court determined that the AMERCO Board of Directors had the requisite level of independence required in order to have these claims resolved by the Board.

      A subsidiary of U-Haul, INW Company (“INW”), owns one property located within two different state hazardous substance sites in the State of Washington. The sites are referred to as the “Yakima Valley Spray Site” and the “Yakima Railroad Area.” INW has been named as a “potentially liable party” under state law with respect to this property as it relates to both sites. As a result of the cleanup costs of approximately $5.0 million required by the State of Washington, INW filed for reorganization under the federal bankruptcy laws in May of 2001. A successful mediation with other liable parties has occurred and future liability to INW will be in the range of $750,000 to $1.25 million.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Securities and Exchange Commission (“SEC”) has issued a formal order of investigation to determine whether the Company has violated the Federal securities laws. On January 7, 2003, the Company received the first of four subpoenas issued by the SEC. SAC Holdings, the Company’s current and former auditors, and others have also received one or more subpoenas relating to this matter. The Company is cooperating fully with the SEC and is facilitating the expeditious review of its financial statements and any other issues that may arise. The Company has produced a large volume of documents and other materials in response to the subpoenas, and the Company is continuing to assemble and produce additional documents and materials for the SEC. Although the Company has fully cooperated with the SEC in this matter and intends to continue to fully cooperate, the SEC may determine that the Company has violated Federal securities laws. We cannot predict when this investigation will be completed or its outcome. If the SEC makes a determination that we have violated Federal securities laws, we may face sanctions, including, but not limited to, significant monetary penalties and injunctive relief.

      AMERCO is a defendant in four putative class action lawsuits. Article Four Trust v. AMERCO, et al., District of Nevada, United States District Court, Case No. CV-N-03-0050-DWH-VPC. Article Four Trust, a purported AMERCO shareholder, commenced this action on January 28, 2003 on behalf of all persons and entities who purchased or acquired AMERCO securities between February 12, 1998 and September 26, 2002. The Article Four Trust action alleges one claim for violation of Section 10(b) of the Securities Exchange Act and Rule 10b-5 thereunder. Mates v. AMERCO, et al., United States District Court, District of Nevada, Case No. CV-N-03-0107. Maxine Mates, an AMERCO shareholder, commenced this putative class action on behalf of all persons and entities who purchased or acquired AMERCO securities between February 12, 1998 and September 26, 2002. The Mates action asserts claims under section 10(b) and Rule 10b-5, and section 20(a) of the Securities Exchange Act. Klug v. AMERCO, et al., United States District Court of Nevada, Case No. CV-S-03-0380. Edward Klug, an AMERCO shareholder, commenced this putative class action on behalf of all persons and entities who purchased or acquired AMERCO securities between February 12, 1998 and September 26, 2002. The Klug action asserts claims under section 10(b) and Rule 10b-5 and section 20(a) of the Securities Exchange Act. IG Holdings v. AMERCO, et al., United States District Court, District of Nevada, Case No. CV-N-03-0199. IG Holdings, an AMERCO bondholder, commenced this putative class action on behalf of all persons and entities who purchased, acquired, or traded AMERCO bonds between February 12, 1998 and September 26, 2002, alleging claims under section 11 and section 12 of the Securities Act of 1933 and section 10(b) and Rule 10b-5, and section 20(a) of the Securities Exchange Act. Each of these four securities class actions allege that AMERCO engaged in transactions with SAC entities that falsely improved AMERCO’s financial statements, and that AMERCO failed to disclose the transactions properly. The actions are at a very early stage. The Klug action has not been served. In the other three actions, AMERCO does not currently have a deadline by which it must respond to the complaints. Management has stated that it intends to defend these cases vigorously. We have filed a notice of AMERCO’s bankruptcy petition and the automatic stay in each of the Courts where these cases are pending.

      The United States Department of Labor (“DOL”) is presently investigating whether there were violations of the Employee Retirement Income Security Act of 1974 (“ERISA”) involving the AMERCO Employee Savings, Profit Sharing, and Employee Stock Ownership Plan (the “Plan”). The DOL has interviewed a number of Company representatives as well as the Plan fiduciaries and has issued a subpoena to the Company and a subpoena to SAC Holdings. At the present time, the Company is unable to determine whether the DOL will assert any claims against the Company, SAC Holdings, or the Plan fiduciaries. The DOL has asked AMERCO and its current directors as well as the Plan Trustees to sign an agreement tolling the statute of limitations until December 31, 2003 with respect to any claims arising out of certain transactions between AMERCO or any affiliate of AMERCO and SAC Holdings or any of its affiliates and such persons have done so. The DOL recently asked such parties to extend the tolling agreement. The DOL has not advised

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Company that it believes that any violations of ERISA have in fact occurred. Instead, the DOL is simply investigating potential violations. The Company intends to take any corrective action that may be needed in light of the DOL’s ultimate findings. Although the Company has fully cooperated with the DOL in this matter and intends to continue to fully cooperate, the DOL may determine that the Company has violated ERISA. In that event, the Company may face sanctions, including, but not limited to, significant monetary penalties and injunctive relief.

17.	Preferred Stock Purchase Rights

      AMERCO’s Board of Directors adopted a stockholder-rights plan in July 1998. The rights were declared as a dividend of one preferred share purchase right for each outstanding share of AMERCO’s common stock. The dividend distribution was payable on August 17, 1998 to the stockholders of record on that date. When exercisable, each right will entitle its holder to purchase from AMERCO one one-hundredth of a share of Series C Junior Participating Preferred Stock (Series C), no par value per share of AMERCO, at a price of $132.00 per one one-hundredth of a share of Series C, subject to adjustment. AMERCO has created a series of 3,000,000 shares of authorized but unissued preferred stock for the Series C stock authorized in this stockholder-rights plan.

      The rights will become exercisable if a person or group of affiliated or associated persons acquire or obtain the right to acquire beneficial ownership of 10% or more of the common stock without approval of a majority of the Board of Directors of AMERCO. The rights will expire on August 7, 2008 unless earlier redeemed or exchanged by AMERCO.

      In the event AMERCO is acquired in a merger or other business combination transaction after the rights become exercisable, each holder of a right would be entitled to receive that number of shares of the acquiring company’s common stock equal to the result obtained by multiplying the then current Purchase Price by the number one one-hundredths of a share of Series C for which a right is then exercisable and dividing that product by 50% of the then current market price per share of the acquiring company.

18.	Stock Option Plan

      AMERCO’s stockholders approved a ten year incentive plan entitled the AMERCO Stock Option and Incentive Plan (the Plan) for officers and key employees in October 1992. No stock options or awards were granted under this plan, the plan has terminated during fiscal year 2003.

19.	Related Party Transactions

      AMERCO has related party transactions with certain major stockholders, directors and officers of the consolidated group as disclosed in Notes 3 and 11 of Notes to Consolidated Financial Statements and below. Management believes that the transactions described in the related notes and below were consummated on terms equivalent to those that would prevail in arm’s-length transactions.

      On December 23, 2002, Mark V. Shoen, a significant shareholder purchased a condominium in Phoenix, Arizona from Oxford Life Insurance Company. The purchase price was $279,573, which was in excess of the appraised value.

      During fiscal 2003, U-Haul purchased $2.1 million of printing from Form Builders, Inc. Mark V. Shoen, his daughter and Edward J. Shoen’s sons are major stockholders of Form Builders, Inc. Edward J. Shoen is Chairman of the Board of Directors and President of AMERCO and is a significant stockholder of AMERCO. Mark V. Shoen is President, U-Haul Phoenix Operations and is a significant stockholder of AMERCO. The Company ceased doing business with Form Builders, Inc. on April 18, 2003.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      During fiscal 2003, Sam Shoen, a son of Edward J. Shoen, was employed by U-Haul as project group supervisor. Mr. Shoen was paid an aggregate salary and bonus of $77,327 for his services during the fiscal year.

      During fiscal 2003, a subsidiary of the Company held various senior and junior unsecured notes of SAC Holdings. Substantially all of the equity interest of SAC Holdings is owned by Mark V. Shoen, a significant shareholder and executive officer of AMERCO. The Company does not have an equity ownership interest in SAC Holdings, except for minority investments made by RepWest and Oxford in a SAC Holdings-controlled limited partnership which holds Canadian self-storage properties. The senior unsecured notes of SAC Holdings that the Company holds rank equal in right of payment with the notes of certain senior mortgage holders, but junior to the extent of the collateral securing the applicable mortgages and junior to the extent of the cash flow waterfalls that favor the senior mortgage holders. The Company received cash interest payments of $26.6 million from SAC Holdings during fiscal year 2003. The notes receivable balance outstanding at March 31, 2003 was, in the aggregate, $394.2 million. The largest aggregate amount outstanding during the fiscal year ended March 31, 2003 was $407.4 million. At March 31, 2003, SAC Holdings’ notes and loans payable to third parties totaled $589.0 million. Interest on the senior and junior notes accrues at rates ranging from 6.5% to 13%.

      Interest accrues on the outstanding principal balance of senior notes of SAC Holdings that the Company holds at a fixed rate and is paid on a monthly basis.

      Interest accrues on the outstanding principal balance of junior notes of SAC Holdings that the Company holds at a stated rate of basic interest. A fixed portion of that basic interest is paid on a monthly basis. Additional interest is paid on the same payment date based on the difference between the amount of remaining basic interest and an amount equal to a specified percentage of the net cash flow before interest expense generated by the underlying property minus the sum of the principal and interest due on the senior notes of SAC Holdings relating to that property and a multiple of the fixed portion of basic interest paid on that monthly payment date.

      The latter amount is referred to as the “cash flow-based calculation.”

      To the extent that this cash flow-based calculation exceeds the amount of remaining basic interest, contingent interest equal to that excess and the amount of remaining basic interest are paid on the same monthly date as the fixed portion of basic interest. To the extent that the cash flow-based calculation is less than the amount of remaining basic interest, the additional interest payable on the applicable monthly date is limited to the amount of that cash flow-based calculation. In such a case, the excess of the remaining basic interest over the cash flow-based calculation is deferred and all amounts so deferred bear the stated rate of basic interest until maturity of the junior note.

      In addition, subject to certain contingencies, the junior notes provide that the holder of the note is entitled to receive 90% of the appreciation realized upon, among other things, the sale of such property by SAC Holdings. To date, no such properties have been sold by SAC Holdings.

      The Company currently manages the self-storage properties owned by SAC Holdings pursuant to a standard form of management agreement with each SAC Holdings subsidiary, under which the Company receives a management fee equal to 6% of the gross receipts. The Company received management fees of $12.3 million during fiscal year 2003. This management fee is consistent with the fees received for other properties the Company manages.

      RepWest and Oxford currently hold a 46% limited partnership interest in Securespace Limited Partnership (“Securespace”), a Nevada limited partnership. A SAC Holdings subsidiary serves as the general partner of Securespace and owns a 1% interest. Another SAC Holdings subsidiary owns the remaining 53%

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

limited partnership interest in Securespace. Securespace was formed by SAC Holdings to be the owner of various Canadian self-storage properties.

      During fiscal year 2003, the Company leased space for marketing company offices, vehicle repair shops and hitch installation centers in 35 locations owned by subsidiaries of SAC Holdings. Total lease payments pursuant to such leases were $2,051,858 during fiscal year 2003. The terms of the leases are similar to the terms of leases for other properties owned by unrelated parties that are leased to the Company.

      At March 31, 2003, subsidiaries of SAC Holdings acted as U-Haul independent dealers. The financial and other terms of the dealership contracts with subsidiaries of SAC Holdings are substantially identical to the terms of those with the Company’s other independent dealers. During fiscal 2003, the Company paid subsidiaries of SAC Holdings $27,658,641 in commissions pursuant to such dealership contracts.

      The transactions discussed above involving SAC Holdings have all been eliminated from the Company’s consolidated financial statements. Although these transactions have been eliminated for financial statement reporting purposes, except for minority investments made by RepWest and Oxford in Securespace, the Company has not had any equity ownership interest in SAC Holdings.

      SAC Holdings were established in order to acquire self-storage properties which are being managed by the Company pursuant to management agreements. The sale of self-storage properties by the Company to SAC Holdings has in the past provided significant cash flows to the Company and the Company’s outstanding loans to SAC Holdings entitle the Company to participate in SAC Holdings’ excess cash flows (after senior debt service).

      Management believes that its sales of self-storage properties to SAC Holdings over the past several years provided a unique structure for the Company to earn rental revenues from the SAC Holdings self-storage properties that the Company manages and participate in SAC Holdings’ excess cash flows as described above.

      Although the Board of Directors of the appropriate subsidiary which was a party to each transaction with SAC Holdings approved such transaction at the time it was completed, the Company did not seek approval by AMERCO’s Board of Directors for such transactions. However, AMERCO’s Board of Directors, including the independent members, was made aware of and received periodic updates regarding such transactions from time to time. All future real estate transactions with SAC Holdings that involve the Company or any of its subsidiaries will have the prior approval of AMERCO’s Board of Directors, even if it is not legally required, including a majority of the independent members of AMERCO’s Board of Directors.

      During the fiscal year ended 2001, AMERCO sold $10.5 million of remanufactured engines and small automotive parts and purchased $53.7 million of automotive parts and tools from a company wherein a major stockholder, director and officer of AMERCO formerly had a beneficial minority ownership interest. The related party interest ceased to exist as of December 31, 2000.

      During the fiscal year ended 2001, AMERCO purchased $1.1 million of rebuilt torque converters and other related transmission parts from a company wherein an owner was a family member of a major stockholder, director and officer of AMERCO. The related party interest ceased to exist as of December 31, 2000.

      During the years ended 2003, 2002 and 2001, AMERCO purchased $2.1 million, $3.2 million and $3.5 million, respectively, of printing services from a company wherein an owner is related to a major stockholder, director and officer of AMERCO. The Company ceased doing business with this entity on April 18, 2003.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In connection with transactions described above regarding parts, tools and printing services, the Internal Audit Department of U-Haul periodically tests pricing against competitive third party bids for fairness.

      Management believes that the foregoing transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions.

20.	Supplemental Cash Flow Information

      The (increase) decrease in receivables, and inventories and increase (decrease) in accounts payable and accrued expenses net of other operating and investing activities follows:

	Year Ended

	2003	2002	2001

	(In thousands)
Trade receivables, net	11,133	(26,778)	(57,520)

Inventories	12,506	8,643	9,534

Prepaid expenses	(6,567)	(6,577)	17,958

Deferred income taxes	(26,197)	(26,303)	(4,643)

Accounts payable and accrued expenses	28,143	5,473	68,543

Deferred income	(2,871)	(4,771)	6,572

21.	Summarized Consolidated Financial Information of Insurance Subsidiaries

      Applicable laws and regulations of the State of Arizona require Oxford and RepWest to maintain minimum capital and surplus determined in accordance with statutory accounting practices. The amount of dividends that can be paid to shareholders by insurance companies domiciled in the State of Arizona is limited. Any dividend in excess of the limit requires prior regulatory approval. At December 31, 2002, Oxford cannot distribute any of their statutory surplus as dividends without regulatory approval. At December 31, 2002, RepWest had $6.5 million of statutory surplus available for distribution. However, as discussed above, as a result of the Order of Supervision issued by the DOI, RepWest must obtain approval from the DOI prior to any dividend payments to AMERCO.

      Audited statutory net income (loss) for RepWest for the years ended December 31, 2002, 2001 and 2000 was $4.1 million, $(36.6 million) and $(28.1 million), respectively; audited statutory capital and surplus was $65.4 million and $151.6 million at December 31, 2002 and 2001, respectively. Audited statutory net income (loss) for NAFCIC for the years ended December 31, 2002, 2001 and 2000 was $(346,000), $558,000 and $298,000, respectively; audited statutory capital and surplus was $3.8 million and $4.2 million at December 31, 2002 and 2001, respectively.

      Audited statutory net income (loss) for Oxford for the years ended December 31, 2002, 2001 and 2000 was $(11.6 million), $(1.3 million) and $6.6 million, respectively; audited statutory capital and surplus was $39.1 million and $77.9 million at December 31, 2002 and 2001, respectively. Audited statutory net income for CFLIC for the years ended December 31, 2002, 2001 and 2000 was $3.2 million, $3.6 million and $4.7 million, respectively; audited statutory capital and surplus was $17.2 million and $20.0 million at December 31, 2002 and 2001, respectively. Audited statutory net income (loss) for NAI for the years ended December 31, 2002, 2001 and 2000 was $3.1 million, $0.7 million and $43,000, respectively; audited statutory capital and surplus was $25.9 million and $40.5 million at December 31, 2002 and 2001, respectively.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      On November 13, 2000, Oxford acquired all of the issued and outstanding shares of Christian Fidelity Life Insurance Company (“CFLIC”), for $37.6 million. CFLIC’s premium volume is primarily from the sale of Medicare Supplement products.

      On May 20, 2003, RepWest consented to an Order for Supervision issued by the Arizona Department of Insurance (“DOI”). The DOI determined that RepWest’s level of risk based capital (“RBC”) allowed for regulatory control. Pursuant to this order and Arizona law, during the period of supervision, RepWest may not engage in certain activities without the prior approval of the DOI.

      If RepWest fails to satisfy the requirements to abate the DOI’s concerns, the DOI may take further action, including, but not limited to, commencing a conservatorship.

22.	Consolidating Industry Segment and Geographic Area Data

      AMERCO has four industry segments represented by moving and storage operations (AMERCO and U-Haul), real estate (AREC), property and casualty insurance (RepWest) and life insurance (Oxford). SAC Holdings consist of one moving and storage industry segment. Moving and Storage. Management tracks revenues separately, but does not report any separate measure of the profitability for rental of vehicles, rental of self-storage spaces and sales of products that are required to be classified as a separate operating segment and accordingly does not present these as separate operating segments. Deferred income taxes are shown as liabilities on the consolidating statements. This differs from the consolidated balance sheet where deferred income taxes are presented as assets. This presentation differs because in total the deferred tax asset is due to the inclusion of SAC.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Information concerning operations by industry segment follows:

      Consolidating balance sheets by industry segment as of March 31, 2003 are as follows:

		U-Haul							SAC
		Moving and		Property and					Moving and
		Storage	Real	Casualty	Life			AMERCO	Storage			Total
	AMERCO	Operations	Estate	Insurance(1)	Insurance(1)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
ASSETS
Cash and cash equivalents	$18,524	$30,046	$174	$4,108	$9,320	$—		$62,172	$4,662	$—		$66,834
Receivables	—	22,444	1,558	224,427	23,062	—		271,491	—	(7,754	)(b)	263,737
Notes and Mortgage receivables, net	—	10,462	17,285	—	—	—		27,747	—	(24,879	)(b)	2,868
Inventories, net	—	49,229	4	—	—	—		49,233	4,037	—		53,270
Prepaid expenses	87	27,400	11	—	—	—		27,498	811	(6,463	)(b)	21,846
Investments, fixed maturities	—	—	—	253,871	613,206	—		867,077	—	(6,477	)(b)	860,600
Investments, other	135,000	170,886	217,619	120,372	224,604	(79,707	)(b)	788,774	—	(399,522	)(b)	389,252
Deferred policy acquisition costs	—	—	—	13,206	91,894	—		105,100	—	—		105,100
Other assets	471,884	161,825	3,991	88,660	2,289	(689,684	)(b)	38,965	24,635	—		63,600

	625,495	472,292	240,642	704,644	964,375	(769,391)		2,238,057	34,145	(445,095	)(a)	1,827,107
Investment in Subsidiaries	1,037,756	—	—	—	—	(1,037,756	)(a)	—	—	—		—
Investment in SACH	(41,938)	—	—	—	—	—		(41,938)	—	41,938	(a)	—
Property, plant and equipment, at cost:
Land	—	18,849	139,138	—	—	—		157,987	—	—		157,987
Buildings and improvements	—	145,177	602,676	—	—	—		747,853	—	—		747,853
Other property, plant and equipment	459	272,884	18,040	—	—	—		291,383	—	—		291,383
Rental trailers and other rental equipment	—	149,707	—	—	—	—		149,707	—	—		149,707
Rental trucks	—	1,140,294	—	—	—	—		1,140,294	—	—		1,140,294
SAC Holdings property, plant and equipment(2)	—	—	—	—	—	—		—	1,015,563	(258,271)		757,292

	459	1,726,911	759,854	—	—	—		2,487,224	1,015,563	(258,271)		3,244,516
Less Accumulated depreciation	(315)	(990,412)	(254,409)	—	—	—		(1,245,136)	(59,679)	6,616		(1,298,199)

Total property, plant and equipment	144	736,499	505,445	—	—	—		1,242,088	955,884	(251,655)		1,946,317

TOTAL ASSETS	$1,621,457	$1,208,791	$746,087	$704,644	$964,375	$(1,807,147)		$3,438,207	$990,029	$(654,812)		$3,773,424

(1)	Balances as of December 31, 2002
(2)	Included in this caption is land of $273,470, buildings and improvements of $739,534 and furniture and equipment of $2,559
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Consolidating balance sheets by industry segment as of March 31, 2003 are as follows:

		U-Haul							SAC
		Moving and		Property and					Moving and
		Storage	Real	Casualty	Life			AMERCO	Storage			Total
	AMERCO	Operations	Estate	Insurance(1)	Insurance(1)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
LIABILITIES
Accounts payable and accrued expenses	$139,496	$263,394	$7,892	$—	$570	$(39,735	)(a)	$371,617	$48,033	$(32,633	)(b)	$387,017
AMERCO’s notes and loans payable	861,158	31,693	101,505	—	—	(39,500	)(b)	954,856	—	—		954,856
SAC Holdings notes and loans payable	—	—	—	—	—	—		—	983,190	(394,171	)(b)	589,019
Policy benefits and losses, claims and loss expenses payable	—	168,666	—	485,383	182,583	—		836,632	—	—		836,632
Liabilities from investment contracts	—	—	—	—	639,998	—		639,998	—	—		639,998
Other policyholders’ funds and liabilities	—	—	—	20,164	10,145	—		30,309	—	—		30,309
Deferred income	2,863	30,943	1,011	—	—	—		34,817	12,033	(6,463	)(b)	40,387
Deferred income taxes	120,446	214,715	94,914	—	8,664	(353,058	)(b)	85,681	(19,918)	(98,005	)(f)	(32,242)
Other liabilities	—	—	325,783	—	11,315	(337,098	)(b)	—	—	—		—

Total liabilities	1,123,963	709,411	531,105	505,547	853,275	(769,391)		2,953,910	1,023,338	(531,272)		3,445,976
Minority Interest	—	—	—	—	—	—		—	11,828	(11,828)		—
STOCKHOLDERS’ EQUITY
Serial preferred stock —	—	—	—	—	—	—		—	—	—		—
Series A preferred stock	—	—	—	—	—	—		—	—	—		—
Series B preferred stock	—	—	—	—	—	—		—	—	—		—
Serial common stock —	—	—	—	—	—	—		—	—	—		—
Series A common stock	1,441	—	—	—	—	—		1,441	—	—		1,441
Common stock	9,122	540	1	3,300	2,500	(6,341	)(a)	9,122	—	—		9,122
Additional paid-in- capital	396,050	121,230	147,481	70,023	16,435	(355,169	)(a)	396,050	—	(160,266	)(f)	235,784
Additional paid-in- capital — SACH	3,199	—	—	—	—	—		3,199	3,199	(3,199	)(a)	3,199
Accumulated other comprehensive loss	(54,278)	(39,849)	—	13,589	4,166	22,094	(a)	(54,278)		—		(54,278)
Accumulated other comprehensive loss — SACH	(1,487)	—	—	—	—	—		(1,487)	(1,487)	1,487	(a)	(1,487)
Retained earnings/accumulated deficit	561,606	430,656	67,500	112,185	87,999	(698,340	)(a)	561,606	(43,650)	50,266	(a)	568,222
Cost of common shares in treasury	(418,179)	—	—	—	—	—		(418,179)	(3,199)	—		(421,378)
Unearned ESOP shares	20	(13,197)	—	—	—	—		(13,177)	—	—		(13,177)

Total stockholder’s equity	497,494	499,380	214,982	199,097	111,100	(1,037,756)		484,297	(45,137)	(111,712	)(a)	327,448

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,621,457	$1,208,791	$746,087	$704,644	$964,375	$(1,807,147)		$3,438,207	$990,029	$(654,812)		$3,773,424

(1)	Balances as of December 31, 2002
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Consolidating balance sheets by industry segment as of March 31, 2002 are as follows:

		U-Haul							SAC
		Moving and		Property and					Moving and
		Storage	Real	Casualty	Life			AMERCO	Storage			Total
	AMERCO	Operations	Estate	Insurance(1)	Insurance(1)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
ASSETS
Cash and cash equivalents	$71	$25,719	$576	$5,912	$9,158	$—		$41,436	$10	$—		$41,446
Receivables	—	40,069	(50)	227,046	24,593	—		291,658	—	(16,788	)(b)	274,870
Notes and Mortgage receivables, net	—	16,925	4,892	—	—	—		21,817	—	(14,538	)(b)	7,279
Inventories, net	—	62,480	4	—	—	—		62,484	3,292	—		65,776
Prepaid expenses	112	24,581	10	—	—	—		24,703	1,023	(10,447	)(b)	15,279
Investments, fixed maturities	—	—	—	362,569	632,306	—		994,875	—	(6,478	)(b)	988,397
Investments, other	10,000	170,468	227,960	95,717	174,087	(32,845	)(b)	645,387	—	(404,475	)(b)	240,912
Deferred policy acquisition costs	—	—	—	15,946	81,972	—		97,918	—	—		97,918
Other assets	809,536	8,174	3,715	103,932	1,736	(890,392	)(b)	36,701	21,618	—		58,319

	819,719	348,416	237,107	811,122	923,852	(923,237)		2,216,979	25,943	(452,726	)(a)	1,790,196
Investment in Subsidiaries	991,269	—	—	—	—	(991,269	)(a)	—	—	—		—
Investment in SAC	(34,532)	—	—	—	—	—		(34,532)	—	34,532	(a)	—
Property, plant and equipment, at cost:
Land	—	18,355	142,540	—	—	—		160,895	—	—		160,895
Buildings and improvements	—	145,432	579,782	—	—	—		725,214	—	—		725,214
Other property, plant and equipment	395	270,075	18,241	—	—	—		288,711	—	—		288,711
Rental trailers and other rental equipment	—	1,071,604	—	—	—	—		1,071,604	—	—		1,071,604
Rental trucks	—	162,768	—			—		162,768	—	—		162,768
SAC Holdings property, plant and equipment(2)	—	—	—	—	—	—		—	985,901	(258,271)		727,630

	395	1,668,234	740,563	—	—	—		2,409,192	985,901	(258,271)		3,136,822
Less Accumulated depreciation	(300)	(917,455)	(248,525)	—	—	—		(1,166,280)	(39,156)	4,690		(1,200,746)

Total property, plant and equipment	95	750,779	492,038	—	—	—		1,242,912	946,745	(253,581)		1,936,076

TOTAL ASSETS	$1,776,551	$1,099,195	$729,145	$811,122	$923,852	$(1,914,506)		$3,425,359	$972,688	$(671,775)		$3,726,272

(1)	Balances as of December 31, 2001
(2)	Included in this caption is land of $264,410, buildings and improvements of $719,728 and furniture and equipment of $1,763.
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Consolidating balance sheets by industry segment as of March 31, 2002 are as follows:

		U-Haul							SAC
		Moving and		Property and					Moving and
		Storage	Real	Casualty	Life			AMERCO	Storage			Total
	AMERCO	Operations	Estate	Insurance(1)	Insurance(1)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
LIABILITIES
Accounts payable and accrued expenses	$37,876	$203,606	$10,088	$—	$9,353	$(32,614	)(a)	$228,309	$36,891	$(31,326	)(b)	$233,874
AMERCO’s notes and loans payable	1,030,805	14,793	203	—	—	—		1,045,801	—	—		1,045,801
SAC Holdings notes and loans payable	—	—	—	—	—	—		—	961,499	(399,612	)(b)	561,887
Policy benefits and losses, claims and loss expenses payable	—	90,239	—	551,592	177,752	—		819,583	—	—		819,583
Liabilities from investment contracts	—	—	—	—	572,793	—		572,793	—	—		572,793
Other policyholders’ funds and liabilities	—	—	—	54,254	19,343	—		73,597	—	—		73,597
Deferred income	3,434	33,725	996	—	—	—		38,155	15,550	(10,447	)(b)	43,258
Deferred income taxes	149,965	228,900	93,196	—	16,082	(381,321	)(b)	106,822	(14,862)	(98,005	)(f)	(6,045)
Other liabilities	—	69,293	429,202	—	10,807	(509,302	)(b)	—	—	—		—

Total liabilities	1,222,080	640,556	533,685	605,846	806,130	(923,237)		2,885,060	999,078	(539,390)		3,344,748
Minority Interest	—	—	—	—	—	—		—	11,341	(11,341)		—
STOCKHOLDERS’ EQUITY
Serial preferred stock —
Series A preferred stock	—	—	—	—	—	—		—	—	—		—
Series B preferred stock	—	—	—	—	—	—		—	—	—		—
Serial common stock —
Series A common stock	1,441	—	—	—	—	—		1,441	—	—		1,441
Common stock	9,122	540	1	3,300	2,500	(6,341	)(a)	9,122	—	—		9,122
Additional paid-in- capital	396,559	121,230	147,347	69,626	16,442	(354,645	)(a)	396,559	—	(160,266	)(f)	236,293
Additional paid-in- capital — SAC	3,199	—	—	—	—	—		3,199	3,199	(3,199	)(a)	3,199
Accumulated other comprehensive loss	(37,802)	(39,804)	—	14,794	9,904	15,106	(a)	(37,802)	—	—		(37,802)
Accumulated other comprehensive loss — SAC	(2,778)	—	—	—	—	—		(2,778)	(2,778)	2,778	(a)	(2,778)
Retained earnings/accumulated deficit	601,481	390,845	48,112	117,556	88,876	(645,389	)(a)	601,481	(34,953)	39,643	(a)	606,171
Cost of common shares in treasury	(416,771)	—	—	—	—	—		(416,771)	(3,199)	—		(419,970)
Unearned ESOP shares	20	(14,172)	—	—	—	—		(14,152)	—	—		(14,152)

Total stockholder’s equity	554,471	458,639	195,460	205,276	117,722	(991,269)		540,299	(37,731)	(121,044	)(a)	381,524

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,776,551	$1,099,195	$729,145	$811,122	$923,852	$(1,914,506)		$3,425,359	$972,688	$(671,775)		$3,726,272

(1)	Balances as of December 31, 2001
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Consolidating income statements by industry segment for the year ended March 31, 2003 are as follows:

		U-Haul
		Moving and		Property and					SAC Moving
		Storage	Real	Casualty	Life			AMERCO	and Storage			Total
	AMERCO	Operations	Estate	Insurance(1)	Insurance(1)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
Revenues
Rental revenue	$—	$1,433,442	$59,162	$—	$—	$(60,116	)(c)	$1,432,488	$168,027	$(40,510	)(c)	$1,560,005
Net sales	—	174,065	56	—	—	—		174,121	48,768	—		222,889
Premiums	—	—	—	152,618	161,398	(6,091	)(d)	307,925	—	—		307,925
Net investment and interest income	1,195	29,358	10,695	22,318	13,891	—		77,457	—	(35,889	)(e)	41,568

Total revenues	1,195	1,636,865	69,913	174,936	175,289	(66,207)		1,991,991	216,795	(76,399)		2,132,387

Costs and expenses
Operating expenses	43,502	992,214	(5,501)	36,958	40,549	(66,207	)(c)	1,041,515	105,287	(12,342	)(c)	1,134,460
Commission expense	—	164,508	—	—	—	—		164,508	—	(27,681	)(c)	136,827
Cost of sales	—	93,735	21	—	—	—		93,756	21,359	—		115,115
Benefits and losses		37,560	—	128,680	115,628	—		281,868	—	—		281,868
Amortization of deferred policy acquisition costs	—	—	—	17,281	20,538	—		37,819	—	—		37,819
Lease expense	927	165,020	14,182	—	—	—		180,129	—	(487)		179,642
Depreciation, net	15	112,815	5,169	—	—	—		117,999	21,373	(1,926)		137,446

Total costs and expenses	44,444	1,565,852	13,871	182,919	176,715	(66,207)		1,917,594	148,019	(42,436)		2,023,177

Equity in Earnings of Subsidiary	52,951	—	—	—	—	(52,951)		—	—	—		—
Equity in Earning of SAC	(8,697)	—	—	—	—	—		(8,697)	—	8,697		—

Earnings (loss) from operations	1,005	71,013	56,042	(7,983)	(1,426)	(52,951)		65,700	68,776	(25,266)		109,210
Interest expense	69,213	9,991	23,652	—	—	—		102,856	81,164	(35,889)		148,131
Pretax earnings (loss)	(68,208)	61,022	32,390	(7,983)	(1,426)	(52,951)		(37,156)	(12,388)	10,623		(38,921)
Income tax (expense)/benefit	41,296	(21,211)	(13,002)	2,612	549	—		10,244	3,691	—		13,935

Net earnings/(loss)	(26,912)	39,811	19,388	(5,371)	(877)	(52,951)		(26,912)	(8,697)	10,623		(24,986)
Less: preferred stock dividends	(12,963)	—	—	—	—	—		(12,963)	—	—		(12,963)

Earnings (loss) available to common shareholders	$(39,875)	$39,811	$19,388	$(5,371)	$(877)	$(52,951)		$(39,875)	$(8,697)	$10,623		$(37,949)

(1)	Balances as of December 31, 2002
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Consolidating income statements by industry segment for the year ended March 31, 2002 are as follows:

		U-Haul
		Moving and		Property and					SAC Moving
		Storage	Real	Casualty	Life			AMERCO	and Storage			Total
	AMERCO	Operations	Estate	Insurance(1)	Insurance(1)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
Revenues
Rental revenue	$—	$1,425,685	$68,245	$—	$—	$(64,325	)(c)	$1,429,605	$112,747	$(30,102	)(c)	$1,512,250
Net sales	—	198,312	55	—	—	—		198,367	24,449	—		222,816
Premiums	—	—	—	261,975	159,380	(10,185	)(d)	411,170	—	—		411,170
Net investment and interest income	873	22,686	8,321	20,651	23,175	—		75,706	—	(28,363	)(e)	47,343

Total revenues	873	1,646,683	76,621	282,626	182,555	(74,510)		2,114,848	137,196	(58,465)		2,193,579

Costs and expenses
Operating expenses	8,945	1,041,354	(4,442)	77,210	37,473	(74,510	)(c)	1,086,030	68,223	(7,948	)(c)	1,146,305
Commission expense	—	153,465	—	—		—		153,465	—	(13,023	)(c)	140,442
Cost of sales	—	110,449	24	—	—	—		110,473	12,221	—		122,694
Benefits and losses	—	47,036	—	255,756	120,917	—		423,709	—	—		423,709
Amortization of deferred policy acquisition costs	—	—	—	22,091	18,583	—		40,674	—	—		40,674
Lease expense	918	171,656	11,221	—	—	—		183,795	—	(9,131)		174,664
Depreciation, net	(500)	92,351	(2,039)	—	—	—		89,812	15,071	(1,926)		102,957

Total costs and expenses	9,363	1,616,311	4,764	355,057	176,973	(74,510)		2,087,958	95,515	(32,028)		2,151,445

Equity in Earnings of Subsidiary	(10,495)	—	—	—	—	10,495		—	—	—		—
Equity in Earning of SAC	(14,025)	—	—	—	—	—		(14,025)	—	14,025		—

Earnings (loss) from operations	(33,010)	30,372	71,857	(72,431)	5,582	10,495		12,865	41,681	(12,412)		42,134
Interest expense	30,773	11,675	34,299	—	—	—		76,747	61,081	(28,363)		109,465

Pretax earnings (loss)	(63,783)	18,697	37,558	(72,431)	5,582	10,495		(63,882)	(19,400)	15,951		(67,331)
Income tax (expense)/ benefit	14,417	(6,117)	(15,102)	23,736	(2,418)	—		14,516	5,375	—		19,891

Net earnings/ (loss)	(49,366)	12,580	22,456	(48,695)	3,164	10,495		(49,366)	(14,025)	15,951		(47,440)
Less: preferred stock dividends	(12,963)	—	—	—	—	—		(12,963)	—	—		(12,963)

Earnings (loss) available to common shareholders	$(62,329)	$12,580	$22,456	$(48,695)	$3,164	$10,495		$(62,329)	$(14,025)	$15,951		$(60,403)

(1)	Balances as of December 31, 2001
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Consolidating income statements by industry segment for the year ended March 31, 2001 are as follows:

		U-Haul
		Moving and		Property and					SAC Moving
		Storage	Real	Casualty	Life			AMERCO	and Storage			Total
	AMERCO	Operations	Estate	Insurance(1)	Insurance(1)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
Revenues
Rental revenue	$(2)	$1,364,504	$72,041	$—	$—	$(71,108	)(c)	$1,365,435	$92,457	$(21,060	)(c)	$1,436,832
Net sales	—	194,270	50	—	—	—		194,320	17,923	—		212,243
Premiums	—	—	—	226,088	112,616	(10,596	)(d)	328,108	—	—		328,108
Net investment and interest income	963	24,346	10,962	25,479	19,001	—		80,751	—	(28,454	)(e)	52,297

Total revenues	961	1,583,120	83,053	251,567	131,617	(81,704)		1,968,614	110,380	(49,514)		2,029,480

Costs and expenses
Operating expenses	7,113	1,021,576	467	56,509	29,352	(81,704	)(c)	1,033,313	49,237	(6,243	)(c)	1,076,307
Commission expense	—	143,588	—	—	—	—		143,588	—	(10,723	)(c)	132,865
Cost of sales	—	116,601	28	—	—	—		116,629	9,877	—		126,506
Benefits and losses	—	40,521	—	211,325	79,233	—		331,079	—	—		331,079
Amortization of deferred policy acquisition costs	—	—	—	16,594	19,638	—		36,232	—	—		36,232
Lease expense	688	167,290	11,576	—	—	—		179,554	—	(4,094)		175,460
Depreciation, net	123	87,539	5,258	—	—	—		92,920	12,385	(1,498)		103,807

Total costs and expenses	7,924	1,577,115	17,329	284,428	128,223	(81,704)		1,933,315	71,499	(22,558)		1,982,256

Equity in Earnings of Subsidiary	(13,652)	—	—	—	—	13,652		—	—	—		—
Equity in Earning of SAC	(9,400)	—	—	—	—	—		(9,400)	—	9,400		—

Earnings (loss) from operations	(30,015)	6,005	65,724	(32,861)	3,394	13,652		25,899	38,881	(17,556)		47,224
Interest expense	25,522	17,094	44,265	—	—	—		86,881	53,451	(28,454)		111,878

Pretax earnings (loss)	(55,537)	(11,089)	21,459	(32,861)	3,394	13,652		(60,982)	(14,570)	10,898		(64,654)
Income tax (expense)/ benefit	11,929	4,921	(8,198)	9,880	(1,158)	—		17,374	5,170	—		22,544

Net earnings/ (loss)	(43,608)	(6,168)	13,261	(22,981)	2,236	13,652		(43,608)	(9,400)	10,898		(42,110)
Less: preferred stock dividends	(12,963)	—	—	—	—	—		(12,963)	—	—		(12,963)

Earnings available to common shareholders	$(56,571)	$(6,168)	$13,261	$(22,981)	$2,236	$13,652		$(56,571)	$(9,400)	$10,898		$(55,073)

(1)	Balances as of December 31, 2000
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Consolidating cash flow statements by industry segment for the year ended March 31, 2003 are as follows:

		U-Haul
		Moving and		Property and				SAC Moving
		Storage	Real	Casualty	Life		AMERCO	and Storage		Total
	AMERCO	Operations	Estate	Insurance(1)	Insurance(1)	Eliminations	Consolidated	Operations	Eliminations	Consolidated

	(In thousands)
Net cash flows provided (used) by operating activities	$200,516	$83,499	$(87,059)	$(75,133)	$(17,982)	$(41,772)	$62,069	$13,472	$(1,011)	$74,530

Cash flows from investing activities:
Purchases of investments:
Property, plant and equipment	(64)	(182,409)	(30,176)	—	—	—	(212,649)	(30,512)	—	(243,161)
Fixed maturities	—	—	—	(10,408)	(267,949)	—	(278,357)	—	—	(278,357)
Common Stock	—	—	—	—	—	—	—	—	—	—
Preferred Stock	—	—	—	—	—	—	—	—	—	—
Other asset investment	—	—	—	—	(18,910)	17,500	(1,410)	—	—	(1,410)
(18,910) Real estate	—	—	—	—	(21,759)	—	(21,759)	—	—	(21,759)
Mortgage loans	—	—	—	—	(22,000)	22,000		—	—	—
Proceeds from sale of investments:
Property, plant and equipment	—	85,289	11,600	—	—	—	96,889	—	—	96,889
Fixed maturities	—	—	—	101,373	262,741	—	364,114	—	—	364,114
Common Stock	—	—	—	—	—	—	—	—	—	—
Preferred Stock	—	—	—	—	2,885	—	2,885	—	—	2,885
Real estate	—	—	—	—	22,043	—	22,043	—	—	22,043
Mortgage loans	—	73	130	561	17,409	—	18,173	—	—	18,173
Changes in other investments	—	—	4,481	(18,197)	(23,575)	41,772	4,481	—	—	4,481

Net cash provided (used) by investing activities	(64)	(97,047)	(13,965)	73,329	(49,115)	81,272	207,059	(30,512)	—	(36,102)

Cash flows from financing activities:
Net change in short-term borrowings	5,000	16,900	—	—	—	—	21,900	—	—	21,900
Proceeds from notes	257,007	—	101,329	—	—	(39,500)	318,836	58,827	(27,827)	349,836
Debt issuance costs	(2,330)	—	(680)	—	—	—	(3,010)	—	—	(3,010)
Leveraged ESOP: Repayment on loan	—	—	—	—	—	—	—	—	—	—
Purchase of shares	—	—	—	—	—	—	—	—	—	—
Payments on loan	—	975	—	—	—	—	975	—	—	97 5
Principal payments on notes	(433,788)	—	(27)	—	—	—	(433,815)	(37,135)	28,838	(442,112)
Treasury stock acquisitions, net	(1,408)	—	—	—	—	—	(1,408)	—	—	(1,408)
Preferred stock dividends paid	(6,480)	—	—	—	—	—	(6,480)	—	—	(6,480)
Investment contract deposits	—	—	—	—	165,281	—	165,281	—	—	165,281
Investment contract withdrawals	—	—	—	—	(98,022)	—	(98,022)	—	—	(98,022)

Net cash provided (used) by financing activities	(181,999)	17,875	100,622	—	67,259	(39,500)	(35,743)	21,692	1,011	(13,040)

Increase (decrease) in cash and cash equivalents	18,453	4,327	(402)	(1,804)	162	—	20,736	4,652	—	25,388
Cash and cash equivalents at the beginning of period	71	25,719	576	5,912	9,158	—	41,436	10	—	41,446

Cash and cash equivalents at the end of period	$18,524	$30,046	$174	$4,108	$9,320	$—	$62,172	$4,662	$—	$66,834

(1)	Balances as of December 31, 2002

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Consolidating cash flow statements by industry segment for the year ended March 31, 2002 are as follows:

		U-Haul
		Moving and			Property and			SAC Moving
		Storage	Real	Life	Casualty		AMERCO	and Storage		Total
	AMERCO	Operations	Estate	Insurance(1)	Insurance(1)	Eliminations	Consolidated	Operations	Eliminations	Consolidated

	(In thousands)
Net cash flows provided (used) by operating activities	$148,589	$96,245	$(144,082)	$(5,150)	$(61,537)	$492	$34,557	$(1,346)	$(52,842)	$(19,631)

Cash flows from investing activities:
Purchases of investments:
Property, plant and equipment	(12)	(248,670)	(32,327)	—	—	—	(281,009)	(378,873)	278,399	(381,483)
Fixed maturities	—	—	—	(248,671)	(8,888)	—	(257,559)	—	—	(257,559)
Common stock	—	—	—	(418)	—	—	(418)	—	—	(418)
Preferred stock	—	—	—	(2,072)	—	—	(2,072)	—	—	(2,072)
Other asset investment	—	—	—	(2,259)	—	—	(2,259)	—	—	(2,259)
Real estate	—	—	—	(35)	4,312	—	4,277	—	—	4,277
Mortgage loans	—	—	(561)	(790)	—	—	(1,351)	—	—	(1,351)
Proceeds from sales of investments:
Property, plant and equipment	695	143,317	173,184	—	—	—	317,196	53,214	(141,035)	229,375
Fixed maturities	—	—	—	168,984	64,732	—	233,716	—	—	233,716
Common stock	—	—	—	—	—	—	—	—	—	—
Preferred stock	—	—	—	4,400	—	—	4,400	—	—	4,400
Real estate	—	—	—	1,038	2,662	—	3,700	—	—	3,700
Mortgage loans	—	268	510	17,910	2	—	18,690	—	—	18,690
Changes in other investments	—	—	2,897	(8,575)	1,566	7,009	2,897	—	—	2,897

Net cash (used) by investing activities	683	(105,085)	143,703	(70,488)	64,386	7,009	40,208	(325,659)	137,364	(148,087)

Cash flows from financing activities:
Net change in short-term borrowings	(24,070)	14,793	—	—	—	—	(9,277)	—	—	(9,277)
Proceeds from notes	—	—	—	—	—	—	—	526,292	(278,399)	247,893
Debt issuance cost	(390)	—	—	—	—	—	(390)	—	—	(390)
Leverage Employee Stock Ownership plan:
Purchase of shares	—	(72)	—	—	—	—	(72)	—	—	(72)
Payments on loan	—	1,093	—	—	—	—	1,093	—	—	1,093
Principal payments on notes	(101,738)	—	(33)	—	—	—	(101,771)	(199,287)	193,877	(107,181)
Preferred stock dividends paid	(12,963)	—	—	—	—	—	(12,963)	—	—	(12,963)
Treasury stock acquisitions, net	(10,154)	—	—	—	—	—	(10,154)	—	—	(10,154)
Dividends paid	—	—	—	7,501	—	(7,501)	—	—	—	—
Investment contract deposits	—	—	—	150,432	—	—	150,432	—	—	150,432
Investment contract withdrawals	—	—	—	(99,845)	—	—	(99,845)	—	—	(99,845)

Net cash provided by financing activities	(149,315)	15,814	(33)	58,088	—	(7,501)	(82,947)	327,005	(84,522)	159,536

Increase (decrease) in cash and cash equivalents	(43)	6,974	(412)	(17,550)	2,849	—	(8,182)	—	—	(8,182)
Cash and cash equivalents at the beginning of year	114	18,745	988	26,708	3,063	—	49,618	10	—	49,628

Cash and cash equivalents at the end of year	$71	$25,719	$576	$9,158	$5,912	$—	$41,436	$10	$—	$41,446

(1)	Balances as of December 31, 2001.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Consolidating cash flow statements by industry segment for the year ended March 31, 2001 are as follows:

		U-Haul
		Moving and			Property and			SAC Moving
		Storage	Real	Life	Casualty		AMERCO	and Storage		Total
	AMERCO	Operations	Estate	Insurance(1)	Insurance(1)	Eliminations	Consolidated	Operations	Eliminations	Consolidated

	(In thousands)
Net cash flows provided (used) by operating activities	$3,840	$106,946	$68,698	$3,456	$15,208	$(81,340)	$116,808	$15,124	$40,698	$172,630

Cash flows from investing activities:
Purchases of investments:
Property, plant and equipment	(16)	(411,910)	(53,063)	—	—	—	(464,989)	(369,673)	217,388	(617,274)
Fixed maturities	—	—	—	(67,733)	(55,131)	—	(122,864)	—	—	(122,864)
Common stock	—	—	—	(31,773)	—	—	(31,773)	—	—	(31,773)
Preferred stock	—	—	—	—	—	—	—	—	—	—
Other asset investment	—	—	—	(5,915)	—	—	(5,915)	—	—	(5,915)
Real estate	—	—	—	—	(26)	—	(26)	—	—	(26)
Mortgage loans	—	(102)	—	(22,461)	—	—	(22,563)	—	—	(22,563)
Proceeds from sales of investments:
Property, plant and equipment	—	303,570	42,197	—	—	—	345,767	46,952	(38,479)	354,240
Fixed maturities	—	—	—	101,780	50,981	—	152,761	—	—	152,761
Common stock	—	—	—	6,194	—	—	6,194	—	—	6,194
Preferred stock	—	—	—	372	—	—	372	—	—	372
Real estate	—	—	—	—		—	—	—	—	—
Mortgage loans	—	3,342	268	13,607	7	—	17,224	—	—	17,224
Changes in other investments	—	—	—	(14,232)	(9,345)	23,577	—	—	—	—

Net cash (used) by investing activities	(16)	(105,100)	(10,598)	(20,161)	(13,514)	23,577	(125,812)	(322,721)	178,909	(269,624)

Cash flows from financing activities:
Net change in short-term borrowings	156,070	—	—	—	—	—	156,070	—	—	156,070
Proceeds from notes	—	(446)	—	—	—	—	(446)	460,537	(366,014)	94,077
Debt issuance cost	(435)	—	(259)	—	—	—	(694)	—	—	(694)
Leverage Employee Stock Ownership plan:
Purchase of shares	—	(46)	—	—	—	—	(46)	—	—	(46)
Payments on loan	137	1,102	—	—	—	—	1,239	—	—	1,239
Principal payments on notes	(137,010)	—	(51)	—	—	—	(137,061)	(152,940)	146,407	(143,594)
Net change in cash overdraft	—	—	—	—	—	—	—	—	—	—
Preferred stock dividends paid	—	—	—	—		—	—	—	—	—
Treasury stock acquisitions, net	(9,617)	—	—	—	—	—	(9,617)	—	—	(9,617)
Dividends paid	(12,963)	—	(57,763)	—	—	57,763	(12,963)	—	—	(12,963)
Investment contract deposits	—	—	—	86,657	—	—	86,657	—	—	86,657
Investment contract withdrawals	—	—	—	(72,953)	—	—	(72,953)	—	—	(72,953)

Net cash provided by financing activities	(3,818)	610	(58,073)	13,704	—	57,763	10,186	307,597	(219,607)	98,176

Increase (decrease) in cash and cash equivalents	6	2,456	27	(3,001)	1,694	—	1,182	—	—	1,182
Cash and cash equivalents at the beginning of year	108	16,289	961	29,709	1,369	—	48,436	10	—	48,446

Cash and cash equivalents at the end of year	$114	$18,745	$988	$26,708	$3,063	$—	$49,618	$10	$—	$49,628

(1)	Balances are as of December 31, 2001.

     Financial information by geographic area are as follows:

Year Ended	United States	Canada	Consolidated

	(All amounts are in thousands U.S. $’s)
March 31, 2003
Total revenues	$2,077,333	$55,054	$2,132,387
Depreciation/amortization net	169,799	5,466	175,265
Interest expense/(benefit)	146,144	1,987	148,131
Pretax earnings/(loss)	(45,628)	6,707	(38,921)
Income tax expense/(benefit)	16,282	(2,347)	13,935
Identifiable assets	3,673,738	131,928	3,805,666
March 31, 2002
Total revenues	$2,141,229	$52,350	$2,193,579
Depreciation/amortization net	138,401	5,230	143,631
Interest expense/(benefit)	107,370	2,095	109,465
Pretax earnings/(loss)	(74,828)	7,497	(67,331)
Income tax expense/(benefit)	22,515	(2,624)	19,891
Identifiable assets	3,615,108	117,209	3,732,317

23.	Subsequent Events

      On April 18, 2003, AMERCO filed suit against its former auditors, PricewaterhouseCoopers (PwC). The complaint seeks actual and punitive damages in excess of $2.5 billion dollars as a result of the alleged negligent, fraudulent and tortious conduct of PwC during the last seven years of its audit engagement.

      On June 20, 2003, AMERCO filed a voluntary petition for protection under Chapter 11 of the U.S. Bankruptcy Code. AMERCO has taken this action in order to expedite the financial restructuring of its debt. On August 13, 2003, Amerco Real Estate Company filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with joint administration under BK-03-52103-GWZ. Not included in the Chapter 11 filing are the following AMERCO subsidiaries: U-Haul, Oxford Life Insurance Company and its subsidiaries, and Republic Western Insurance Company, among others. The Chapter 11 filing by AMERCO is not expected to impact the operations of these subsidiaries, and their business will continue uninterrupted. Additionally, since the Company is solvent, with asset value in excess of its debt, AMERCO intends to repay its creditors in full pursuant to a full-value plan of reorganization, without diluting the interest of its shareholders. On March 15, 2004, AMERCO emerged from Chapter 11 with full payment to its creditors and with no dilution to its stockholders.

      On June 30, 2003, RepWest and Oxford exchanged their respective interests in Private Mini for certain real property owned by certain SAC Holdings entities. The exchanges were non-monetary and were recorded on the basis of the book values of the assets exchanged.

      On May 20, 2003, RepWest consented to an Order for Supervision issued by the Arizona Department of Insurance (“DOI”). The DOI determined that RepWest’s level of risk based capital (“RBC”) allowed for regulatory control. Pursuant to this order and Arizona law, during the period of supervision, RepWest may not engage in certain activities without the prior approval of the DOI. If RepWest fails to satisfy the requirements to abate DOI’s concerns, the DOI may take further action, including, but not limited to, commencing a conservatorship.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In April 2003, the Company determined that in connection with overall restructuring efforts, RepWest is exiting non-U-Haul related lines of business.

24.	Guarantor and Nonguarantor Financial Statements

      In connection with our emergence from Chapter 11 bankruptcy on March 15, 2004, the Company issued $200 million 9.0% Second Lien Senior Secured Notes due 2009. The notes are fully and unconditionally guaranteed, jointly and severally, by all of AMERCO’s legal subsidiaries, except for Oxford and RepWest and except for SAC Holdings on a consolidated basis. The following condensed consolidating financial information presents the condensed consolidating balance sheets as of March 31, 2003 and 2002 and the related condensed consolidating statements of earnings and condensed consolidating cash flow statements for the years ended March 31, 2003, 2002 and 2001 for:

(a) AMERCO;

(b) the guarantor subsidiaries (comprised of U-Haul and Amerco Real Estate Company and each of their respective subsidiaries);

(c) the nonguarantor subsidiaries (comprised of Oxford and RepWest and each of their respective subsidiaries); and

(d) SAC Holdings.

      The information includes elimination entries necessary to consolidated AMERCO, the parent, with the guarantor and nonguarantor subsidiaries.

      Investments in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and nonguarantor subsidiaries are presented on a combined basis.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet

March 31, 2003

		Guarantor	Non-guarantor			AMERCO	SAC			Total
	AMERCO	Subsidiaries	Subsidiaries(1)	Eliminations		Consolidated	Holdings	Eliminations		Consolidated

	(In thousands)
ASSETS
Cash and cash equivalents	$18,524	$30,220	$13,428	$—		$62,172	$4,662	$—		$66,834
Receivables	—	24,002	247,489	—		271,491	—	(7,754	)(b)	263,737
Notes and mortgage receivables, net	—	27,747	—	—		27,747	—	(24,879	)(b)	2,868
Inventories, net	—	49,233	—	—		49,233	4,037	—		53,270
Prepaid expenses	87	27,411	—	—		27,498	811	(6,463	)(b)	21,846
Investments, fixed maturities	—	—	867,077	—		867,077	—	(6,477	)(b)	860,600
Investments, other	135,000	388,505	344,976	(79,707	)(b)	788,774	—	(399,522	)(b)	389,252
Deferred policy acquisition costs	—	—	105,100	—		105,100	—	—		105,100
Other Assets	471,884	165,816	90,949	(689,684	)(b)	38,965	24,635	—		63,600

	625,495	712,934	1,669,019	(769,391)		2,238,057	34,145	(445,095	)(a)	1,827,107
Investment in subsidiaries	1,037,756	—	—	(1,037,756	)(a)	—	—	—		—
Investment in subsidiaries — SAC	(41,938)	—	—	—		(41,938)	—	41,938	(a)	—
Property, plant and equipment
Land	—	157,987	—	—		157,987	—	—		157,987
Building and improvements	—	747,853	—	—		747,853	—	—		747,853
Furniture and equipment	459	290,924	—	—		291,383	—	—		291,383
Rental trailers and other rental equipment	—	149,707	—	—		149,707	—	—		149,707
Rental trucks	—	1,140,294	—	—		1,140,294	—	—		1,140,294
SAC Holdings property, plant and equipment(2)	—	—	—	—		—	1,015,563	(258,271)		757,292

	459	2,486,765	—	—		2,487,224	1,015,563	(258,271)		3,244,516
Less accumulated depreciation	(315)	(1,244,821)	—	—		(1,245,136)	(59,679)	6,616		(1,298,199)

Total property, plant and equipment	144	1,241,944	—	—		1,242,088	955,884	(251,655)		1,946,317

Total Assets	$1,621,457	$1,954,878	$1,669,019	$(1,807,147)		$3,438,207	$990,029	$(654,812)		$3,773,424

(1)	Balances as of December 31, 2002
(2)	Included in this caption is land of $273,470, buildings and improvements of $739,534 and equipment of $2,559
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet — (Continued)

March 31, 2003

		Guarantor	Non-guarantor			AMERCO	SAC			Total
	AMERCO	Subsidiaries	Subsidiaries(1)	Eliminations		Consolidated	Holdings	Eliminations		Consolidated

	(In thousands)
LIABILITIES
Accounts payable and accrued expenses	$139,496	$271,286	$570	$(39,735	)(a)	$371,617	$48,033	$(32,633	)(b)	$387,017
AMERCO’s notes and loans payable	861,158	133,198	—	(39,500	)(b)	954,856	—	—		954,856
SAC Holdings’ notes and loans payable	—	—	—	—		—	983,190	(394,171	)(b)	589,019
Policy benefits and losses, claims and loss	—	—	—	—		—	—	—		—
expenses payable	—	168,666	667,966	—		836,632	—	—		836,632
Liabilities from investment contracts	—	—	639,998	—		639,998	—	—		639,998
Other policyholders’ funds and liabilities	—	—	30,309	—		30,309	—	—		30,309
Deferred income	2,863	31,954	—	—		34,817	12,033	(6,463	)(b)	40,387
Deferred income taxes	120,446	309,629	8,664	(353,058	)(b)	85,681	(19,918)	(98,005	)(f)	(32,242)
Other Liabilities	—	325,783	11,315	(337,098	)(b)	—	—	—		—

Total Liabilities	1,123,963	1,240,516	1,358,822	(769,391)		2,953,910	1,023,338	(531,272)		3,445,976
Minority interest	—	—	—	—		—	11,828	(11,828)		—
STOCKHOLDERS’ EQUITY
Series A common stock	1,441	—	—	—		1,441	—	—		1,441
Common stock	9,122	541	5,800	(6,341	)(a)	9,122	—	—		9,122
Additional paid-in-capital	396,050	268,711	86,458	(355,169	)(a)	396,050	—	(160,266	)(f)	235,784
Additional paid-in-capital — SAC	3,199	—	—	—		3,199	3,199	(3,199	)(a)	3,199
Accumulated other comprehensive loss	(54,278)	(39,849)	17,755	22,094	(a)	(54,278)	—	—		(54,278)
Accumulated other comprehensive loss-SAC	(1,487)	—	—	—		(1,487)	(1,487)	1,487	(a)	(1,487)
Retained earning/accumulated deficit	561,606	498,156	200,184	(698,340	)(a)	561,606	(43,650)	50,266	(a)	568,222
Cost of common shares in treasury	(418,179)	—	—	—		(418,179)	(3,199)	—		(421,378)
Unearned ESOP shares in treasury	20	(13,197)	—			(13,177)	—	—		(13,177)

Total Stockholders’ Equity	497,494	714,362	310,197	(1,037,756)		484,297	(45,137)	(111,712	)(a)	327,448

Total Liabilities and Stockholders’ Equity	$1,621,457	$1,954,878	$1,669,019	$(1,807,147)		$3,438,207	$990,029	$(654,812)		$3,773,424

(1)	Balances as of December 31, 2002
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet — (Continued)

March 31, 2002

		Guarantor	Non-guarantor			AMERCO	SAC			Total
	AMERCO	Subsidiaries	Subsidiaries(1)	Eliminations		Consolidated	Holdings	Eliminations		Consolidated

	(In thousands)
ASSETS
Cash and cash equivalents	$71	$26,295	$15,070	$—		$41,436	$10	$—		$41,446
Receivables	—	40,019	251,639	—		291,658	—	(16,788	)(b)	274,870
Notes and mortgage receivables, net	—	21,817	—	—		21,817	—	(14,538	)(b)	7,279
Inventories, net	—	62,484	—	—		62,484	3,292	—		65,776
Prepaid expenses	112	24,591	—	—		24,703	1,023	(10,447	)(b)	15,279
Investments, fixed maturities	—	—	994,875	—		994,875	—	(6,478	)(b)	988,397
Investments, other	10,000	398,428	269,804	(32,845	)(b)	645,387	—	(404,475	)(b)	240,912
Deferred policy acquisition costs	—	—	97,918	—		97,918	—	—		97,918
Other assets	809,536	11,889	105,668	(890,392	)(b)	36,701	21,618	—		58,319

	819,719	585,523	1,734,974	(923,237)		2,216,979	25,943	(452,726	)(a)	1,790,196
Investment in subsidiaries	991,269	—	—	(991,269	)(a)	—	—	—		—
Investment in subsidiaries — SAC	(34,532)	—	—	—		(34,532)	—	34,532(a	)	—
Property, plant and equipment
Land	—	160,895	—	—		160,895	—	—		160,895
Building and Improvements	—	725,214	—	—		725,214	—	—		725,214
Furniture and equipment	395	288,316	—	—		288,711	—	—		288,711
Rental trailers and other rental equipment	—	1,071,604	—	—		162,768	—	—		162,768
Rental trucks	—	162,768	—	—		1,071,604	—	—		1,071,604
SAC Holdings property, plant and equipment(2)	—	—	—	—		—	985,901	(258,271)		727,630

	395	2,408,797	—	—		2,409,192	985,901	(258,271)		3,136,822
Less accumulated depreciation	(300)	(1,165,980)	—	—		(1,166,280)	(39,156)	4,690		(1,200,746)

Total property, plant and equipment	95	1,242,817	—	—		1,242,912	946,745	(253,581)		1,936,076

Total Assets	$1,776,551	$1,828,340	$1,734,974	$(1,914,506)		$3,425,359	$972,688	$(671,775)		$3,726,272

(1)	Balances as of December 31, 2001
(2)	Included in this caption is land of $264,410, buildings and improvements of $719,728 and furniture and equipment of $1,763
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet — (Continued)

March 31, 2002

		Guarantor	Non-guarantor			AMERCO	SAC			Total
	AMERCO	Subsidiaries	Subsidiaries(1)	Eliminations		Consolidated	Holdings	Eliminations		Consolidated

	(In thousands)
LIABILITIES
Accounts payable and accrued expenses	$37,876	$213,694	$9,353	$(32,614	)(a)	$228,309	$36,891	$(31,326	)(b)	$233,874
AMERCO’s notes and loans payable	1,030,805	14,996	—	—		1,045,801	—	—		1,045,801
SAC Holdings’ notes and loans payable	—	—	—	—		—	961,499	(399,612	)(b)	561,887
Policy benefits and losses, claims and loss	—	—	—	—		—	—	—		—
expenses payable	—	90,239	729,344	—		819,583	—	—		819,583
Liabilities from investment contracts	—	—	572,793	—		572,793	—	—		572,793
Cash overdraft	—	—	—	—		—	—	—		—
Other policyholders’ funds and liabilities	—	—	73,597	—		73,597	—	—		73,597
Deferred income	3,434	34,721	—	—		38,155	15,550	(10,447	)(b)	43,258
Deferred income taxes	149,965	322,096	16,082	(381,321	)(b)	106,822	(14,862)	(98,005	)(f)	(6,045)
Other liabilities	—	498,495	10,807	(509,302	)(b)	—	—	—		—

TOTAL LIABILITIES	1,222,080	1,174,241	1,411,976	(923,237)		2,885,060	999,078	(539,390)		3,344,748
Minority interest	—	—	—	—		—	11,341	(11,341)		—
STOCKHOLDERS’ EQUITY
Series A common stock	1,441	—	—	—		1,441	—	—		1,441
Common stock	9,122	541	5,800	(6,341	)(a)	9,122	—	—		9,122
Additional paid-in-capital	396,559	268,577	86,068	(354,645	)(a)	396,559	—	(160,266	)(f)	236,293
Additional paid- in-capital — SAC	3,199	—	—	—		3,199	3,199	(3,199	)(a)	3,199
Accumulated other comprehensive loss	(37,802)	(39,804)	24,698	15,106	(a)	(37,802)	—	—		(37,802)
Accumulated other comprehensive loss-SAC	(2,778)	—	—	—		(2,778)	(2,778)	2,778	(a)	(2,778)
Retained earnings-end of year	601,481	438,957	206,432	(645,389	)(a)	601,481	(34,953)	39,643	(a)	606,171
Cost of common shares in treasury	(416,771)	—	—	—		(416,771)	(3,199)	—		(419,970)
Unearned ESOP shares in treasury	20	(14,172)	—	—		(14,152)	—	—		(14,152)

Total Stockholders’ Equity	554,471	654,099	322,998	(991,269)		540,299	(37,731)	(121,044	)(a)	381,524

Total Liabilities and Stockholders’ Equity	$1,776,551	$1,828,340	$1,734,974	$(1,914,506)		$3,425,359	$972,688	$(671,775)		$3,726,272

(1)	Balances as of December 31, 2001
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Earnings

Year Ended March 31, 2003

		Guarantor	Non-guarantor			AMERCO	SAC			Total
	AMERCO	Subsidiaries	Subsidiaries(1)	Eliminations		Consolidated	Holdings	Eliminations		Consolidated

	(In thousands)
Revenues:
Rental revenue	$—	$1,492,604	$—	$(60,116	)(c)	$1,432,488	$168,027	$(40,510	)(c)	$1,560,005
Net sales	—	174,121	—	—		174,121	48,768	—		222,889
Premiums	—	—	314,016	(6,091	)(d)	307,925	—	—		307,925
Net investment and interest income	1,195	40,053	36,209	—		77,457	—	(35,889	)(e)	41,568

Total revenues	1,195	1,706,778	350,225	(66,207)		1,991,991	216,795	(76,399)		2,132,387

Costs and expenses:
Operating expenses	43,502	986,713	77,507	(66,207	)(c)	1,041,515	105,287	(12,342	)(c)	1,134,460
Commission expense	—	164,508	—	—		164,508	—	(27,681	)(c)	136,827
Cost of sales	—	93,756	—	—		93,756	21,359	—		115,115
Benefits and losses	—	37,560	244,308	—		281,868	—	—		281,868
Amortization of deferred policy acquisition costs	—	—	37,819	—		37,819	—	—		37,819
Lease expense	927	179,202	—	—		180,129	—	(487)		179,642
Depreciation, net	15	117,984	—	—		117,999	21,373	(1,926)		137,446

Total costs and expenses	44,444	1,579,723	359,634	(66,207)		1,917,594	148,019	(42,436)		2,023,177

Equity in earnings of subsidiary	52,951	—	—	(52,951)		—	—	—		—
Equity in earnings of SAC	(8,697)	—	—	—		(8,697)	—	8,697		—

Earnings (loss) from operations	1,005	127,055	(9,409)	(52,951)		65,700	68,776	(25,266)		109,210
Interest expense	69,213	33,643	—	—		102,856	81,164	(35,889)		148,131

Pretax earnings (loss)	(68,208)	93,412	(9,409)	(52,951)		(37,156)	(12,388)	10,623		(38,921)
Income tax benefit/ (expense)	41,296	(34,213)	3,161	—		10,244	3,691	—		13,935

Net earnings (loss)	(26,912)	59,199	(6,248)	(52,951)		(26,912)	(8,697)	10,623		(24,986)
Less: preferred stock dividends	(12,963)	—	—	—		(12,963)	—	—		(12,963)

Earnings (loss) available to common shareholders	$(39,875)	$59,199	$(6,248)	$(52,951)		$(39,875)	$(8,697)	$10,623		$(37,949)

(1)	Balances as of December 31, 2002
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Earnings

Year Ended March 31, 2002

			Non-
		Guarantor	guarantor			AMERCO	SAC			Total
	AMERCO	Subsidiaries	Subsidiaries(1)	Eliminations		Consolidated	Holdings	Eliminations		Consolidated

	(In thousands)
Revenues:
Rental revenue	$—	$1,493,930	$—	$(64,325	)(c)	$1,429,605	$112,747	$(30,102	)(c)	$1,512,250
Net sales	—	198,367	—	—		198,367	24,449	—		222,816
Premiums	—	—	421,355	(10,185	)(d)	411,170	—	—		411,170
Net investment and interest income	873	31,007	43,826	—		75,706	—	(28,363	)(e)	47,343

Total revenues	873	1,723,304	465,181	(74,510)		2,114,848	137,196	(58,465)		2,193,579

Costs and expenses:
Operating expenses	8,945	1,036,912	114,683	(74,510	)(c)	1,086,030	68,223	(7,948	)(c)	1,146,305
Commission expense	—	153,465	—	—		153,465	—	(13,023	)(c)	140,442
Cost of sales	—	110,473	—	—		110,473	12,221	—		122,694
Benefits and losses	—	47,036	376,673	—		423,709	—	—		423,709
Amortization of deferred policy acquisition costs	—	—	40,674	—		40,674	—	—		40,674
Lease expense	918	182,877	—	—		183,795	—	(9,131)		174,664
Depreciation, net	(500)	90,312	—	—		89,812	15,071	(1,926)		102,957

Total costs and expenses	9,363	1,621,075	532,030	(74,510)		2,087,958	95,515	(32,028)		2,151,445

Equity in earnings subsidiary	(10,495)	—	—	10,495		—	—	—		—
Equity in earnings of SAC	(14,025)	—	—	—		(14,025)	—	14,025		—

Earning from operations	(33,010)	102,229	(66,849)	10,495		12,865	41,681	(12,412)		42,134
Interest expense	30,773	45,974	—	—		76,747	61,081	(28,363)		109,465

Pretax earnings (loss)	(63,783)	56,255	(66,849)	10,495		(63,882)	(19,400)	15,951		(67,331)
Income tax benefit/ (expense)	14,417	(21,219)	21,318	—		14,516	5,375	—		19,891

Net earnings (loss)	(49,366)	35,036	(45,531)	10,495		(49,366)	(14,025)	15,951		(47,440)
Less: preferred stock dividends	(12,963)	—	—	—		(12,963)	—	—		(12,963)

Earnings (loss) available to common shareholders	$(62,329)	$35,036	$(45,531)	$10,495		$(62,329)	$(14,025)	$15,951		$(60,403)

(1)	Balances as of December 31, 2001
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Earnings

Year Ended March 31, 2001

			Non-
		Guarantor	guarantor			AMERCO	SAC			Total
	AMERCO	Subsidiaries	Subsidiaries(1)	Eliminations		Consolidated	Holdings	Eliminations		Consolidated

	(In thousands)
Revenues:
Rental revenue	$(2)	$1,436,545	$—	$(71,108	)(c)	$1,365,435	$92,457	$(21,060	)(c)	$1,436,832
Net sales	—	194,320	—	—		194,320	17,923	—		212,243
Premiums	—	—	338,704	(10,596	)(d)	328,108	—	—		328,108
Net investment and interest income	963	35,308	44,480	—		80,751	—	(28,454	)(e)	52,297

Total revenues	961	1,666,173	383,184	(81,704	)(c)	1,968,614	110,380	(49,514)		2,029,480

Costs and expenses:
Operating expenses	7,113	1,022,043	85,861	(81,704)		1,033,313	49,237	(6,243	)(c)	1,076,307
Commission expense	—	143,588	—	—		143,588	—	(10,723	)(c)	132,865
Cost of sales	—	116,629	—	—		116,629	9,877	—		126,506
Benefits and losses	—	40,521	290,558	—		331,079	—	—		331,079
Amortization of deferred policy acquisition costs	—	—	36,232	—		36,232	—	—		36,232
Lease expense	688	178,866	—	—		179,554	—	(4,094)		175,460
Depreciation, net	123	92,797	—	—		92,920	12,385	(1,498)		103,807

Total costs and expenses	7,924	1,594,444	412,651	(81,704)		1,933,315	71,499	(22,558)		1,982,256

Equity in earnings of subsidiary	(13,652)	—	—	13,652		—	—	—		—
Equity in earnings of SAC	(9,400)	—	—	—		(9,400)	—	9,400		—

Earnings (loss) from operations	(30,015)	71,729	(29,467)	13,652		25,899	38,881	(17,556)		47,224
Interest expense	25,522	61,359	—	—		86,881	53,451	(28,454)		111,878

Pretax earnings (loss)	(55,537)	10,370	(29,467)	13,652		(60,982)	(14,570)	10,898		(64,654)
Income tax benefit (expense)	11,929	(3,277)	8,722	—		17,374	5,170	—		22,544

Net earnings (loss)	(43,608)	7,093	(20,745)	13,652		(43,608)	(9,400)	10,898		(42,110)
Less: preferred stock dividends	(12,963)	—	—	—		(12,963)	—	—		(12,963)

Earnings (loss) available to common shareholders	$(56,571)	$7,093	$(20,745)	$13,652		$(56,571)	$(9,400)	$10,898		$(55,073)

(1)	Balances as of December 31, 2000
(a)	Eliminate investment in subsidiaries
(b)	Eliminate intercompany receivables and payables
(c)	Eliminate intercompany lease income
(d)	Eliminate intercompany premiums
(e)	Eliminate intercompany interest on debt
(f)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATION, SAC HOLDING II CORPORATION
AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ADDITIONAL INFORMATION

SUMMARY OF EARNINGS OF INDEPENDENT TRAILER FLEETS

Unaudited

      The following Summary of Earnings of Independent Trailer Fleets is presented for purposes of analysis and is not a required part of the basic financial statements.

	Years Ended March 31,

	2003	2002	2001	2000	1999

	(In thousands, except earnings
	per $100 of average Investment)
Earnings data (Note A):
Fleet owner income:
Credited to fleet owner gross rental income	$823	1,028	1,350	1,977	2,191
Credited to trailer accident fund (Notes D and E)	49	61	79	114	144

Total fleet owner income	872	1,089	1,429	2,091	2,335

Fleet owner operation expenses:
Charged to fleet owner (Note C)	422	532	719	999	873
Charged to trailer accident fund (Notes D and F)	9	15	18	23	27

Total fleet owner operation expenses	431	547	737	1,022	900

Fleet owner earnings before trailer accident fund credit, depreciation and income taxes	402	496	631	978	1,318
Trailer accident fund credit (Note D)	39	46	61	91	117

Net fleet owner earnings before depreciation and income taxes	$441	542	692	1,069	1,435

Investment data (Note A):
Amount at end of year	$1,389	1,663	2,046	2,654	3,272

Average amount during year	$1,526	1,855	2,350	3,574	3,574

Net fleet owner earnings before depreciation and income taxes per $100 of average investment (Note B) (unaudited)	$19.95	20.06	23.38	28.12	29.56

The accompanying notes are an integral part of this Summary of Earnings of Independent Trailer Fleets.

ADDITIONAL INFORMATION

NOTES TO SUMMARY OF EARNINGS OF INDEPENDENT TRAILER FLEETS

      (A) The accompanying Summary of Earnings of Independent Trailer Fleets includes the operations of trailers under the brand name of “U-Haul” owned by independent fleet owners. Earnings data represent the aggregate results of operations before depreciation and taxes. Investment data represent the cost of trailers and investments before accumulated depreciation.

      Fleet owner income is based on Independent Rental Dealer reports of rentals transacted through the day preceding the last Monday of each month and received by U-Haul International, Inc. by the end of the month and U-Haul Center reports of rentals transacted through the last day of each month. Payments to fleet owners for trailers lost or retired from rental service as a result of damage by accident have not been reflected in this summary because such payments do not relate to earnings before depreciation and income taxes but, rather, investment (depreciation).

      The investment data is based upon the cost of trailers to the fleet owners as reflected by sales records of the U-Haul manufacturing facilities.

      (B) The summary of earnings data stated in terms of amount per $100 of average investment represents the aggregate results of operations (earnings data) divided by the average amount of investment during the periods. The average amount of investment is based upon a simple average of the month-end investment during each period. Average earnings data is not necessarily representative of an individual fleet owner’s earnings.

      (C) A summary of operations expenses charged directly to independent fleet owners follows:

	Years Ended March 31,

	2003	2002	2001	2000	1999

	(In thousands)
Licenses	$52	86	124	150	159
Public liability insurance	53	65	87	126	134
Repairs and maintenance	317	381	508	723	580

	$422	532	719	999	873

      (D) The fleet owners and subsidiary U-Haul Rental Companies forego normal commissions on a portion of gross rental fees designated for transfer to the Trailer Accident Fund. Trailer accident repair expenses, otherwise chargeable to fleet owners, are paid from this Fund to the extent of the financial resources of the Fund. The amounts designated “Trailer Accident Fund credit” in the accompanying summary of earnings represents independent fleet owner commissions foregone, which exceed expenses borne by the Fund.

      (E) Commissions foregone for transfer to the Trailer Accident Fund follow:

	Fleet Owners

	Subsidiary
	U-Haul	Subsidiary
	Companies	Companies	Independent	Total

	(In thousands)
Year ended:
March 31, 2003	$6,845	3,637	49	10,531
March 31, 2002	6,385	3,377	61	9,823
March 31, 2001	6,073	3,191	79	9,343
March 31, 2000	6,061	3,150	114	9,325
March 31, 1999	6,081	3,131	144	9,356

      (F) A summary of independent fleet owner expenses borne by the Trailer Accident Fund follows:

	Fleet Owners					Total
						Trailer
	Subsidiary				Trail	Accident
	U-Haul	Subsidiary		Sub	Accident	Repair
	Companies	Companies	Independent	Total	Retirements	Expenses

	(In thousands)
Year ended:
March 31, 2003	$1,095	582	8	1,685	394	2,079
March 31, 2002	1,225	647	12	1,884	455	2,339
March 31, 2001	1,067	561	18	1,646	498	2,144
March 31, 2000	1,233	641	23	1,897	354	2,251
March 31, 1999	1,148	591	27	1,766	342	2,108

      (G) Certain reclassifications have been made to the Summary of Earnings of Independent Trailer Fleets for the fiscal years ended 1999 to conform to the current year’s presentation.

SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF AMERCO

BALANCE SHEETS

	March 31,

	2003	2002

	(In thousands)
ASSETS
Cash	$18,524	$71
Investment in subsidiaries	995,818	956,737
Due from unconsolidated subsidiaries	451,424	792,327
Other assets	155,691	27,416

Total assets	$1,621,457	$1,776,551

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes and loans payable	$861,158	$1,030,805
Other liabilities	262,805	191,275

Stockholders’ equity:
Preferred stock	—	—
Common stock	10,563	10,563
Additional paid-in capital	399,249	399,758
Accumulated other comprehensive (loss)	(55,765)	(40,580)
Retained earnings/ (loss):
Beginning of year	601,481	663,810
Net earnings/ (loss)	(26,912)	(49,366)
Dividends accrued/ paid	(12,963)	(12,963)

	561,606	601,481
Less:
Cost of common shares in treasury	(418,179)	(416,771)
Unearned employee stock ownership plan shares	20	20

Total stockholders’ equity	497,494	554,471

Total Liabilities and stockholders’ equity	$1,621,457	$1,776,551

The accompanying notes are an integral part of these consolidated financial statements.

CONDENSED FINANCIAL INFORMATION OF AMERCO

STATEMENTS OF OPERATIONS

	Years Ended March 31,

		2002	2001
	2003	(Restated)	(Restated)

	(In thousands, except share and per share data)
Revenues
Net interest income from subsidiaries	$1,195	$873	$961
Expenses
Interest expense	69,213	30,773	25,522
Other expenses	44,444	9,363	7,924

Total expenses	113,657	40,136	33,446

Operating loss	(112,462)	(39,263)	(32,485)
Equity in earnings (loss) of unconsolidated subsidiaries	44,254	(24,520)	(23,052)
Income tax (expense)/benefit	41,296	14,417	11,929

Net (loss)	$(26,912)	$(49,366)	$(43,608)
Less: preferred stock dividend	(12,963)	(12,963)	(12,963)

(Loss) available to common shareholders	(39,875)	(62,329)	(56,571)

(Loss) per common share (both basic and diluted):	$(1.92)	$(2.96)	$(2.63)

Weighted average common shares outstanding	20,743,072	21,022,712	21,486,370

The accompanying notes are an integral part of these consolidated financial statements.

CONDENSED FINANCIAL INFORMATION OF AMERCO

STATEMENTS OF CASH FLOWS

	Years Ended March 31,

	2003	2002	2001

	(In thousands)
Cash flows from operating activities:
Net (loss)	$(26,912)	$(49,366)	$(43,608)
Amortization, net	1,752	2,046	1,364
(Loss) on sale	—	(559)	—
Equity in earnings of subsidiaries	—	—	—
(Increase) decrease in amounts due from unconsolidated subsidiaries	—	—	—
Net change in operating assets and liabilities	225,676	196,468	46,084

Net cash provided by operating activities	200,516	148,589	3,840

Cash flows from investing activities:
Purchases of property, plant and equipment	(64)	(12)	(16)
Proceeds from sale of property, plant and equipment	—	695	—

Net cash used by investing activities	(64)	683	(16)

Cash flows from financing activities:
Net change in short term borrowings	5,000	(24,070)	156,070
Proceeds from notes	257,007	—	—
Leveraged Employee Stock Ownership Plan-repayments from loan	—	—	137
Principal payments on notes	(433,788)	(101,738)	(137,010)
Debt issuance costs	(2,330)	(390)	(435)
Repurchase of preferred stock	—	—	—
Preferred stock dividends paid	(6,480)	(12,963)	(12,963)
Treasury stock purchase, net	(1,408)	(10,154)	(9,617)
Extraordinary loss on early extinguishment of debt, net	—	—	—

Net cash used by financing activities	(181,999)	(149,315)	(3,818)

Increase (decrease) in cash and cash equivalents	18,453	(43)	6
Cash and cash equivalents at beginning of year	71	114	108

Cash and cash equivalents at end of year	$18,524	$71	$114

      Income taxes paid in cash amounted to $11.4 million, $5.9 million and $5.4 million for 2003, 2002 and 2001, respectively. Interest paid in cash amounted to $76.6 million, $77.9 million and $92.6 million for 2003, 2002 and 2001, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

CONDENSED FINANCIAL INFORMATION OF AMERCO

NOTES TO CONDENSED FINANCIAL INFORMATION

March 31, 2003, 2002, and 2001

1.	Summary of Significant Accounting Policies

      AMERCO, a Nevada corporation, was incorporated in April, 1969, and is the holding company for U-Haul International, Inc., Republic Western Insurance Company, Oxford Life Insurance Company and Amerco Real Estate Company. The financial statements of the Registrant should be read in conjunction with the Consolidated Financial Statements and notes thereto included in this Form 10-K.

      AMERCO is included in a consolidated Federal income tax return with all of its U.S. subsidiaries. Accordingly, the provision for income taxes has been calculated for Federal income taxes of AMERCO and subsidiaries included in the consolidated return of the Registrant. State taxes for all subsidiaries are allocated to the respective subsidiaries.

      The financial statements include only the accounts of the Registrant (a Nevada Corporation), which include certain of the corporate operations of AMERCO (excluding SAC Holdings). The interest in AMERCO’s majority owned subsidiaries is accounted for on the equity method. The debt and related interest expense of AMERCO have been allocated to the consolidated subsidiaries. The intercompany interest income and expenses are eliminated in the consolidated financial statements.

2.	Guarantees

      AMERCO has guaranteed performance of certain long-term leases and other obligations. See Note 15 of Notes to Consolidated Financial Statements.

3.	Notes and Loans Payable

      Notes and loans payable consist of the following:

	March 31,

	2003	2002

	(In thousands)
Medium-term notes payable, unsecured, 7.23% to 8.08% interest rates, due through 2027	$109,500	$109,500
Notes payable under Bond Backed Asset Trust, unsecured, 7.14% interest rates, due through 2002	100,000	100,000
Notes payable to banks under commercial paper agreements, unsecured, 5.00% to 6.20% interest rates	—	—
Notes payable to public, unsecured, 7.85% interest rate, due through 2003	175,000	175,000
Senior Note, unsecured, 7.20% interest rate, due through 2002	—	150,000
Senior Note, unsecured, 8.80% interest rate, due through 2005	200,000	200,000
Other notes payable, unsecured, 8.15% interest rate, due through 2017	22,000	30
Notes payable to banks under revolving lines of credit, unsecured, 7.00% interest rate	205,000	283,000
Debt related to SWAP termination	5,582	775
Debt related to BBAT option termination	26,550	—
Other short-term promissory notes, 2.88% interest rate	17,526	12,500

	$861,158	$1,030,805

For additional information, see Note 6 of Notes to Consolidated Financial Statements.

SCHEDULE V

AMERCO AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL INFORMATION (FOR PROPERTY-CASUALTY INSURANCE UNDERWRITERS)

Years Ended December 31, 2002, 2001 and 2000

								Claim and Claim
			Reserves					Adjustment
			for Unpaid					Expenses Incurred			Amortization	Paid
		Deferred	Claims and					Related to			of Deferred	Claims and
		Policy	Claim	Discount			Net				Policy	Claim	Net
	Affiliation with	Acquisition	Adjustment	if any,	Unearned	Net Earned	Investment	Current	Prior	Fiscal	Acquisition	Adjustment	Premiums
Fiscal Year	Registrant	Costs	Expenses	Deducted	Premiums	Premiums(1)	Income(2)	Year	Year	Year	Costs	Expenses	Written(1)

(In thousands)
2003	Consolidated property casualty entity	$13,206	399,448	N/A	62,346	149,209	27,931	112,284	16,396	2003	17,143	196,798	120,946
2002	Consolidated property casualty entity	$15,946	448,984	N/A	91,725	253,799	27,876	232,984	23,042	2002	22,067	236,866	227,378
2001	Consolidated property casualty entity	$21,374	382,651	N/A	107,880	216,915	30,372	162,265	41,285	2001	16,571	178,221	256,034

(1)	The earned and written premiums are reported net of intersegment transactions. Earned premiums eliminated in consolidation amount to $3.4 million, $8.2 million and $9.2 million for the years ended 2002, 2001 and 2000, respectively.

(2)	Net Investment Income excludes net realized gains (losses) on investments of ($5.6 million), ($7.2 million) and ($4.9 million) for the years ended 2002, 2001 and 2000, respectively.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2003	2003

	(Unaudited)

	(In thousands)
ASSETS
Assets:
Cash and cash equivalents	$136,866	$66,834
Trade receivables, net	239,378	255,796
Notes and mortgage receivables, net	17,129	10,809
Inventories, net	55,230	53,270
Prepaid expenses	17,487	21,846
Investments, fixed maturities	763,673	860,600
Investments, other	474,978	389,252
Deferred policy acquisition costs, net	86,603	105,100
Deferred income taxes	—	32,242
Other assets	98,430	63,600

	1,889,774	1,859,349
Property, plant, and equipment, at cost:
Land	159,508	157,987
Buildings and improvements	751,877	747,853
Furniture and equipment	293,173	291,383
Rental trailers and other rental equipment	156,237	149,707
Rental trucks	1,208,303	1,140,294
SAC Holdings — Property, plant and equipment(1)	733,215	757,292

	3,302,313	3,244,516
Less: Accumulated depreciation	1,385,632	1,298,199

Total property, plant and equipment	1,916,681	1,946,317

Total Assets	$3,806,455	$3,805,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Payables and accrued expenses	$359,186	$387,017
AMERCO’s notes and loans payable	85,380	954,856
SAC Holdings’ notes and loans payable	586,558	589,019
Policy benefits and losses, claims and loss expenses payable	836,221	836,632
Liabilities from investment contracts	603,992	639,998
Other policyholders’ funds and liabilities	45,523	30,309
Deferred income	11,042	40,387
Deferred income taxes	1,345	—
Liabilities subject to compromise	875,372	—

Total Liabilities	3,404,619	3,478,218
Stockholders’ equity:
Series preferred stock:
Series A preferred stock	—	—
Series B preferred stock	—	—
Series A common stock	1,441	1,441
Common stock	9,122	9,122
Additional paid in-capital	235,784	235,784
Additional paid-in-capital — SAC	3,199	3,199
Accumulated other comprehensive (loss)	(25,801)	(54,278)
Accumulated other comprehensive income/(loss) — SAC Holdings	3,598	(1,487)
Retained earnings, AMERCO	658,054	611,872
Retained earnings, SAC	(49,461)	(43,650)
Cost of common shares in treasury, net	(421,378)	(421,378)
Unearned ESOP shares	(12,722)	(13,177)

Total stockholders’ equity	401,836	327,448

Total Liabilities and Stockholders’ Equity	$3,806,455	$3,805,666

(1)	SAC Holdings property, plant and equipment totaled $991.5 million and $1,015.5 million before eliminations, inter-company eliminations were $258.2 million and $258.2 million at December 31, 2003 and March 31, 2003 respectively.

The accompanying notes are an integral part of these consolidated financial statements.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended,

	December 31,	December 31,
	2003	2002

	(In thousands, except share data)
	(Unaudited)
Revenues:
Rental Revenue	$386,497	$335,760
Net sales	47,171	45,074
Premiums	56,088	80,115
Net investment and interest income	12,827	6,274

Total revenues	502,583	467,223
Costs and expenses:
Operating expenses	311,979	286,758
Commission expenses	31,136	32,224
Cost of sales	23,907	22,422
Benefits and losses	50,956	59,709
Amortization of deferred acquisition costs	11,027	6,253
Lease expense	36,214	33,265
Depreciation, net	38,394	33,314

Total costs and expenses	503,613	473,945
Loss from operations	(1,030)	(6,722)
Interest Expense	31,168	31,419
Fees on early extinguishment of BBAT’s	—	26,551

Pretax loss	(32,198)	(64,692)
Income tax benefit	10,531	18,909

Net loss	(21,667)	(45,783)
Less: Preferred stock dividends	3,241	3,241

Earnings/(loss) available to common shareholders	$(24,908)	$(49,024)

Basic and diluted loss per common share	$(1.24)	$(2.45)*

Weighted average common shares outstanding: Basic and diluted	20,099,875	20,022,629 *

*	2002 amounts revised to reflect the corrected number of weighted average common shares outstanding.

The accompanying notes are an integral part of these consolidated financial statements.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended

	December 31,	December 31,
	2003	2002

	(In thousands, except share data)
	(Unaudited)
Revenues:
Rental revenue	$1,304,470	$1,233,043
Net sales	182,048	175,709
Premiums	188,024	243,131
Net investment and interest income	35,614	31,508

Total revenues	1,710,156	1,683,391
Costs and expenses:
Operating expenses	909,380	900,655
Commission expenses	116,132	122,441
Cost of sales	87,023	87,484
Benefits and losses	169,801	200,142
Amortization of deferred acquisition costs	28,886	27,895
Lease expense	112,058	122,628
Depreciation, net	113,356	102,402

Total costs and expenses	1,536,636	1,563,647

Earnings from operations	173,520	119,744
Interest Expense	92,839	86,306
Fees on early termination of BBAT’s	—	26,551

Pretax earnings	80,681	6,887
Income tax expense	30,587	6,763

Net earnings	50,094	124
Less: Preferred stock dividends	9,723	9,723

Earnings/(loss) available to common shareholders	$40,371	$(9,599)

Basic and diluted earnings/(loss) per common share	$2.01	$(0.48	)*

Weighted average common shares outstanding: Basic and diluted	20,082,632	20,005,502	*

*	2002 amounts revised to reflect the corrected number of weighted average common shares outstanding.

The accompanying notes are an integral part of these consolidated financial statements.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Quarter Ended

	December 31,	December 31,
	2003	2002

	(In thousands)
	(Unaudited)
Comprehensive income:
Net earnings/(loss)	$(21,667)	$(45,783)
Changes in other comprehensive income:
Foreign currency translation	9,700	(970)
Unrealized gain/(loss) on investments	(3,373)	18,696

Total comprehensive income/(loss)	$(15,340)	$(28,057)

The accompanying notes are an integral part of these consolidated financial statements.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Nine Months Ended

	December 31,	December 31,
	2003	2002

	(In thousands)
	(Unaudited)
Comprehensive income:
Net earnings	$50,094	$124
Changes in other comprehensive income:
Foreign currency translation	11,074	(3,647)
Unrealized gain on investments	22,488	13,675

Total comprehensive income/(loss)	$83,656	$10,152

The accompanying notes are an integral part of these consolidated financial statements.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	December 31,

	2003	2002

	(In thousands)
	(Unaudited)
Net cash provided by operating activities	$151,201	$147,742
Cash flows from investing activities:
Purchases of investments:
Property, plant and equipment	(147,344)	(196,252)
Fixed maturities	(50,662)	(248,121)
Other asset investments	(78,142)	(52,988)
Proceeds from sale of investments:
Property, plant and equipment	30,470	74,262
Fixed maturities	171,405	291,328
Other asset investments	28,737	6,144

Net cash used by investing activities	(45,536)	(125,627)
Cash flows from financing activities:
Net change in short-term borrowings	5,649	—
Proceeds from notes	50,000	130,981
Leverage Employee Stock Ownership Plan:
Purchase of shares	—	—
Repayments from loan	455	975
Principal payments on notes	(55,716)	(205,364)
Preferred stock dividends paid	—	(6,482)
Treasury stock acquisitions, net	—	(1,407)
Investment contract deposits	43,020	137,488
Investment contract withdrawals	(79,041)	(74,047)

Net cash used by financing activities	(35,633)	(17,856)

Increase in cash equivalents	70,032	4,259
Cash and cash equivalents at the beginning of period	66,834	47,651

Cash and cash equivalents at the end of period	$136,866	$51,910

The accompanying notes are an integral part of these consolidated financial statements.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, December 31, 2002 and March 31, 2003
(Unaudited)

1.	Proceedings Under Chapter 11 of the Bankruptcy Code

      On June 20, 2003, AMERCO (the “Debtor”) filed a petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the District of Nevada. On August 13, 2003, the company’s wholly owned subsidiary, Amerco Real Estate Company, filed a petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the District of Nevada. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petition for relief under the federal bankruptcy laws are stayed while the Debtor continues business operations as debtor-in-possession. These claims are reflected in the December 31, 2003, balance sheet as “liabilities subject to compromise.” Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against the Debtor’s assets (“secured claims”) also are stayed, although the holders of such claims have the right to move the court for relief from the stay. Secured claims are secured primarily by liens of the Debtor’s property, plant and equipment.

      On October 6, 2003, AMERCO filed its Plan of Reorganization and Disclosure Statement with the Bankruptcy Court. On November 26, 2003, AMERCO filed an Amended Plan of Reorganization (the “Plan”). On December 12, 2003, the Bankruptcy Court approved AMERCO’s Disclosure Statement. On February 2, 2004, the Bankruptcy Court confirmed the Plan contingent upon completion of documentation and agreements acceptable to the involved parties and the submission of proposed findings of fact and conclusions of law and a confirmation order acceptable to all involved parties. AMERCO expects that by fiscal year end (i) it will satisfy the above contingencies and (ii) the Bankruptcy Court will execute a confirmation order. The confirmation order will become final if it is not appealed within ten days after entry and AMERCO intends to proceed to implement the Plan and emerge from bankruptcy as soon as possible thereafter. On March 15, 2004, AMERCO emerged from Chapter 11 with full payment to the creditors and with no dilutions to its stockholders.

2.	Organization and Principles of Consolidation

Organization

      AMERCO, a Nevada corporation (“AMERCO”), is the holding company for U-Haul International, Inc. (“U-Haul”), Amerco Real Estate Company (“Real Estate”), Republic Western Insurance Company (“RepWest”) and Oxford Life Insurance Company (“Oxford”). Throughout this Form 10-Q, unless the context otherwise requires, the term “Company” refers to AMERCO and all of its legal subsidiaries. The Company has four industry segments represented by Moving and Storage Operations (U-Haul), Real Estate, Property and Casualty Insurance (RepWest) and Life Insurance (Oxford).

      SAC Holding Corporation and SAC Holding Corporation II, Nevada corporations (collectively, “SAC Holdings”), are the holding companies for several individual corporations that own self-storage properties managed by AMERCO subsidiaries in the ordinary course of business. Mark V. Shoen, a significant shareholder and executive officer of AMERCO, owns all of the equity interest of SAC Holdings.

     Principles of Consolidation

      The condensed consolidated financial statements presented here include the accounts of AMERCO and its wholly-owned subsidiaries and SAC Holdings and their subsidiaries. All material inter-company accounts and transactions have been eliminated in consolidation. AMERCO has made significant loans to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Holdings and is entitled to participate in SAC Holdings’ excess cash flow (after senior debt service). All of the equity interest of SAC Holdings is owned by Mark V. Shoen, a significant shareholder and executive officer of AMERCO. AMERCO does not have an equity ownership interest in SAC Holdings, except for investments made by RepWest and Oxford in a SAC Holdings-controlled limited partnership which holds Canadian self-storage properties. SAC Holdings are not legal subsidiaries of AMERCO. SAC Holdings’ securitized loan agreements have no guarantees, or triggers that could create a guarantee, from AMERCO. There are no cross default provisions on indebtedness between AMERCO and SAC Holdings. The condensed consolidated financial statements and notes are presented as permitted by Form 10-Q and do not contain certain information included in AMERCO’s annual financial statements and notes. For a more detailed presentation of the accounts and transactions of AMERCO, refer to AMERCO’s Form 10-K.

      The condensed consolidated balance sheet as of December 31, 2003 and the related condensed consolidated statements of operations, comprehensive income, and cash flow for the quarters ended December 31, 2003 and 2002 are unaudited. In our opinion, all adjustments necessary for a fair presentation of such condensed consolidated financial statements have been included. Such adjustments consist only of normal recurring items. Interim results are not necessarily indicative of results for a full year.

      Revenues, expenses (including professional fees), realized gains and losses, and provisions for losses directly associated with the reorganization and restructuring of the business are reported as part of operating expenses in the Condensed Consolidated Statements of Operations. The Condensed Consolidated Balance Sheets distinguish pre-petition liabilities subject to compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.

      The operating results and financial position of RepWest and Oxford have been consolidated on the basis of a calendar year and, accordingly, results from operations for RepWest and Oxford are for the quarter and nine months ended September 30, 2003 and 2002.

     Going Concern Basis

      On June 20, 2003 (the “Petition Date”), AMERCO filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court, District of Nevada (the “Bankruptcy Court”) (Case No. 0352103). AMERCO is continuing to manage its properties and operate its businesses as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. In general, as debtor-in-possession, AMERCO is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. Specific information pertaining to the bankruptcy filing may be obtained from the website www.amerco.com. The Company’s independent auditors qualified their opinion on the Company’s March 31, 2003 financial statements by including an explanatory paragraph in which they expressed substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect future effects on the recoverability and classification of assets or the amount and classification of liabilities that might result from these uncertainties.

     Restatement and Reclassifications

      In connection with the audit of the Company’s financial statements for the year ended March 31, 2003, it was determined that there was a need for the Company to record adjustments that resulted in the restatement of the Company’s financial statements, including financial statements for the quarter ended December 31, 2002. The condensed consolidated statement of operations, comprehensive income and cash flow for the quarter ended December 31, 2002 contained in this report have been restated. Loss for the three months ended

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2002 as originally reported was $32.3 million, or $1.73 per basic and diluted share. Restated loss for this period were $45.8 million and $2.45 per basic and diluted share. Net earnings for the nine months ended December 31, 2002 as originally reported was $48.8 million, or $1.88 per basic and diluted share. Net earnings (loss) for this period as restated was $0.1 million and ($0.48) per basic and diluted share. The major components of the restatement were related to an adjustment to accrue for fully-developed actuarial estimates of the Company’s insurance reserves and to recognize equity-method losses relating to the Company’s investments in Private Mini Storage Realty, L.P. For a detailed discussion of the adjustments to our financial statements for the fiscal years ended March 31, 2002 and 2001, see footnote 2 to consolidated financial statements contained in our Annual Report on Form 10-K.

      Certain balances as of March 31, 2003 have been reclassified in the accompanying condensed consolidated financial statements to conform with the current year presentation. These reclassifications had no effect on previously reported net income or stockholders’ equity.

     Property, Plant and Equipment

      During fiscal year 2004 U-Haul decreased the estimated useful lives of pick-up trucks and vans. The effect of this change decreased net earnings for the nine-month period and three-month period ended December 31, 2003 by approximately $4,875,000 ($0.24 per share) and $2,600,000 ($0.13 per share), respectively, net of income tax benefit. The adjustment reflects management’s best estimate, based on information available, of the estimated useful lives of these pick-ups and vans.

3.	Investments Held by AMERCO’s Insurance Subsidiaries

      A comparison of amortized cost to estimated market value for fixed maturities is as follows:

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Market
September 30, 2003	Cost	Gains	(Losses)	Value

	(In thousands)
Available-for-Sale:
Corporate securities	$535,280	$35,823	$(14,456)	$556,647
U.S. government agency mortgage-backed securities	10,148	316	(26)	10,438
Mortgage-backed securities	79,912	2,548	(2,960)	79,500
U.S. Treasury and government agency securities	29,626	2,674	(14)	32,286
Municipal securities	3,224	135	—	3,359

Subtotal	658,190	41,496	(17,456)	682,230
Common Stock	5,892	1,245	(2,263)	4,874
Redeemable preferred stocks	67,371	1,299	(151)	68,519

	731,453	44,040	(19,870)	755,623
Held-to-Maturity:
U.S. government agency mortgage-backed securities	531	164	—	695
Mortgage-backed securities	7,519	151	(2)	7,668

	8,050	315	(2)	8,363
Total	$739,503	$44,355	$(19,872)	$763,986

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Contingent Liabilities and Commitments

      Following is a summary of lease commitments:

Lease
Twelve Months Ending December 31	Commitments

(In thousands)
2004	$377,673
2005	90,160
2006	79,047
2007	41,537
2008	12,427
Thereafter	4,060

$604,904

      In the normal course of business, AMERCO is a defendant in a number of suits and claims. AMERCO is also a party to several administrative proceedings arising from state and local provisions that regulate the removal and/or clean up of underground fuel storage tanks.

      Compliance with environmental requirements of federal, state and local governments significantly affects Real Estate’s business operations. Among other things, these requirements regulate the discharge of materials into the water, air and land and govern the use and disposal of hazardous substances. Real Estate is aware of issues regarding hazardous substances on some of its properties. Real Estate regularly makes capital and operating expenditures to stay in compliance with environmental laws and has put in place a remedial plan at each site where it believes such a plan is necessary.

      A subsidiary of U-Haul, INW Company (INW), owns one property located within two different state hazardous substance sites in the State of Washington. The sites are referred to as the “Yakima Valley Spray Site” and the “Yakima Railroad Area.” INW has been named as a “potentially liable party” under state law with respect to this property as it relates to both sites. As a result of the cleanup costs of approximately $5.0 million required by the State of Washington, INW filed for reorganization under federal bankruptcy laws in May of 2001. The potential liability to INW could be in the range of $750,000 to $1.25 million.

      Based upon the information currently available, compliance with the environmental laws and the costs of investigation and cleanup of known hazardous waste sites are not expected to have a material adverse affect on the Company’s financial position or operating results.

      In connection with the resolution of litigation with certain members of the Shoen family and their corporations, AMERCO has deducted for income tax purposes approximately $372.0 million of the payments made to plaintiffs in a lawsuit. While AMERCO believes that such income tax deductions are appropriate, there can be no assurance that such deductions ultimately will be allowed in full. The IRS has proposed adjustments to the Company’s 1997 and 1996 tax returns. Nearly all of the adjustments are attributable to denials of deductions claimed for certain payments made in connection with this litigation. We believe these income tax deductions are appropriate and are vigorously contesting the IRS adjustments. No additional taxes have been provided in the accompanying financial statements, as management believes that none will result.

      On July 20, 2000, Charles Kocher (“Kocher”) filed suit in Wetzel County, West Virginia, Civil Action No. 00-C-51-K, entitled Charles Kocher v. Oxford Life Insurance Co. (“Oxford”) seeking compensatory and punitive damages for breach of contract, bad faith and unfair claims settlement practices arising from an alleged failure of Oxford to properly and timely pay a claim under a disability and dismemberment policy. On March 22, 2002, the jury returned a verdict of $5 million in compensatory damages and $34 million in punitive

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

damages. On November 5, 2002, the trial court entered an Order (“Order”) affirming the $39 million jury verdict and denying Oxford’s motion for New Trial Or, in The Alternative, Remittitur. On January 27, 2004, the matter was argued before the West Virginia Supreme Court and taken under advisement. Management does not believe that the Order is sustainable and expects the Order to be overturned by the West Virginia Supreme Court, in part because the jury award has no reasonable nexus to the actual harm suffered by Kocher. The Company has accrued $725,000, which represents management’s best estimate of the costs associated with legal fees to appeal and re-try the case.

      As previously discussed, on June 20, 2003, AMERCO filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. As debtor-in-possession, AMERCO is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. As of the Petition Date, virtually all pending litigation against AMERCO is stayed, and absent further order of the Bankruptcy Court, no party, subject to certain exceptions, may take any action, again subject to certain exceptions, to recover on pre-petition claims against AMERCO. The automatic stay, however, does not apply to AMERCO’s subsidiaries, other than Amerco Real Estate Company, which filed for protection under Chapter 11, on August 13, 2003. On October 6, 2003, AMERCO filed its Plan of Reorganization and Disclosure Statement with the Bankruptcy Court. On November 26, 2003, AMERCO filed an Amended Plan of Reorganization (the “Plan”). On December 12, 2003, the Bankruptcy Court approved AMERCO’s Disclosure Statement. On February 2, 2004, the Bankruptcy Court confirmed the Plan contingent upon completion of documentation and agreements acceptable to the involved parties and the submission of proposed findings of fact and conclusions of law and a confirmation order acceptable to all involved parties. AMERCO expects by fiscal year end (i) that it will satisfy the above contingencies and (ii) that the Bankruptcy Court will execute a confirmation order. The confirmation order will become final if it is not appealed within ten days after entry and AMERCO intends to proceed to implement the Plan and emerge from bankruptcy as soon as possible thereafter.

      On September 24, 2002, Paul F. Shoen filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Paul F. Shoen vs. SAC Holding Corporation et al., CV02-05602, seeking damages and equitable relief on behalf of AMERCO from SAC Holdings and certain current and former members of the AMERCO Board of Directors, including Edward J. Shoen, Mark V. Shoen and James P. Shoen. AMERCO is named a nominal defendant for purposes of the derivative action. The complaint alleges breach of fiduciary duty, self-dealing, usurpation of corporate opportunities, wrongful interference with prospective economic advantage and unjust enrichment and seeks the unwinding of sales of self-storage properties by subsidiaries of AMERCO to SAC Holdings over the last several years. The complaint seeks a declaration that such transfers are void as well as unspecified damages. On October 28, 2002, AMERCO, the Shoen directors, the non-Shoen directors and SAC Holdings filed Motions to Dismiss the complaint. In addition, on October 28, 2002, Ron Belec filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Ron Belec vs. William E. Carty, et al., CV 02-06331 and on January 16, 2003, M.S. Management Company, Inc. filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned M.S. Management Company, Inc. vs. William E. Carty, et al., CV 03-00386. Two additional derivative suits were also filed against these parties. These additional suits are substantially similar to the Paul F. Shoen derivative action. The five suits assert virtually identical claims. In fact, three of the five plaintiffs are parties who are working closely together and chose to file the same claims multiple times. The court consolidated all five complaints before dismissing them on May 8, 2003. Plaintiffs have filed a notice of appeal. These lawsuits falsely alleged that the AMERCO Board lacked independence. In reaching his decision to dismiss these claims, the court determined that the AMERCO Board of Directors had the requisite level of independence required in order to have these claims resolved by the Board. These cases are stayed pending AMERCO’s emergence from bankruptcy.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Securities and Exchange Commission (“SEC”) has issued a formal order of investigation to determine whether the Company has violated the Federal securities laws. On January 7, 2003, the Company received the first of several subpoenas issued by the SEC to the Company. SAC Holdings, the Company’s current and former auditors, and others have also received one or more subpoenas relating to this matter. The Company is cooperating fully with the SEC and is facilitating the expeditious review of its financial statements and any other issues that may arise. The Company has produced a large volume of documents and other materials in response to the subpoenas, and the Company is continuing to assemble and produce additional documents and materials for the SEC. Although the Company has fully cooperated with the SEC in this matter and intends to continue to fully cooperate, the SEC may determine that the Company has violated Federal securities laws. We cannot predict when this investigation will be completed or its outcome. If the SEC makes a determination that we have violated Federal securities laws, we may face sanctions, including, but not limited to, significant monetary penalties and injunctive relief.

      AMERCO is a defendant in four putative class action lawsuits. Article Four Trust v. AMERCO, et al., District of Nevada, United States District Court, Case No. CV-N-03-0050-DWH-VPC. Article Four Trust, a purported AMERCO shareholder, commenced this action on January 28, 2003 on behalf of all persons and entities who purchased or acquired AMERCO securities between February 12, 1998 and September 26, 2002. The Article Four Trust action alleges one claim for violation of Section 10(b) of the Securities Exchange Act and Rule 10b-5 thereunder. Mates v. AMERCO, et al., United States District Court, District of Nevada, Case No. CV-N-03-0107. Maxine Mates, an AMERCO shareholder, commenced this putative class action on behalf of all persons and entities who purchased or acquired AMERCO securities between February 12, 1998 and September 26, 2002. The Mates action asserts claims under section 10(b) and Rule 10b-5, and section 20(a) of the Securities Exchange Act. Klug v. AMERCO, et al., United States District Court of Nevada, Case No. CV-S-03-0380. Edward Klug, an AMERCO shareholder, commenced this putative class action on behalf of all persons and entities who purchased or acquired AMERCO securities between February 12, 1998 and September 26, 2002. The Klug action asserts claims under section 10(b) and Rule 10b-5 and section 20(a) of the Securities Exchange Act. IG Holdings v. AMERCO, et al., United States District Court, District of Nevada, Case No. CV-N-03-0199. IG Holdings, an AMERCO bondholder, commenced this putative class action on behalf of all persons and entities who purchased, acquired, or traded AMERCO bonds between February 12, 1998 and September 26, 2002, alleging claims under section 11 and section 12 of the Securities Act of 1933 and section 10(b) and Rule 10b-5, and section 20(a) of the Securities Exchange Act. Each of these four securities class actions allege that AMERCO engaged in transactions with SAC entities that falsely improved AMERCO’s financial statements, and that AMERCO failed to disclose the transactions properly. The actions are at a very early stage and have recently been consolidated. As to AMERCO, the actions are stayed pending AMERCO’s emergence from bankruptcy. In addition, by agreement of the parties, AMERCO’s directors who are also named in the lawsuits have an extension to file their responses to the complaints. Management intends to defend these cases vigorously.

      The United States Department of Labor (“DOL”) is presently investigating whether there were violations of the Employee Retirement Income Security Act of 1974 (“ERISA”) involving the AMERCO Employee Savings, Profit Sharing, and Employee Stock Ownership Plan (the “Plan”). The DOL has interviewed a number of Company representatives as well as the Plan fiduciaries and has issued a subpoena to the Company and a subpoena to SAC Holdings. One of the issues raised by the DOL relates to the release of shares from the Plan’s loan suspense account. The Company believes that it has resolved this particular issue by contributing additional shares. At the present time, the Company is unable to determine whether the DOL will assert any other claims against the Company, SAC Holdings, or the Plan fiduciaries. The DOL has asked AMERCO and its current directors as well as the Plan Trustees to sign an agreement tolling the statute of limitations with respect to any claims arising out of certain transactions between AMERCO or any affiliate of AMERCO and SAC Holdings or any of its affiliates and such persons have done so. The DOL recently asked

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

such parties to extend the tolling agreement and they have done so. The DOL has not advised the Company that it believes that any other violations of ERISA have in fact occurred. Instead, the DOL is simply investigating potential violations. The Company intends to defend its position. The Company also intends to take any corrective action that may be needed in light of the DOL’s ultimate findings. Although the Company has fully cooperated with the DOL in this matter and intends to continue to fully cooperate, the DOL may determine that the Company has violated ERISA. In that event, the Company may face sanctions, including, but not limited to, significant monetary penalties and injunctive relief.

5.	New Accounting Standards

      Statement of Financial Accounting Standards (“SFAS”) No. 143 (“SFAS 143”), Accounting for Asset Retirement Obligations, requires recognition of the fair value of liabilities associated with the retirement of long-lived assets when a legal obligation to incur such costs arises as a result of the acquisition, construction, development and/or the normal operation of a long-lived asset. Upon recognition of the liability, a corresponding asset is recorded at present value and accreted over the life of the asset and depreciated over the remaining life of the long-lived asset. SFAS 143 defines a legal obligation as one that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. SFAS 143 is effective for fiscal years beginning after September 15, 2002. We adopted this statement effective April 1, 2003, and it did not affect our consolidated financial position or results of operations.

      In April 2002, the FASB adopted SFAS No. 145 (“SFAS 145”), Rescission of No. 4, (Reporting Gains and Losses from Extinguishment of Debt), No. 44 (Accounting for Intangible Assets of Motor Carriers), No. 64, (Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements), Amendment of FASB Statement No. 13 (Accounting for Leases) and Technical Corrections. This statement eliminates the requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classification. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modification of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. The statement also contains other non-substantive corrections to authoritative accounting literature. The changes related to debt extinguishment are effective for fiscal years beginning after May 15, 2002. We previously reclassified all extraordinary loss on debt extinguishment to interest expense. The changes related to lease accounting will be effective for transactions occurring after May 15, 2002. We adopted the lease accounting provisions effective May 16, 2002 and it did not affect our consolidated financial position or results of operations.

      In September 2002, the FASB issued SFAS No. 146, (“SFAS 146”) Accounting for Costs Associated with Exit or Disposal Activities, which addresses accounting for restructuring and similar costs. SFAS 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (EITF) Issue No. 94-3. SFAS 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of a company’s commitment to an exit plan. SFAS 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002. We adopted the Statement effective January 1, 2003 and it did not affect our consolidated financial position or results of operations.

      In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting for Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others. FIN 45 clarifies the requirements for a guarantor’s accounting for and disclosure of certain guarantees issued and outstanding. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This Interpretation also incorporates without reconsideration the guidance in FASB Interpretation No. 34, which was superseded. As a result of FIN 45, the Company has recorded a $125 million liability at March 31, 2003 and December 31, 2003, which is management’s estimate of the liability associated with the guarantee of the indebtedness of an affiliate of Private Mini Storage Realty, L. P. which was entered into in February 2003.

      In December 2002, the FASB issued SFAS 148 (“SFAS 148”), “Accounting for Stock-Based Compensation — Transition and Disclosure”, which amends Statement of Financial Accounting Standards No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation”. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirement of SFAS 123 to require more prominent and more frequent disclosures in financial statements of the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. We have adopted this statement and it had no impact on the Company’s consolidated balance sheet or results of operations.

      In April 2003, the FASB issued SFAS 149, (“SFAS 149”) “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This Statement amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133. In particular, SFAS 149 (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS 133, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying derivative to conform it to the language used in FIN 45, and (4) amends certain other existing pronouncements. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003. The Company does not believe the adoption of SFAS 149 will have a material impact on the Company’s financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150 (“SFAS 150”), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS 150 is effective at the beginning of the first interim period beginning after June 15, 2003; including all financial instruments created or modified after May 31, 2003. SFAS 150 currently has no impact on the Company.

      In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”), an interpretation of Accounting Research Bulletin No. 51. FIN 46 requires that variable interest entities be consolidated by a company if that company absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both, as a result of holding a variable interest. In December 2003, the FASB issued FIN 46R, which reflected certain amendments to the standard. The provisions of FIN 46, as revised, are effective for the first interim or annual period ending after March 15, 2004 when certain conditions are met by a variable interest entity. At this time an evaluation is being conducted to determine whether the adoption of FIN 46 will require that we consolidate SAC Holdings’ investment in Private Mini.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Consolidating Balance Sheets by Industry Segment as of December 31, 2003 are as follows:

Balance		U-Haul
Sheet,		Moving and		Property and					SAC Moving
December 31,		Storage	Real	Casualty	Life			AMERCO	and Storage			Total
2003	AMERCO	Operations	Estate	Insurance(a)	Insurance(a)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
Assets:
Cash and cash equivalents	$92,252	$35,437	$346	$(4,532)	$9,286	$—		$132,789	$4,077	$—		$136,866
Trade receivables, net	—	17,078	14,248	216,227	22,540	—		270,093	—	(30,715	)(d)	239,378
Notes and mortgage receivables, net	—	47,825	4,853	—	—	—		52,678	—	(35,549	)(d)	17,129
Inventories, net	—	50,479	1	—	—	—		50,480	4,750	—		55,230
Prepaid expenses	2,339	16,458	12	—	—	—		18,809	1,411	(2,733	)(d)	17,487
Investments, fixed maturities	—	—	—	180,396	588,316	—		768,712	—	(5,039	)(d)	763,673
Investments, other	135,000	164,553	228,203	152,931	253,648	(50,027	)(d)	884,308	1,701	(411,031	)(d)	474,978
Deferred policy acquisition costs, net	—	—	—	6,459	80,144	—		86,603	—	—		86,603
Other assets	470,887	273,370	2,914	117,405	1,399	(793,968	)(d)	72,007	55,931	(29,508)		98,430

	700,478	605,200	250,577	668,886	955,333	(843,995)		2,336,479	67,870	(514,575	)(c)	1,889,774
Investment in Subsidiaries	1,139,016	—	—	—	—	(1,139,016	)(c)	—	—	—		—
Investment in SAC	(42,664)	—	—	—	—	—		(42,664)	—	42,664	(c)	—

Total Investment in Subsidiaries	1,096,352	—	—	—	—	(1,139,016)		(42,664)	—	42,664		—
Property, plant, and equipment, at cost:
Land	—	20,690	138,818	—	—	—		159,508	—	—		159,508
Buildings and improvements	—	148,727	603,150	—	—	—		751,877	—	—		751,877
Furniture and equipment	460	274,632	18,081	—	—	—		293,173	—	—		293,173
Rental trailers and other rental equipment	—	156,237	—	—	—	—		156,237	—	—		156,237
Rental trucks	—	1,208,303	—	—	—	—		1,208,303	—	—		1,208,303
SAC Holdings —
Property, plant and equipment(b)	—	—	—	—	—	—		—	991,486	(258,271	)(h)	733,215

	460	1,808,589	760,049	—	—	—		2,569,098	991,486	(258,271)		3,302,313
Less: Accumulated depreciation	325	1,054,834	263,658	—	—	—		1,318,817	74,877	(8,062)		1,385,632

Total property, plant and equipment	135	753,755	496,391	—	—	—		1,250,281	916,609	(250,209)		1,916,681

Total Assets	$1,796,965	$1,358,955	$746,968	$668,886	$955,333	$(1,983,011)		$3,544,096	$984,479	$(722,120)		$3,806,455

(a)	Balances as of September 30, 2003
(b)	Included in this caption is land of $260,496, buildings and improvements of $727,586 and furniture and equipment of $3,404
(c)	Eliminate investment in subsidiaries
(d)	Eliminate intercompany receivables and payables
(e)	Eliminate intercompany lease income
(f)	Eliminate intercompany premiums
(g)	Eliminate intercompany interest on debt
(h)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Consolidating Balance Sheets by Industry Segment as of December 31, 2003 are as

follows — cont.:

Balance
Sheet,
December 31,		U-Haul
2003		Moving and		Property and					SAC Moving
—		Storage	Real	Casualty	Life			AMERCO	and Storage			Total
(Continued)	AMERCO	Operations	Estate	Insurance(a)	Insurance(a)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
Liabilities:
Payables and accrued expenses	$214,646	$264,157	$436	$—	$655	$(100,647	)(c)	$379,247	$46,205	$(66,266	)(d)	$359,186
AMERCO’s notes and loans payable	54,941	30,158	—	—	—	281	(d)	85,380	—	—		85,380
SAC Holdings’ notes and loans payable	—	—	—	—	—	—		—	990,079	(403,521	)(d)	586,558
Policy benefits and losses, claims and loss expenses payable	—	197,278	—	457,685	181,258	—		836,221	—	—		836,221
Liabilities from investment contracts	—	—	—	—	603,992	—		603,992	—	—		603,992
Other policyholders’ funds and liabilities	—	—	—	21,051	24,472	—		45,523	—	—		45,523
Deferred income	—	22,690	36	15,229	—	—		37,955	5,328	(32,241	)(d)	11,042
Deferred income taxes	147,591	235,246	94,914	—	16,795	(371,377)		123,169	(23,819)	(98,005	)(h)	1,345
Other liabilities	—	—	321,801	—	10,951	(332,752	)(d)	—	—	—		—
Liabilities subject to compromise	809,808	—	105,064	—	—	(39,500	)(d)	875,372	—	—		875,372

Total Liabilities	1,226,986	749,529	522,251	493,965	838,123	(843,995)		2,986,859	1,017,793	(600,033)		3,404,619
Minority Interest	—	—	—	—	—	—		—	12,549	(12,549	)(c)	—
Stockholders’ equity:
Series preferred stock:
Series A preferred stock	—	—	—	—	—	—		—	—	—		—
Series B preferred stock	—	—	—	—	—	—		—	—	—		—
Series A common stock	1,441	—	—	—	—	—		1,441	—	—		1,441
Common Stock	9,122	540	1	3,300	2,500	(6,341	)(c)	9,122	—	—		9,122
Additional paid in- capital	396,048	121,230	147,481	70,023	16,435	(355,169	)(c)	396,048	—	(160,264	)(h)	235,784
Additional paid-in- capital — SAC	3,199	—	—	—	—	—		3,199	3,199	(3,199	)(c)	3,199
Accumulated other comprehensive (loss)	(25,801)	(33,860)	—	3,564	5,303	24,993	(c)	(25,801)	—	—		(25,801)
Accumulated other comprehensive income/(loss) — SAC Holdings	3,598	—	—	—	—	—		3,598	3,598	(3,598	)(c)	3,598
Retained earnings	600,531	534,258	77,235	98,034	92,972	(802,499	)(c)	600,531	(49,461)	57,523	(c)	608,593
Cost of common shares in treasury, net	(418,179)	—	—	—	—	—		(418,179)	(3,199)	—		(421,378)
Unearned ESOP shares	20	(12,742)	—	—	—	—		(12,722)	—	—		(12,722)

Total stockholders’ equity	569,979	609,426	224,717	174,921	117,210	(1,139,016)		557,237	(45,863)	(109,538	)(c)	401,836

Total Liabilities and Stockholders’ Equity	$1,796,965	$1,358,955	$746,968	$668,886	$955,333	$(1,983,011)		$3,544,096	$984,479	$(722,120)		$3,806,455

(a)	Balances as of September 30, 2003
(b)	Included in this caption is land of $260,496, buildings and improvements of $727,586 and furniture and equipment of $3,404
(c)	Eliminate investment in subsidiaries
(d)	Eliminate intercompany receivables and payables
(e)	Eliminate intercompany lease income
(f)	Eliminate intercompany premiums
(g)	Eliminate intercompany interest on debt
(h)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Consolidating Balance Sheets by Industry Segment as of March 31, 2003 are as follows:

Balance		U-Haul
Sheet,		Moving and		Property and					SAC Moving
March 31,		Storage	Real	Casualty	Life			AMERCO	and Storage			Total
2003	AMERCO	Operations	Estate	Insurance(a)	Insurance(a)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
Assets:
Cash and cash equivalents	$18,524	$30,046	$174	$4,108	$9,320	$—		$62,172	$4,662	$—		$66,834
Trade receivables, net	—	3,238	12,823	224,427	23,062	—		263,550	—	(7,754	)(d)	255,796
Notes and mortgage receivables, net	—	29,668	6,020	—	—	—		35,688	—	(24,879	)(d)	10,809
Inventories, net	—	49,229	4	—	—	—		49,233	4,037	—		53,270
Prepaid expenses	87	27,400	11	—	—	—		27,498	811	(6,463	)(d)	21,846
Investments, fixed maturities	—	—	—	253,871	613,206	—		867,077	—	(6,477	)(d)	860,600
Investments, other	135,000	170,886	217,619	120,372	224,604	(79,707	)(d)	788,774	—	(399,522	)(d)	389,252
Deferred policy acquisition costs, net	—	—	—	13,206	91,894	—		105,100	—	—		105,100
Other assets	471,884	161,825	3,991	88,660	2,289	(689,684	)(d)	38,965	24,635	—		63,600

	625,495	472,292	240,642	704,644	964,375	(769,391)		2,238,057	34,145	(445,095	)(c)	1,827,107
Investment in Subsidiaries	1,037,756	—	—	—	—	(1,037,756	)(c)	—	—	—		—
Investment in SAC	(41,938)	—	—	—	—	—		(41,938)	—	41,938	(c)	—

Total Investment in Subsidiaries	995,818	—	—	—	—	(1,037,756)		(41,938)	—	41,938		—
Property, plant, and equipment, at cost:
Land	—	18,849	139,138	—	—	—		157,987	—	—		157,987
Buildings and improvements	—	145,177	602,676	—	—	—		747,853	—	—		747,853
Furniture and equipment	459	272,884	18,040	—	—	—		291,383	—	—		291,383
Rental trailers and other rental equipment	—	149,707	—	—	—	—		149,707	—	—		149,707
Rental trucks	—	1,140,294	—	—	—	—		1,140,294	—	—		1,140,294
SAC Holdings — Property, plant and equipment(b)	—	—	—	—	—	—		—	1,015,563	(258,271	)(h)	757,292

	459	1,726,911	759,854	—	—	—		2,487,224	1,015,563	(258,271)		3,244,516
Less: Accumulated depreciation	315	990,412	254,409	—	—	—		1,245,136	59,679	(6,616)		1,298,199

Total property, plant and equipment	144	736,499	505,445	—	—	—		1,242,088	955,884	(251,655)		1,946,317

Total Assets	$1,621,457	$1,208,791	$746,087	$704,644	$964,375	$(1,807,147)		$3,438,207	$990,029	$(654,812)		$3,773,424

(a)	Balances as of December 31, 2002
(b)	Included in this caption is land of $273,470, buildings and improvements of $739,534 and furniture and equipment of $2,559
(c)	Eliminate investment in subsidiaries
(d)	Eliminate intercompany receivables and payables
(e)	Eliminate intercompany lease income
(f)	Eliminate intercompany premiums
(g)	Eliminate intercompany interest on debt
(h)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6. Consolidating Balance Sheets by Industry Segment as of March 31, 2003 are as follows — cont.:

Balance
Sheet,		U-Haul
March 31,		Moving and		Property and					SAC Moving
2003 —		Storage	Real	Casualty	Life			AMERCO	and Storage			Total
(Continued)	AMERCO	Operations	Estate	Insurance(a)	Insurance(a)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
Liabilities:
Payables and accrued expenses	$139,496	$263,394	$7,892	$—	$570	$(39,735	)(c)	$371,617	$48,033	$(32,633	)(d)	$387,017
AMERCO’s notes and loans payable	861,158	31,693	101,505	—	—	(39,500	)(d)	954,856	—	—		954,856
SAC Holdings’ notes and loans payable	—	—	—	—	—	—		—	983,190	(394,171	)(d)	589,019
Policy benefits and losses, claims and loss expenses payable	—	168,666	—	485,383	182,583	—		836,632	—	—		836,632
Liabilities from investment contracts	—	—	—	—	639,998	—		639,998	—	—		639,998
Other policyholders’ funds and liabilities	—	—	—	20,164	10,145	—		30,309	—	—		30,309
Deferred income	2,863	30,943	1,011	—	—	—		34,817	12,033	(6,463	)(d)	40,387
Deferred income taxes	120,446	214,715	94,914	—	8,664	(353,058	)(d)	85,681	(19,918)	(98,005	)(h)	(32,242)
Other liabilities	—	—	325,783	—	11,315	(337,098	)(d)	—	—	—		—
Liabilities subject to compromise	—	—	—	—	—	—		—	—	—		—

Total Liabilities	1,123,963	709,411	531,105	505,547	853,275	(769,391)		2,953,910	1,023,338	(531,272)		3,445,976
Minority Interest	—	—	—	—	—	—		—	11,828	(11,828	)(c)	—
Stockholders’ equity:
Series preferred stock	—	—	—	—	—	—		—	—	—		—
Series A preferred stock	—	—	—	—	—	—		—	—	—		—
Series B preferred stock	—	—	—	—	—	—		—	—	—		—
Series A common stock	1,441	—	—	—	—	—		1,441	—	—		1,441
Common Stock	9,122	540	1	3,300	2,500	(6,341	)(c)	9,122	—	—		9,122
Additional paid in- capital	396,050	121,230	147,481	70,023	16,435	(355,169	)(c)	396,050	—	(160,266	)(h)	235,784
Additional paid-in- capital — SAC	3,199	—	—	—	—	—		3,199	3,199	(3,199	)(c)	3,199
Accumulated other comprehensive (loss)	(54,278)	(39,849)	—	13,589	4,166	22,094	(c)	(54,278)	—	—		(54,278)
Accumulated other comprehensive income/(loss) — SAC Holdings	(1,487)	—	—	—	—	—		(1,487)	(1,487)	1,487	(c)	(1,487)
Retained earnings	561,606	430,656	67,500	112,185	87,999	(698,340	)(c)	561,606	(43,650)	50,266	(c)	568,222
Cost of common shares in treasury, net	(418,179)	—	—	—	—	—		(418,179)	(3,199)	—		(421,378)

Unearned ESOP shares	20	(13,197)	—	—	—	—		(13,177)	—	—		(13,177)

Total stockholders’ equity	497,494	499,380	214,982	199,097	111,100	(1,037,756)		484,297	(45,137)	(111,712	)(c)	327,448

Total Liabilities and Stockholders’ Equity	$1,621,457	$1,208,791	$746,087	$704,644	$964,375	$(1,807,147)		$3,438,207	$990,029	$(654,812)		$3,773,424

(a)	Balances as of December 31, 2002
(b)	Included in this caption is land of $273,470, buildings and improvements of $739,534 and furniture and equipment of $2,559
(c)	Eliminate investment in subsidiaries
(d)	Eliminate intercompany receivables and payables
(e)	Eliminate intercompany lease income
(f)	Eliminate intercompany premiums
(g)	Eliminate intercompany interest on debt
(h)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Consolidating Statements of Operations by Industry Segment for the Quarter Ended December 31, 2003 are as follows:

Quarter		U-Haul
Ended,		Moving and		Property and					SAC Moving
December 31,		Storage	Real	Casualty	Life			AMERCO	and Storage			Total
2003	AMERCO	Operations	Estate	Insurance(a)	Insurance(a)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
Revenues:
Rental revenue	$—	$356,803	$20,131	$—	$—	$(20,215	)(e)	$356,719	$43,298	$(13,520	)(e)	$386,497
Net sales	—	36,655	15	—	—	—		36,670	10,501	—		47,171
Premiums	—	—	—	20,106	36,427	(445	)(f)	56,088	—	—		56,088
Net investment and interest income	529	6,908	2,017	7,258	4,743	—		21,455	—	(8,628	)(g)	12,827

Total Revenues	529	400,366	22,163	27,364	41,170	(20,660)		470,932	53,799	(22,148)		502,583
Costs and expenses:
Operating expenses	13,766	283,936	3,687	3,460	6,020	(20,660	)(e)	290,209	24,926	(3,156	)(e)	311,979
Commission expenses	—	38,123	—	—	—	—		38,123	—	(6,987	)(e)	31,136
Cost of sales	—	19,684	5	—	—	—		19,689	4,218	—		23,907
Benefits and losses	—	—	—	26,597	24,359	—		50,956	—	—		50,956
Amortization of deferred policy acquisition costs	—	—	—	4,676	6,351	—		11,027	—	—		11,027
Lease expense	231	36,224	3,136	—	—	—		39,591	—	(3,377	)(e)	36,214
Depreciation, net	3	32,799	926	—	—	—		33,728	5,148	(482	)(h)	38,394

Total costs and expenses	14,000	410,766	7,754	34,733	36,730	(20,660)		483,323	34,292	(14,002)		503,613
Equity in earnings of AREC, UHI, RW & OLIC	(2,983)	—	—	—	—	2,983		—	—	—		—
Equity in earnings of SAC	216	—	—	—	—	—		216	—	(216)		—

Total — equity earnings in subsidiaries	(2,767)	—	—	—	—	2,983		216	—	(216)		—
Earnings (losses) from operations	(16,238)	(10,400)	14,409	(7,369)	4,440	2,983		(12,175)	19,507	(8,362)		(1,030)
Interest Expense	14,485	(2,868)	8,127	—	—	—		19,744	20,052	(8,628	)(g)	31,168

Pretax earnings (loss)	(30,723)	(7,532)	6,282	(7,369)	4,440	2,983		(31,919)	(545)	266		(32,198)
Income tax benefit (expense)	8,574	3,238	(2,557)	2,573	(2,058)	—		9,770	761	—		10,531

Net earnings (loss)	(22,149)	(4,294)	3,725	(4,796)	2,382	2,983		(22,149)	216	266		(21,667)
Less: Preferred stock dividends	3,241	—	—	—	—	—		3,241	—	—		3,241

Earnings (loss) available to common shareholders	$(25,390)	$(4,294)	$3,725	$(4,796)	$2,382	$2,983		$(25,390)	$216	$266		$(24,908)

(a)	Balances are for the quarter ending September 30, 2003
(b)	Included in this caption is land of $260,496, buildings and improvements of $727,586 and furniture and equipment of $3,404
(c)	Eliminate investment in subsidiaries
(d)	Eliminate intercompany receivables and payables
(e)	Eliminate intercompany lease income
(f)	Eliminate intercompany premiums
(g)	Eliminate intercompany interest on debt
(h)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Consolidating Statements of Operations by Industry Segment for the Quarter Ended December 31, 2002 are as follows:

Quarter		U-Haul
Ended,		Moving and		Property and					SAC Moving
December 31,		Storage	Real	Casualty	Life			AMERCO	and Storage			Total
2002	AMERCO	Operations	Estate	Insurance(a)	Insurance(a)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
Revenues:
Rental revenue	$—	$307,938	$21,675	$—	$—	$(21,747	)(e)	$307,866	$39,369	$(11,475	)(e)	$335,760
Net sales	—	34,881	13	—	—	—		34,894	10,180	—		45,074
Premiums	—	—	—	40,557	40,406	(848	)(f)	80,115	—	—		80,115
Net investment and interest income	(8,403)	7,280	3,056	6,207	5,263	3,952		17,355	—	(11,081	)(g)	6,274

Total Revenues	(8,403)	350,099	24,744	46,764	45,669	(18,643)		440,230	49,549	(22,556)		467,223
Costs and expenses:
Operating expenses	6,265	253,244	6,964	13,587	9,706	(24,856	)(e)	264,910	24,698	(2,850	)(e)	286,758
Commission expenses	—	38,864	—	—	—	—		38,864	—	(6,640	)(e)	32,224
Cost of sales	—	18,876	1	—	—	—		18,877	3,545	—		22,422
Benefits and losses	—	—	—	31,788	27,921	—		59,709	—	—		59,709
Amortization of deferred policy acquisition costs	—	—	—	1,638	4,615	—		6,253	—	—		6,253
Lease expense	234	32,268	2,748	—	—	—		35,250	—	(1,985	)(e)	33,265
Depreciation, net	13	27,942	1,174	—	—	—		29,129	4,667	(482	)(h)	33,314

Total costs and expenses	6,512	371,194	10,887	47,013	42,242	(24,856)		452,992	32,910	(11,957)		473,945
Equity in earnings of AREC, UHI, RW & OLIC	(6,323)	—	—	—	—	6,323		—	—	—		—
Equity in earnings of SAC	(4,338)	—	—	—	—	—		(4,338)	—	4,338		—

Total — equity earnings in subsidiaries	(10,661)	—	—	—	—	6,323		(4,338)	—	4,338		—
Earnings (losses) from operations	(25,576)	(21,095)	13,857	(249)	3,427	12,536		(17,100)	16,639	(6,261)		(6,722)
Interest Expense	12,632	1,532	7,853	—	—	—		22,017	20,483	(11,081	)(g)	31,419
Fees on early extinguishment of BBAT’s	26,551	—	—	—	—	—		26,551	—	—		26,551

Pretax earnings (loss)	(64,759)	(22,627)	6,004	(249)	3,427	12,536		(65,668)	(3,844)	4,820		(64,692)
Income tax benefit (expense)	18,494	(12,616)	(15,264)	881	(277)	28,185		19,403	(494)	—		18,909

Net earnings (loss)	(46,265)	(35,243)	(9,260)	632	3,150	40,721		(46,265)	(4,338)	4,820		(45,783)
Less: Preferred stock dividends	3,241	—	—	—	—	—		3,241	—	—		3,241

Earnings (loss) available to common shareholders	$(49,506)	$(35,243)	$(9,260)	$632	$3,150	$40,721		$(49,506)	$(4,338)	$4,820		$(49,024)

(a)	Balances are for the quarter ending September 30, 2002
(b)	Included in this caption is land of $260,496, buildings and improvements of $727,586 and furniture and equipment of $3,404
(c)	Eliminate investment in subsidiaries
(d)	Eliminate intercompany receivables and payables
(e)	Eliminate intercompany lease income
(f)	Eliminate intercompany premiums
(g)	Eliminate intercompany interest on debt
(h)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Consolidating Statements of Operations by Industry Segment for the Nine Months Ended December 31, 2003 are as follows:

Nine
Months		U-Haul
Ended,		Moving and		Property and					SAC Moving
December 31,		Storage	Real	Casualty	Life			AMERCO	and Storage			Total
2003	AMERCO	Operations	Estate	Insurance(a)	Insurance(a)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
Revenues:
Rental revenue	$—	$1,220,036	$50,271	$—	$—	$(50,376	)(e)	$1,219,931	$127,415	$(42,876	)(e)	$1,304,470
Net sales	—	142,375	52	—	—	—		142,427	39,621	—		182,048
Premiums	—	—	—	78,247	112,852	(3,075	)(f)	188,024	—	—		188,024
Net investment and interest income	1,057	22,740	6,012	19,180	15,420	—		64,409	—	(28,795	)(g)	35,614

Total revenues	1,057	1,385,151	56,335	97,427	128,272	(53,451)		1,614,791	167,036	(71,671)		1,710,156
Costs and expenses:
Operating expenses	32,399	817,768	—	17,761	23,173	(53,451	)(e)	837,650	81,541	(9,811	)(e)	909,380
Commission expenses	—	139,065	—	—	—	—		139,065	—	(22,933	)(e)	116,132
Cost of sales	—	70,099	21	—	—	—		70,120	16,903	—		87,023
Benefits and losses	—	—	—	89,594	80,207	—		169,801	—	—		169,801
Amortization of deferred policy acquisition costs	—	—	—	11,842	17,044	—		28,886	—	—		28,886
Lease expense	691	110,758	10,741	—	—	—		122,190	—	(10,132	)(e)	112,058
Depreciation, net	10	93,693	5,092	—	—	—		98,795	16,007	(1,446	)(h)	113,356

Total costs and expenses	33,100	1,231,383	15,854	119,197	120,424	(53,451)		1,466,507	114,451	(44,322)		1,536,636
Equity in earnings of AREC, UHI, RW & OLIC	104,158	—	—	—	—	(104,158)		—	—	—		—
Equity in earnings of SAC	(5,811)	—	—	—	—	—		(5,811)	—	5,811		—

Total — equity earnings in subsidiaries	98,347	—	—	—	—	(104,158)		(5,811)	—	5,811		—
Earnings (loss) from operations	66,304	153,768	40,481	(21,770)	7,848	(104,158)		142,473	52,585	(21,538)		173,520
Interest Expense	44,414	(8,018)	23,965	—	—	—		60,361	61,273	(28,795	)(g)	92,839

Pretax earnings (loss)	21,890	161,786	16,516	(21,770)	7,848	(104,158)		82,112	(8,688)	7,257		80,681
Income tax benefit (expense)	26,758	(58,184)	(6,781)	7,619	(2,876)	—		(33,464)	2,877	—		(30,587)

Net earnings (loss)	48,648	103,602	9,735	(14,151)	4,972	(104,158)		48,648	(5,811)	7,257		50,094
Less: Preferred stock dividends	9,723	—	—	—	—	—		9,723	—	—		9,723

Earnings (loss) available to common shareholders	$38,925	$103,602	$9,735	$(14,151)	$4,972	$(104,158)		$38,925	$(5,811)	$7,257		$40,371

(a)	Balances for the nine months ending September 30, 2003
(b)	Included in this caption is land of $260,496, buildings and improvements of $727,586 and furniture and equipment of $3,404
(c)	Eliminate investment in subsidiaries
(d)	Eliminate intercompany receivables and payables
(e)	Eliminate intercompany lease income
(f)	Eliminate intercompany premiums
(g)	Eliminate intercompany interest on debt
(h)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Consolidating Statements of Operations by Industry Segment for the Nine Months Ended December 31, 2002 are as follows:

Nine
Months		U-Haul
Ended,		Moving and		Property and					SAC Moving
December 31,		Storage	Real	Casualty	Life			AMERCO	and Storage			Total
2002	AMERCO	Operations	Estate	Insurance(a)	Insurance(a)	Eliminations		Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
Revenues:
Rental revenue	$—	$1,146,849	$51,384	$—	$—	$(52,092	)(e)	$1,146,141	$123,760	$(36,858	)(e)	$1,233,043
Net sales	—	137,554	48	—	—	—		137,602	38,107	—		175,709
Premiums	—	—	—	126,876	121,099	(4,844	)(f)	243,131	—	—		243,131
Net investment and interest income	1,811	23,243	8,040	21,464	13,036	(7,692)		59,902	—	(28,394	)(g)	31,508

Total revenues	1,811	1,307,646	59,472	148,340	134,135	(64,628)		1,586,776	161,867	(65,252)		1,683,391
Costs and expenses:
Operating expenses	11,399	824,302	5,080	26,234	29,555	(61,642	)(e)	834,928	74,922	(9,195	)(e)	900,655
Commission expenses	—	144,148	—	—	—	—		144,148	—	(21,707	)(e)	122,441
Cost of sales	—	71,481	17	—	—	—		71,498	15,986	—		87,484
Benefits and losses	—	—	—	111,733	88,409	—		200,142	—	—		200,142
Amortization of deferred policy acquisition costs	—	—	—	13,159	14,736	—		27,895	—	—		27,895
Lease expense	697	120,407	7,480	—	—	—		128,584	—	(5,956	)(e)	122,628
Depreciation, net	21	83,933	5,437	—	—	—		89,391	14,457	(1,446	)(h)	102,402

Total costs and expenses	12,117	1,244,271	18,014	151,126	132,700	(61,642)		1,496,586	105,365	(38,304)		1,563,647
Equity in earnings of AREC, UHI, RW & OLIC	56,512	—	—	—	—	(56,512)		—	—	—		—
Equity in earnings of SAC	(5,394)	—	—	—	—	—		(5,394)	—	5,394		—

Total — equity earnings in subsidiaries	51,118	—	—	—	—	(56,512)		(5,394)	—	5,394		—
Earnings (losses) from operations	40,812	63,375	41,458	(2,786)	1,435	(59,498)		84,796	56,502	(21,554)		119,744
Interest Expense	29,842	7,657	16,650	—	—	—		54,149	60,551	(28,394	)(g)	86,306
Fees on early extinguishment of BBAT’s	26,551	—	—	—	—	—		26,551	—	—		26,551

Pretax earnings (loss)	(15,581)	55,718	24,808	(2,786)	1,435	(59,498)		4,096	(4,049)	6,840		6,887
Income tax benefit (expense)	14,259	(38,122)	(8,683)	(79)	(978)	28,185		(5,418)	(1,345)	—		(6,763)

Net earnings (loss)	(1,322)	17,596	16,125	(2,865)	457	(31,313)		(1,322)	(5,394)	6,840		124
Less: Preferred stock dividends	9,723	—	—	—	—	—		9,723	—	—		9,723

Earnings (loss) available to common shareholders	$(11,045)	$17,596	$16,125	$(2,865)	$457	$(31,313)		$(11,045)	$(5,394)	$6,840		$(9,599)

(a)	Balances are for the nine months ending September 30, 2002
(b)	Included in this caption is land of $260,496, buildings and improvements of $727,586 and furniture and equipment of $3,404
(c)	Eliminate investment in subsidiaries
(d)	Eliminate intercompany receivables and payables
(e)	Eliminate intercompany lease income
(f)	Eliminate intercompany premiums
(g)	Eliminate intercompany interest on debt
(h)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Consolidating Cash Flow Statements by Industry Segment for the Nine Months Ended December 31, 2003 are as follows:

Cash
Flow,
Nine		U-Haul
Months		Moving and		Property and				SAC Moving
December 31,		Storage	Real	Casualty	Life		AMERCO	and Storage			Total
2003	AMERCO	Operations	Estate	Insurance(a)	Insurance(a)	Eliminations	Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
Net cash provided by (used by) operating activities	$68,079	$115,179	$(1,220)	$(55,586)	$11,798	$—	$138,250	$1,208	$11,743		$151,201
Cash flows from investing activities:
Purchases of investments:
Property, plant and equipment	—	(131,746)	(2,061)	—	—	—	(133,807)	(19,254)	5,717	(b)	(147,344)
Fixed maturities	—	—	—	(5,358)	(45,304)	—	(50,662)	—	—		(50,662)
Other asset investment	—	—	—	(31,223)	(46,919)	—	(78,142)	(29,508)	29,508	(c)	(78,142)
Proceeds from sale of investments:
Property, plant and equipment	—	21,403	3,323	—	—	—	24,753	43,331	(37,614	)(c)	30,470
Fixed maturities	—	—	—	83,527	87,878	—	171,405	—	—		171,405
Other asset investment	—	73	130	—	28,534	—	28,737	—	—		28,737

Net cash provided by (used by) investing activities	—	(110,243)	1,392	46,946	24,189	—	(37,716)	(5,431)	(2,389)		(45,536)

Cash flows from financing activities:
Net change in short-term borrowings	5,649	—	—	—	—	—	5,649	—	—		5,649
Proceeds from notes	50,000	—	—	—	—	—	50,000	10,791	(10,791	)(d)	50,000
Debt issuance costs	—	—	—	—	—	—	—	—	—		—
Leverage Employee Stock Ownership Plan:
Purchase of shares	—	—	—	—	—	—	—	—	—		—
Repayments from loan	—	455	—	—	—	—	455	—	—		455
Principal payments on notes	(50,000)	—	—	—	—	—	(50,000)	(7,153)	1,437	(d)	(55,716)
Preferred stock dividends paid	—	—	—	—	—	—	—	—	—		—
Treasury stock acquisitions, net	—	—	—	—	—	—	—	—	—		—
Investment contract deposits	—	—	—	—	43,020	—	43,020	—	—		43,020
Investment contract withdrawals	—	—	—	—	(79,041)	—	(79,041)	—	—		(79,041)

Net cash used by investing activities	5,649	455	—	—	(36,021)	—	(29,917)	3,638	(9,354)		(35,633)

Increase (decrease) in cash and cash equivalents	73,728	5,391	172	(8,640)	(34)	—	70,617	(585)	—		70,032
Cash and cash equivalents at the beginning of period	18,524	30,046	174	4,108	9,320	—	62,172	4,662	—		66,834

Cash and cash equivalents at the end of period	$92,252	$35,437	$346	$(4,532)	$9,286	$—	$132,789	$4,077	$—		$136,866

(a)	Balances for the nine months ending September 30, 2003
(b)	Eliminate intercompany property, plant and equipment
(c)	Eliminate intercompany investment
(d)	Eliminate intercompany debt

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Consolidating Cash Flow Statements by Industry Segment for the Nine Months ended December 31, 2002 are as follows:

Cash
Flow,
Nine		U-Haul
Months		Moving and		Property and				SAC Moving
December 31,		Storage	Real	Casualty	Life		AMERCO	and Storage			Total
2002	AMERCO	Operations	Estate	Insurance(a)	Insurance(a)	Eliminations	Consolidated	Operations	Eliminations		Consolidated

	(In thousands)
Net cash provided by (used in) operating activities	$231,977	$78,008	$(90,812)	$(45,151)	$(18,999)	$—	$155,023	$4,702	$(11,983)		$147,742

Cash flows from investing activities:
Purchases of investments:
Property, plant and equipment	(76)	(140,467)	(12,538)	—	—	—	(153,081)	(43,171)	—		(196,252)
Fixed maturities	—	—	—	—	(248,121)	—	(248,121)	—	—		(248,121)
Other asset investments	—	—	—	(9,229)	(43,759)	—	(52,988)	—	—		(52,988)
Proceeds from sale of investments:	—	—	—	—	—	—	—	—	—		—
Property, plant and equipment	—	49,573	134	—	—	—	49,707	24,555	—		74,262
Fixed maturities	—	8,875	2,979	64,312	215,162	—	291,328	—	—		291,328
Other asset investments	—	—	—	(13,070)	19,214	—	6,144	—	—		6,144

Net cash provided by (used in) investing activities	(76)	(82,019)	(9,425)	42,013	(57,504)	—	(107,011)	(18,616)	—		(125,627)

Cash flows from financial activities:
Net change in short-term borrowings	—	—	—	—	—	—	—	—	—		—
Proceeds from notes	—	—	99,981	—	—	—	99,981	46,517	(15,517	)(d)	130,981
Debt issuance costs	—	—	—	—	—	—	—	—	—		—
Leverage Employee Stock Ownership Plan:
Purchase of shares	—	—	—	—	—	—	—	—	—		—
Repayments from loan	—	975	—	—	—	—	975	—	—		975
Principal payments on notes	(201,010)	(4)	—	—	—	—	(201,014)	(31,850)	27,500	(d)	(205,364)
Preferred stock dividends paid	(6,482)	—	—	—	—	—	(6,482)	—	—		(6,482)
Treasury stock acquisitions, net	(1,407)	—	—	—	—	—	(1,407)	—	—		(1,407)
Investment contract deposits	—	—	—	—	137,488	—	137,488	—	—		137,488
Investment contract withdrawals	—	—	—	—	(74,047)	—	(74,047)	—	—		(74,047)

Net cash provided by (used in) financing activities	(208,899)	971	99,981	—	63,441	—	(44,506)	14,667	11,983		(17,856)

Increase (decrease) in cash equivalents	23,002	(3,040)	(256)	(3,138)	(13,062)	—	3,506	753	—		4,259
Cash and cash equivalents at the beginning of period	71	29,823	576	5,912	11,259	—	47,641	10	—		47,651

Cash and cash equivalents at the end of period	$23,073	$26,783	$320	$2,774	$(1,803)	$—	$51,147	$763	$—		$51,910

(a)	Balances for the nine months ending September 30, 2003.
(b)	Eliminate intercompany property, plant and equipment
(c)	Eliminate intercompany debt

AMERCO AND CONSOLIDATED SUBSIDIARIES AND

SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Industry Segment and Geographic Area Data

     Geographic Area Data — All amounts are in U.S. $’s

	United			United
	States	Canada	Consolidated	States	Canada	Consolidated

	Quarter Ended			Nine Months Ended

	(In thousands)
December 31, 2003
Total revenues	$486,963	$15,620	$502,583	$1,655,924	$54,232	$1,710,156
Depreciation/amortization	36,780	1,614	38,394	107,855	5,501	113,356
Interest expense	30,125	1,043	31,168	89,426	3,413	92,839
Pretax earnings (loss)	(32,449)	251	(32,198)	71,548	9,133	80,681
Income tax benefit (expense)	10,531	0	10,531	(30,587)	0	(30,587)
Identifiable assets	3,666,507	139,948	3,806,455	3,666,507	139,948	3,806,455
December 31, 2002
Total revenues	455,016	12,207	467,223	1,639,034	44,357	1,683,391
Depreciation/amortization	31,988	1,326	33,314	98,406	3,996	102,402
Interest expense	30,480	939	31,419	83,054	3,252	86,306
Pretax earnings (loss)	(65,121)	429	(64,692)	(544)	7,431	6,887
Income tax benefit (expense)	18,909	0	18,909	(6,763)	0	(6,763)
Identifiable assets	3,642,835	130,620	3,773,455	3,642,835	130,620	3,773,455

7.     Liabilities Subject to Compromise

      Under the Bankruptcy Code certain claims against AMERCO in existence prior to the Petition Date are stayed while AMERCO continues operating as a debtor-in-possession. AMERCO has received approval from the Court to (1) pay pre-petition and post-petition employee wages, salaries, benefits, other employee obligations and insurance obligations; (2) pay vendors and other providers in the ordinary course for goods and services received from and after the Petition Date. Substantially all other pre-petition liabilities of AMERCO have been classified as liabilities subject to compromise in the unaudited Condensed Consolidated Balance Sheets. Adjustments to these liabilities may result from negotiations, payments authorized by Court order, additional rejection of executory contracts including leases, or other events.

      Shortly after the Chapter 11 filing, AMERCO began notifying all known or potential creditors of the filing for the purpose of identifying all pre-petition claims against the Company. Amounts that AMERCO has recorded may be different than amounts filed by its creditors.

8.     Certain Relationships and Related Transactions

      SAC Holdings loaned Self-Storage International Holding Corporation (“SSI”) $4.5 million. As of December 31, 2003, the outstanding balance due to SAC Holdings was $1.5 million. Mark V. Shoen, a significant shareholder and executive officer of AMERCO, owns all of the equity interest of SSI and substantially all of the equity interest of SAC Holdings. For financial reporting purposes, SSI is not consolidated by AMERCO or SAC Holdings.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes the components of liabilities subject to compromise, included in AMERCO’s Condensed Consolidated Balance Sheet as of December 31, 2003 (in thousands):

			Inter-company
	AMERCO	AREC	Eliminations	Total

Debt subject to compromise	$809,623	101,499	(39,500)	$871,622
Accounts payable and accrued expenses	185	3,565	—	3,750

Total liabilities subject to compromise	$809,808	105,064	(39,500)	$875,372

      Reorganization expenses incurred as a direct result of the Company’s Chapter 11 filing are included in operating expenses and interest expense in the Condensed Consolidated Statement of Operations. Professional fees of $7.9 million and default interest payments of $0 were paid during the quarter ended December 31, 2003. Professional fees of $13.8 million and default interest payments of $4.4 million were paid during the nine months ended December 31, 2003.

9.	Guarantor and Nonguarantor Financial Statements and Subsequent Event

      On March 15, 2004, the Company emerged from Chapter 11 with full payment to its creditors and with no dilution to its stockholders. In connection with our emergence from Chapter 11 bankruptcy, the Company issued $200 million 9.0% Second Lien Senior Secured Notes due 2009. The notes are fully and unconditionally guaranteed, jointly and severally, by all of AMERCO’s legal subsidiaries, except for Oxford and RepWest and except for SAC Holdings. The following condensed consolidating financial information presents the condensed consolidating balance sheets as of December 31, 2003 and the related condensed consolidating statements of earnings and condensed consolidating cash flow statements for the three and nine months ended December 31, 2003 and 2002 for:

(a) AMERCO;

(b) the guarantor subsidiaries (comprised of U-Haul and Amerco Real Estate Company and each of their respective subsidiaries);

(c) the nonguarantor subsidiaries (comprised of Oxford and RepWest and each of their respective subsidiaries); and

(d) SAC Holdings.

      The information includes elimination entries necessary to consolidated AMERCO, the parent, with the guarantor and nonguarantor subsidiaries.

      Investments in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and nonguarantor subsidiaries are presented on a combined basis.

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet

December 31, 2003

		Guarantor	Non-Guarantor			AMERCO	SAC			Total
	AMERCO	Subsidiaries	Subsidiaries(a)	Eliminations		Consolidated	Holdings	Eliminations		Consolidated

	(In thousands)
ASSETS
Cash and cash equivalents	$92,252	35,783	4,754	—		132,789	4,077	—		136,866
Receivables	—	31,326	238,767	—		270,093	—	(30,715	)(d)	239,378
Notes and mortgage receivables, net	—	52,678	—	—		52,678	—	(35,549	)(d)	17,129
Inventories, net	—	50,480	—	—		50,480	4,750	—		55,230
Prepaid expenses	2,339	16,470	—	—		18,809	1,411	(2,733	)(d)	17,487
Investments, fixed maturities	—	—	768,712	—		768,712	—	(5,039	)(d)	763,673
Investments, other	135,000	392,756	406,579	(50,027	)(d)	884,308	1,701	(411,031	)(d)	474,978
Deferred policy acquisition costs	—	—	86,603	—		86,603	—	—		86,603
Other assets	470,887	276,284	118,804	(793,968	)(d)	72,007	55,931	(29,508)		98,430

	700,478	855,777	1,624,219	(843,995)		2,336,479	67,870	(514,575	)(c)	1,889,774
Investment in subsidiaries	1,139,016	—	—	(1,139,016	)(c)	—	—	—		—
Investment in subsidiaries — SAC	(42,664)	—	—	—		(42,664)	—	42,664	(c)	—
Property, plant and equipment
Land	—	159,508	—	—		159,508	—	—		159,508
Building and Improvements	—	751,877	—	—		751,877	—	—		751,877
Furniture and equipment	460	292,713	—	—		293,173	—	—		293,173
Rental trailers and other rental equipment	—	156,237	—	—		156,237	—	—		156,237
Rental trucks	—	1,208,303	—	—		1,208,303	—	—		1,208,303
SAC Holdings property, plant, and equipment	—	—	—	—		—	991,486	(258,271	)(h)	733,215
	460	2,568,638	—	—		2,569,098	991,486	(258,271)		3,302,313

Less accumulated depreciation	325	1,318,492	—	—		1,318,817	74,877	(8,062)		1,385,632

Total property, plant and equipment	135	1,250,146	—	—		1,250,281	916,609	(250,209)		1,916,681

TOTAL ASSETS	$1,796,965	2,105,923	1,624,219	(1,983,011)		3,544,096	984,479	(722,120)		3,806,455

(a)	Balances as of September 30, 2003
(b)	Included in this caption is land of $260,496, buildings and improvements of $727,586 and furniture and equipment of $3,404
(c)	Eliminate investment in subsidiaries
(d)	Eliminate intercompany receivables and payables
(e)	Eliminate intercompany lease income
(f)	Eliminate intercompany premiums
(g)	Eliminate intercompany interest on debt
(h)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Consolidating Balance Sheet — (Continued)

December 31, 2003

		Guarantor	Non-Guarantor			AMERCO	SAC			Total
	AMERCO	Subsidiaries	Subsidiaries(a)	Eliminations		Consolidated	Holdings	Eliminations		Consolidated

	(In thousands)
LIABILITIES
Accounts payable and accrued expenses	$214,646	264,593	655	(100,647	)(c)	379,247	46,205	(66,266	)(d)	359,186
AMERCO’s notes and loans payable	54,941	30,158	—	281	(d)	85,380	—	—		85,380
SAC Holdings’ notes and loans payable	—	—	—	—		—	990,079	(403,521	)(d)	586,558
Policy benefits and losses, claims and loss	—	—	—	—		—	—	—		—
expenses payable	—	197,278	638,943	—		836,221	—	—		836,221
Liabilities from investment contracts	—	—	603,992	—		603,992	—	—		603,992
Cash overdraft	—	—	45,523	—		45,523	—	—		45,523
Other policyholders’ funds and liabilities	—	22,726	15,229	—		37,955	5,328	(32,241	)(d)	11,042
Deferred income	147,591	330,160	16,795	(371,377)		123,169	(23,819)	(98,005	)(h)	1,345
Deferred income taxes	—	321,801	10,951	(332,752	)(d)	—	—	—		—
Other liabilities	809,808	105,064	—	(39,500	)(d)	875,372	—	—		875,372

Total liabilities	1,226,986	1,271,780	1,332,088	(843,995)		2,986,859	1,017,793	(600,033)		3,404,619
Minority interest	—	—	—	—		—	12,549	(12,549	)(c)	—
STOCKHOLDERS’ EQUITY
Series A common stock	1,441	—	—	—		1,441	—	—		1,441
Common stock	9,122	541	5,800	(6,341	)(c)	9,122	—	—		9,122
Additional paid-in- capital	396,048	268,711	86,458	(355,169	)(c)	396,048	—	(160,264	)(h)	235,784
Additional paid-in- capital — SAC	3,199	—	—	—		3,199	3,199	(3,199	)(c)	3,199
Accumulated other comprehensive loss	(25,801)	(33,860)	8,867	24,993	(c)	(25,801)	—	—		(25,801)
Accumulated other comprehensive loss- SAC	3,598	—	—	—		3,598	3,598	(3,598	)(c)	3,598
Retained earnings	600,531	611,493	191,006	(802,499	)(c)	600,531	(49,461)	57,523	(c)	608,593
Cost of common shares in treasury	(418,179)	—	—	—		(418,179)	(3,199)	—		(421,378)
Unearned ESOP shares in treasury	20	(12,742)	—	—		(12,722)	—	—		(12,722)

TOTAL STOCKHOLDERS’ EQUITY	569,979	834,143	292,131	(1,139,016)		557,237	(45,863)	(109,538	)(c)	401,836

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,796,965	2,105,923	1,624,219	(1,983,011)		3,544,096	984,479	(722,120)		3,806,455

(a)	Balances as of September 30, 2003
(b)	Included in this caption is land of $260,496, buildings and improvements of $727,586 and furniture and equipment of $3,404
(c)	Eliminate investment in subsidiaries
(d)	Eliminate intercompany receivables and payables
(e)	Eliminate intercompany lease income
(f)	Eliminate intercompany premiums
(g)	Eliminate intercompany interest on debt
(h)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Earnings

Three Months Ended December 31, 2003

		Guarantor	Non-Guarantor			AMERCO	SAC			Total
	AMERCO	Subsidiaries	Subsidiaries(a)	Eliminations		Consolidated	Holdings	Eliminations		Consolidated

	(In thousands)
Revenues:
Rental revenue	$—	376,934	—	(20,215	)(e)	356,719	43,298	(13,520	)(e)	386,497
Net sales	—	36,670	—	—		36,670	10,501	—		47,171
Premiums	—	—	56,533	(445	)(f)	56,088	—	—		56,088
Net investment and interest income	529	8,925	12,001	—		21,455	—	(8,628	)(g)	12,827

Total revenues	529	422,529	68,534	(20,660)		470,932	53,799	(22,148)		502,583

Costs and expenses:
Operating expenses	13,766	287,623	9,480	(20,660	)(e)	290,209	24,926	(3,156	)(e)	311,979
Commission expense	—	38,123	—	—		38,123	—	(6,987	)(e)	31,136
Cost of sales	—	19,689	—	—		19,689	4,218	—		23,907
Benefits and losses	—	—	50,956	—		50,956	—	—		50,956
Amortization of deferred policy acquisition costs	—	—	11,027	—		11,027	—	—		11,027
Lease expense	231	39,360	—	—		39,591	—	(3,377	)(e)	36,214
Depreciation, net	3	33,725	—	—		33,728	5,148	(482	)(h)	38,394

Total costs and expenses	14,000	418,520	71,463	(20,660)		483,323	34,292	(14,002)		503,613

Equity in earnings of subsidiary	(2,983)	—	—	2,983		—	—	—		—
Equity in earnings of SAC	216	—	—	—		216	—	(216)		—

Earnings (loss) from operations	(16,238)	4,009	(2,929)	2,983		(12,175)	19,507	(8,362)		(1,030)
Interest expense	14,485	5,259	—	—		19,744	20,052	(8,628	)(g)	31,168

Pretax earnings (loss)	(30,723)	(1,250)	(2,929)	2,983		(31,919)	(545)	266		(32,198)
Income tax benefit (expense)	8,574	681	515	—		9,770	761	—		10,531

Net earnings (loss)	(22,149)	(569)	(2,414)	2,983		(22,149)	216	266		(21,667)
Less: preferred stock dividends	(3,241)	—	—	—		(3,241)	—	—		(3,241)

Earnings (loss) available to common shareholders	$(25,390)	(569)	(2,414)	2,983		(25,390)	216	266		(24,908)

(a)	Balances are for the quarter ending September 30, 2003
(b)	Included in this caption is land of $260,496, buildings and improvements of $727,586 and furniture and equipment of $3,404
(c)	Eliminate investment in subsidiaries
(d)	Eliminate intercompany receivables and payables
(e)	Eliminate intercompany lease income
(f)	Eliminate intercompany premiums
(g)	Eliminate intercompany interest on debt
(h)	Eliminate gain on sale of surplus property from AMERCO to SAC

AMERCO AND CONSOLIDATED SUBSIDIARIES AND
SAC HOLDING CORPORATIONS AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Earnings

Nine Months Ended December 31, 2003

		Guarantor	Non-Guarantor			AMERCO	SAC			Total
	AMERCO	Subsidiaries	Subsidiaries(a)	Eliminations		Consolidated	Holdings	Eliminations		Consolidated

	(In thousands)
Revenues:
Rental revenue	$—	1,270,307	—	(45,649	)(e)	1,224,658	127,415	(42,876	)(e)	1,309,197
Net sales	—	142,427	—	—		142,427	39,621	—		182,048
Premiums	—	—	191,099	(3,075	)(f)	188,024	—	—		188,024
Net investment and interest income	1,057	28,752	34,600	—		64,409	—	(28,795	)(g)	35,614

Total revenues	1,057	1,441,486	225,699	(48,724)		1,619,518	167,036	(71,671)		1,714,883

Costs and expenses:
Operating expenses	32,399	817,768	40,934	(48,724	)(e)	842,377	81,541	(9,811	)(e)	914,107
Commission expense	—	139,065	—	—		139,065	—	(22,933	)(e)	116,132
Cost of sales	—	70,120	—	—		70,120	16,903	—		87,023
Benefits and losses	—	—	169,801	—		169,801	—	—		169,801
Amortization of deferred policy acquisition costs	—	—	28,886	—		28,886	—	—		28,886
Lease expense	691	121,499	—	—		122,190	—	(10,132	)(e)	112,058
Depreciation, net	10	98,785	—	—		98,795	16,007	(1,446	)(h)	113,356

Total costs and expenses	33,100	1,247,237	239,621	(48,724)		1,471,234	114,451	(44,322)		1,541,363

Equity in earnings of subsidiary	104,158	—	—	(104,158)		—	—	—		—
Equity in earnings of SAC	(5,811)	—	—	—		(5,811)	—	5,811		—

Earnings (loss) from operations	66,304	194,249	(13,922)	(104,158)		142,473	52,585	(21,538)		173,520
Interest expense	44,414	15,947	—	—		60,361	61,273	(28,795	)(g)	92,839

Pretax earnings (loss)	21,890	178,302	(13,922)	(104,158)		82,112	(8,688)	7,257		80,681
Income tax benefit/(expense)	26,758	(64,965)	4,743	—		(33,464)	2,877	—		(30,587)

Net earnings (loss)	48,648	113,337	(9,179)	(104,158)		48,648	(5,811)	7,257		50,094
Less: preferred stock dividends	(9,723)	—	—	—		(9,723)	—	—		(9,723)

Earnings (loss) available to common shareholders	$38,925	113,337	(9,179)	(104,158)		38,925	(5,811)	7,257		40,371

(a)	Balances for the nine months ending September 30, 2003
(b)	Included in this caption is land of $260,496, buildings and improvements of $727,586 and furniture and equipment of $3,404
(c)	Eliminate investment in subsidiaries
(d)	Eliminate intercompany receivables and payables
(e)	Eliminate intercompany lease income
(f)	Eliminate intercompany premiums
(g)	Eliminate intercompany interest on debt
(h)	Eliminate gain on sale of surplus property from AMERCO to SAC

          Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that, by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

          This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities.

Prospectus Summary	1
Risk Factors	13
Use of Proceeds	19
Ratio of Earnings to Fixed Charges	20
Capitalization	20
Business	21
Selected Historical Financial Data	31
Management’s Discussion and Analysis of Financial Condition of Results of Operation	33
Quantitative and Qualitative Disclosures about Market Risk	50
Management	51
Description of the Exchange Notes	75
The Exchange Offer	107
United States Federal Income Tax Considerations	112
Plan of Distribution	117
Legal Matters	117
Experts	118
Available Information	118
Index to Financial Statements	F-1
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EX-4.12
EX-4.13
EXHIBIT 4.14
EXHIBIT 4.15
EXHIBIT 4.16
EXHIBIT 5.1
EXHIBIT 10.23
EXHIBIT 10.24
EXHIBIT 10.25
EXHIBIT 10.43A
EXHIBIT 12.1
EXHIBIT 21
EXHIBIT 23.1
EXHIBIT 25.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5

$80,000,000

9.0% Second Lien

Senior Secured
Notes due 2009

AMERCO

PROSPECTUS

                    , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

      The Nevada General Corporation Law requires AMERCO to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained. AMERCO’s Restated Articles of Incorporation eliminate personal liability of directors and officers, to AMERCO or its stockholders, for damages for breach of their fiduciary duties as directors or officers, except for liability (i) for acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law, or (ii) for the unlawful payment of dividends. In addition, AMERCO’s Bylaws provide that AMERCO shall indemnify, to the fullest extent authorized or permitted by law, any person made, or threatened to be made, a defendant in or witness to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she was a director or officer of AMERCO. AMERCO has also executed Indemnification Agreements that provide that certain of AMERCO’s directors and officers shall be indemnified and held harmless by AMERCO to the fullest extent permitted by applicable law or the Restated Articles of incorporation or Bylaws of AMERCO. AMERCO has established a trust fund with Harris Trust and Savings Bank as Trustee in order to fund its obligations under the Indemnification Agreements. AMERCO has agreed to maintain a minimum balance in the trust fund of $1,000,000. The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer’s or director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law. The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

Item 21.	Exhibits and Financial Statement Schedules

      (a) Exhibits:

EXHIBIT INDEX

Exhibit
Number	Description	Page or Method of Filing

2.1	Joint Plan of Reorganization of AMERCO and AMERCO Real Estate Company	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed October 20, 2003, file no. 1-11255
2.2	Disclosure Statement Concerning the Debtors’ Joint Plan of Reorganization	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed October 20, 2003, file no. 1-11255

Exhibit
Number	Description	Page or Method of Filing

2.3	Amended Joint Plan of Reorganization of AMERCO and AMERCO Real Estate Company	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, file No. 1-11255
3.1	Restated Articles of Incorporation of AMERCO	Filed herewith
3.2	Restated By-Laws of AMERCO	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, file No. 1-11255
3.3	Restated Articles of Incorporation of U-Haul International, Inc.	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2003, file no. 1-11255
3.4	Bylaws of U-Haul International, Inc.	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2003, file no. 1-11255
3.5	Articles of Incorporation of A&M Associates, Inc.	Filed herewith
3.6	Bylaws of A&M Associates, Inc.	Filed herewith
3.7	Articles of Incorporation of Amerco Real Estate Company	Filed herewith
3.8	Bylaws of Amerco Real Estate Company	Filed herewith
3.9	Articles of Incorporation of Amerco Real Estate Company of Alabama, Inc.	Filed herewith
3.10	Bylaws of Amerco Real Estate Company of Alabama, Inc.	Filed herewith
3.11	Articles of Incorporation of Amerco Real Estate Company of Texas, Inc.	Filed herewith
3.12	Bylaws of Amerco Real Estate Company of Texas, Inc.	Filed herewith
3.13	Articles of Incorporation of Amerco Real Estate Services, Inc.	Filed herewith
3.14	Bylaws of Amerco Real Estate Services, Inc.	Filed herewith
3.15	Articles of Incorporation of EIGHT PAC Company	Filed herewith
3.16	Bylaws of EIGHT PAC Company	Filed herewith
3.17	Articles of Incorporation of ELEVEN PAC Company	Filed herewith
3.18	Bylaws of ELEVEN PAC Company	Filed herewith
3.19	Articles of Incorporation of eMove, Inc.	Filed herewith
3.20	Bylaws of eMove, Inc.	Filed herewith
3.21	Articles of Incorporation of Fifteen PAC Company	Filed herewith
3.22	Bylaws of Fifteen PAC Company	Filed herewith
3.23	Articles of Incorporation of Five PAC Company	Filed herewith
3.24	Bylaws of Five PAC Company	Filed herewith
3.25	Articles of Incorporation of Four PAC Company	Filed herewith

Exhibit
Number	Description	Page or Method of Filing

3.26	Bylaws of Four PAC Company	Filed herewith
3.27	Articles of Incorporation of Fourteen PAC Company	Filed herewith
3.28	Bylaws of Fourteen PAC Company	Filed herewith
3.29	Articles of Incorporation of Nationwide Commercial Co.	Filed herewith
3.30	Bylaws of Nationwide Commercial Co.	Filed herewith
3.31	Articles of Incorporation of NINE PAC Company	Filed herewith
3.32	Bylaws of NINE PAC Company	Filed herewith
3.33	Articles of Incorporation of One PAC Company	Filed herewith
3.34	Bylaws of One PAC Company	Filed herewith
3.35	Articles of Incorporation of PF&F Holdings Corporation	Filed herewith
3.36	Bylaws of PF&F Holdings Corporation	Filed herewith
3.37	Articles of Incorporation of Seven PAC Company	Filed herewith
3.38	Bylaws of Seven PAC Company	Filed herewith
3.39	Articles of Incorporation of SEVENTEEN PAC Company	Filed herewith
3.40	Bylaws of SEVENTEEN PAC Company	Filed herewith
3.41	Articles of Incorporation of SIX PAC Company	Filed herewith
3.42	Bylaws of SIX PAC Company	Filed herewith
3.43	Articles of Incorporation of Sixteen PAC Company	Filed herewith
3.44	Bylaws of Sixteen PAC Company	Filed herewith
3.45	Articles of Incorporation of TEN PAC Company	Filed herewith
3.46	Bylaws of TEN PAC Company	Filed herewith
3.47	Articles of Incorporation of THREE PAC Company	Filed herewith
3.48	Bylaws of THREE PAC Company	Filed herewith
3.49	Articles of Incorporation of TWELVE PAC Company	Filed herewith
3.50	Bylaws of TWELVE PAC Company	Filed herewith
3.51	Articles of Incorporation of TWO PAC Company	Filed herewith
3.52	Bylaws of TWO PAC Company	Filed herewith
3.53	Articles of Incorporation of U-Haul Business Consultants, Inc.	Filed herewith
3.54	Bylaws of U-Haul Business Consultants, Inc.	Filed herewith
3.55	Articles of Incorporation of U-Haul Co. of Alabama, Inc.	Filed herewith
3.56	Bylaws of U-Haul Co. of Alabama, Inc.	Filed herewith

Exhibit
Number	Description	Page or Method of Filing

3.57	Articles of Incorporation of U-Haul Co. of Alaska	Filed herewith
3.58	Bylaws of U-Haul Co. of Alaska	Filed herewith
3.59	Articles of Incorporation of U-Haul Co. of Arizona	Filed herewith
3.60	Bylaws of U-Haul Co. of Arizona	Filed herewith
3.61	Articles of Incorporation of U-Haul Co. of Arkansas	Filed herewith
3.62	Bylaws of U-Haul Co. of Arkansas	Filed herewith
3.63	Articles of Incorporation of U-Haul Co. of California	Filed herewith
3.64	Bylaws of U-Haul Co. of California	Filed herewith
3.65	Articles of Incorporation of U-Haul Co. (Canada) Ltd.	Filed herewith
3.66	Bylaws of U-Haul Co. (Canada) Ltd.	Filed herewith
3.67	Articles of Incorporation of U-Haul Co. of Colorado	Filed herewith
3.68	Bylaws of U-Haul Co. of Colorado	Filed herewith
3.69	Articles of Incorporation of U-Haul Co. of Connecticut	Filed herewith
3.70	Bylaws of U-Haul Co. of Connecticut	Filed herewith
3.71	Articles of Incorporation of U-Haul Co. of District of Columbia, Inc.	Filed herewith
3.72	Bylaws of U-Haul Co. of District of Columbia, Inc.	Filed herewith
3.73	Articles of Incorporation of U-Haul Co. of Florida	Filed herewith
3.74	Bylaws of U-Haul Co. of Florida	Filed herewith
3.75	Articles of Incorporation of U-Haul Co. of Georgia	Filed herewith
3.76	Bylaws of U-Haul Co. of Georgia	Filed herewith
3.77	Articles of Incorporation of U-Haul of Hawaii, Inc.	Filed herewith
3.78	Bylaws of U-Haul of Hawaii, Inc.	Filed herewith
3.79	Articles of Incorporation of U-Haul Co. of Idaho, Inc.	Filed herewith
3.80	Bylaws of U-Haul Co. of Idaho, Inc.	Filed herewith
3.81	Articles of Incorporation of U-Haul Co. of Illinois, Inc.	Filed herewith
3.82	Bylaws of U-Haul Co. of Illinois, Inc.	Filed herewith
3.83	Articles of Incorporation of U-Haul Co. of Indiana, Inc.	Filed herewith
3.84	Bylaws of U-Haul Co. of Indiana, Inc.	Filed herewith
3.85	Articles of Incorporation of U-Haul Co. of Iowa, Inc.	Filed herewith
3.86	Bylaws of U-Haul Co. of Iowa, Inc.	Filed herewith

Exhibit
Number	Description	Page or Method of Filing

3.87	Articles of Incorporation of U-Haul Co. of Kansas, Inc.	Filed herewith
3.88	Bylaws of U-Haul Co. of Kansas, Inc.	Filed herewith
3.89	Articles of Incorporation of U-Haul Co. of Kentucky	Filed herewith
3.90	Bylaws of U-Haul Co. of Kentucky	Filed herewith
3.91	Articles of Incorporation of U-Haul Co. of Louisiana	Filed herewith
3.92	Bylaws of U-Haul Co. of Louisiana	Filed herewith
3.93	Articles of Incorporation of U-Haul Co. of Maine, Inc.	Filed herewith
3.94	Bylaws of U-Haul Co. of Maine, Inc.	Filed herewith
3.95	Articles of Incorporation of U-Haul Co. of Maryland, Inc.	Filed herewith
3.96	Bylaws of U-Haul Co. of Maryland, Inc.	Filed herewith
3.97	Articles of Incorporation of U-Haul Co. of Massachusetts and Ohio, Inc.	Filed herewith
3.98	Bylaws of U-Haul Co. of Massachusetts and Ohio, Inc.	Filed herewith
3.99	Articles of Incorporation of U-Haul Co. of Michigan	Filed herewith
3.100	Bylaws of U-Haul Co. of Michigan	Filed herewith
3.101	Articles of Incorporation of U-Haul Co. of Minnesota	Filed herewith
3.102	Bylaws of U-Haul Co. of Minnesota	Filed herewith
3.103	Articles of Incorporation of U-Haul Co. of Mississippi	Filed herewith
3.104	Bylaws of U-Haul Co. of Mississippi	Filed herewith
3.105	Articles of Incorporation of U-Haul Company of Missouri	Filed herewith
3.106	Bylaws of U-Haul Company of Missouri	Filed herewith
3.107	Articles of Incorporation of U-Haul Co. of Montana, Inc.	Filed herewith
3.108	Bylaws of U-Haul Co. of Montana, Inc.	Filed herewith
3.109	Articles of Incorporation of U-Haul Co. of Nebraska	Filed herewith
3.110	Bylaws of U-Haul Co. of Nebraska	Filed herewith
3.111	Articles of Incorporation of U-Haul Co. of Nevada, Inc.	Filed herewith
3.112	Bylaws of U-Haul Co. of Nevada, Inc.	Filed herewith
3.113	Articles of Incorporation of U-Haul Co. of New Hampshire, Inc.	Filed herewith
3.114	Bylaws of U-Haul Co. of New Hampshire, Inc.	Filed herewith
3.115	Articles of Incorporation of U-Haul Co. of New Jersey, Inc.	Filed herewith
3.116	Bylaws of U-Haul Co. of New Jersey, Inc.	Filed herewith

Exhibit
Number	Description	Page or Method of Filing

3.117	Articles of Incorporation of U-Haul Co. of New Mexico, Inc.	Filed herewith
3.118	Bylaws of U-Haul Co. of New Mexico, Inc.	Filed herewith
3.119	Articles of Incorporation of U-Haul Co. of New York, Inc.	Filed herewith
3.120	Bylaws of U-Haul Co. of New York, Inc.	Filed herewith
3.121	Articles of Incorporation of U-Haul Co. of North Carolina	Filed herewith
3.122	Bylaws of U-Haul Co. of North Carolina	Filed herewith
3.123	Articles of Incorporation of U-Haul Co. of North Dakota	Filed herewith
3.124	Bylaws of U-Haul Co. of North Dakota	Filed herewith
3.125	Articles of Incorporation of U-Haul Co. of Oklahoma, Inc.	Filed herewith
3.126	Bylaws of U-Haul Co. of Oklahoma, Inc.	Filed herewith
3.127	Articles of Incorporation of U-Haul Co. of Oregon	Filed herewith
3.128	Bylaws of U-Haul Co. of Oregon	Filed herewith
3.129	Articles of Incorporation of U-Haul Co. of Pennsylvania	Filed herewith
3.130	Bylaws of U-Haul Co. of Pennsylvania	Filed herewith
3.131	Articles of Incorporation of U-Haul Co. of Rhode Island	Filed herewith
3.132	Bylaws of U-Haul Co. of Rhode Island	Filed herewith
3.133	Articles of Incorporation of U-Haul Co. of South Carolina, Inc.	Filed herewith
3.134	Bylaws of U-Haul Co. of South Carolina, Inc.	Filed herewith
3.135	Articles of Incorporation of U-Haul Co. of South Dakota, Inc.	Filed herewith
3.136	Bylaws of U-Haul Co. of South Dakota, Inc.	Filed herewith
3.137	Articles of Incorporation of U-Haul Co. of Tennessee	Filed herewith
3.138	Bylaws of U-Haul Co. of Tennessee	Filed herewith
3.139	Articles of Incorporation of U-Haul Co. of Texas	Filed herewith
3.140	Bylaws of U-Haul Co. of Texas	Filed herewith
3.141	Articles of Incorporation of U-Haul Co. of Utah, Inc.	Filed herewith
3.142	Bylaws of U-Haul Co. of Utah, Inc.	Filed herewith
3.143	Articles of Incorporation of U-Haul Co. of Virginia	Filed herewith
3.144	Bylaws of U-Haul Co. of Virginia	Filed herewith
3.145	Articles of Incorporation of U-Haul Co. of Washington	Filed herewith
3.146	Bylaws of U-Haul Co. of Washington	Filed herewith

Exhibit
Number	Description	Page or Method of Filing

3.147	Articles of Incorporation of U-Haul Co. of West Virginia	Filed herewith
3.148	Bylaws of U-Haul Co. of West Virginia	Filed herewith
3.149	Articles of Incorporation of U-Haul Co. of Wisconsin, Inc.	Filed herewith
3.150	Bylaws of U-Haul Co. of Wisconsin, Inc.	Filed herewith
3.151	Articles of Incorporation of U-Haul Co. of Wyoming, Inc.	Filed herewith
3.152	Bylaws of U-Haul Co. of Wyoming, Inc.	Filed herewith
3.153	Articles of Incorporation of U-Haul Inspections Ltd.	Filed herewith
3.154	Bylaws of U-Haul Inspections, Ltd.	Filed herewith
3.155	Articles of Incorporation of U-Haul Leasing & Sales Co.	Filed herewith
3.156	Bylaws of U-Haul Leasing & Sales Co.	Filed herewith
3.157	Articles of Incorporation of U-Haul Self- Storage Corporation	Filed herewith
3.158	Bylaws of U-Haul Self-Storage Corporation	Filed herewith
3.159	Articles of Incorporation of U-Haul Self- Storage Management (WPC), Inc.	Filed herewith
3.160	Bylaws of U-Haul Self-Storage Management (WPC), Inc.	Filed herewith
3.161	Articles of Incorporation of Web Team Associates, Inc.	Filed herewith
3.162	Bylaws of Web Team Associates, Inc.	Filed herewith
3.163	Articles of Incorporation of Yonkers Property Corporation	Filed herewith
3.164	Bylaws of Yonkers Property Corporation	Filed herewith
4.1	Loan and Security Agreement among AMERCO and Wells Fargo Foothill, Inc. dated March 1, 2004	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.2	Indenture, dated as of March 1, 2004, among AMERCO, the subsidiary guarantors listed therein, and Wells Fargo Bank, N.A.	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.3	Purchase Agreement dated as of March 1, 2004, among AMERCO and the Initial Purchasers of the Term B Notes	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.4	Notation of Guaranty dated March 15, 2004 for the Term B Notes	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.5	Registration Right Agreement, dated as of March 15, 2004 among AMERCO and the Initial Purchasers of the Term B Notes	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.6	Form of Global Note dated March 15, 2004 for the Term B Notes	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.7	Indenture dated as of March 15, 2004 among AMERCO, the subsidiary guarantors listed therein, and The Bank of New York	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.

Exhibit
Number		Description	Page or Method of Filing

4.8		Indenture dated as of March 15, 2004 among SAC Holding Corporation and SAC Holding II Corporation and Law Debenture Trust Company of New York	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.9		SAC Participation and Subordination Agreement, dated as of March 15, 2004 among SAC Holding Corporation, SAC Holding II Corporation, AMERCO, U-Haul International, Inc., and Law Debenture Trust Company of New York	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.10		Intercreditor Agreement, dated as of March 1, 2004, between Wells Fargo Bank, N.A. and Wells Fargo Foothill, Inc.	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.11		Rights Agreement, dated as of August 7, 1998	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, file no. 1-11255
4.12		Fixed Rate Note between SAC Holding Corporation and U-Haul International, Inc.	Filed herewith
4.13		Promissory Note between SAC Holding Corporation and U-Haul International, Inc.	Filed herewith
4.14		Amended and Restated Promissory Note between SAC Holding Corporation and U-Haul International, Inc. (in an aggregate principal amount up to $21,000,000)	Filed herewith
4.15		Amended and Restated Promissory Note between SAC Holding Corporation and U-Haul International, Inc. (in an aggregate principal amount up to $47,500,000)	Filed herewith
4.16		Amended and Restated Promissory Note between SAC Holding Corporation and U-Haul International, Inc. (in an aggregate principal amount up to $76,000,000)	Filed herewith
5.1		Opinion of Snell & Wilmer L.L.P.	Filed herewith
10	.1*	AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1993, file no. 1-11255
10	.1A*	First Amendment to the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2000, file no. 1-11255
10.2		U-Haul Dealership Contract	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1993, file no. 1-11255
10.3		Share Repurchase and Registration Rights Agreement with Paul F. Shoen	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1993, file no. 1-11255
10.4		ESOP Loan Credit Agreement	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1990, file no. 1-11255
10.5		ESOP Loan Agreement	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1990, file no. 1-11255

Exhibit
Number		Description	Page or Method of Filing

10.6		Trust Agreement for the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1990, file no. 1-11255
10.7		Amended Indemnification Agreement	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1990, file no. 1-11255
10.8		Indemnification Trust Agreement	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1990, file no. 1-11255
10.9		Promissory Notes between Four SAC Self- Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1997, file no. 1-11255
10	.9A	Amendment and Addendum to Promissory Note between Four SAC Self-Storage Corporation and Nationwide Commercial Co.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.10		Management Agreement between Three SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1997, file no. 1-11255
10.11		Management Agreement between Four SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1997, file no. 1-11255
10.12		Agreement, dated October 17, 1995, among AMERCO, Edward J. Shoen, James P. Shoen, Aubrey K. Johnson, John M. Dodds and William E. Carty	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, file no. 1-11255
10.13		Directors’ Release, dated October 17, 1995, executed by Edward J. Shoen, James P. Shoen, Aubrey K. Johnson, John M. Dodds and William E. Carty in favor of AMERCO	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, file no. 1-11255
10.14		AMERCO Release, dated October 17, 1995, executed by AMERCO in favor of Edward J. Shoen, James P. Shoen, Aubrey K. Johnson, John M. Dodds and William E. Carty	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, file no. 1-11255
10.15		Management Agreement between Five SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1999, file no. 1-11255
10.16		Management Agreement between Eight SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1999, file no. 1-11255
10.17		Management Agreement between Nine SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1999, file no. 1-11255
10.18		Management Agreement between Ten SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1999, file no. 1-11255
10.19		Management Agreement between Six-A SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2000, file no. 1-11255
10.20		Management Agreement between Six-B SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2000, file no. 1-11255

Exhibit
Number	Description	Page or Method of Filing

10.21	Management Agreement between Six-C SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2000, file no. 1-11255
10.22	Management Agreement between Eleven SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2000, file no. 1-11255
10.23	Management Agreement between Twelve SAC Self-Storage Corporation and a subsidiary of AMERCO	Filed herewith
10.24	Management Agreement between Thirteen SAC Self-Storage Corporation and a subsidiary of AMERCO	Filed herewith
10.25	Management Agreement between Fourteen SAC Self-Storage Corporation and a subsidiary of AMERCO	Filed herewith
10.26	Management Agreement between Fifteen SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, file no 1-11255
10.27	Management Agreement between Sixteen SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, file no. 1-11255
10.28	Management Agreement between Seventeen SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2001, file no. 1-11255
10.29	Management Agreement between Eighteen SAC Self-Storage Corporation and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.30	Management Agreement between Nineteen SAC Self-Storage Limited Partnership and U- Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.31	Management Agreement between Twenty SAC Self-Storage Corporation and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.32	Management Agreement between Twenty-One SAC Self-Storage Corporation and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.33	Management Agreement between Twenty-Two SAC Self-Storage Corporations and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.34	Management Agreement between Twenty-Three SAC Self-Storage Corporation and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.35	Management Agreement between Twenty-Four SAC Self-Storage Limited Partnership and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.36	Management Agreement between Twenty-Five SAC Self-Storage Limited Partnership and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002

Exhibit
Number		Description	Page or Method of Filing

10.37		Management Agreement between Twenty-Six SAC Self-Storage Limited Partnership and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.38		Management Agreement between Twenty-Seven SAC Self-Storage Limited Partnership and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.39		Promissory Note between Four SAC Self- Storage Corporation and U-Haul International, Inc.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10	.39A	Amendment and Addendum to Promissory Note between Four SAC Self-Storage Corporation and U-Haul International, Inc.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.40		Promissory Note between Five SAC Self- Storage Corporation and Nationwide Commercial Co.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.41		Promissory Note between Five SAC Self- Storage Corporation and Nationwide Commercial Co.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10	.41A	Amendment and Addendum to Promissory Note between Five SAC Self-Storage Corporation and Nationwide Commercial Co.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.42		Promissory Note between Five SAC Self- Storage Corporation and U-Haul International, Inc.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.43		Promissory Note between SAC Holding Corporation and Oxford Life Insurance Company	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10	.43A	Amendment and Addendum to Promissory Note between SAC Holding Corporation and Oxford Life Insurance Company	Filed herewith
10.44		Promissory Note between SAC Holding Corporation and U-Haul International, Inc.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.45		Promissory Note between SAC Holding Corporation and U-Haul International, Inc.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.46		Promissory Note between SAC Financial Corporation and U-Haul International, Inc.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.47		2003 AMERCO Support Party Agreement for the benefit of GMAC Commercial Holding Capital Corp.	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2003, file no. 1-11255
10.48		State of Arizona Department of Insurance Notice of Determination, Order for Supervision and Consent Thereto	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2003, file no. 1-11255
12.1		Ratio of earnings to fixed charges	Filed herewith
21		Subsidiaries of AMERCO	Filed herewith
23.1		Consent of BDO Seidman, LLP	Filed herewith
23.2		Consent of Snell & Wilmer L.L.P.	Included at Exhibit 5.1
24.1		Power of Attorney	Included on the signature pages hereto

Exhibit
Number	Description	Page or Method of Filing

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wells Fargo Bank, N.A.	Filed herewith
99.1	Form of Letter of Transmittal	Filed herewith
99.2	Form of Notice of Guaranteed Delivery	Filed herewith
99.3	Form of Letter to Clients	Filed herewith
99.4	Form of Broker Dealer Letter	Filed herewith
99.5	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9	Filed herewith

*	Indicates compensatory plan arrangement

      (b) Financial Statement Schedules:

Computation of Ratio of Earnings to Fixed Charges filed at Exhibit 12.1.

Item 22.	Undertakings

      The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, AMERCO has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

AMERCO

By:	/s/ EDWARD J. SHOEN

Edward J. Shoen
Chairman of the Board and President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of AMERCO in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD J. SHOEN Edward J. Shoen	Chairman of the Board and President (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Treasurer (Principal Financial and Accounting Officer)	March 30, 2004

/s/ WILLIAM E. CARTY William E. Carty	Director	March 30, 2004

/s/ JAMES P. SHOEN James P. Shoen	Director	March 30, 2004

/s/ CHARLES J. BAYER Charles J. Bayer	Director	March 30, 2004

/s/ JOHN M. DODDS John M. Dodds	Director	March 30, 2004

/s/ JAMES J. GROGAN James J. Grogan	Director	March 30, 2004

/s/ JOHN P. BROGAN John P. Brogan	Director	March 30, 2004

/s/ M. FRANK LYONS M. Frank Lyons	Director	March 30, 2004

      THE FOLLOWING DIRECT AND INDIRECT SUBSIDIARIES OF THE REGISTRANT WILL GUARANTEE THE DEBT SECURITIES AND ARE CO-REGISTRANTS UNDER THIS REGISTRATION STATEMENT.

      Pursuant to the requirements of the Securities Act, U-Haul International, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL INTERNATIONAL, INC.

By:	/s/ EDWARD J. SHOEN

Edward J. Shoen
Chairman of the Board and President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul International, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD J. SHOEN Edward J. Shoen	Chairman of the Board and President (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Assistant Treasurer (Principal Financial and Accounting Officer)	March 30, 2004

/s/ WILLIAM E. CARTY William E. Carty	Director	March 30, 2004

/s/ JOHN M. DODDS John M. Dodds	Director	March 30, 2004

/s/ JOHN C. TAYLOR John C. Taylor	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, Amerco Real Estate Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

AMERCO REAL ESTATE COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Amerco Real Estate Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Director	March 30, 2004

/s/ JOHN M. DODDS John M. Dodds	Director	March 30, 2004

/s/ WILLIAM E. CARTY William E. Carty	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, Amerco Real Estate Company of Alabama, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

AMERCO REAL ESTATE COMPANY OF ALABAMA, INC.

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Amerco Real Estate Company of Alabama, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, Amerco Real Estate Company of Texas, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

AMERCO REAL ESTATE COMPANY OF TEXAS, INC.

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Amerco Real Estate Company of Texas, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ GARY V. KLINEFELTER Gary V. Klinefelter	Director	March 30, 2004

/s/ GEORGE R. OLDS George R. Olds	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Alaska has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF ALASKA

By:	/s/ JOHN R. NORRIS

John R. Norris
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Alaska and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN R. NORRIS John R. Norris	President and Director (Principal Executive Officer	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ CHARLES E. KITCHIN, JR. Charles E. Kitchin, Jr.	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Arizona March 30 duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF ARIZONA

By:	/s/ MICHAEL G. COLMAN

Michael G. Colman
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Arizona and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL G. COLMAN Michael G. Colman	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ JEREMY E. FRANK Jeremy E. Frank	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Florida has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF FLORIDA

By:	/s/ ROBERT S. MAGYAR

Robert S. Magyar
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Florida and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT S. MAGYAR Robert S. Magyar	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ FRANCISCO J. GRAU Francisco J. Grau	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Hawaii, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF HAWAII, INC.

By:	/s/ JACK D. RICKARD, JR.

Jack D. Rickard, Jr.
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Hawaii, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JACK D. RICKARD, JR. Jack D. Rickard, Jr.	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ CHARLES E. KITCHIN, JR. Charles E. Kitchin, Jr.	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, One PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

ONE PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of One PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, Five PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

FIVE PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Five PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, Seven PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

SEVEN PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Seven PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, Ten PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

TEN PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Ten PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, Sixteen PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

SIXTEEN PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Sixteen PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, Yonkers Property Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

YONKERS PROPERTY CORPORATION

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Yonkers Property Corporation and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, Amerco Real Estate Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

AMERCO REAL ESTATE SERVICES, INC.

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Amerco Real Estate Services, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ MATTHEW F. BRACCIA Matthew F. Braccia	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, TWO PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

TWO PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of TWO PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, THREE PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

THREE PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of THREE PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, Four PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

FOUR PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Four PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, SIX PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

SIX PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of SIX PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, EIGHT PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

EIGHT PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of EIGHT PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, NINE PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

NINE PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of NINE PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, ELEVEN PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

ELEVEN PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of ELEVEN PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, TWELVE PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

TWELVE PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of TWELVE PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, Fourteen PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

FOURTEEN PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Fourteen PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, Fifteen PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

FIFTEEN PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Fifteen PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, SEVENTEEN PAC Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

SEVENTEEN PAC COMPANY

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of SEVENTEEN PAC Company and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, Nationwide Commercial Co. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

NATIONWIDE COMMERCIAL CO.

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Nationwide Commercial Co. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ GARY V. KLINEFELTER Gary V. Klinefelter	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, PF&F Holdings Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

PF&F HOLDINGS CORPORATION

By:	/s/ CARLOS VIZCARRA

Carlos Vizcarra
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of PF&F Holdings Corporation and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS VIZCARRA Carlos Vizcarra	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ GARY V. KLINEFELTER Gary V. Klinefelter	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, A&M Associates, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

A&M ASSOCIATES, INC.

By:	/s/ MARK V. SHOEN

Mark V. Shoen
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of A&M Associates, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK V. SHOEN Mark V. Shoen	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ JOHN C. TAYLOR John C. Taylor	Director	March 30, 2004

/s/ LAYTON JOHN BAKER Layton John Baker	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, eMove, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

EMOVE, INC.

By:	/s/ SAMUEL J. SHOEN

Samuel J. Shoen
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of eMove, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SAMUEL J. SHOEN Samuel J. Shoen	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ JOHN C. TAYLOR John C. Taylor	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Business Consultants, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL BUSINESS CONSULTANTS, INC.

By:	/s/ EDWARD J. SHOEN

Edward J. Shoen
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Business Consultants, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD J. SHOEN Edward J. Shoen	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. (Canada) Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. (CANADA) LTD.

By:	/s/ CLAUDE BOUCHER

Claude Boucher
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. (Canada) Ltd. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CLAUDE BOUCHER Claude Boucher	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ KATHLEEN HARRISON Kathleen Harrison	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Alabama, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF ALABAMA, INC.

By:	/s/ JAMES E. WHEELUS

James E. Wheelus
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Alabama, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES E. WHEELUS James E. Wheelus	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ DOUGLAS R. WESTON Douglas R. Weston	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Arkansas has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF ARKANSAS

By:	/s/ KENNETH E. VADNAIS

Kenneth E. Vadnais
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Arkansas and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH E. VADNAIS Kenneth E. Vadnais	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ DOUGLAS R. WESTON Douglas R. Weston	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of California has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF CALIFORNIA

By:	/s/ RICHARD T. FERREIRA

Richard T. Ferreira
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of California and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD T. FERREIRA Richard T. Ferreira	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ JEREMY E. FRANK Jeremy E. Frank	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Colorado has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF COLORADO

By:	/s/ JAMES R. BRICK

James R. Brick
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Colorado and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES R. BRICK James R. Brick	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ MARTIN S. COLEMAN Martin S. Coleman	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Connecticut has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF CONNECTICUT

By:	/s/ JEFFREY SONBERG

Jeffrey Sonberg
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Connecticut and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY SONBERG Jeffrey Sonberg	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ DOUGLAS R. WYNNE Douglas R. Wynne	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of District of Columbia, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF DISTRICT OF COLUMBIA, INC.

By:	/s/ JAMES E. PONDER

James E. Ponder
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of District of Columbia, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES E. PONDER James E. Ponder	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ CHARLES W. HERTZLER Charles W. Hertzler	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Georgia has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF GEORGIA

By:	/s/ JOHN A. BRICK

John A. Brick
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Georgia and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. BRICK John A. Brick	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ DOUGLAS R. WESTON Douglas R. Weston	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Idaho, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF IDAHO, INC.

By:	/s/ DOUGLAS A. MCINTIER

Douglas A. McIntier
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Idaho, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS A. MCINTIER Douglas A. McIntier	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ CHARLES E. KITCHIN, JR. Charles E. Kitchin, Jr.	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Illinois, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF ILLINOIS, INC.

By:	/s/ SCOTT G. ROMIJN

Scott G. Romijn
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Illinois, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT G. ROMIJN Scott G. Romijn	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ JIM MCFARLAND Jim McFarland	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Indiana, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF INDIANA, INC.

By:	/s/ BLAIR HOUDE

Blair Houde
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Indiana, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BLAIR HOUDE Blair Houde	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ PHILIP R. RYAN Philip R. Ryan	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Iowa, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF IOWA, INC.

By:	/s/ RANDY G. DICKSON

Randy G. Dickson
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Iowa, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RANDY G. DICKSON Randy G. Dickson	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ JIM MCFARLAND Jim McFarland	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Kansas, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF KANSAS, INC.

By:	/s/ GARY D. WITTKOPP

Gary D. Wittkopp
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Kansas, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GARY D. WITTKOPP Gary D. Wittkopp	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ MARTIN S. COLEMAN Martin S. Coleman	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Kentucky has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF KENTUCKY

By:	/s/ CHRISTOPHER J. NESTER

Christopher J. Nester
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Kentucky and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER J. NESTER Christopher J. Nester	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ PHILIP R. RYAN Philip R. Ryan	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Louisiana has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF LOUISIANA

By:	/s/ KEN W. HIGGINBOTHAM

Ken W. Higginbotham
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Louisiana and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEN W. HIGGINBOTHAM Ken W. Higginbotham	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ DOUGLAS R. WESTON Douglas R. Weston	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Maine, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF MAINE, INC.

By:	/s/ JONATHAN G. HYNES

Jonathan G. Hynes
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Maine, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JONATHAN G. HYNES Jonathan G. Hynes	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ DOUGLAS R. WYNNE Douglas R. Wynne	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Maryland, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF MARYLAND, INC.

By:	/s/ JAMES E. PONDER

James E. Ponder
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Maryland, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES E. PONDER James E. Ponder	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ CHARLES W. HERTZLER Charles W. Hertzler	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Massachusetts and Ohio, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF MASSACHUSETTS AND OHIO, INC.

By:	/s/ RONALD J. HOWELL

Ronald J. Howell
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Massachusetts and Ohio, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD J. HOWELL Ronald J. Howell	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ DOUGLAS R. WYNNE Douglas R. Wynne	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Michigan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF MICHIGAN

By:	/s/ JAMES A. MEREDITH

James A. Meredith
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Michigan and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. MEREDITH James A. Meredith	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ PHILIP R. RYAN Philip R. Ryan	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Minnesota has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF MINNESOTA

By:	/s/ WILLIAM PIETTE

William Piette
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Minnesota and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM PIETTE William Piette	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ JAMES MCFARLAND James McFarland	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Mississippi has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF MISSISSIPPI

By:	/s/ ROBERT BROWN

Robert Brown
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Mississippi and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT BROWN Robert Brown	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ DOUGLAS R. WESTON Douglas R. Weston	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Company of Missouri has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL COMPANY OF MISSOURI

By:	/s/ STEPHEN D. LANGFORD

Stephen D. Langford
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Company of Missouri and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN D. LANGFORD Stephen D. Langford	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ JAMES MCFARLAND James McFarland	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Montana, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF MONTANA, INC.

By:	/s/ DOUGLAS A. MCINTIER

Douglas A. McIntier
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Montana, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS A. MCINTIER Douglas A. McIntier	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ CHARLES E. KITCHIN, JR. Charles E. Kitchin, Jr.	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Nebraska has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF NEBRASKA

By:	/s/ MICHAEL J. HALE

Michael J. Hale
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Nebraska and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL J. HALE Michael J. Hale	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ MARTIN S. COLEMAN Martin S. Coleman	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Nevada, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF NEVADA, INC.

By:	/s/ STERLING HOGAN, SR.

Sterling Hogan, Sr.
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Nevada, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STERLING HOGAN, SR. Sterling Hogan, Sr.	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ JEREMY E. FRANK Jeremy E. Frank	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of New Hampshire, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF NEW HAMPSHIRE, INC.

By:	/s/ JONATHAN G. HYNES

Jonathan G. Hynes
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of New Hampshire, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JONATHAN G. HYNES Jonathan G. Hynes	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ DOUGLAS R. WYNNE Douglas R. Wynne	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of New Jersey, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF NEW JERSEY, INC.

By:	/s/ ANTHONY C. PALADINO

Anthony C. Paladino
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of New Jersey, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY C. PALADINO Anthony C. Paladino	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ PAUL E. KELLY Paul E. Kelly	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of New Mexico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF NEW MEXICO, INC.

By:	/s/ CHARLES T. KELLY

Charles T. Kelly
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of New Mexico, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES T. KELLY Charles T. Kelly	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ MARTIN S. COLEMAN Martin S. Coleman	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of New York, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF NEW YORK, INC.

By:	/s/ GEORGE D. MACLEISH

George D. MacLeish
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of New York, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE D. MACLEISH George D. MacLeish	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ DOUGLAS R. WYNNE Douglas R. Wynne	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of North Carolina has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF NORTH CAROLINA

By:	/s/ KEITH C. STUART

Keith C. Stuart
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of North Carolina and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH C. STUART Keith C. Stuart	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ CHARLES RAY SMITH Charles Ray Smith	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of North Dakota has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF NORTH DAKOTA

By:	/s/ LOREN A. FLIFLET

Loren A. Fliflet
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of North Dakota and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LOREN A. FLIFLET Loren A. Fliflet	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ MARTIN S. COLEMAN Martin S. Coleman	Director	March 30, 2004

/s/ ANTHONY F. TORTORICE Anthony F. Tortorice	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Oklahoma, Inc has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF OKLAHOMA, INC.

By:	/s/ JIM K. SMITH

Jim K. Smith
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Oklahoma, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JIM K. SMITH Jim K. Smith	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ LOGAN TOM FRANK Logan Tom Frank	Director	March 30, 2004

/s/ GARY JAMES BOUILLON Gary James Bouillon	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Oregon has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF OREGON

By:	/s/ THOMAS J. CARDELLI

Thomas J. Cardelli
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Oregon and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS J. CARDELLI Thomas J. Cardelli	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ CHARLES E. KITCHIN, JR. Charles E. Kitchin, Jr.	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Pennsylvania has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF PENNSYLVANIA

By:	/s/ MICHAEL ZEMBA

Michael Zemba
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Pennsylvania and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL ZEMBA Michael Zemba	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ PAUL E. KELLY Paul E. Kelly	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Rhode Island has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF RHODE ISLAND

By:	/s/ PATRICK R. MAHONEY

Patrick R. Mahoney
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Rhode Island and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK R. MAHONEY Patrick R. Mahoney	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ DOUGLAS R. WYNNE Douglas R. Wynne	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of South Carolina, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF SOUTH CAROLINA, INC.

BY:	/s/ RONALD E. PUTNAM

RONALD E. PUTNAM
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of South Carolina, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD E. PUTNAM Ronald E. Putnam	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ CHARLES RAY SMITH Charles Ray Smith	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of South Dakota, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF SOUTH DAKOTA, INC.

By:	/s/ LOREN A. FLIFLET

Loren A. Fliflet
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of South Dakota, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LOREN A. FLIFLET Loren A. Fliflet	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ MARTIN S. COLEMAN Martin S. Coleman	Director	March 30, 2004

/s/ ANTHONY F. TORTORICE Anthony F. Tortorice	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Tennessee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF TENNESSEE

By:	/s/ DENNIS C. MCQUADE

Dennis C. McQuade
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Tennessee and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENNIS C. MCQUADE Dennis C. McQuade	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ PHILIP R. RYAN Philip R. Ryan	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Texas has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF TEXAS

By:	/s/ LANCE BRUMFIELD

Lance Brumfield
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Texas and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LANCE BRUMFIELD Lance Brumfield	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ LOGAN TOM FRANK Logan Tom Frank	Director	March 30, 2004

/s/ GARY JAMES BOUILLON Gary James Bouillon	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Utah, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF UTAH, INC.

By:	/s/ CHARLES T. MOLINARO

Charles T. Molinaro
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Utah, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES T. MOLINARO Charles T. Molinaro	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ MARTIN S. COLEMAN Martin S. Coleman	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Virginia has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF VIRGINIA

By:	/s/ PAUL W. KOCZERA

Paul W. Koczera
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Virginia and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL W. KOCZERA Paul W. Koczera	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ CHARLES RAY SMITH Charles Ray Smith	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Washington has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF WASHINGTON

By:	/s/ CHARLES R. EIDE

Charles R. Eide
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Washington and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES R. EIDE Charles R. Eide	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ CHARLES E. KITCHIN, JR. Charles E. Kitchin, Jr.	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of West Virginia has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF WEST VIRGINIA

By:	/s/ JEFFREY A. BOWLES

Jeffrey A. Bowles
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of West Virginia and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY A. BOWLES Jeffrey A. Bowles	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ CHARLES RAY SMITH Charles Ray Smith	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Wisconsin, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF WISCONSIN, INC.

By:	/s/ THOMAS H. HODEL

Thomas H. Hodel
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Wisconsin, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS H. HODEL Thomas H. Hodel	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ RONALD FRANK Ronald Frank	Director	March 30, 2004

/s/ JAMES MCFARLAND James McFarland	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Co. of Wyoming, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL CO. OF WYOMING, INC.

By:	/s/ JAMES R. BRICK

James R. Brick
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Co. of Wyoming, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES R. BRICK James R. Brick	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ MARTIN S. COLEMAN Martin S. Coleman	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Inspections, Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL INSPECTIONS, LTD.

By:	/s/ ANTONY J. GROCOTT

Antony J. Grocott
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Inspections, Ltd. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTONY J. GROCOTT Antony J. Grocott	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ WOLFGANG BROMBA Wolfgang Bromba	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Leasing and Sales Co. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL LEASING AND SALES CO.

By:	/s/ EDWARD J. SHOEN

Edward J. Shoen
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Leasing and Sales Co. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD J. SHOEN Edward J. Shoen	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ GARY V. KLINEFELTER Gary V. Klinefelter	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Self-Storage Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL SELF STORAGE CORPORATION

By:	/s/ JOAN KRAWCHECK

Joan Krawcheck
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Self-Storage Corporation and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOAN KRAWCHECK Joan Krawcheck	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, U-Haul Self-Storage Management (WPC), Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

U-HAUL SELF-STORAGE MANAGEMENT (WPC), INC.

By:	/s/ JOHN C. TAYLOR

John C. Taylor
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of U-Haul Self-Storage Management (WPC), Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN C. TAYLOR John C. Taylor	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

      Pursuant to the requirements of the Securities Act, Web Team Associates, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 30, 2004.

WEB TEAM ASSOCIATES, INC.

By:	/s/ SAMUEL J. SHOEN

Samuel J. Shoen
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shoen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of Web Team Associates, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SAMUEL J. SHOEN Samuel J. Shoen	President and Director (Principal Executive Officer)	March 30, 2004

/s/ GARY B. HORTON Gary B. Horton	Principal Financial and Accounting Officer	March 30, 2004

/s/ EDWARD J. SHOEN Edward J. Shoen	Director	March 30, 2004

/s/ JOHN C. TAYLOR John C. Taylor	Director	March 30, 2004

EXHIBIT INDEX

Exhibit
Number	Description	Page or Method of Filing

2.1	Joint Plan of Reorganization of AMERCO and AMERCO Real Estate Company	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed October 20, 2003, file no. 1-11255
2.2	Disclosure Statement Concerning the Debtors’ Joint Plan of Reorganization	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed October 20, 2003, file no. 1-11255
2.3	Amended Joint Plan of Reorganization of AMERCO and AMERCO Real Estate Company	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, file No. 1-11255
3.1	Restated Articles of Incorporation of AMERCO	Filed herewith
3.2	Restated By-Laws of AMERCO	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, file No. 1-11255
3.3	Restated Articles of Incorporation of U-Haul International, Inc.	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2003, file no. 1-11255
3.4	Bylaws of U-Haul International, Inc.	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2003, file no. 1-11255
3.5	Articles of Incorporation of A&M Associates, Inc.	Filed herewith
3.6	Bylaws of A&M Associates, Inc.	Filed herewith
3.7	Articles of Incorporation of Amerco Real Estate Company	Filed herewith
3.8	Bylaws of Amerco Real Estate Company	Filed herewith
3.9	Articles of Incorporation of Amerco Real Estate Company of Alabama, Inc.	Filed herewith
3.10	Bylaws of Amerco Real Estate Company of Alabama, Inc.	Filed herewith
3.11	Articles of Incorporation of Amerco Real Estate Company of Texas, Inc.	Filed herewith
3.12	Bylaws of Amerco Real Estate Company of Texas, Inc.	Filed herewith
3.13	Articles of Incorporation of Amerco Real Estate Services, Inc.	Filed herewith
3.14	Bylaws of Amerco Real Estate Services, Inc.	Filed herewith
3.15	Articles of Incorporation of EIGHT PAC Company	Filed herewith
3.16	Bylaws of EIGHT PAC Company	Filed herewith
3.17	Articles of Incorporation of ELEVEN PAC Company	Filed herewith
3.18	Bylaws of ELEVEN PAC Company	Filed herewith
3.19	Articles of Incorporation of eMove, Inc.	Filed herewith
3.20	Bylaws of eMove, Inc.	Filed herewith

Exhibit
Number	Description	Page or Method of Filing

3.21	Articles of Incorporation of Fifteen PAC Company	Filed herewith
3.22	Bylaws of Fifteen PAC Company	Filed herewith
3.23	Articles of Incorporation of Five PAC Company	Filed herewith
3.24	Bylaws of Five PAC Company	Filed herewith
3.25	Articles of Incorporation of Four PAC Company	Filed herewith
3.26	Bylaws of Four PAC Company	Filed herewith
3.27	Articles of Incorporation of Fourteen PAC Company	Filed herewith
3.28	Bylaws of Fourteen PAC Company	Filed herewith
3.29	Articles of Incorporation of Nationwide Commercial Co.	Filed herewith
3.30	Bylaws of Nationwide Commercial Co.	Filed herewith
3.31	Articles of Incorporation of NINE PAC Company	Filed herewith
3.32	Bylaws of NINE PAC Company	Filed herewith
3.33	Articles of Incorporation of One PAC Company	Filed herewith
3.34	Bylaws of One PAC Company	Filed herewith
3.35	Articles of Incorporation of PF&F Holdings Corporation	Filed herewith
3.36	Bylaws of PF&F Holdings Corporation	Filed herewith
3.37	Articles of Incorporation of Seven PAC Company	Filed herewith
3.38	Bylaws of Seven PAC Company	Filed herewith
3.39	Articles of Incorporation of SEVENTEEN PAC Company	Filed herewith
3.40	Bylaws of SEVENTEEN PAC Company	Filed herewith
3.41	Articles of Incorporation of SIX PAC Company	Filed herewith
3.42	Bylaws of SIX PAC Company	Filed herewith
3.43	Articles of Incorporation of Sixteen PAC Company	Filed herewith
3.44	Bylaws of Sixteen PAC Company	Filed herewith
3.45	Articles of Incorporation of TEN PAC Company	Filed herewith
3.46	Bylaws of TEN PAC Company	Filed herewith
3.47	Articles of Incorporation of THREE PAC Company	Filed herewith
3.48	Bylaws of THREE PAC Company	Filed herewith
3.49	Articles of Incorporation of TWELVE PAC Company	Filed herewith
3.50	Bylaws of TWELVE PAC Company	Filed herewith
3.51	Articles of Incorporation of TWO PAC Company	Filed herewith

Exhibit
Number	Description	Page or Method of Filing

3.52	Bylaws of TWO PAC Company	Filed herewith
3.53	Articles of Incorporation of U-Haul Business Consultants, Inc.	Filed herewith
3.54	Bylaws of U-Haul Business Consultants, Inc.	Filed herewith
3.55	Articles of Incorporation of U-Haul Co. of Alabama, Inc.	Filed herewith
3.56	Bylaws of U-Haul Co. of Alabama, Inc.	Filed herewith
3.57	Articles of Incorporation of U-Haul Co. of Alaska	Filed herewith
3.58	Bylaws of U-Haul Co. of Alaska	Filed herewith
3.59	Articles of Incorporation of U-Haul Co. of Arizona	Filed herewith
3.60	Bylaws of U-Haul Co. of Arizona	Filed herewith
3.61	Articles of Incorporation of U-Haul Co. of Arkansas	Filed herewith
3.62	Bylaws of U-Haul Co. of Arkansas	Filed herewith
3.63	Articles of Incorporation of U-Haul Co. of California	Filed herewith
3.64	Bylaws of U-Haul Co. of California	Filed herewith
3.65	Articles of Incorporation of U-Haul Co. (Canada) Ltd.	Filed herewith
3.66	Bylaws of U-Haul Co. (Canada) Ltd.	Filed herewith
3.67	Articles of Incorporation of U-Haul Co. of Colorado	Filed herewith
3.68	Bylaws of U-Haul Co. of Colorado	Filed herewith
3.69	Articles of Incorporation of U-Haul Co. of Connecticut	Filed herewith
3.70	Bylaws of U-Haul Co. of Connecticut	Filed herewith
3.71	Articles of Incorporation of U-Haul Co. of District of Columbia, Inc.	Filed herewith
3.72	Bylaws of U-Haul Co. of District of Columbia, Inc.	Filed herewith
3.73	Articles of Incorporation of U-Haul Co. of Florida	Filed herewith
3.74	Bylaws of U-Haul Co. of Florida	Filed herewith
3.75	Articles of Incorporation of U-Haul Co. of Georgia	Filed herewith
3.76	Bylaws of U-Haul Co. of Georgia	Filed herewith
3.77	Articles of Incorporation of U-Haul of Hawaii, Inc.	Filed herewith
3.78	Bylaws of U-Haul of Hawaii, Inc.	Filed herewith
3.79	Articles of Incorporation of U-Haul Co. of Idaho, Inc.	Filed herewith
3.80	Bylaws of U-Haul Co. of Idaho, Inc.	Filed herewith
3.81	Articles of Incorporation of U-Haul Co. of Illinois, Inc.	Filed herewith
3.82	Bylaws of U-Haul Co. of Illinois, Inc.	Filed herewith

Exhibit
Number	Description	Page or Method of Filing

3.83	Articles of Incorporation of U-Haul Co. of Indiana, Inc.	Filed herewith
3.84	Bylaws of U-Haul Co. of Indiana, Inc.	Filed herewith
3.85	Articles of Incorporation of U-Haul Co. of Iowa, Inc.	Filed herewith
3.86	Bylaws of U-Haul Co. of Iowa, Inc.	Filed herewith
3.87	Articles of Incorporation of U-Haul Co. of Kansas, Inc.	Filed herewith
3.88	Bylaws of U-Haul Co. of Kansas, Inc.	Filed herewith
3.89	Articles of Incorporation of U-Haul Co. of Kentucky	Filed herewith
3.90	Bylaws of U-Haul Co. of Kentucky	Filed herewith
3.91	Articles of Incorporation of U-Haul Co. of Louisiana	Filed herewith
3.92	Bylaws of U-Haul Co. of Louisiana	Filed herewith
3.93	Articles of Incorporation of U-Haul Co. of Maine, Inc.	Filed herewith
3.94	Bylaws of U-Haul Co. of Maine, Inc.	Filed herewith
3.95	Articles of Incorporation of U-Haul Co. of Maryland, Inc.	Filed herewith
3.96	Bylaws of U-Haul Co. of Maryland, Inc.	Filed herewith
3.97	Articles of Incorporation of U-Haul Co. of Massachusetts and Ohio, Inc.	Filed herewith
3.98	Bylaws of U-Haul Co. of Massachusetts and Ohio, Inc.	Filed herewith
3.99	Articles of Incorporation of U-Haul Co. of Michigan	Filed herewith
3.100	Bylaws of U-Haul Co. of Michigan	Filed herewith
3.101	Articles of Incorporation of U-Haul Co. of Minnesota	Filed herewith
3.102	Bylaws of U-Haul Co. of Minnesota	Filed herewith
3.103	Articles of Incorporation of U-Haul Co. of Mississippi	Filed herewith
3.104	Bylaws of U-Haul Co. of Mississippi	Filed herewith
3.105	Articles of Incorporation of U-Haul Company of Missouri	Filed herewith
3.106	Bylaws of U-Haul Company of Missouri	Filed herewith
3.107	Articles of Incorporation of U-Haul Co. of Montana, Inc.	Filed herewith
3.108	Bylaws of U-Haul Co. of Montana, Inc.	Filed herewith
3.109	Articles of Incorporation of U-Haul Co. of Nebraska	Filed herewith
3.110	Bylaws of U-Haul Co. of Nebraska	Filed herewith
3.111	Articles of Incorporation of U-Haul Co. of Nevada, Inc.	Filed herewith
3.112	Bylaws of U-Haul Co. of Nevada, Inc.	Filed herewith

Exhibit
Number	Description	Page or Method of Filing

3.113	Articles of Incorporation of U-Haul Co. of New Hampshire, Inc.	Filed herewith
3.114	Bylaws of U-Haul Co. of New Hampshire, Inc.	Filed herewith
3.115	Articles of Incorporation of U-Haul Co. of New Jersey, Inc.	Filed herewith
3.116	Bylaws of U-Haul Co. of New Jersey, Inc.	Filed herewith
3.117	Articles of Incorporation of U-Haul Co. of New Mexico, Inc.	Filed herewith
3.118	Bylaws of U-Haul Co. of New Mexico, Inc.	Filed herewith
3.119	Articles of Incorporation of U-Haul Co. of New York, Inc.	Filed herewith
3.120	Bylaws of U-Haul Co. of New York, Inc.	Filed herewith
3.121	Articles of Incorporation of U-Haul Co. of North Carolina	Filed herewith
3.122	Bylaws of U-Haul Co. of North Carolina	Filed herewith
3.123	Articles of Incorporation of U-Haul Co. of North Dakota	Filed herewith
3.124	Bylaws of U-Haul Co. of North Dakota	Filed herewith
3.125	Articles of Incorporation of U-Haul Co. of Oklahoma, Inc.	Filed herewith
3.126	Bylaws of U-Haul Co. of Oklahoma, Inc.	Filed herewith
3.127	Articles of Incorporation of U-Haul Co. of Oregon	Filed herewith
3.128	Bylaws of U-Haul Co. of Oregon	Filed herewith
3.129	Articles of Incorporation of U-Haul Co. of Pennsylvania	Filed herewith
3.130	Bylaws of U-Haul Co. of Pennsylvania	Filed herewith
3.131	Articles of Incorporation of U-Haul Co. of Rhode Island	Filed herewith
3.132	Bylaws of U-Haul Co. of Rhode Island	Filed herewith
3.133	Articles of Incorporation of U-Haul Co. of South Carolina, Inc.	Filed herewith
3.134	Bylaws of U-Haul Co. of South Carolina, Inc.	Filed herewith
3.135	Articles of Incorporation of U-Haul Co. of South Dakota, Inc.	Filed herewith
3.136	Bylaws of U-Haul Co. of South Dakota, Inc.	Filed herewith
3.137	Articles of Incorporation of U-Haul Co. of Tennessee	Filed herewith
3.138	Bylaws of U-Haul Co. of Tennessee	Filed herewith
3.139	Articles of Incorporation of U-Haul Co. of Texas	Filed herewith
3.140	Bylaws of U-Haul Co. of Texas	Filed herewith
3.141	Articles of Incorporation of U-Haul Co. of Utah, Inc.	Filed herewith
3.142	Bylaws of U-Haul Co. of Utah, Inc.	Filed herewith

Exhibit
Number	Description	Page or Method of Filing

3.143	Articles of Incorporation of U-Haul Co. of Virginia	Filed herewith
3.144	Bylaws of U-Haul Co. of Virginia	Filed herewith
3.145	Articles of Incorporation of U-Haul Co. of Washington	Filed herewith
3.146	Bylaws of U-Haul Co. of Washington	Filed herewith
3.147	Articles of Incorporation of U-Haul Co. of West Virginia	Filed herewith
3.148	Bylaws of U-Haul Co. of West Virginia	Filed herewith
3.149	Articles of Incorporation of U-Haul Co. of Wisconsin, Inc.	Filed herewith
3.150	Bylaws of U-Haul Co. of Wisconsin, Inc.	Filed herewith
3.151	Articles of Incorporation of U-Haul Co. of Wyoming, Inc.	Filed herewith
3.152	Bylaws of U-Haul Co. of Wyoming, Inc.	Filed herewith
3.153	Articles of Incorporation of U-Haul Inspections, Ltd.	Filed herewith
3.154	Bylaws of U-Haul Inspections Ltd.	Filed herewith
3.155	Articles of Incorporation of U-Haul Leasing & Sales Co.	Filed herewith
3.156	Bylaws of U-Haul Leasing & Sales Co.	Filed herewith
3.157	Articles of Incorporation of U-Haul Self- Storage Corporation	Filed herewith
3.158	Bylaws of U-Haul Self-Storage Corporation	Filed herewith
3.159	Articles of Incorporation of U-Haul Self- Storage Management (WPC), Inc.	Filed herewith
3.160	Bylaws of U-Haul Self-Storage Management (WPC), Inc.	Filed herewith
3.161	Articles of Incorporation of Web Team Associates, Inc.	Filed herewith
3.162	Bylaws of Web Team Associates, Inc.	Filed herewith
3.163	Articles of Incorporation of Yonkers Property Corporation	Filed herewith
3.164	Bylaws of Yonkers Property Corporation	Filed herewith
4.1	Loan and Security Agreement among AMERCO and Wells Fargo Foothill, Inc. dated March 1, 2004	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.2	Indenture, dated as of March 1, 2004, among AMERCO, the subsidiary guarantors listed therein, and Wells Fargo Bank, N.A.	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.3	Purchase Agreement dated as of March 1, 2004, among AMERCO and the Initial Purchasers of the Term B Notes	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.4	Notation of Guaranty dated March 15, 2004 for the Term B Notes	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.

Exhibit
Number		Description	Page or Method of Filing

4.5		Registration Right Agreement, dated as of March 15, 2004 among AMERCO and the Initial Purchasers of the Term B Notes	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.6		Form of Global Note dated March 15, 2004 for the Term B Notes	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.7		Indenture dated as of March 15, 2004 among AMERCO, the subsidiary guarantors listed therein, and The Bank of New York	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.8		Indenture dated as of March 15, 2004 among SAC Holding Corporation and SAC Holding II Corporation and Law Debenture Trust Company of New York	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.9		SAC Participation and Subordination Agreement, dated as of March 15, 2004 among SAC Holding Corporation, SAC Holding II Corporation, AMERCO, U-Haul International, Inc., and Law Debenture Trust Company of New York	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.10		Intercreditor Agreement, dated as of March 1, 2004, between Wells Fargo Bank, N.A. and Wells Fargo Foothill, Inc.	Incorporated by reference to AMERCO’s Current Report on Form 8-K filed on March 26, 2004, file no. 1-11255.
4.11		Rights Agreement, dated as of August 7, 1998	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, file no. 1-11255
4.12		Fixed Rate Note between SAC Holding Corporation and U-Haul International, Inc.	Filed herewith
4.13		Promissory Note between SAC Holding Corporation and U-Haul International, Inc.	Filed herewith
4.14		Amended and Restated Promissory Note between SAC Holding Corporation and U-Haul International, Inc. (in an aggregate principal amount up to $21,000,000)	Filed herewith
4.15		Amended and Restated Promissory Note between SAC Holding Corporation and U-Haul International, Inc. (in an aggregate principal amount up to $47,500,000)	Filed herewith
4.16		Amended and Restated Promissory Note between SAC Holding Corporation and U-Haul International, Inc. (in an aggregate principal amount up to $76,000,000)	Filed herewith
5.1		Opinion of Snell & Wilmer L.L.P.	Filed herewith
10	.1*	AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1993, file no. 1-11255
10	.1A*	First Amendment to the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2000, file no. 1-11255
10.2		U-Haul Dealership Contract	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1993, file no. 1-11255

Exhibit
Number		Description	Page or Method of Filing

10.3		Share Repurchase and Registration Rights Agreement with Paul F. Shoen	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1993, file no. 1-11255
10.4		ESOP Loan Credit Agreement	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1990, file no. 1-11255
10.5		ESOP Loan Agreement	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1990, file no. 1-11255
10.6		Trust Agreement for the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1990, file no. 1-11255
10.7		Amended Indemnification Agreement	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1990, file no. 1-11255
10.8		Indemnification Trust Agreement	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1990, file no. 1-11255
10.9		Promissory Notes between Four SAC Self- Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1997, file no. 1-11255
10	.9A	Amendment and Addendum to Promissory Note between Four SAC Self-Storage Corporation and Nationwide Commercial Co.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.10		Management Agreement between Three SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1997, file no. 1-11255
10.11		Management Agreement between Four SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1997, file no. 1-11255
10.12		Agreement, dated October 17, 1995, among AMERCO, Edward J. Shoen, James P. Shoen, Aubrey K. Johnson, John M. Dodds and William E. Carty	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, file no. 1-11255
10.13		Directors’ Release, dated October 17, 1995, executed by Edward J. Shoen, James P. Shoen, Aubrey K. Johnson, John M. Dodds and William E. Carty in favor of AMERCO	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, file no. 1-11255
10.14		AMERCO Release, dated October 17, 1995, executed by AMERCO in favor of Edward J. Shoen, James P. Shoen, Aubrey K. Johnson, John M. Dodds and William E. Carty	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, file no. 1-11255
10.15		Management Agreement between Five SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1999, file no. 1-11255
10.16		Management Agreement between Eight SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1999, file no. 1-11255
10.17		Management Agreement between Nine SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1999, file no. 1-11255

Exhibit
Number	Description	Page or Method of Filing

10.18	Management Agreement between Ten SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 1999, file no. 1-11255
10.19	Management Agreement between Six-A SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2000, file no. 1-11255
10.20	Management Agreement between Six-B SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2000, file no. 1-11255
10.21	Management Agreement between Six-C SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2000, file no. 1-11255
10.22	Management Agreement between Eleven SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2000, file no. 1-11255
10.23	Management Agreement between Twelve SAC Self-Storage Corporation and a subsidiary of AMERCO	Filed herewith
10.24	Management Agreement between Thirteen SAC Self-Storage Corporation and a subsidiary of AMERCO	Filed herewith
10.25	Management Agreement between Fourteen SAC Self-Storage Corporation and a subsidiary of AMERCO	Filed herewith
10.26	Management Agreement between Fifteen SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, file no 1-11255
10.27	Management Agreement between Sixteen SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, file no. 1-11255
10.28	Management Agreement between Seventeen SAC Self-Storage Corporation and a subsidiary of AMERCO	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2001, file no. 1-11255
10.29	Management Agreement between Eighteen SAC Self-Storage Corporation and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.30	Management Agreement between Nineteen SAC Self-Storage Limited Partnership and U- Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.31	Management Agreement between Twenty SAC Self-Storage Corporation and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.32	Management Agreement between Twenty-One SAC Self-Storage Corporation and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.33	Management Agreement between Twenty-Two SAC Self-Storage Corporations and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002

Exhibit
Number		Description	Page or Method of Filing

10.34		Management Agreement between Twenty-Three SAC Self-Storage Corporation and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.35		Management Agreement between Twenty-Four SAC Self-Storage Limited Partnership and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.36		Management Agreement between Twenty-Five SAC Self-Storage Limited Partnership and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.37		Management Agreement between Twenty-Six SAC Self-Storage Limited Partnership and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.38		Management Agreement between Twenty-Seven SAC Self-Storage Limited Partnership and U-Haul	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.39		Promissory Note between Four SAC Self- Storage Corporation and U-Haul International, Inc.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10	.39A	Amendment and Addendum to Promissory Note between Four SAC Self-Storage Corporation and U-Haul International, Inc.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.40		Promissory Note between Five SAC Self- Storage Corporation and Nationwide Commercial Co.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.41		Promissory Note between Five SAC Self- Storage Corporation and Nationwide Commercial Co.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10	.41A	Amendment and Addendum to Promissory Note between Five SAC Self-Storage Corporation and Nationwide Commercial Co.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.42		Promissory Note between Five SAC Self- Storage Corporation and U-Haul International, Inc.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.43		Promissory Note between SAC Holding Corporation and Oxford Life Insurance Company	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10	.43A	Amendment and Addendum to Promissory Note between SAC Holding Corporation and Oxford Life Insurance Company	Filed herewith
10.44		Promissory Note between SAC Holding Corporation and U-Haul International, Inc.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.45		Promissory Note between SAC Holding Corporation and U-Haul International, Inc.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.46		Promissory Note between SAC Financial Corporation and U-Haul International, Inc.	Incorporated by reference to AMERCO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002
10.47		2003 AMERCO Support Party Agreement for the benefit of GMAC Commercial Holding Capital Corp.	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2003, file no. 1-11255

Exhibit
Number	Description	Page or Method of Filing

10.48	State of Arizona Department of Insurance Notice of Determination, Order for Supervision and Consent Thereto	Incorporated by reference to AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2003, file no. 1-11255
12.1	Ratio of earnings to fixed charges	Filed herewith
21	Subsidiaries of AMERCO	Filed herewith
23.1	Consent of BDO Seidman, LLP	Filed herewith
23.2	Consent of Snell & Wilmer L.L.P.	Included at Exhibit 5.1
24.1	Power of Attorney	Included on the signature pages hereto
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wells Fargo Bank, N.A.	Filed herewith
99.1	Form of Letter of Transmittal	Filed herewith
99.2	Form of Notice of Guaranteed Delivery	Filed herewith
99.3	Form of Letter to Clients	Filed herewith
99.4	Form of Broker Dealer Letter	Filed herewith
99.5	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9	Filed herewith

*	Indicates compensatory plan arrangement